Filed pursuant to Rule 424(b)(3)
                                                          File Number 333-122280

                                   PROSPECTUS

                        COMPOSITE TECHNOLOGY CORPORATION

                        25,268,761 SHARES OF COMMON STOCK

This prospectus covers the resale by selling security holders of up to 25,268,761 shares of our common stock, $0.001 par value.

These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the OTC Bulletin Board under the symbol "CPTC." On August 16, 2005, the closing sale price of our common stock on the OTC Bulletin Board was $2.26 per share.

On May 5, 2005, we filed a plan of reorganization under the provisions of Title 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California under case number SA 05-13107 JR. Our subsidiaries, including CTC Cable Corporation, CTC Wind Systems Corporation and CTC Towers and Poles Corporation, are not party to this Title 11 case. The Bankruptcy Court may not approve our plan of reorganization, and any such plan may not be implemented successfully. We have incurred, and will continue to incur pending emergence, costs associated with the reorganization.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 19, 2005.

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                                TABLE OF CONTENTS

                                                                        Page No.

Prospectus Summary                                                          1

Risk Factors                                                                8

Special Note Regarding Forward-looking Statements                          23

Use of Proceeds                                                            23

Dividend Policy                                                            23

Selling Security Holders                                                   24

Plan of Distribution                                                       28

Summary of Reorganization Plan                                             31

Management's Discussion and Analysis of Financial Condition                33

Our Business                                                               59

Description of Property                                                    74

Legal Proceedings                                                          75

Market for Common Equity and Related Stockholder Matters                   78

Selected Financial Data                                                    80

Changes In and Disagreements with Accountants on Accounting and            83
 Financial Disclosure
                                                                           84
Quantitative and Qualitative Disclosures About Market Risk

Management                                                                 84

Executive Compensation                                                     87

Related Party Transactions                                                 90

Security Ownership of Certain Beneficial Owners and Management             91

Description of Securities                                                  92

Legal Matters                                                              93

Experts                                                                    94

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Where You Can Find More Information                                        94

Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                           94

Index to Financial Statements                                              96

Exhibit Index                                                            II-22

Signatures                                                               II-27

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                               PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. You should read the entire prospectus carefully, including the "Risk Factors" section and the documents incorporated by reference into this prospectus, including our financial statements and the related notes included in those documents before making an investment decision. Some of the statements contained in this prospectus, including statements under "Summary," "Risk Factors" and "Summary of Reorganization Plan" as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, we refer to Composite Technology Corporation and its subsidiaries as "we," "our," or "CTC," or "the Company." We refer to our subsidiaries collectively as "Subsidiaries."

RECENT DEVELOPMENTS

On May 5, 2005 (Petition Date) Composite Technology Corporation filed a voluntary petition for relief under the provisions of Title 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California under case number SA 05-13107 JR. Our subsidiaries, including CTC Cable Corporation, CTC Wind Systems Corporation and CTC Towers and Poles Corporation, are not party to the Title 11 case. On July 6, 2005, the Bankruptcy Court approved the disclosure statement, which means that the court has reviewed the disclosure statement, exhibits thereto including a summary of plan or reorganization, and has determined that the disclosure statement contains adequate information for parties in interest to make an informed vote on whether to accept the Chapter 11 plan. Approval of the disclosure statement does not mean the Bankruptcy Court is recommending approval of the plan of reorganization. The Bankruptcy Court originally scheduled a separate hearing for September 8, 2005 that has been continued to October 12, 2005, at which the Bankruptcy Court will determine whether the requirements of Bankruptcy Code
Section 1129 have been satisfied.

Our decision to reorganize under Title 11 of the Federal Bankruptcy Code was motivated solely to resolve several litigation matters relating to claims demanding securities of Composite Technology Corporation for alleged services and performances under subscription agreements. Although we remain steadfast in opposing these claims, we believe the ongoing cost of litigation in diverse jurisdictions necessitated the consolidation of these cases into a single forum. These lawsuits were taxing our managerial, operational and financial resources and threatened to divert management from their duties of running our business. One of these lawsuits also resulted in an attachment of more than $2.5 million of our funds. We believe the bankruptcy filing was necessary to release cash for the operation of our business, to give us a reprieve from burdensome litigation so that management could focus on marketing and sales, and to establish a plan for treating the claims of various parties in interest fairly. We believe that having these lawsuits heard by the Bankruptcy Court as part of the reorganization will provide a fair and reasonable means of addressing each claim

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and affording the same treatment to each claim. If the lawsuits proceed in different jurisdictions there is a possibility of inconsistent judgments. Moreover, as a result of the Title 11 filing, attempts to collect, secure or enforce remedies with respect to most prepetition claims against us are subject to the automatic stay provisions of Section 362(a) of Title 11. Thus, for example, creditor actions to obtain possession of our property, or to create, perfect or enforce any lien against our property, or to collect on or otherwise exercise rights or remedies with respect to a prepetition claim are enjoined unless and until the Bankruptcy Court lifts the automatic stay. Pursuant to Title 11, we retain control of our assets and are authorized to operate our business as a debtor-in-possession, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing.

To successfully exit Title 11, we will need to propose, and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. A plan of reorganization would resolve our obligations to our creditors. The plan of reorganization calls for the payment of all creditor claims in cash unless subject to litigation except for the interest payable on our $15 million debentures. We anticipate that general unsecured claims, other than unsecured litigation claims and unsecured debenture claims, will be paid the full amount, without interest, in six monthly installments. We further anticipate that the holders of the debentures referenced below will be paid pursuant to the terms of the debenture agreements, as amended. We expect to issue shares of common stock pursuant to Bankruptcy Code Section 1145 in amounts equal to the amounts adjudicated for the prepetition litigation claims. We also anticipate the interests of our equity investors will be modified by our reorganization plan. For example, although our common stock will remain in effect, the shares held by our equity investors will be diluted to a smaller percentage of our outstanding shares of common stock as a result of stock, if any, to be issued to litigation claims. At this time, we estimate approximately 22,965,820 fully diluted shares of our common stock, or 20.2% of our currently outstanding common shares, would be issued if all litigation claims were paid in full, other than punitive damages, attorneys' fees or costs which we cannot estimate at this time because these amounts have not been alleged to date. In addition, we estimate that from May 5, 2005 to June 30, 2005 interest accrued and payable in stock for the interest payable on the debentures totals approximately 94,566 shares representing approximately 0.1% of the currently outstanding common shares. Quarterly interest valued at $225,000 is payable in stock from July 1, 2005 until the debentures are converted to common shares or at maturity in August, 2007. At the current conversion value per share of $1.454, approximately 154,745 shares would be issued per quarter until the debentures are converted, redeemed, to maturity, or until cash payments are resumed. Each quarterly issuance represents approximately 0.1% of the currently outstanding common shares. Substantially all prepetition liabilities are subject to settlement under a plan of reorganization to be voted upon by our prepetition creditors and approved by the Bankruptcy Court. We have incurred, and will continue to incur pending emergence, costs associated with the reorganization. The Bankruptcy Court may not approve our plan of reorganization, and any such plan may not be implemented successfully. If the Bankruptcy Court denies confirmation of the plan, there is a risk that the

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outstanding shares of common stock may be cancelled without any compensation to the current stockholders. If our case converts to a Chapter 7 liquidation, the creditors and interest holders would receive the following payout percentages:
100% for administrative claims and secured claims, 33.9% for general secured claims and debenture unsecured claims, and 0% for subordinated securities claims and interest holders. Alternatively, if the Bankruptcy Court dismisses our case and does not convert it into a Chapter 7 bankruptcy, then we could elect to liquidate assets and cancel shares much like in a Chapter 7. However, it was not and is not our intention to liquidate.If the reorganization plan is approved and successfully implemented, we expect to be able to resolve our pre-bankruptcy debt over a relatively short period of time and will have a court-approved mechanism for paying litigation claims in stock rather than in cash.

Upon emergence from bankruptcy, we are required to revalue our assets to their market values and to record as additional expenses and addition liabilities for any amounts which represent claims allowed by the Bankruptcy Court that may be in excess of the liabilities recorded in our financial statements. As of the Petition Date and as stipulated in our plan of reorganization, the allowed value of our debentures was determined to be $15,000,000, which is in excess of our carrying value as of that date. For the quarter ended June 30, 2005, we recorded additional expenses of approximately $4.8 million to adjust the carrying value of our $15 million debentures to the anticipated allowed claim.

As of June 30, 2005, we had receivables totaling $3,066,145 from four companies. Of this amount, one receivable totaling $2,500,000 has been outstanding since September 30, 2004 and represents amounts due on a consulting contract that was completed on September 30, 2004. Our management believed the $2.5 million receivable to be collectible for work carried out between March 31, 2003 and September 30, 2004 as of the original filing date of our annual report for the year ended September 30, 2004 through the date that the initial payment from the customer was returned for insufficient funds. We recorded the entire balance outstanding of $2,500,000 as services revenue in fiscal 2004 and included it in our accounts receivable balance as of September 30, 2004. During the quarter ended March 31, 2005, we negotiated payment terms on the $2.5million receivable consisting of $250,000 due on April 30, 2005, $250,000 due on May 31, and with the remaining $1,750,000 due by July 31, 2005. We received a check for $250,000 in April 2005 and deposited this check on April 29, 2005 as a progress payment on the payment schedule. The check was returned for insufficient funds and subsequent attempts to collect on the initial payment have failed. The customer has also neglected to pay any additional funds on the repayment schedule and has not responded to a demand letter for payment. As of August 9, 2005, no additional payments have been received. As such, we have recorded into the quarter ending June 30, 2005 an allowance for uncollectible accounts in the amount of $2,500,000.

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OUR COMPANY

We develop and market composite related products for the electric utility industry, and provide engineering, product design, and other services related to the installation and design of our products to the global electrical utility industry that are designed to improve the performance and capacity of transmission and distribution electrical grids. Our principal product is our proprietary patent pending composite reinforced conductor known as Aluminum Conductor Composite Core, or ACCC cable. Our ACCC cable is designed to transmit more power than conventional cables of the same diameter, create energy savings through less line losses under comparable operating conditions, and significantly reduce sag caused by overheating due to power overloads. We believe that ACCC cable enables utility companies, power producers and transmission or distribution owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers and in many cases avoid the deployment of new towers and the establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment.

While we believe that our ACCC conductor technology has the ability to solve many of the transmission grid's problems, including powerline constraints, our relatively new ACCC product is being deployed, on a limited basis, in an industry that is highly conservative. The conservative nature of the electrical utility industry stems partially from the fact that electrical conductor technology has remained virtually unchanged for over one hundred years because new technology was not available and partly from the need to ensure safety when designing electrical transmission systems. A further difficulty to introducing a new technology is that many new installations or line re-conductor projects spend years in the planning stages making the cycle for the ordering new cables lengthy. These conservative tendencies are offset by the crisis in which electrical grid transmission and distribution systems find themselves. We believe that urgent changes are needed and can best be delivered with new technology. We believe that our ACCC product demonstrates significant full-life project cost savings in most cases and provides significant performance advantages that should increase safety and emergency capacity.

Our product and production development strategy is to take initial concepts to commercially promising prototype, then move to small scale production, making relevant product modifications to optimize the combination of manufacturability and performance. Following optimization, pilot production is organized to mimic factory conditions under close monitoring. During this process, optimal commercial production parameters and product design are documented so that the technology will be available for licensing or transfer to third parties or subsidiaries in a full scale factory launch.

At the beginning of the fiscal year ending September 30, 2004, we completed our initial product and manufacturing process development and commenced the manufacture of ACCC cable core and the wrapping of the core with aluminum under sub-contract with General Cable. During fiscal 2004, we progressed our product and production development path through product refinement to the commencement of pilot plant operations with a unit of two lines. This unit has since been expanded to three lines and is currently operating under factory conditions.

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As of August 8, 2005, we have received the following purchase orders pursuant to our agreements with General Cable:

o Approximately 45 miles order to American Electric Power for wrapped core sold through General Cable for $1.24 million. All except approximately 28,000 feet has been shipped to General Cable for wrapping and subsequent sale to the end user utility. We shipped the remaining 28,000 feet to General Cable by the end of July 2005. We have invoiced the entire order representing approximately $593,000 payable to CTC as of July 31, 2005 with collection anticipated in August 2005.

o Approximately 23 mile order to PacifiCorp for wrapped core sold through General Cable for $800,000. The product related to this order is in production with shipment anticipated in August. We expect to invoice the entire $800,000 order representing approximately $400,000 payable to CTC in August with payment in September 2005.

These purchase orders may be cancelled at any time by the customers. The loss of either of these purchase orders or a reduction or rescheduling of orders from these customers could have a material adverse effect on our business and financial condition.

We were incorporated in Florida on February 26, 1980 and reincorporated in Nevada on June 27, 2001. We maintain our principal offices at 2026 McGaw Avenue, Irvine, California 92614. Our telephone number at that address is (949) 428-8500. Our Web site address is www.compositetechcorp.com. The information contained on our website is not a part of this prospectus. Further, our reference to this website is intended to be inactive textual reference only.

DEBT FINANCING

On August 17, 2004, we closed a financing transaction in which we sold 6% convertible debentures to select institutional accredited investors, in order to raise a total of $15,000,000. We received $5,000,000 upon closing and $10,000,000 was deposited into a custodian account to secure repayment of these debentures. The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock, 50% of which are at an exercise price of $1.75 per share and the balance of which are at an exercise price of $1.82 per share. The debentures will mature on August 17, 2007.

The investors may convert the debentures into our common stock for $1.67 per share. The investors, however, may not voluntarily convert the debentures if after giving effect to such conversion, an investor would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding. We may force conversion of all outstanding debentures if the daily volume weighted average price of our common stock exceeds the conversion price of $1.67 by 150%, and if an effective registration statement has occurred for the shares underlying the conversion. We may not, however, force conversion of the debentures if after giving effect to such conversion, an investor would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding. These conversion rights may be exercised prior to August 17, 2007.

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On November 23, 2004, we reached an agreement with the four funds that purchased the debentures to release the $10 million that was held in a custodian account. The $10 million was to be released periodically after the effectiveness of a registration statement filed by us on Form SB-2 pursuant to monthly optional redemptions. In consideration for such early release of the $10 million, each of the four funds was issued an additional warrant to purchase an aggregate 1,083,592 shares of our common stock with an exercise price of $3.23. The four funds also agreed to extend the deadlines for the filing of and effectiveness date of the registration statement, and recently have waived these deadlines.

If, at any time during the 12 month period following registration, we issue common stock or any type of securities at a price below the $1.67 per share conversion price, then the conversion price of the debentures and exercise price of the warrants will be reduced to equal the price per share of the new issue. After this 12 month period until the debentures are no longer outstanding, the conversion price then in effect will be lowered as a result of such new issuance to the weighted average of the purchase price of the previously outstanding and the newly issued stock. The number of common stock outstanding or deemed outstanding prior to the new issuance includes shares of common stock issuable upon conversion of outstanding shares of another class of stock. However, if from months 31 to 36, we complete such subsequent financing and all of the amount raised is used to redeem the debentures, then the investors will not be extended anti-dilution on any outstanding debentures.

The following are all material events of default with respect to the debentures if not cured within 10 trading days after notice:

(i)   default in the payment of principal or interest or liquidated damages;

(ii) we fail to observe or perform any covenant or agreement in the debenture or the related transaction documents;

(iii) a default in any of the related transaction documents, other material agreement or lease;

(iv) we commence or any of our subsidiaries commence a case under bankruptcy or insolvency laws;

(v) our common stock is not eligible for quotation or listed on a trading market;

(vi)  a change of control;

(vii) this registration statement is not declared effective within 150 days after January 31, 2005 or the effectiveness of this registration statement lapses;

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(viii) we fail to deliver certificates to the investor prior to the 5th trading day after a conversion date; or

(ix) we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to an investor upon a conversion.

The Title 11 filing ostensibly triggered defaults, or termination events, on substantially all of our debt and lease obligations, and contractual obligations, including the debentures. Subject to exceptions under the Bankruptcy Code, our Title 11 filing automatically enjoined, or stayed, the continuation of any judicial or administrative proceedings or other actions against us or our property to recover on, collect or secure a claim arising prior to the Petition Date.

Lane Capital Markets acted as our exclusive placement agent and financial advisor in connection with the placement of the debentures. In partial consideration for Lane Capital's services, a total of $1,025,000 has been paid to Lane Capital Markets: $717,500 during fiscal 2004 and the remaining $307,500 during the first quarter of fiscal 2005. Lane Capital received 500,000 Series U warrants, a 4-year warrant to purchase 500,000 shares of our common stock with an exercise price of $1.82 per share. We may, subject to a 20 day notice, call the warrants if our common stock is equal to or exceeds 200% of their exercise price. Lane Capital has assigned these warrants to three of its principal managers as follows: 265,000 warrants to Ryan M. Lane, 135,000 warrants to John
F. O'Brien and 100,000 warrants to John D. Lane.

RISKS RELATED TO OUR BUSINESS

Our business is subject to a number of risks, which you should be aware of before making an investment decision. These risks are discussed more fully in the section of this prospectus entitled "Risk Factors" and the documents included in this prospectus by reference. Our composite technologies and manufacturing processes for products used in the global electrical utility industry are new, and to date they have not been commercially adopted by the major utility companies.

THE OFFERING

We are registering 25,268,761 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling security holders include shares of our common stock which may be issued upon conversion of the debentures and interest thereon, shares of common stock underlying warrants issued in conjunction with the debentures and pursuant to the Purchase Agreement, dated as of August 17, 2004, the Letter Agreement, dated as of November 23, 2004, and shares of common stock underlying warrants that were issued to our placement agent in conjunction with the placement of the debentures.

We have agreed to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act of 1933, as amended, or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

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                                  RISK FACTORS

An investment in the common stock offered under this prospectus involves a high degree of risk. In addition to the other information in this prospectus and the documents incorporated by reference in this prospectus, the following risk factors should be considered carefully in evaluating CTC and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of CTC. Do not place undue reliance on the forward-looking statements in this document, which are only predictions and speak only as of the date on the cover of this prospectus. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set forth below and in our other SEC filings which are incorporated in this prospectus by reference. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments, except as required by law.

BANKRUPTCY RELATED RISKS

OUR PLAN OF REORGANIZATION MAY NOT BE CONFIRMED BY THE BANKRUPTCY COURT AND MAY NOT BE SUCCESSFULLY CONSUMMATED.

Our future results are dependent upon successfully obtaining approval, confirmation and implementation of our plan of reorganization. The Bankruptcy Court may not approve our plan of reorganization. Section 1129 of Title 11 requires, among other things, a showing that confirmation of the plan will not be followed by liquidation or the need for further financial reorganization, and that the value of distributions to dissenting holders of claims and interests may not be less than the value such holders would receive if the Company were liquidated under Chapter 7 of the United States Bankruptcy Code. There can be no assurance that the Bankruptcy Court will conclude the plan satisfies the requirements of Section 1129. Conversely, the Bankruptcy Court may confirm a plan even though it was not accepted by one or more impaired classes of creditors, if requirements of Title 11 are met. Currently, we anticipate that we will operate under the protection of Title 11 and emerge from bankruptcy proceedings in October 2005.

We filed our plan of reorganization and disclosure statement on May 5, 2005. The plan of reorganization may be amended prior to confirmation. Even if the Bankruptcy Court confirms our plan, consummation of the plan will likely be dependent upon a number of other conditions. There can be no assurance that any or all of the conditions in the plan will be met (or waived) or that the other conditions to consummation of the plan, if any, will be satisfied. If a plan is not timely consummated, it could result in our Title 11 proceedings becoming protracted, which could substantially erode the value of our enterprise to the detriment of all stockholders.

OUR TITLE 11 PROCEEDINGS MAY RESULT IN A NEGATIVE PUBLIC PERCEPTION OF US THAT MAY ADVERSELY AFFECT OUR RELATIONSHIPS WITH CUSTOMERS, AS WELL AS OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

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Even if we submit a plan of reorganization that is confirmed by the Bankruptcy
Court and consummated by us, our Title 11 filing may hinder our ongoing business activities and our ability to operate, fund and execute our business plan by (i) impairing relations with existing and potential customers; (ii) negatively impacting our ability to attract, retain and compensate key executives and associates and to retain employees generally; (iii) limiting our ability to obtain additional funding; and (iv) impairing present and future relationships with strategic partners.

OUR TITLE 11 FILINGS OSTENSIBLY TRIGGERED DEFAULTS, OR TERMINATION EVENTS, ON SUBSTANTIALLY ALL OF OUR DEBT AND LEASE OBLIGATIONS, AND CONTRACTUAL OBLIGATIONS.

At June 30, 2005, we had a shareholders' deficit of $11,989,670 and had a total of $15,942,728 in outstanding debt. After failing to obtain a stay of Writs of Attachment allowing for the attachment of our assets totaling $2.55 million as previously reported, we filed a petition with the Bankruptcy Court in order to resolve several litigation matters under Title 11 of the Bankruptcy Code. TitleHowever, under Title 11, actions by creditors to collect claims on prepetition debt are stayed or deferred unless specifically ordered by the Bankruptcy Court.

We may file motions with the Bankruptcy Court to assume or reject our executory contracts. An executory contract is one in which the parties have mutual obligations to perform (e.g., equipment leases and real property leases). Unless otherwise agreed, the assumption of a contract will require that we cure all prior defaults under the related contract, including all prepetition liabilities. Unless otherwise agreed, the rejection of a contract is deemed to constitute a breach of the agreement as of the moment immediately preceding the Title 11 filing, giving the other party to the contract a right to assert a general unsecured claim for damages arising out of the breach. Additional liabilities subject to the proceedings may arise in the future as a result of the rejection of executory contracts, including leases, and from the determination of the Bankruptcy Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Conversely, the assumption of executory contracts and unexpired leases may convert liabilities shown as subject to compromise to postpetition liabilities. Due to the uncertain nature of many of the potential claims, we are unable to project the magnitude of such claims with any degree of certainty.

THE BANKRUPTCY PROCEEDING WILL HAVE AN IMPACT ON OUR FINANCIAL STATEMENTS, WHICH MAY REQUIRE US TO REVALUE OUR ASSETS TO THEIR MARKET VALUE AND RECORD ADDITIONAL EXPENSES AND LIABILITIES THAT REPRESENT CLAIMS ALLOWED BY THE BANKRUPTCY COURT, WHICH MAY BE IN EXCESS OF LIABILITES RECORDED IN OUR FINANCIAL STATEMENTS

Under GAAP, in particular AICPA SOP 90-7, upon the approval of our plan of reorganization, we are required to revalue our assets to their market values and to record as additional expenses and additional liabilities for any amounts which represent claims allowed by the Bankruptcy Court, which may be in excess of the liabilities recorded in our financial statements. Our assets consist primarily of current assets valued at the lower of cost or market, which we believe approximates their market value and for equipment which we believe that depreciated net book value to approximate the market value. With respect to current liabilities and capital leases, we intend to honor all payables and accrued liabilities and our plan of reorganization stipulates payment in full

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for our pre-petition accounts payable. Our Plan also stipulates the assumption of our capital leases. However, we have not reached the deadline for potential claimants to make claims under the bankruptcy. In addition, to date, we have ten claims representing approximately $14.0 million in additional expenses and liabilities that we have disputed under the Chapter 11 but which may be allowed by the Bankruptcy Court in their entirety or a fraction of that total, or not at all. Two of these ten claims consist of:

i. a claim for $10,000,000 by parties to a Joint Venture that was never consummated.

ii. a claim for $2,836,000 by a former employee for severance pay and 400,000 shares of unissued stock valued at $6.30 per share. We intend to vigorously defend against these claims as we believe the to be frivolous in nature.

Although we have recorded all liabilities that we believe will be the amounts approved under the bankruptcy, we may be required to record additional expenses.

Effective as of the date of the bankruptcy filing and as stipulated in our Plan of Reorganization, the allowed value of our debentures was determined to be $15,000,000 which is in excess of our carrying value as of that date. For the quarter ending June 30, 2005, we recorded additional expense of approximately $4.8 million as a reorganization item to adjust the carrying value of our $15 million debentures to the anticipated allowed claim.

RISKS RELATED TO OUR BUSINESS

AS A COMPANY IN THE EARLY STAGE OF COMMERCIALIZATION, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND FUTURE GROWTH PROSPECTS DIFFICULT.

Since our reorganization in 2001, we have had a limited operating history and are at an early stage of commercialization of a new technology product to a market unused to using new technologies. We began selling our ACCC cable and entered into our first commercial agreement in 2003. Our technology is a relatively new advance for the electrical utility industry technology and has not yet achieved widespread adoption. We do not have enough experience in selling our products at a level consistent with broad market acceptance and do not know whether we can do so and generate a profit. As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history of operations.

WE EXPECT FUTURE LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

Prior to acquiring Transmission Technology Corporation, or TTC, in November 2001,we were a shell corporation having no operating history, revenues from operations, or assets since December 31, 1989. We have not had any bookable revenues from operations subsequent to acquiring TTC through June 30, 2004. We may experience significant quarterly and annual losses for the foreseeable future.

We may not ever become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect the need to significantly increase our general administrative, product prototype and equipment prototype production expenses, as necessary. As a result, we will need to generate significant revenues to achieve and maintain profitability.

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OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR
ABILITY TO CONTINUE AS A GOING CONCERN, AND WE MAY NEVER ACHIEVE PROFITABILITY.

In previous filings, our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. There is no guarantee that the product will be accepted or provide a marketable advantage, and therefore, no guarantee that the commercialization will ever be profitable.

For the nine months ended June 30, 2005, we had a net loss of $21,990,082 and negative cash flows from operations of $721,366. For the fiscal year ended September 30, 2004, we had a net loss of $14,687,874 and negative cash flows from operations of $18,735,430. For the fiscal years ended September 30, 2003 and 2002, we had net losses of $6,771,252 and $4,523,953, respectively. For the same periods, we had negative cash flows from operations of $2,022,935 and $715,923, respectively.

As of June 30, 2005, our accumulated deficit was $48,429,438.

WE HAVE EXPERIENCED DIFFICULTIES IN COLLECTING ACCOUNTS RECEIVABLE, WHICH COULD HARM OUR BUSINESS AND RESULT IN HIGHER LOSSES THAN ANTICIPATED.

Our management believed the $2.5 million receivable to be collectible from Global American Energy for work carried out between March 31, 2003 and September 30, 2004 as of the original filing date of our annual report for the year ended September 30, 2004 through the date that the initial payment from Global American Energy was returned for insufficient funds. We recorded the entire balance outstanding of $2,500,000 as services revenue in fiscal 2004 and included it in our accounts receivable balance as of September 30, 2004. In March 2005, we agreed to an extended payment plan whereby Global American Energy would pay $250,000 by April 30, 2005, $250,000 by May 31, 2005, $250,000 by June
30, 2005 and the remaining $1,750,000 by July 31, 2005. The check for the initial payment under this schedule was deposited on April 29, 2005 and returned as insufficient funds on May 9, 2005. As of August 9, 2005, no additional payments have been received. As such, we have recorded into the quarter ending June 30, 2005 an allowance for uncollectible accounts in the amount of $2,500,000.

Accounts receivable may not result in actual revenue because we have experienced issues surrounding payment for our services. Consequently, we may have to maintain significant allowances for uncollectible or doubtful accounts. If we fail to realize revenue from our accounts receivable or we do not recognize that revenue on our anticipated timeframe, our operating results in future reporting periods may be materially impacted due to decreased revenue. Failure to recognize our accounts receivable may result in higher losses than anticipated and have an adverse impact or our cash flow.

                                       11

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OUR INABILITY TO RAISE ADDITIONAL WORKING CAPITAL AT ALL OR TO RAISE IT IN A
TIMELY MANNER COULD NEGATIVELY IMPACT OUR ABILITY TO FUND OUR OPERATIONS, TO GENERATE REVENUES, AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS. SHOULD THIS OCCUR, THE VALUE OF YOUR INVESTMENT IN OUR COMMON STOCK COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

While we have raised significant capital through our debenture offering, we anticipate that the sales of our ACCC cable will not be sufficient enough to sustain our operations, and further anticipate that we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. For these reasons, we believe that we will need to raise additional capital until such time, if any, as we become cash-flow positive. It is highly likely that we will continue to seek to raise money through public or private sales of our securities, debt financing or short-term loans, corporate collaborations or a combination of the foregoing. Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if any products developed are not well-received or if our stock price or trading volume is low. However, additional funding may not be available on favorable terms to us, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing stockholders. If we raise money through debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, we may not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, which could eliminate stockholder equity, or we could be forced to relinquish rights to some or all of our products in return for an amount substantially less than we expended to develop such products.

IF OUR PRODUCT IS NOT ACCEPTED BY OUR POTENTIAL CUSTOMERS, IT IS UNLIKELY THAT WE WILL EVER BECOME PROFITABLE.

The electrical utility industry has historically used a variety of technologies, including a variety of technologies involving steel cable. Compared to these conventional technologies, our technology is relatively new, and the number of companies using our technology is limited. The commercial success of our product will depend upon the widespread adoption of our technology as a preferred method by major utility companies to transmit electricity. In order to be successful, our product must meet the technical and cost requirements for electric transmission within the electric utility industry. Market acceptance will depend on many factors, including:

(i)   the willingness and ability of customers to adopt new technologies;

(ii) our ability to convince prospective strategic partners and customers that our technology is an attractive alternative to conventional methods used by the electric utility industry;

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

(iii) our ability to change customers' evaluation of the economics of powerline construction, changing their focus on limiting initial capital costs to evaluating the cost and benefit of the full life of a line liberating capital funding to acquire our products that can overall reduce costs in power transmission; and

(iv)  our ability to sell sufficient quantities of our products.

Because of these and other factors, our product may not gain market acceptance or become the industry standard for the electrical utility industry. The failure of utility companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition.

IF WE FAIL TO PROPERLY MANAGE OUR GROWTH EFFECTIVELY, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

The transition from a small company focused on research and development of our products to a company with the additional focus on commercial production, marketing, and sales has placed and will continue to place a significant strain on our managerial, operational, and financial resources. Although we rely significantly on the General Cable sales force pursuant to the recent agreements that we entered into with General Cable, the failure to manage our sales and growth effectively could have a material adverse effect on our business, results of operations and financial condition. Significant additional growth will be necessary for us to achieve our plan of operation.

FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS COULD ENABLE THIRD PARTIESTO USE OUR TECHNOLOGY, OR VERY SIMILAR TECHNOLOGY, AND COULD REDUCE OUR ABILITY TO COMPETE IN THE MARKET, AND ANY PROPRIETARY RIGHTS LITIGATION COULD BE TIME CONSUMING AND EXPENSIVE TO PROSECUTE AND DEFEND.

Due to the importance of proprietary technology in the electrical utility industry, establishment of patents and other proprietary rights is important to our success and our competitive position. Performance in the electrical utility industry can depend, among other factors, on patent protection. Accordingly, we have filed patent applications in the U.S. and internationally for all aspects of our composite materials, products and processes, including aspects of our product other than the core, and intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. Despite our efforts to establish and protect our patents or other proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of establishing and protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around our patents or our other proprietary rights.

As a result, our business involves a risk of overlap with third party patents and subsequent litigation with competitors or patent-holders. Any claims, with or without merit, could be time-consuming, result in costly litigation, or cause us to enter into licensing agreements.

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OUR SUCCESS WILL DEPEND PARTLY ON OUR ABILITY TO OPERATE WITHOUT INFRINGING OR
MISAPPROPRIATING THE PROPRIETARY RIGHTS OF OTHERS.

We may be exposed to future litigation by third parties based on claims that our products infringe the intellectual property rights of others. Our competitors may assert that their U.S. or foreign patents may cover our products and the methods we employ. In addition, because patent applications can take many years to issue, there may be currently pending applications of which we are unaware, which may later result in issued patents that our products may infringe. There could also be existing patents of which we are not aware that one or more of our products may inadvertently infringe. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and can divert management's attention from our core business.

If we lose a patent infringement lawsuit, we could be prevented from selling our products unless we can obtain a license to use technology or ideas covered by such patent or are able to redesign the products to avoid infringement. A license may not be available at all or on terms acceptable to us, or we may not be able to redesign our products to avoid any infringement. If we are not successful in obtaining a license or redesigning our products, we may be unable to sell our products and our business could suffer.

WE OCCASIONALLY MAY BECOME SUBJECT TO LEGAL DISPUTES THAT COULD HARM OUR
BUSINESS.

We are currently the subject of, and may from time to time become engaged in, legal disputes such as claims by consultants or other third parties. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. We believe these claims are without merit and intend to vigorously defend against them. However, even if we prevail in disputes such as this, the defense of these disputes will be expensive and time-consuming and may distract our management from operating our business.

WE DEPEND ON KEY PERSONNEL IN A COMPETITIVE MARKET FOR SKILLED EMPLOYEES AND FAILURE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES COULD SUBSTANTIALLY HARM OUR BUSINESS.

We rely to a substantial extent on the management, marketing and product development skills of our key employees, particularly Benton H Wilcoxon, our Chief Executive Officer, and Brian Brittsan, our acting Chief Operating Officer. If Mr. Wilcoxon or Mr. Brittsan were unable to provide services to us for whatever reason, our business would be adversely affected. Mr. Wilcoxon has not entered into an employment agreement with the Company. Mr. Brittsan has entered into a consulting agreement. The term of such consulting agreement is from January 3, 2005 through June 30, 2005.

In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies in the electrical utility industry. The loss of the services of our key personnel or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products may significantly delay or prevent the achievement of product development and could have a material adverse effect on us.

A FAILURE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH STRATEGIC PARTNERS MAY HARM OUR BUSINESS.

We have entered into purchase and distribution agreements with General Cable to manufacture and distribute our ACCC product in the United States and Canada. Our success is dependent upon establishing and maintaining relationships with strategic partners, such as our relationship with General Cable. We face numerous risks in successfully obtaining suitable partners on terms consistent with our business model, including, among others:

(i) we must typically undergo a lengthy and expensive process of building a relationship with a potential partner before there is any assurance of an agreement with such party;

(ii) we must persuade cable manufacturers with significant resources to rely on us for critical technology on an ongoing basis rather than trying to develop similar technology internally;

(iii) we must persuade potential partners to bear retooling costs associated with producing our products; and

(iv) we must successfully transfer technical know-how to our partners.

Moreover, the success of our business model also depends on the acceptance of our products by the utility companies who have historically been conservative in their adoption of new products and technologies into their infrastructure. Further, our partners will be selling our products that may compete with their existing or future cable products. Our partners are not required to sell our products and they are not prohibited from discounting the prices of their products below our prices.

Our business could be seriously harmed if:

(i)   we cannot obtain suitable partners;

(ii) our partners fail to achieve significant sales of ACCC cable or products incorporating our technology; or

(iii) we otherwise fail to implement our business strategy successfully.

WE CANNOT CONTROL THE COST OF OUR RAW MATERIALS, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

Our principal raw materials are glass and carbon fibers, plus various polymer resins and aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feed stocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

INTERRUPTIONS OF SUPPLIES FROM OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

Interruptions or shortages of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

WE ARE CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS, WHOSE INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS.

As of August 15, 2005, Benton H Wilcoxon, our Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer, and C. William Arrington, our director, in the aggregate beneficially own or control approximately 35% of the outstanding common stock. As a result, these persons have controlling influence in determining the outcome of any corporate matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They also have the power to prevent or cause a change in control. For example, a vote by more than 70% of our stockholders would be required to overcome a vote made by these two stockholders that hold approximately 35% of our outstanding shares. Given the large number of our outstanding shares held in street form, it is often difficult to obtain such a level of participation on non-routine matters. As a result, the interests of these stockholders may differ from the interests of the other stockholders, and may limit the ability of other stockholders to affect our management and affairs.

WE WILL LIKELY EXPERIENCE CUSTOMER CONCENTRATION, WHICH MAY EXPOSE US TO ALL OF THE RISKS FACED BY OUR POTENTIAL MATERIAL CUSTOMERS.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we may be dependent on any single customer, we could be subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

OUR BUSINESS MAY BE SUBJECT TO INTERNATIONAL RISKS.

We are pursuing international business opportunities, including in China, Mexico, Brazil, Europe, the Middle East, far eastern countries and Africa. As to international business in the Middle East, our current target markets include Saudi Arabia, Qatar, United Arab Emirates, Oman, Iraq, Afghanistan and Jordan. Of these the only countries that we believe pose a particular problem are Iraq and Afghanistan as a result of additional instability. In Africa we are actively pursuing South Africa and Kenya as well as engaging in discussions with engineering companies that bid on trans-African projects. There are no special

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additional risks related to these countries that are not disclosed in the list of risks affecting most international business. To date, we have not engaged in any transactions on these countries except for the purchases from Jiangsu Far East Group in China consisting of a sale of 2 km of ATCC shipped in June, 2005 and an order for 30 km of ACCC contingent upon testing of the 2 km order. Except for these purchases, our business model has been implemented only in the United States and Canada where we produce the ACCC core for delivery to General Cable under a manufacturing agreement. Expansion internationally will depend on our adaptation of this model to international markets and may be costly and time consuming. Risks inherent in international operations in general include:

(i) unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers;

(ii)  challenges in staffing and managing foreign operations;

(iii) differences in technology standards, employment laws and business practices;

(iv)  longer payment cycles and problems in collecting accounts receivable;

(v)   political instability;

(vi)  changes in currency exchange rates;

(vii) currency exchange controls; and

(viii) potentially adverse tax consequences.

In particular, our target markets in the Middle East include Iraq and Afghanistan in which there is considerable violent instability that may affect our ability to operate in those markets.

COMPLIANCE WITH ENVIRONMENTAL REGULATIONS COULD INCREASE OUR OPERATING COSTS, WHICH WOULD ADVERSELY AFFECT THE COMMERCIALIZATION OF OUR TECHNOLOGY.

Our intended operations are subject to various federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of hazardous substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe our planned operations will be implemented in compliance with the current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, current regulatory requirements may change, currently unforeseen environmental incidents may occur, or past non-compliance with environmental laws may be discovered.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as the Institute of Electrical and Electronic Engineers, the European based International Council on Large Electric Systems, the American Society of Testing and Materials and the Canadian Standards Association. In addition, many of our products may become subject to the requirements of federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted, our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. Legislative bills and regulatory rulings have recently been enacted in the energy and telecommunications sectors which could improve our markets, including energy bill H.R. 6 that passed both the House and Senate in 2003 and was signed by President Bush on August 8, 2005. Energy bill H.R. 6 is a federal bill, that covers energy conservation, research and development and improvement of the energy infrastructure pursuant to a national energy policy. We believe that this bill could improve our market opportunities if, as a result, it enhances the willingness and ability of potential customers to adopt new technologies in the electrical utility industry. It is not possible at this time to predict the impact that any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

WE EXPERIENCE COMPETITION FROM OTHER COMPANIES IN THE ELECTRICAL UTILITY INDUSTRY, WHICH COULD RENDER OUR PRODUCTS OBSOLETE OR SUBSTANTIALLY LIMIT THE VOLUME OF PRODUCTS THAT WE SELL. THIS WOULD LIMIT OUR ABILITY TO COMPETE AND ACHIEVE PROFITABILITY.

The market in which we compete is intensely competitive. Our competitors include makers of traditional bare overhead wire and other companies with developmental-stage products that may be marketing or developing products that compete with our products or would compete with them if developed. Unique technological advances may be achieved by our competition, with better capital resources, in the future or that would render our technologies and products obsolete. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. If we fail to compete successfully, our ability to achieve sustained profitability will be limited and sustained profitability, or profitability at all, may not be possible.

                                       18

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RISKS RELATED TO INVESTMENT IN OUR SECURITIES

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK, SO YOU MAY BE UNABLE TO LIQUIDATE YOUR SHARES IF YOU NEED MONEY.

Our common stock is traded in the OTC market through the OTC Bulletin Board. There is currently a limited trading market for the common stock. Trading of securities on the OTC Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems, such as the NASDAQ Stock Market, and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock and their ability to sell our securities in the secondary market is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. This lack of liquidity may also make it more difficult for us to raise capital in the future

THE APPLICATION OF THE PENNY STOCK RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the penny stock rules. The penny stock rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

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

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices, and with consequent investor losses.

THE PRICE OF OUR COMMON STOCK IS VOLATILE, WHICH MAY INCREASE IN THE FUTURE, AND WHICH COULD AFFECT OUR ABILITY TO RAISE CAPITAL IN THE FUTURE OR MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

The market price of our common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. During the last 12 months, the closing bid prices for our common stock have fluctuated from a high of $6.24 to a low of $0.45. Fluctuations in the trading price or liquidity of our common stock may adversely affect our ability to raise capital through future equity financings.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE YOUR RETURN ON AN INVESTMENT IN OUR COMMON STOCK.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. If a securities class action suit is filed against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business in order to respond to the litigation.

WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO SUBSEQUENT PURCHASERS OF THESE SHARES.

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

Between March 18, 2003 and February 4, 2004 we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants in satisfaction of bona fide services rendered and valued at an aggregate amount of $880,266 pursuant to our 2002 Non-Qualified Stock Compensation Plan. Although we believed that we and our counsel had filed the appropriate registration statement on Form S-8, it came to our attention in February, 2004 in connection with the preparation of a registration statement that an appropriate Form S-8 had not been filed. It may be determined that such issuances were not exempt from registration or qualification under federal and state securities laws, and we did not obtain the required registrations or qualifications. As a result, we may be subject to contingent liabilities from these investors, as well as subsequent purchasers of the shares directly and indirectly issued. These liabilities may include an obligation to make a rescission offer to the holders of these shares and options. If rescission is required and accepted, we could be required to make payments to the holders of these shares and options. In addition, federal securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock that was not registered as required. If rescission is required, and any or all of the offerees reject the rescission offer, we may continue to be liable under federal and state securities laws.

AS OF AUGUST 15, 2005, 25,672,811 COMMON SHARES ARE ISSUABLE UPON EXERCISE OF ALL OUTSTANDING OPTIONS, WARRANTS AND CONVERSION OF CONVERTIBLE DEBENTURES FOR LESS THAN THE MARKET PRICE OF $2.26 PER SHARE. CASH PROCEEDS RESULTING FROM THE FULL EXERCISE AND CONVERSION OF THESE SECURITIES WOULD BE APPROXIMATELY $17,266,542. THE EXERCISE OR CONVERSION OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF THE COMPANY IN TERMS OF A PARTICULAR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF THE COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON EXERCISE OF THESE OPTIONS OR WARRANTS ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES. FULL CONVERSION OF SUCH SHARES WOULD INCREASE THE OUTSTANDING COMMON SHARES BY 22.1% TO APPROXIMATELY 141,628,000 SHARES.

The exercise price or conversion price of outstanding options, warrants and convertible debentures may be less than the current market price for our common shares. In the event of the exercise of these securities, a shareholder could suffer substantial dilution of his or her investment in terms of the percentage ownership in the Company as well as the book value of the common shares held. At the August 15, 2005 market price of $2.26 per share, 25,672,811 shares would be exercisable or convertible for less than the market prices. Full exercise and conversion of these below market shares would result in us receiving cash proceeds of $17,266,542 and would increase the outstanding common shares by 22.1% to approximately 141,628,000 shares.

OUR FUTURE REVENUE IS UNPREDICTABLE AND COULD CAUSE OUR OPERATING RESULTS TO FLUCTUATE SIGNIFICANTLY FROM QUARTER TO QUARTER.

Our quarterly revenue and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. Because we have not had any substantial ACCC product revenues to date, our revenues may not materialize. Since our revenues may fluctuate and are difficult to predict, and our expenses are largely independent of revenues in any particular period, it is difficult for us to accurately forecast revenues and profitability.

Our business is subject to a variety of additional risks, which could materially adversely affect quarterly and annual operating results, including:

(i)   market acceptance of our composite technologies by utility companies;

(ii) due to potential lengthy lead time for the implementation of new lines or the reconductoring of existing lines, the extent and timing of these new cable transactions with utility companies may lead to significant delays in sales that could adversely impact our cashflow;

(iii) the loss of a strategic relationship or termination of a relationship with a cable partner, specifically General Cable;

(iv) announcements or introductions of new technologies or products by us or our competitors;

(v) delays or problems in the introduction or performance of enhancements or of future generations of our technology;

(vi) failures or problems in our utility cable product, particularly during the early stages of the introduction of the product when problems or failures identified during trials carried out with the product or during its installation or operation can have an adverse effect;

(vii) delays in the adoption of new industry standards or changes in market perception of the value of new or existing standards;

(viii) competitive pressures resulting in lower revenues;

(ix) personnel changes, particularly those involving engineering and technical personnel;

(x)   costs associated with protecting our intellectual property;

(xi) the potential that customers could fail to make payments under the terms of their contracts, including Global American Energy and City of Kingman, Kansas;

(xii) market-related issues, including lower ACCC Cable demand brought on by excess cable inventory and lower average selling prices for ACCC cable as a result of market surpluses;

(xiii) increased costs or shortages of key raw materials including carbon fiber and glass fiber;

(xiv) regulatory developments; and

(xv)  general economic trends and other factors.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Form S-1, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

Such risks include, among others, the following: international, national and local general economic and market conditions: our ability to sustain, manage or forecast our growth; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Consequently, all of the forward-looking statements made in this Form S-1 are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. All proceeds from the sale of the shares offered under this prospectus will be for the account of the selling security holders, as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $37,843.32, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings to finance the development of our business and do not currently expect to pay any cash dividends.

                            SELLING SECURITY HOLDERS

The following table provides information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The number and percentage of shares beneficially owned by each selling security holder that may be offered using this prospectus is based on 116,173,082 shares of common stock outstanding as of August 15, 2005 and determined in accordance with Rule 13d-3 of the Exchange Act. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The selling security holders listed in the table below may have transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table below is presented. Information about the selling security holders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of CTC, nor have any of them had a material relationship with CTC during the past three years, except for Brad Wheatley, a financial consultant retained to assist our Acting Chief Financial Officer between December 2004 and February 2005, and Doug Metz and Mike McClendon who are employed as consultants assisting our sales, marketing, and business development efforts. For the share amounts registered, each of the three individuals performed services related to our obtaining a $3.0 million capital lease line of credit and each performed these services between February, 2004 and August, 2004. All three individuals have, or currently perform services on an at-will contract basis. From December 7, 2004 to February 16, 2005, Mr. Wheatley was retained at a rate of $500 per day plus reimbursable expenses as a consultant to provide financial consulting services to assist the acting CFO. We paid him a total of $31,269, and as of June 30, 2005 we owed him $0. From December 1, 2004 until April 15, 2005, Mr. McClendon was retained to provide financial consulting and business development services at a rate of $10,000 per month plus reimbursable expenses. As of June 30, 2005, we paid him $49,674, and owed him $0. From December 1, 2004 until August 9, 2005, Mr. Metz provided business development, sales, and marketing services at a rate of $12,000 per month plus reimbursable expenses. As of June 30, 2005, we paid Mr. Metz approximately $90,157, and owed him approximately $9,220. Each of these three individuals had substantive access to inside information during the course of fulfillment of their duties. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."

All warrants set forth in the table below were valued using the modified Black-Scholes Merton option pricing model using assumptions, namely for fiscal 2004 amounts using a risk free rate of 4.14%, an expected dividend rate of zero, an expected life as the initial life of the warrant, and a volatility of 80.3.


     SELLING SECURITY HOLDER            SHARES BENEFICIALLY       SHARES TO BE SOLD IN         PERCENTAGE OF
                                           OWNED SHARES               THE OFFERING              OUTSTANDING
                                        BEFORE OFFERING                                     BENEFICIALLY OWNED
                                                                                              AFTER OFFERING

John F. O'Brien                               135,000   (1)            135,000                           *
Bristol Investment Fund, Ltd.               3,085,909   (2)          3,085,909                           *
Fred Debs                                      30,000   (3)             30,000                           *
Alan Davis                                    250,000   (4)            250,000                           *
Rocci Howe                                    414,373   (5)            414,373                           *
IFC Credit Corporation                        104,000   (6)            104,000                           *
Islandia L.P.                               4,505,450   (7)          4,505,450                           *
John D. Lane                                  100,000   (8)            100,000                           *
Ryan M. Lane                                  265,000   (9)            265,000                           *
Long Term Capital Company                     120,000  (10)            120,000                           *
Media Relations Strategy,Inc                  500,000  (11)            250,000                           *
Midsummer Investment, Ltd.                 11,572,195  (12)         11,572,195                           *
Omicron Master Trust                        3,980,834  (13)          3,980,834                           *
Mike McClendon                                 16,000  (14)             16,000                           *
Stephen Meldrum                               115,000  (15)            115,000                           *
Doug Metz                                      16,000  (16)             16,000                           *
Prima Capital Inc.                            150,000  (17)            150,000                           *
Barry Sedlik                                   20,000  (18)             20,000                           *
The Taxin Network, Inc.                       115,000  (19)            115,000                           *
Rudy Trebels                                   16,000  (20)             16,000                           *
Bradford M. Wheatley                            8,000  (21)              8,000                           *
               Total                       25,518,761               25,268,761

*Less than 1%.

(1) Includes up to 135,000 shares of common stock underlying warrants. Lane Capital Markets received these Series U warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to John F. O'Brien. The value of the 135,000 warrants was $166,053.

(2) Shares being registered include up to 2,178,401 shares of common stock underlying the Debenture and interest thereon at maturity, and up to 907,508 shares of common stock underlying warrants. Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC and as such has voting and investment control over these securities. Cash received from the debentures issuance was $2,000,000 and the value of the warrants issued was $1,114,383.

(3) Includes up to 30,000 shares of common stock underlying Series S warrants. Warrants were issued for settlement of an outstanding dispute related to activities prior to the reverse merger with Transmission Technology Corporation in 2001. The value of the warrants was $19,307. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(4) Includes up to 250,000 shares of common stock underlying Series S warrants. Warrants were issued in payment of services rendered for international sales and marketing related activities and the value of the warrants issued was $160,893. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(5) Includes up to 114,373 shares of common stock and includes up to 300,000 shares of common stock underlying Series S warrants. The common stock was valued at $254,881 and the warrants were valued at $193,071. Both issuances were for strategic business consulting services provided. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(6) Includes up to 104,000 shares of common stock underlying Series T warrants issued for services rendered in conjunction with obtaining capital lease financing. Rudy Trebels is the controlling person of IFC Credit Corporation. The warrants were valued at $68,843. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(7) Includes up to 3,180,489 shares of common stock underlying the Debenture and interest thereon at maturity and up to 1,324,961 shares of common stock underlying warrants. Richard O. Berner, Thomas R. Berner and Edgar R. Berner are the controlling persons of Islandia L.P. Cash received from the debentures issuance was $2,920,000 and the value of the warrants issued was $1,626,998.

(8) Includes up to 100,000 shares of common stock underlying Series U warrants. Lane Capital Markets received these warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to John Lane. The value of the 100,000 warrants was $123,002. The warrants were granted on August 18, 2004 and issued on September 13, 2004 with an exercise price of $1.82 per share.

(9) Includes up to 265,000 shares of common stock underlying Series U warrants. Lane Capital Markets received these warrants as a partial fee in connection with the placement of the Debentures and subsequently assigned them to Ryan Lane. The value of the 265,000 warrants was $325,957. The warrants were granted on August 18, 2004 and issued on September 13, 2004 with an exercise price of $1.82 per share.

(10) Includes up to 120,000 shares of common stock underlying warrants issued for offering costs related to the a private placement in December, 2003 and valued at $153,207. John Vornle is the controlling person of Long Term Capital Company. The warrants were granted and issued on July 14, 2004 with an exercise price of $2.04 per share.

(11) Includes up to 500,000 shares of common stock, of which 250,000 are being registered in the registration statement that contains this prospectus, which we issued to Media Relations Strategy, Inc. on July 16, 2004 as partial payment in exchange for marketing services rendered to us. Martin L. Goldberg is the controlling person of Media Relations Strategy, Inc. The value received for the 250,000 shares was $250,000.

(12) Includes up to 8,169,040 shares of common stock underlying the Debenture and interest thereon at maturity and up to 3,403,155 shares of common stock underlying warrants. The cash received for the debenture issuance was $7,500,000 and the value assigned to the warrants was $4,178,936. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority.

(13) Includes up to 2,810,150 shares of common stock underlying the Debenture and interest thereon at maturity and up to 1,170,685 shares of common stock underlying warrants. The cash received for the debenture issuance was $2,580,000 and the value assigned to the warrants was $1,437,554. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of September 10, 2004, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

(14) Includes up to 16,000 shares of common stock underlying Series T warrants issued for services rendered in conjunction with obtaining capital lease financing. The value of the Series T warrants issued was $10,592. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(15) Includes up to 115,000 shares of common stock underlying Series S warrants issued for services for public relations consulting. The value of the Series S warrants issued was $74,011. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(16) Includes up to 16,000 shares of common stock underlying Series T warrants issued for services rendered in conjunction with obtaining capital lease financing. The value of the Series T warrants issued was $10,592. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(17) Includes up to 150,000 shares of common stock underlying Series S warrants issued for marketing and business advisory services. The value of the Series S warrants issued was $74,011. Elias Argyropoulos is the controlling person of Prima Capital Inc. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(18) Includes up to 20,000 shares of common stock issued for legal services rendered valued at $20,000. The shares were issued on July 16, 2004.

(19) Includes up to 115,000 shares of common stock underlying Series S warrants issued for advertising services. The value of the Series S warrants issued was $74,011. Ed Taxin is the controlling person of The Taxin Network, Inc. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(20) Includes up to 16,000 shares of common stock underlying Series T warrants issued for services rendered in conjunction with obtaining capital lease financing. The value of the Series T warrants issued was $10,592. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

(21) Shares being registered include up to 8,000 shares of common stock underlying Series T warrants issued for services rendered in conjunction with obtaining capital lease financing. The value of the Series T warrants issued was $5,296. The warrants were granted on July 17, 2004 and issued on September 13, 2004 with an exercise price of $1.00 per share.

                              PLAN OF DISTRIBUTION

Each selling security holder of our common stock, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o  privately negotiated transactions;

o  settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

o  a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock pursuant to this prospectus, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed CTC that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect; or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. Further, to the extent applicable, the selling security holders or any other person must comply with Rule 105 of Regulation M, as amended, which provides that it is unlawful for any person to cover a short sale with securities purchased from an underwriter or broker or dealer if such short sale occurred during the shorter of the period beginning five business days before the pricing of the offered securities and ending with such pricing period. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                         SUMMARY OF REORGANIZATION PLAN

We filed our plan of reorganization and disclosure statement on May 5, 2005. As required by the Bankruptcy Code, our plan of reorganization classifies claims and interests according to their right to priority. The plan states whether each claim or interest is impaired or unimpaired and provides the treatment for each class. An impaired claim or interest means that a party's legal rights have been altered in any manner under applicable law. The table below summarizes our reorganization plan.


Class     Description                              Impaired                                Treatment
No.                                                (Y/N)
2-A       General Unsecured Claim                  Yes                                     Allowed Claims, or Claims that CTC
                                                                                           has filed with the Bankruptcy
          Approximately 50 holders of General                                              Court and not listed as disputed,
          Unsecured Claims, or unsecured           Impaired; claims in this                contingent or unliquidated and as
          Claims against CTC that are not          class are entitled to vote on the       to which no objection has been
          entitled to priority under Chapter 11    plan.                                   timely filed, in this class will
          of the Bankruptcy Code, totaling                                                 be paid the full amount of their
          approximately $1,725,418.70. This                                                respective Allowed Claim, without
          amount includes Disputed Claims, or                                              interest , in six monthly
          Claims that CTC has identified as                                                installment payments commencing
          unliquidated, disputed or contingent                                             thirty days after the Effective
          or as to which a timely objection has                                            Date, or generally the date not
          been timely filed to any portion of                                              later than 30 days after the date
          such Claim. Under the terms of our                                               on which the Bankruptcy Court
          disclosure statement, a Claim is a                                               enters its order confirming the
          right to payment from CTC or a right                                             reorganization plan and such order
          to an equitable remedy for breach of                                             becomes a Final Order. A Final
          performance if such breach gives rise                                            Order means an order or judgment
          to a right to payment from CTC.                                                  of the Bankruptcy Court, or other
                                                                                           court of competent jurisdiction,
                                                                                           that has not been reversed,
                                                                                           stayed, modified or amended, and
                                                                                           as to which the time to appeal has
                                                                                           expired or any right to appeal has
                                                                                           been waived to CTC's satisfaction
                                                                                           or any appeal has been resolved by
                                                                                           the highest court to which the
                                                                                           order was appealed timely or from
                                                                                           which rehearing was south.


                                                                                           Allowed Claims also include Claims
                                                                                           as to which proof of claim has
                                                                                           been filed by a holder of a Claim
                                                                                           in accordance with applicable
                                                                                           federal law by August 9, 2005, and
                                                                                           as to which no objection has been
                                                                                           timely filed or any such objection
                                                                                           has been determined by a Final
                                                                                           Order.



                                                                                           The Reorganized Debtor, or CTC on
                                                                                           or after the Effective Date, will
                                                                                           have the right to pay these Claims
                                                                                           prior to the due dates noted above
                                                                                           without premium or penalty.



                                                                                           If CTC is required to pay interest
                                                                                           on these claims, the applicable
                                                                                           annual interest rate shall be 3%.


Class     Description                              Impaired                                Treatment
No.                                                (Y/N)
2-B       Debenture Holders, which                 Yes                                     Allowed Claims in this class will
          means Midsummer Investment, Ltd.,                                                be paid pursuant to their existing
          Islandia, L.P., Omicron Master                                                   agreements with CTC subject to
          Trust and Bristol Investment Fund, Ltd.                                          modifications.
                                                   Impaired; claims in this class
                                                   are entitled to vote on the plan
                                                                                           Post-petition accrued interest due
          Four Claims totaling $15,087,500.00                                              to the Debenture Holders as
                                                                                           governed by the documents shall
                                                                                           be paid in common stock of CTC
                                                                                           on the Effective Date pursuant to
                                                                                           Bankruptcy Code section 1145
                                                                                           The approximate quarterly interest
                                                                                           payment is $225,000 based on
                                                                                           simple interest at six percent on
                                                                                           the balance of $15 million.



3-A       Subordinated Securities Claims,          Yes                                     Allowed Subordinated Securities
          or Claims subject to subordination                                               Claims, or an Allowed Claim or
          under Bankruptcy Code section 510(b),                                            any portion thereof that arises
          including without limitation, any Claim  Impaired; claims in this class          from the Ascendiant Action, the
          that arises from the rescission of a     are entitled to vote on the plan        Tarbox Action, the O'Keefe
          purchase or sale of the common stock of                                          Action, the Shields Action, or the
          the Company, or for damages arising                                              Acquvest Action and that has
          from the purchase or sale of the common                                          been allowed by a Final Order of
          stock of the Company, or for                                                     the Bankruptcy Court, will be
          reimbursement, indemnification or                                                issued common stock of CTC
          contribution allowed under Bankruptcy                                            pursuant to Bankruptcy Code
          Code section 502 on account of such                                              Section 1145 in an amount equal
          Claim. Subordinated Securities Claims                                            to the full amount of their Claim
          include any claims arising out of the                                            that is ultimately adjudicated as
          Acquvest Action, the Ascendiant Action,                                          an Allowed Claim. The number
          the Tarbox Action, the O'Keeffe Action                                           of shares of common stock of
          or the Shields Action/                                                           CTC to be issued to holders of
                                                                                           Allowed Subordinated Securities
                                                                                           Claims shall be determined by
                                                                                           dividing the judgment or
                                                                                           settlement dollar amount by the
                                                                                           average of the reported closing
                                                                                           bid price per share of CTC Common
                                                                                           Stock on the OTC Bulletin Board
                                                                                           (as reported by Bloomberg L.P. at
                                                                                           4:15 PM (New York time) during the
                                                                                           twenty regular session trading
                                                                                           days immediately preceding the
                                                                                           effective date of the judgment or
                                                                                           settlement.

                                                                                            CTC has not reviewed the proofs o
                                                                                           interest, if any, filed by holders
                                                                                           of Subordinated Securities Claims.
                                                                                           CTC reserves its right to object
                                                                                           to any of the proofs of interest
                                                                                           filed by the holders of
                                                                                           Subordinated Securities Claims.

3-B       Interests, or a share of common                                                  The rights of Interest holders are
          stock in Yes CTC                                                                 modified by the plan. The common
                                                                                           stock of CTC will remain in effect
                                                                                           and will be diluted to a smaller
          This class includes current holders      Impaired; claims in this class are      percentage of the outstanding
          of warrants                              entitled to vote on the plan            stock in the Reorganized Debtor as
                                                                                           a result of the common stock of
                                                                                           CTC to be issued to Allowed
                                                                                           Subordindated Securities Claims.
                                                                                           The percentage by which the common
                                                                                           stock of CTC will be diluted
                                                                                           depends on the total amount of
                                                                                           Subordinated Securities Claims
                                                                                           that are ultimately deemed to be
                                                                                           Allowed Claims.


                                                                                           CTC has not reviewed the proofs of
                                                                                           interest, if any, filed by the
                                                                                           Interest holders. CTC reserves its
                                                                                           right to object to any of the
                                                                                           proofs of interest filed by the
                                                                                           Interest holders on any reasonable
                                                                                           grounds.


Class One Creditors are unimpaired, and are not entitled to vote on the plan, and therefore are not included in the above chart.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. We undertake no obligation publicly to release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

OVERVIEW

We develop and market composite related products for the electrical utility industry and provide engineering, product design, and other services related to the design and installation of our products to the global electrical utility industry that are designed to improve the performance and capacity of transmission and distribution electrical grids. Our principal product is our proprietary patent pending composite reinforced conductor known as Aluminum Conductor Composite Core, or ACCC cable. Our ACCC cable is designed to transmit more power than conventional cables of the same diameter, create energy savings through less line losses under comparable operating conditions, and significantly reduce sag caused by overheating due to power overloads.

ACCC cable is now commercially available for sale in the U.S. and Canadian markets through a strategic partnership with an existing cable manufacturer, General Cable Industries, Inc., and worldwide, on a limited basis, directly from the Company.

Throughout the first quarter of 2005, we have concentrated on improving the operational mechanics of our relationship with General Cable, culminating, subsequent to the quarter end, on January 18, 2005, with the announcement of the introduction of the TransPowr ACCC/TW bare overhead conductor. The TransPowr ACCC/TW bare overhead conductor integrates General Cable's ACSS/TW technology and our carbon and glass fiber core technology that is at the center of our ACCC product range.

TransPowr ACCC/TW bare overhead conductor is the product with which we intend to begin full scale commercial introduction of the ACCC product into the transmission and distribution conductor market.

In addition, we provide consulting services relating to the planning of overhead electrical transmission power lines and utility services, including undertaking preliminary feasibility analysis and strategic advice regarding location and for scope as well as advice regarding the establishment of production facilities for the production of products used in the Electrical Transmission Industry. We currently, however, are not concentrating our efforts to increase our consulting business and instead are focused on the commercialization of the ACCC Cable.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations is based upon the condensed consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expense during the periods. These estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. We have identified those critical accounting policies used in reporting our financial position and results of operations based upon a consideration of those accounting policies that involve the most complex or subjective decisions or assessment. We consider the following to be our critical policies.

TITLE 11 BANKRUPTCY

The accompanying Consolidated; Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business and in accordance with SOP 90-7. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Balance Sheets and classified as Liabilities Subject to Compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current.

REVENUE RECOGNITION

Revenues are recognized based on guidance provided in the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements," as amended (SAB 104). Accordingly, our general revenue recognition policy is to recognize revenue when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured, and delivery has occurred or services have been rendered. The Company derives, or seeks to derive revenues from two sources: (1) Product revenue which includes revenue from the sale of composite core, wrapped composite core, and other electric utility related products. (2) Consulting revenue, which includes engineering, product design, and service fees that we receive under customer agreements related to the installation and design of our product sale solutions. In addition to the above general revenue recognition principles prescribed by SAB 104, our specific revenue recognition policies for each revenue source are more fully described below.

PRODUCT SALES. Product revenues are generally recognized when product shipment has been made and title has passed to the end user customer. Product revenues consist primarily of revenue from the sale of: (i) wrapped composite core to utilities either sold directly by the Company or through our distributor, ii) composite core sold to a cable wrapping partner not subject to a distributor agreement and where title passes to the partner, or iii) cable core hardware sold to utility companies. For most product sales, we expect that the terms of sales generally will not contain provisions that will obligate us to provide additional products or services after installation to end users.. We recognize revenue: (i) upon shipment when products are shipped FOB shipping point or (ii) upon delivery at the customer's location when products are shipped FOB destination. Billings related to products shipped but not recognized as revenues are carried in deferred revenues on the balance sheet. Product costs associated with these deferred revenues are carried in inventory.

CONSULTING REVENUE Consulting revenues are generally recognized as the consulting services are provided. We have entered into service contract agreements with electric utility and utility services companies that generally require us to provide engineering or design services, often in conjunction with current or future product sales. In return, we receive engineering service fees payable in cash. For multiple element contracts where there is no vendor specific objective evidence (VSOE) that would allow the allocation of an arrangement fee amongst various pieces of a multi-element contract, fees received in advance of services provided are recorded as deferred revenues until additional operational experience or other vendor specific objective evidence becomes available, or until the contract is completed.

During its history, the Company has entered into revenue bearing contracts of a long term (greater than one year) duration. Due to a lack of operational history resulting in low reliability of estimates on interim rates of completion of such contracts, revenues associated with long term contracts are recognized on the completed-contract method of accounting. Under this method, billings and costs are accumulated during the period of installation, but no revenues are recorded before the completion of the work. Costs of revenues are capitalized and are recorded in other current assets. Provisions for estimated losses on uncompleted contracts are made at the time such losses are determined. Operating expenses, including indirect costs and administrative expenses, are charged as incurred to periodic income and not allocated to contract costs.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception, have been considered as part of the Company's development stage activities.

STOCK-BASED COMPENSATION

The Company accounts for Stock Based Compensation according to the guidelines of Staff Accounting Bulletin No. 107 which incorporates the interaction between Statement of Financial Accounting Standards Statement 123 and certain SEC rules and regulations. SFAS No. 123, "Accounting for Stock Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25. In December 2004, SFAS No. 123 was revised and eliminated the ability to account for share based compensation transactions using the intrinsic value method under APB Opinion No. 25, effective the first interim or annual period beginning after June 15, 2005 for public companies. The effective date for the Company will be beginning fourth quarter of fiscal 2005.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged to operations as incurred.

ACCOUNTS RECEIVABLE

The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management's evaluation of historical and current industry trends as well as history with individual customers. Although the Company expects to collect amounts due, actual collections may differ from estimated amounts.

INVENTORY

Inventories consist of our wrapped and unwrapped manufactured composite core and related hardware products and raw materials used in the production of those products. Inventories are valued at the lower of cost or market under the FIFO method. Products manufactured internally are valued at standard cost which approximates replacement cost.

LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

RESULTS OF OPERATIONS

COMPARISON OF THE QUARTERS ENDED JUNE 30, 2005 AND JUNE 30, 2004

PRODUCT REVENUES Product revenues consist of revenue from the sale of ACCC cable products to utility companies and composite core to General Cable. To date, all recognized product revenues consist of sales made on a non-returnable "trial" basis so these customers can verify our claims that the ACCC Cable is technologically superior to existing cable technology.

We recognized no revenues for either the three months ending June 30, 2004 or 2005. During the quarter ending June, 2005 we received cancelable orders for ACCC through our agreement with General Cable from American Electric Power and Pacificorp, one order from FCI for ACCC hardware, and two cancelable orders from Jiangsu Far East (China) for ACCC cable sold directly by CTC for approximately $1,600,000. During the three months ending June 30, 2005 we billed approximately $566,000 on these orders and deferred all revenues associated with those billings until all revenue recognition criteria are met in accordance with SAB 104.

Product revenues increased from $0 for the Nine Months ending June 30, 2004 to $46,485 for the Nine Months ending June 30, 2005. The dollar increase was due to increased ACCC cable trials by utility companies. Due to the uncertainty surrounding new revenue orders, potential delays in delivery, and the lack of product sales history for our conductor core, ACCC product sales or related hardware sales, we can not determine at this time with any reasonable certainty when we expect to recognize our current billings, additional billings on existing sales orders, or future sales orders as revenues. Although we anticipate closing additional sales orders as our ACCC product is accepted into the market, the sales cycle in the utility industry is lengthy and may result in substantial delays to the acquisition of new customers or additional sales to existing customers.

CONSULTING REVENUES Consulting revenues since inception consisted of $2,500,000 for a single consulting contract that was completed during the three months ending September 30, 2004. No consulting contracts were completed during either the Nine Months ended June 30, 2004 or 2005. While this contract provided us with significant revenues, we currently are not concentrating our efforts to increase our consulting business and instead are focused on increasing our product revenues through commercialization of the ACCC Cable. As a result, we do not believe that consulting revenues will be maintained or grow.

COST OF PRODUCT REVENUES Cost of product revenues for the Nine Months ending June 30, 2005 represented materials costs to produce ACCC cable sold and recognized as revenues. Cost of product revenues increased from $0 for the Nine Months ending June 30, 2004 to $30,894 for the Nine Months ending June, 2005. The dollar increase was due to increased ACCC cable trials by utility companies. There were no product revenues or costs associated with product revenues for the three months ending June 30, 2004 or 2005. Costs related to revenues deferred during the quarter ended June 30, 2005 total approximately $375,000 and are carried in the inventory balance as of June 30, 2005.

For the quarter ended June 30, 2005, the inventory capitalized related to the deferred revenues billed in the June, 2005 quarter was 66% of the deferred revenues for a pro forma gross margin of 34%. As our product gains acceptance and our production increases, we anticipate that we will gain additional operational efficiencies that will result in manufacturing cost savings. However, since a large component of our cost is in composite grade carbon which is in short global supply and for which we have not established a redundant supply, our gross margins may be negatively impacted by price increases. In addition, since we have just begun commercial sales, we do not have any history of our sales mix of higher margin composite core, or lower margin wrapped core
(ACCC) or ACCC hardware products both in North America and outside of North America that would allow for greater visibility as to costs of product revenues and gross margins.

COST OF CONTRACT REVENUE Cost of contract revenue consists primarily of salaries for engineers and expenses for consultants, supplies, equipment, depreciation and facilities associated with contract projects. Our total engineering costs are allocated between cost of contract revenue and research and development expense. In a given period, the allocation of engineering costs between cost of contract revenue and research and development is a function of the level of effort expended on each.

Cost of contract revenue since inception consisted of costs related to the single consulting contract that was completed during the three months ending September 30, 2004. No consulting contracts were completed during either the three or Nine Months ended June 30, 2004 or 2005 and accordingly, no costs of contract revenue were recorded for the respective quarters.

OFFICER COMPENSATION Officer Compensation expense consisted of salaries, consulting costs, and employee benefits for our Chief Executive, Chief Operating, and Chief Financial Officers and the Corporate Secretary. Officer Compensation decreased 49% from $116,923 in the third fiscal quarter of 2004 to $60,000 in the third fiscal quarter of 2005. For the Nine Months ended June 30, officer compensation decreased 38% from $302,258 in 2004 to $186,838 in 2005. The dollar decrease was due to fewer officers in 2005.

GENERAL AND ADMINISTRATIVE EXPENSE General and administrative expense consisted primarily of salaries and employee benefits for administrative personnel, facilities costs, stock listing fees, insurance expenses, and expenses related to reserves for uncollectible receivables. During the quarter and nine months ended June 30, 2005 an Accounts Receivable reserve of $2,500,000 was expensed into General and Administrative expenses resulting in an increase of 331% or $2,451,576 from $739,501 in the third fiscal quarter of 2004 to $3,191,177 in the similar 2005 quarter. For the nine months ended June 30, general and administrative expenses increased $2,265,876 or 98% from $2,308,138 in 2004 to $4,574,014 for 2005.

Excluding the increase due to the $2,500,000 receivable reserve, General and Administrative expense decreased 7% from $739,501 in the third fiscal quarter of 2004 to $691,177 in the third fiscal quarter of 2005. For the nine months ended June 30, general and administrative expenses decreased 10% from $2,308,138 in 2004 to $2,074,014 in 2005.

Excluding the increase due to the $2,500,000 receivable reserve, for the three month period, the dollar decrease of $48,000 is primarily due to overhead costs decrease of $69,000 and travel expenses decrease of $63,000 offset by increases in salaries costs of $36,000 and consulting costs of $29,000.

Excluding the increase due to the $2,500,000 receivable reserve, for the nine month period, the dollar decrease of $234,000 is primarily due to a decrease of $266,000 for compensation expense recorded in 2004 for the modification of employee stock options exercised on a cashless basis, a decrease in travel expenses of $168,000, a decrease in overhead of $79,000, a decrease in employee salaries of $170,000 offset by increased consulting costs of $363,000 and increased shareholder related costs of $85,000. Except for any future changes related to bad debt expense or other one-off items, we anticipate that general and administrative expenses will increase nominally in step with expected company sales growth due to additional employee headcount addition to support the back office infrastructure.

LEGAL, PROFESSIONAL, AND CONSULTING EXPENSE Legal, professional, and consulting expense consisted primarily of legal, professional, and financing fees and consultants performing legal and professional services. Legal, Professional, and Consulting expense decreased 52% from $1,778,528 in the third fiscal quarter of 2004 to $857,514 in the third fiscal quarter of 2005. For the nine months ended June 30, legal, professional, and consulting expense increased 93% from $2,600,781 in 2004 to $5,021,930 in 2005.

For the three month period, the dollar decrease of $921,000 was due to a decrease of $1,540,000 charge in 2004 related to modification of warrant exercise price offset by increases in litigation related legal fees of $570,000 for legal fees and other professional fees.

For the nine month period, the dollar increase of $2,421,000 was due to an increase of $2,000,000 in expense related to warrants issued to obtain the release of $10MM in restricted cash from the debenture holders, $1,252,000 increase in legal fees incurred to defend our litigation cases, $450,000 in legal fees related to SEC and the Debenture registration, $116,000 in expense for a legal settlement, and $80,000 for warrants issued for services rendered related to capital lease financings offset by a $1,540,000 reduction in expense related to the 2004 warrant modification. We anticipate the continued spending in legal, professional and consulting expense relating to defense of our litigation, legal fees related to our bankruptcy filing, and additional professional accounting fees relating to our annual audit and our Sarbanes Oxley compliance requirements.
                                       39

REORGANIZATION EXPENSE - BANKRUPTCY LEGAL FEES. During the quarter ending June 30, 2005, we incurred $272,830 in bankruptcy related legal and professional fees. Under SOP 90-7, we are required to segregate these expenses in our income statement. There were no such expenses in any prior periods.

RESEARCH AND DEVELOPMENT EXPENSE Research and development expense consisted primarily of salaries for engineers and product development personnel, expenses for consultants, recruiting, supplies, equipment, and facilities related to engineering projects to enhance and extend our composite materials intellectual property offerings, and our composite materials product technology and processes and charged off inventory provided to utility companies on a non-paying test or trial basis. Research and Development expense increased 180% from $644,983 in the third fiscal quarter of 2004 to $1,806,087 in the third fiscal quarter of 2005. For the nine months ended June 30, research and development expense increased 53% from $2,623,968 in 2004 to $4,025,487 in 2005.

For the three month period, the dollar increase of $1,161,000 was the result of increased efforts in refining our manufacturing processes and testing of our composite cable core products and was due primarily to a $508,000 increase in consulting costs for strategic management, testing, intellectual property, and design, $395,000 increase in salaries and employee benefits due to increased headcounts in design, testing, and manufacturing, additional overhead of $65,000, and a charge off of $262,000 for inventory shipped to utilities and other entities for non-paying testing and trials.

For the nine month period, the dollar increase of $1,406,000 was the result of increased spending on manufacturing processes and testing and was due primarily to a $1,036,000 increase in salaries, $97,000 increase in consulting costs, $79,000 increase in overhead, and the $262,000 inventory charge off offset by a decrease of $68,000 related to the modification of employee stock options exercised on a cashless basis in 2004. We anticipate that our research and development expenses will decrease in the short term as more production and production process optimization expenses that are currently expensed to research and development are expensed to inventory and costs of sales - as future activities result in a reallocation of these costs. We anticipate the continued and increased spending on research and development activities thereafter as additional research staff are hired and new products are developed.

SALES AND MARKETING EXPENSE Sales and marketing expense consisted primarily of salaries for sales and marketing personnel, expenses for sales and marketing consultants, equipment, travel, and printed marketing literature and sales materials. Sales and marketing expense increased 55% from $185,585 in the third fiscal quarter of 2004 to $287,974 in the third fiscal quarter of 2005. For the Nine Months ended June 30, sales and marketing expense increased 6% from $751,423 in 2004 to $793,216 in 2005.

For the three month period, the dollar increase of $102,000 was due primarily to a $158,000 increase in sales related consulting, offset by a $45,000 decrease in employee salary costs.

For the nine month period, the dollar increase of $42,000 was due primarily to a $200,000 increase in sales related consulting, an increase of $79,000 in employee salaries and benefits, and an increase of $47,000 in overhead costs offset by a decrease of $271,000 for marketing materials purchased in 2004. We anticipate that our sales and marketing expenses will increase as we hire more sales and marketing personnel, with additional sales incentive pay, and as we roll out our sales and marketing strategy.

DEPRECIATION EXPENSE Depreciation expense consisted of depreciation on capitalized equipment, leasehold improvements, and other capital assets. Depreciation expense increased 337% from $29,931 in the third fiscal quarter of 2004 to $130,795 in the third fiscal quarter of 2005. For the Nine Months ended June 30, depreciation expense increased 500% from $61,170 in 2004 to $367,123 in 2005. The dollar increase was due to a higher depreciable asset base in fiscal 2005 than 2004.

INTEREST INCOME Interest income increased 1,100% from $1,715 in the third fiscal quarter of fiscal 2004 to $21,033 in the third fiscal quarter of 2005 and increased from $1,715 for the Nine Months ended June 30, 2004 to $53,577 for the Nine Months ended June 30, 2005. The increase was due to interest earned on higher cash balances.

INTEREST EXPENSE Interest expense increased from $14,728 in the third fiscal quarter of 2004 to $459,150 in the third fiscal quarter of 2005. For the Nine Months ended June 30, interest expense increased from $14,875 in 2004 to $1,993,939 in 2005. The dollar increase was due to cash interest expense paid on the capital leases that were initiated late in fiscal 2004 and the interest on the Convertible Subordinated Debentures issued in the fourth quarter of fiscal 2004.

REORGANIZATION ITEM - ADJUSTMENT TO CARRYING VALUE OF CONVERTIBLE DEBENTURES. During the quarter ending June 30, 2005, coinciding with the filing of our plan of reorganization, we determined that the allowed amount of liability relating to our $15MM Debenture offering of August, 2004 was $15,000,000. Prior to the filing of the plan, the carrying value of the Debentures was determined to be $10,168,030, representing a debt discount due to conversion features of the Convertible Debentures. Prior to the filing of the plan, we had been amortizing this discount to interest expense at approximately $176,780 per month. Under SOP 90-7, when the carrying value of a liability is not equal to the allowed value of the liability due to a debt discount or premium, the liability must be adjusted to the expected allowed value. As a result, we recorded an additional $4,831,970 in other expense in the quarter ending June 30, 2005, to adjust the carrying value of the Debentures to $15,000,000. There were no such expenses in any prior periods.

INCOME TAXES We made no provision for income taxes in the three months ending June 30, 2005 and 2004 due to net losses incurred. In 2002, we determined that due to our continuing operating losses as well as the uncertainty of the timing of profitability in future periods, we should fully reserve our deferred tax assets. As of June 30, 2005, our deferred tax assets continued to be fully reserved. We will continue to evaluate, on a quarterly basis, the positive and negative evidence affecting the realizability of our deferred tax assets.

NET LOSS

Our net loss increased to $11.8 million and $22.0 million for the three and Nine Months ended June 30, 2005 compared to $3.5 million and $8.7 during the corresponding periods in 2004.

The increase in fiscal 2005 from 2004 for the quarter ending June 30 of $8.3 million was due to the carrying value adjustment of $4.8 million related to our Bankruptcy filing (see Note 8), the $2.5 million receivable reserve, $1.2 million in increased employee headcount, consulting, supplies, equipment, testing services, depreciation, and additional overhead expenses related to production of our core product, $900,000 in increased legal fees associated with the litigation defense and our Chapter 11 bankruptcy filing, $800,000 increase in interest expense on our $15.0 million debentures and our capital leases, offset by a decrease of $1.5 million related to a modification of warrants in June of 2004.

The increase in fiscal 2005 from 2004 for the nine months ending June 30 of $3.3 million was due to the carrying value adjustment of $4.8 million related to our Bankruptcy filing (see Note 8), the $2.5 million receivable reserve, $2.1 million in increased employee headcount, consulting, supplies, equipment, testing services, depreciation and additional overhead expenses related to production of our core product , $1.7 million on increased legal fees associated with our litigation defense and our Chapter 11 bankruptcy filing, $2.3 million in increased interest expense on our $15.0 million debentures and our capital leases, $2.0 million in expense related to warrants issued for the release of $10 million in restricted cash offset by a decrease of $1.5 million related to a modification of warrants in June of 2004.

Comparison of the years ended September 30, 2004, September 30, 2003, and September 30, 2002 We have had no revenue for either the fiscal years ended September 30, 2003 or September 30, 2002.

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

In the fiscal quarter ended December 31, 2003 CTC commenced providing services under a $2.675 million contract for design, production, and installation of a 21 mile long new ACCC transmission line in Kansas. Revenue from this contract will be recognized upon completion and as of September 30, 2004, CTC had received $564,750 under the initial milestones of the contract that has been recorded as deferred revenue.

Subsequent to year end, the Company also began to receive income from certain trial sales of the cable. The trial sales are typically short length wrapped cable lines that are purchased by a utility company to try out the new cable in a real world operational basis. There is no right of return for these trial sales. The Company expects to make more trial sales before the market accepts its ACCC products for full deployment.

During the fiscal year ending September 30, 2004, CTC provided consulting services to Global American Energy and its related companies. These services were provided under an amended and restated Consulting Agreement that terminated on September 30, 2004. Under the arrangement, the Company provided general consulting services and business advice relating to the planning of overhead electrical transmission power lines and utility services, including undertaking preliminary feasibility analysis and strategic advice regarding location and scope as well as advice regarding the establishment of production facilities for the production of products used in the Electrical Transmission Industry. Under the terms of this agreement Global American Energy is required to pay the Company $2.5 million for work carried out between March 31, 2003 and September 30, 2004. The entire $2,500,000 contract was recorded as Services Revenue in Fiscal 2004. The Company recorded direct costs related to this consulting work in the amount of $314,548 consisting primarily of personnel costs including salaries, benefits, and travel expense which has been recorded in fiscal 2004 as Cost of Service Revenue. The entire balance outstanding of $2,500,000 was included in the Accounts Receivable balance as of September 30, 2004. There are no additional obligations related to this agreement and there are no amounts refundable on the contract. In March 2005, the Company agreed to an extended payment plan whereby the customer would pay $250,000 by April 30, 2005, $250,000 by May 31, 2005, $250,000 by June 30, 2005 and the remaining $1,750,000 by July
31, 2005. The customer presented payment for $250,000 on April 29, 2005. This payment was returned for insufficient funds in May, 2005. No further payments have been received. Unless payments are made, the Company expects to reserve all or part of this receivable on a prospective basis beginning in the quarter ending June 30, 2005.

OPERATING EXPENSES:

Prior to January, 2004, the Company was primarily involved in developing composite utility products in anticipation of commercially marketing these products. Beginning in January, the company began to move towards marketing and producing these products.

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

OFFICER COMPENSATION: Officer Compensation consists primarily of salaries, consulting fees paid in cash, and the fair value of stock grants issued to Officers of the Company. Officer compensation increased nominally by 2% or $5,100 from $264,900 in 2002 to $270,000 in 2003 and increased 213% or $575,000 from $270,000 in fiscal 2003 to $845,000 in fiscal 2004. The increase from 2002 to 2003 was due to slightly payments to existing officers. The increase from 2003 to 2004 was due to an increase in cash payments of $165,000 resulting from the addition of two officers and the issuance of company stock of $410,000, valued at the fair market value on the date of issuance in August, 2004, which was issued to one officer in lieu of stock options promised for services rendered through September 30, 2003.

GENERAL AND ADMINISTRATIVE: General and Administrative expenses consist primarily of salaries, consulting, SEC filing fees, facilities costs, and general corporate expenses. General and Administrative expenses increased 146% or $515,000 from $352,024 in fiscal 2002 to $867,643 in fiscal 2003 and increased approximately $2,850,000 or 328% to $3,717,583 in fiscal 2004.

The increase from 2002 to 2003 is due to approximately $435,000 in increased headcount related costs including higher employee salaries, benefits and consultant costs related to increased corporate activity in 2003; an increase of $40,000 in travel costs, $30,000 in rent and overhead, and $10,000 in other costs.

The increase of approximately $2,850,000 from 2003 to 2004 is due to:

i. An increase of $785,000 from $129,000 in 2003 to $914,000 in 2004 from rent and facilities expenses resulting from the company moving to a new manufacturing facility. A substantial portion of this facility was idle during 2004 and the costs associated with the idle portion were recorded to general and administrative expenses. Total rent and facilities expense for all departments increased from $161,000 in 2003 to $1,344,000 in 2004.

ii. An increase of $1,275,000 from $649,000 in 2003 to $1,924,000 in 2004 due to increased personnel costs payable in cash including salaries, employee benefits, consulting fees, travel, office supplies, and other general corporate expenses related to increased headcounts in Finance, IT, Investor Relations, and Corporate administration.

iii. An increase of $479,000 from $0 in 2003 related to compensation expense recorded from the issuance of common stock warrants relating to investor relations and general corporate business strategy consultants and advisors.

iv. An increase of $260,000 from $0 in 2003 for compensation expense related to modification of options exercised on a cashless basis,

v. An increase of approximately $50,000 from $90,000 in 2003 to $140,000 in 2004 for SEC filing fees and shareholder related expenses.

LEGAL, PROFESSIONAL, AND CONSULTING: Legal, Professional, and Consulting expenses consist of legal fees paid to outside attorneys for litigation and general corporate purposes both in cash and in common stock valued at fair market value upon date of issuance, legal settlements paid in cash and stock, fees paid to external auditors and accountants, costs associated with financing arrangements including finders fees and financing costs, and compensation expense related to variable accounting treatment of a decrease in the exercise price of warrants granted. Legal, Professional and Consulting expenses decreased $1,468,000 or 50% from $2,921,725 in 2003 to $1,453,930 in 2003 and increased
367% or $5,337,000 from $1,453,930 in fiscal 2003 to $6,790,568 in fiscal 2004.

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

The decrease from 2002 to 2003 of approximately $1,468,000 is due to lower non-cash expenses recorded for business advisory services, financing costs, legal costs and other corporate costs consisting of:

a $1,225,000 decrease from $1,386,000 in 2002, to 791,000 in 2003 for stock issued for legal and other corporate expenses and a decrease of $599,000 from 868,000 in 2002 to $269,000 in 2003 for compensation expense relating to the amortization of deferred compensation expense recorded in 2002 that resulted from issuances of options at exercise prices below the fair market price at the date of grant. These decreases were offset by approximately $200,000 increase in cash payments to professions from 2002 to 2003, an increase in $106,000 from $0 in 2002 for stock issued for legal settlements, and an increase of $61,000 from $0 in 2002 for costs related to warrant issuances for legal and other services.

The increase of approximately $5,337,000 is due to increases of $3,099,000 for non-cash expenses and $2,238,000 for expenses paid in cash as follows:

i. An increase from $0 in 2003 to $1,540,000 in 2004 for non-cash compensation expense relating to the modification of warrants granted in December, 2003 resulting from reduction in exercise price effective June, 2004.

ii. Increase of $632,000 from $106,000 in 2003 to $738,000 in 2004 for legal settlements paid in common stock and stock warrants.

iii. An increase of $1,006,000 from $61,000 in 2003 to $1,067,000 in 2004, for compensation expense recorded due to the value of warrants granted to consultants and entities related to the Capital Lease Obligations, the Convertible Debentures, legal fees, and other consulting.

iv. An increase of $399,000 from $791,000 in 2003 to $1,190,000 in 2004 for issuance of Common stock in payment of legal fees related to attorney services for litigation and general corporate counsel.

v. A decrease of $141,000 from $269,000 in 2003 to $128,000 in 2004 for compensation expense relating to the amortization of deferred compensation expense recorded in prior years that resulted from issuances of options at exercise prices below the fair market price at the date of grant.

vi. An increase of $924,000 from $209,000 in 2003 to $1,133,000 in 2004 for legal fees related to litigation and corporate counsel payable in cash.

vii. An increase of $738,000 from $0 in 2003 for financing fees payable in cash relating to the $15,000,000 Convertible Debenture offering in August of 2004.

viii. An increase of $238,000 from $17,000 in 2003 to $255,000 in 2004 for audit and accounting fees paid.

PRODUCT DEVELOPMENT: Product development expenses consist primarily of salaries, consulting fees, materials, tools, and related expenses for work performed in designing and development of manufacturing processes for the Company's products. Product Development expenses increased 238% or $2,284,000 from $959,243 in 2002 to $3,243,475 in fiscal 2003 and increased $15,000 or 1% to $3,258,055 in fiscal 2004.

The increase from 2002 to 2003 is due to increased R&D efforts on preparing our ACCC cable to be produced and marketed and consist of:

a. an increase of $268,000 in employee headcount and consulting costs paid in cash from $170,000 in 2002 to $438,000 in 2003.

b. an increase of $1,854,000 from $526,000 in 2002 to $2,370,000 in 2003 related to product development, product design, and intellectual property consulting services paid in common stock

c. an increase of $39,000 from $264,000 in 2002 to $303,000 in 2003 from compensation expense relating to the amortization of deferred compensation expense recorded in prior years that resulted from issuances of options at exercise prices below the fair market price

d. an increase of $32,000 from $0 in 2002 for allocated overhead.

e. an increase of $91,000 in product development supplies and tools from $0 in 2002 to $91,000 in 20003.

The increase from 2003 to 2004 is due primarily to:

i. a decrease of $1,992,000 from $2,370,000 in 2003 to $378,000 in 2004 related to product development, product design, and intellectual property consulting services paid in common stock

ii. a decrease of $133,000 from $303,000 in 2003 to $170,000 in 2004 from compensation expense relating to the amortization of deferred compensation expense recorded in prior years that resulted from issuances of options at exercise prices below the fair market price

iii. an increase of $1,501,000 from $438,000 in 2003 to $1,939,000 in 2004 or related to increased employee and consulting headcount costs payable in cash including salaries, benefits, travel, and consulting fees paid in cash who were focusing on product development and production design

iv. an increase of $68,000 from $0 in 2003 due to non-cash compensation expense resulting from variable accounting on stock options exercised on a cashless basis.

v. an increase of $330,000 from $32,000 in 2003 to $362,000 in 2004 relating to product development and production design facilities costs.

vi. an increase related to production related supplies and materials of approximately $241,000.

SALES AND MARKETING: Sales and marketing expenses consist primarily of salaries, consulting fees, materials, travel, and other expenses performed in marketing, sales, and business development efforts for the Company. The Company had no Sales and Marketing expense in 2002 since we were focusing on developing our ACCC product during that time. Sales and Marketing efforts began in 2003. Sales and marketing expenses increased by $825,822 from $897,735 in 2003 to $1,723,557 in 2004. Prior to 2004, substantially all sales and marketing expenses were due to the fair value of common stock issued in exchange for public relations and business development efforts. Beginning in 2004, additional staff were hired, consultants engaged, and other marketing costs were incurred as the Company began efforts to sell and market the Company's products. The expense increase from 2003 to 2004 is due primarily to:

i. an increase of $519,000 from $237,000 in 2003 to $756,000 in 2004 due to increased salaries, benefits, and consulting fees related to marketing and business development efforts payable in cash

ii. An increase of $246,000 from $0 in 2003 related to compensation expense recorded from the issuance of common stock warrants for marketing, sales strategy, and business development related consultants and advisors.

iii. a decrease of $160,000 from $660,000 in 2003 to $500,000 in 2004 of marketing related consulting fees paid in common stock of the company

iv. an increase of $130,000from $0 in 2003 for marketing related literature and trade show expenses payable in cash

v. an increase of $75,000 from $0 in 2003 for increased facilities costs attributable to marketing and business development efforts.

vi. an increase of $16,000 from $0 in 2003 due to non-cash compensation expense resulting from variable accounting on stock options exercised on a cashless basis.

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

DEPRECIATION: Depreciation expense consists of depreciation related to the depreciation and amortization of the Company's capitalized assets. The increase from $3,372 in 2002 to $18,569 for fiscal 2003 to $153,029 for fiscal 2004 is due to an increasing asset base from 2002 to 2003 and 2004.

INTEREST EXPENSE: Interest expense consists of interest paid and payable on the Company's capital lease obligations, the cash interest payable on the $15,000,000 6% Convertible Debentures, and the amortization of the Convertible Debenture discount recorded for the value of the warrants issued in conjunction with the Convertible Debentures. The increase of $408,898 from $0 in 2003 is due to the placement of both the Convertible Debentures and the Capital Lease Obligations during fiscal 2004. The Company had no debt recorded throughout fiscal 2003. In 2002 the company had notes payable outstanding at portions of the year that resulted in interest expense of $16,818.

During the period commencing with our reorganization in 2001 to the end of fiscal year 2004, we were in our developmental phase with the primary task of elucidating and rendering concrete our concepts and designs for the electrical power industry. We believe that the last fiscal year was a pivotal one for the Company and the year end marks a turning point in our focus from development to commercial production and sale of commercially viable products.

LIQUIDITY AND CAPITAL RESOURCES

COMPARISON OF QUARTERS ENDED JUNE 30, 2005 AND JUNE 30, 2005

Our principal sources of working capital have been private debt issuances and equity financings.

For the nine months ended June 30, 2005, we had a net loss of $22.0 million. At June 30, 2005, we had $2.4 million of cash and cash equivalents, which represented a decrease of $522,000 from September 30, 2004. The decrease was due to the transfer of $10.0 million of cash from restricted cash related to the convertible subordinated debentures offset by $10.5 million of net change in cash.

Cash used by operations during the nine months ended June 30, 2005 of $721,366 was primarily the result of operating losses, offset by receivable reserves, depreciation, amortization, and non-cash compensation expenses and working capital requirements, in particular the release of the $10 million in restricted cash in November, 2004. Cash used for investing activities of $1,362,510 was related to the purchase of computer hardware and software, and equipment put in service in anticipation of manufacturing activities. Cash provided by financing of $2,930,615 was primarily due to the cash proceeds from option and warrant exercises net of principal payments made on capital lease obligations.

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

In November 2004, we reached an agreement with the investors that purchased debentures in our $15 million financing of August 17, 2004 to release $10 million that was held in a custodian account. Following the release of the $10 million, we believe that we have sufficient operating capital to carry out our currently planned operations until October, 2005. If our existing cash and cash equivalents and cash generated from our operations are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities. The sale of additional securities could result in dilution to our stockholders. If additional funds are raised through debt securities, these securities could have rights senior to those associated with our common stock and could contain covenants that restrict our operations. Additional funds may not be available in amounts or on terms acceptable to us, or at all. If we are unable to obtain this additional financing, we may have to delay commercialization of our product and reduce resources devoted to our product. Any of these results could harm our financial condition.

Bankruptcy and related activity:
On April 14, 2005, CTC was served with notice that pursuant to the Acquvest litigation, the Orange County Superior Court granted an attachment of CTC's assets totaling $2.55 million. The Court had denied two prior applications by defendants and cross-complainants for Writs of Attachment. CTC immediately filed a Notice of Appeal on April 14, 2005 and an Emergency Writ on April 18, 2005 with the California Courts of Appeal to challenge the Court's decision to grant the Writs of Attachment and to stay the Writs of Attachment.

In May, 2005 we filed for Chapter 11 bankruptcy protection, in part to release this cash so that we had it available for operations. In June, 2005, the entire $2.55 million attached pursuant to the Acquvest litigation was released back to us.

Although our reorganization plan has not been accepted to date, our bankruptcy plan of reorganization is expected to have several impacts on our operating cash flows including:

i. the cash interest payment on our Debentures is proposed to be paid in common stock. Prior to the bankruptcy filing we paid our debenture holders $225,000 per quarter in cash. We have accrued the entire $225,000 interest payment on our balance sheet as accrued interest payable.

ii. any litigation related claims settled or resolved under the bankruptcy plan will be payable in company common stock rather than in cash or property.

iii. we had approximately $1,100,000 in accounts payable as of the date of the filing that is payable at the direction of the US Trustee and there are additional restrictions on cash payments while we are in bankruptcy proceedings. There are approximately $800,000 in additional claims related to disputed contracts that are expected to be resolved during the bankruptcy proceedings.

iv. prior to the bankruptcy we were spending approximately $300,000 per month or approximately 30% of our negative operating cash flow for the quarter ending March 31, 2005 in legal fees, primarily for litigation related activities. The bankruptcy consolidates most of our litigation activities in one legal forum and delays the litigation activities. We anticipate substantial cash savings as a result of the consolidation and delay of the litigation offset by approximately $500,000 in additional bankruptcy related legal and professional fee costs during the term of the bankruptcy.

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

v. We recorded a carrying value adjustment expense of $4.8 million on May 5, 2005 to reduce the previously recorded discount on our $15.0 million Convertible Debentures to zero. This adjustment resulted in the carrying value of our Debentures to be increased to their Allowed value of $15.0 million as appropriate under SOP 90.7. We recorded approximately $325,000 less in non-cash interest expense during the quarter ended June 30, 2005 than we would have recorded absent the adjustment. From August, 2004 through the date of the adjustment, we had recorded non-cash interest expense of approximately $531,000 per fiscal quarter and prospectively, we will record $0 in non-cash interest expense related to the discount for the Debentures beginning from the date of the Carrying Value adjustment.

CAPITAL EXPENDITURES

The Company does not have any material commitments for capital expenditures.

EFFECTS OF INFLATION

We are subject to inflation and other price risks arising from price fluctuations in the market prices of the various raw materials that we use to produce our products. Price risks are managed through cost-containment measures. Except as noted below, we do not believe that inflation risk or other price risks with respect to raw materials used to produce our products are material to our business, financial position, results of operations or cash flows. Due to increased demand for composite quality carbon materials worldwide in particular in the aerospace and defense industries and due to a restricted supply of high quality carbon due to a limited number of suppliers, the Company may be exposed to raw material price increases or carbon materials shortfalls until additional suppliers or supplies become available. We can not quantify any such price or material impacts at this time.

DEVELOPMENTS THIS QUARTER

Initial Product Sales: We closed our first commercial sales of our composite core products. As of June 30, 2005 we had received cancelable purchase orders or purchase commitments directly from, FCI, and Jiangsu Far East Group and through our agreement with General Cable, orders from American Electric Power and Pacificorp totaling approximately $1.6 million. As of June 30, 2005 we have made full or partial shipments on three of these orders and billed a total of approximately $566,000 through the end of the fiscal quarter. We have deferred recognition of all revenue associated with these orders as of June 30, 2005.

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Receivable reserve: In March, 2005, we negotiated with a customer to establish a payment schedule on the $2.5 million receivable recorded in September, 2004 for consulting services performed. Under the terms of the payment schedule, the customer was to have paid CTC $250,000 on or before April 30, 2005 with additional payments of $250,000 due on or before May 31 and the remaining balance due by July 31, 2005. We received a check for the initial payment which we believed to be negotiable and deposited the check on April 29, 2005. In May, 2005 our bank returned the check for insufficient funds. Subsequent attempts to collect on the initial payment and on subsequent amounts due according to the negotiated payment schedule were not successful. In June, 2005, the Company issued a demand letter requesting immediate payment of the balance due. No payments were made on either the initial or subsequent progress payments scheduled during the quarter. As a result and based on management's assessment of the likelihood of collection, the Company recorded a receivable reserve for the entire $2,500,000 as additional General and Administration expense and as a reduction in the carrying value of the account receivable during the quarter ending June 30, 2005. The Company intends to vigorously pursue collection of the receivable. Any future balances collected will be recorded prospectively as reductions in General and Administration expense.

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BANKRUPTCY AND LITIGATION:

Composite Technology Corporation v. Acquvest (OCSC Case No. 03 CC 12640): On October 16, 2003, CTC filed suit against Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox in Orange County Superior Court. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission and economic duress arising out of certain subscription and related agreements among the Company and the defendants. In connection with such agreements, CTC issued to Acquvest, Inc. and Patricia Manolis, in April 2003 and September 2003, a total of 150,000 units for a total purchase price of $375,000. Each unit consists of 10 shares of unregistered, restricted common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The agreements provide for the issuance of up to an additional 550,000 of such units for the same purchase price of $2.50 per unit, subject to certain conditions, and registration of share issuances under the Securities Act of 1933. The additional units have not been issued and the additional purchase consideration has not been paid. The parties disagree as to their respective rights and obligations with respect to the original issuances and such additional units. 10,000 units were also issued to Paul Koch for services in connection with such agreements, and a dispute has arisen as to his entitlement to those and additional units and warrants in connection with the agreements. CTC is seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against the defendants. CTC also seeks rescission of the pertinent agreements based on numerous grounds, including fraudulent inducement. By a letter to CTC's counsel dated September 8, 2004, Acquvest stated that it was waiving the contractual conditions to its purchase of an additional 400,000 units under its subscription agreement and was tendering $1,000,000, which was available on deposit, to CTC as payment for the units. Acquvest, Koch, and Manolis filed a Cross-Complaint on September 16, 2004, which they amended per stipulation on December 17, 2004. On April 14, 2005, CTC was served with notice that the Court granted defendants and cross-complainants' application for Writs of Attachment allowing for the attachment of CTC's assets totaling $2.55 million. The Court had denied two prior applications by defendants and cross-complainants for Writs of Attachment. CTC immediately filed a Notice of Appeal on April 14, 2005 and an Emergency Writ on April 18, 2005 with the California Courts of Appeal to challenge the Court's decision to grant the Writs of Attachment and to stay the Writs of Attachment. Additionally, CTC is working to arrange to post the bond to stay attachment of the entire amount subject to the Writs of Attachment. CTC believes that the Court committed reversible error by granting the Writs of Attachment and intend to vigorously seek to reversal of the order. The grounds for reversal of the order are that: (1) the corporate entity (Acquvest) that applied for the Writ of Attachment lacks capacity to maintain a proceeding in the State of California;
(2) both applicants failed to make any showing of imminent danger of irreparable harm as required by California law; (3) the applicants failed to make any showing that their claims were for a fixed on readily ascertainable amount as required by California law; and (4) the applicants failed to make an adequate showing of likelihood of success on the merits as required by California law. Trial date was set for May 9, 2005, but was vacated as a result of the bankruptcy filing. The litigants seek issuance of a total of 10,300,000 shares of common stock in exchange for $2,375,000 in cash and warrants to exercise 9,900,000 shares of common stock at $0.50 per share plus punitive damage. Assuming a market price per share of $1.40, issuance of these securities would result in a charge to earnings of $23,232,000 plus punitive damages and attorney fees, consisting of $12,045,000 for the common stock issued and $11,187,000 for the warrants issued, valued using the Black-Scholes option pricing model using a volatility of 84.2%, a risk free rate of 4.13%, and a life of 4 years. Any punitive damages or attorney fees are not estimable at this time.

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On May 5, 2005, (Petition Date) Composite Technology Corporation filed a reorganization plan and disclosure statement under the provisions of Title 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California under case number SA 05-13107 JR. Its subsidiaries, including CTC Cable Corporation, CTC Wind Systems Corporation and CTC Towers and Poles Corporation, are not party to the Title 11 case. As of the Petition Date, multiple lawsuits were taxing the Company's managerial, operational and financial resources and threatened to divert management from their duties of running the business. One of these lawsuits also resulted in an attachment of more than $2.5 million of the Company's funds. The Company believes the bankruptcy filing was necessary to release cash for the operation of its business, to give it a reprieve from burdensome litigation so that management could focus on marketing and sales, and to establish a plan for treating the claims of various parties in interest fairly. The Company believes that having these lawsuits heard by the Bankruptcy Court as part of the reorganization will provide a fair and reasonable means of addressing each claim and affording the same treatment to each claim. If the lawsuits proceed in different jurisdictions there is a possibility of inconsistent judgments. Moreover, as a result of the Title 11 filing, attempts to collect, secure or enforce remedies with respect to most pre-petition claims against the Company are subject to the automatic stay provisions of Section 362(a) of Title 11. Our disclosure statement was approved by the bankruptcy court on July 6, 2005 and a hearing for confirmation of our bankruptcy plan has been scheduled for October 12, 2005. This means that the bankruptcy court has determined that the disclosure statement contains adequate information for the parties in interest to make an informed vote on whether to accept the reorganization plan. Approval of the disclosure statement does not mean that the court is recommending approval of the plan of reorganization.

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

The Company does not believe that the bankruptcy proceeding will have a material negative impact on operations. The Company's management was required to devote time at the beginning of the bankruptcy case on the bankruptcy petition and related paperwork. The Company's management will also be involved with ongoing compliance requirements for the United States Trustee's office and with ongoing negotiations regarding formulating and implementing the reorganization plan. Nonetheless, we do not expect these activities to impair the ability of management to focus on marketing and operational issues.

The bankruptcy filing has not altered the Company's plans with respect to marketing, processing orders and shipments, product development, or any other aspect of the business. The Company's relationships with its vendors and strategic partners have not been interrupted by the bankruptcy filing. To date, the Company believes that the bankruptcy has facilitated rather than hindered the Company's plans for the business.

Operational changes:
A number of changes have been made to our operations capabilities, both in terms of systems implementation and human resources.

We continued to develop and refine the ACCC product in the quarter ending June 30, 2005. During this quarter, refinements to the product and production process have resulted in processing improvements, including increasing line speed and running multiple lines per pultrusion machine. As of June 30, 2005 with our current equipment configurations, we have production capacity of approximately 10,000 feet of core per day. We expect that with additional minor modifications that we can produce up to 23,000 feet of core per day without additional production equipment or without significant improvements in line speed. In addition, funds were expended for further development work for various conductor ancillaries, such as connection hardware, which we anticipate will facilitate the installation of ACCC cable in the field using conventional installation tools. We have also continued the testing of our products with both independent testing agencies and with cable provided to utilities on a trial basis.

We have purchased additional information technology systems supporting finance, sales, marketing and administration. We believe these infrastructure improvements will improve efficiency and enhance our compliance with the requirements of the Sarbanes Oxley Act.

During the Nine Months ending June 30, 2005, we sought to strengthen our operational management specifically in relation to increasing our production capabilities and in the strategic marketing arena. These efforts culminated, subsequent to the end of the first quarter, in the appointment of a new Acting Chief Operating Officer, Brian Brittsan, who has had considerable experience in managing companies as they take new technology products into the commercial production stage of operations. It is hoped that following a probationary period Mr. Brittsan will be appointed COO and become an officer of the Company. In addition, we strengthened our financial management with the employment of Domonic Carney as VP of Finance who will assist the Acting Chief Financial Officer, Benton Wilcoxon, in the fulfillment of his duties. Mr. Carney has extensive experience in operational financial systems, accounting, and Sarbanes-Oxley compliance.

Mr. William Arrington, our Senior Vice President, Office of the CEO, which is a position that enables Mr. Arrington to focus on public relations and strategic marketing of our products in addition to assisting the CEO in the fulfillment of his duties.

LIQUIDITY COMPARISON 2002, 2003, 2004:

Our principal sources of working capital have been private debt issuances and equity financings.

For the fiscal years ending September 30, 2004, 2003, and 2002, we had net losses of $14,687,874, $6,751,252, and $4,518,082 respectively. At September 30,
2004, we had $2.9 million of cash and cash equivalents, which represented an increase of $1.8 million from September 30, 2003. At September 30, 2003, we had $1.1 million in cash and cash equivalents which represented and increase of $1.1 million from $13,956 on September 30, 2002.

The increase in cash from 2002 to 2003 was due to cash received from the proceeds of private placement common stock of $3.2 million, proceeds from options and warrant exercises of $94,000 and from the issuance of notes payable for $30,000 offset by purchases of property and equipment of $199,000 and cash used in operations of $2,023,000.

The increase in cash from 2003 to 2004 was due to cash received from the sale of $15,000,000 in convertible debentures, $3.1 million in cash received from private equity sales, net of offering costs, $2.9 million in cash received from stock option and stock warrant exercises, $500,000 in cash received from the sale-leaseback of equipment, offset by $846,000 in equipment purchases and $18.7 million in cash used in operations including $10.0 million of the $15.0 million debenture funds restricted. This restriction was lifted in November, 2004.

Cash used by operations during the year ended September 30, 2004 of $18.7 million was primarily the result of operating losses of $14.7 million, offset by depreciation, amortization, and non-cash compensation expenses including charges relating to modification of options and warrants, issuance of common stock and warrants for services and legal settlements, and working capital requirements, in particular the classification of the $10 million in restricted cash in August, 2004 that was released in November, 2004. Cash used for investing activities of $346,385 included equipment purchases of $846,535 offset by proceeds from equipment sold on sale-leaseback arrangements of $500,000. Cash provided by financing activities of $20,881,932was primarily due to the $15.0 million debentures sold in August, 2004 as well as private equity sales of $3.3 million net of offering costs and warrant exercises for cash of $2.8 million. .

Cash used by operations during the year ended September 30, 2003 of $2,022,935 was primarily the result of $6.75 million of operating losses offset by depreciation, amortization, and non-cash compensation expenses including charges relating to deferred stock options compensation expense, issuance of common stock and warrants for services and legal settlements, and working capital requirements. Cash used for investing activities of $198,694 consisted of equipment purchases. Cash provided by financing activities of $3,338,171 was primarily due to private equity sales of $3.3 million net of offering costs and warrant exercises for cash of $100,000.

Cash used by operations during the year ended September 30, 2002 of $715,923 was primarily the result of $4.5 million of operating losses offset by depreciation, amortization, and non-cash compensation expenses including charges relating to deferred stock options compensation expense, issuance of common stock for services and legal settlements, and working capital requirements. Cash provided by investing activities of $20,856 consisted of equipment purchases of $17,814 offset by repayments of officer notes of $38,670. Cash provided by financing activities of $676,010 was primarily due to private common and preferred equity sales of $553,010 and cash received for notes payable of $223,000.

FUTURE NEEDS

As of July 31, 2005, the Company had approximately 9.3 million warrants "in the money" at current market prices that, if exercised, would result in $12,259,000 in cash proceeds. The Company also had 3,256,920 of "in the money" employee stock options that, if exercised would result in $1,558,000 of cash proceeds to the Company.

As of July 31, 2005 the Company had approximately $1.8 million in cash and had estimated collectible receivables of approximately $600,000. We believe our cash position as of June 31, 2005 in addition to approximately $100,000 of "in the money" warrants expiring in fiscal 2005, approximately $1,400,000 of "in the money" callable warrants, savings from the reduction in legal fees and interest due to the bankruptcy filing, and expected cash flows from revenue orders will not be sufficient to fund operations for the next four calendar quarters. We anticipate that additional cash is needed to fund operations beyond October, 2005 and to the extent required the Company intends to continue the practice of issuing stock, debt or other financial instruments for cash or for payment of services until our cash flows from the sales of our primary products is sufficient to provide cash from operations or if we believe such a financing event would be a sound business strategy.

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

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off balance-sheet arrangements, investments in special purpose entities or undisclosed borrowings or debt. Additionally, we are not a party to any derivative contracts or synthetic leases.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The following table summarizes our contractual obligations (including interest expense) and commitments as of June 30, 2005:


-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Contractual Obligations               Total         Less than 1 Year        1-3 Years          3-5 Years       More than 5 Years
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Long-Term Debt                 $       17,157,500  $          900,000  $       16,257,000                  --                  --
  Obligations
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Capital Lease                  $        1,075,820  $          481,292  $          594,528                  --                  --
  Obligations
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Operating Lease                $        5,632,330  $          939,773  $        3,046,378  $        1,646,179
  Obligations
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS NO. 151

In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

SFAS NO. 152
In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

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

SFAS NO. 153
In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

SFAS No. 123(R)
In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accounting for Stock-Based Compensation", and APB opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective for the Company (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or beginning its fourth quarter of fiscal 2005., or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statement.

SFAS NO. 154
In May 2005, the FASB issued SFAS No. 154,"Accounting Changes and Error Corrections" SFAS 154 replaces APB Opinion No. 20, " Accounting Changes" and FASB Statement No. 3 , "Reporting Accounting Changes in Interim Financial statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principles unless it is impractical to do so and limits the application of a change in accounting principle to the direct effects of the change. The Statement also requires that a change in depreciation, amortization, or depletion methods for long-lived nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and for changes in accounting estimates. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

                                  OUR BUSINESS

INTRODUCTION

We develop and market composite related products for the electric utility industry, and provide engineering, product design, and other services related to the design and installation of our products to the global electrical utility industry that are designed to improve the performance and capacity of transmission and distribution grids. Our principal product is our proprietary patent pending composite reinforced conductor known as the Aluminum Conductor Composite Core, or ACCC cable. Our ACCC cable is designed to transmit more power than conventional cables of the same diameter, create energy savings through less line losses under comparable operating conditions, and significantly reduce sag caused by overheating due to power overloads. We believe that ACCC cable enables utility companies, power producers and transmission or distribution owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers, and in many cases avoid the deployment of new towers and the establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment.

ACCC cable is now commercially available from our subsidiary CTC Cable Corporation, or CTC, on a limited basis and through strategic partnership with General Cable Corporation, a cable manufacturer that is active in developing the U.S. and Canadian markets. We are negotiating with cable manufacturers in Europe, Mexico, China and in other parts of the world to wrap aluminum wires on our ACCC core for sale in their local areas.

We were incorporated in Florida on February 26, 1980 and reincorporated in Nevada on June 27, 2001. We maintain our principal offices at 2026 McGaw Avenue, Irvine, California 92614. Our telephone number at that address is (949) 428-8500. Our website is www.compositetechcorp.com. The contents of this website are not incorporated into this filing. Further, our reference to this website is intended to be inactive textual reference only.

CORPORATE HISTORY

We were originally incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, we amended our Articles of Incorporation to change the corporate name to Eldorado Financial Group, Inc. and modified our capital structure to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001 we changed our state of incorporation from Florida to Nevada, by means of a merger with and into a Nevada corporation of the same name formed solely for the purpose of effecting the reincorporation.

On November 3, 2001, we exchanged 60,000,000 shares of restricted, unregistered common stock for 100% of the issued and outstanding common stock of Transmission Technology Corporation, or TTC, a privately-owned Nevada corporation incorporated on March 28, 2001. TTC had been originally formed to secure a license agreement related to a composite reinforced electrical transmission cable system that used composite core materials. As a result of the exchange, TTC became our wholly owned subsidiary. The Bylaws of TTC became our Bylaws.

In conjunction with the November 3, 2001 transaction, we changed our corporate name to Composite Technology Corporation and amended our Articles of Incorporation to allow for the issuance of up to 5,000,000 shares of $0.001 par value Preferred Stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value Common Stock from the 100,000,000 shares previously authorized.

On December 28, 2001, our Board of Directors, and the Board of Directors for TTC established an initial year-end of September 30 for TTC and, concurrently, elected to change our fiscal year-end from December 31 to September 30. This action was taken after an evaluation and review of the November 3, 2001 acquisition transaction, our operations and the operations of TTC.

Our acquisition of TTC effected a change in control and was accounted for as a reverse acquisition whereby TTC is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to the reset year-end of September 30, 2001, the financial statements of the Company reflect the historical financial statements of TTC from its inception on March 28, 2001 and our operations subsequent to September 30, 2001, as retroactively adjusted for the transactions on November 3, 2001.

PRINCIPAL PRODUCT

Our principal product is our proprietary patent pending ACCC cable series which has been developed over the past three years. These bare overhead conductor cables have unique properties that provide them with significantly improved product characteristics over traditional bare overhead conductor cables known as ACSR.

THE ACCC CABLE:

o ACCC has an increased conductive aluminum cross section compared in weight to conventional Aluminum Conductor Steel Reinforced , or ACSR, of the same diameter and weight;

o ACCC composite core reduces high temperature conductor sag that occurs in a transmission line conductor as it becomes hotter due to increasing power flows;

o ACCC is designed to provide energy savings resulting from less line losses when compared with ACSR under the same conditions;

o ACCC has a rated operating temperature of 180 degrees C, with the temporary ability to operate at 200 degrees C, which enables greater power transmission capacity;

o ACCC does not exhibit bimetallic corrosion and resists degradation of its strength core since it does not use a steel core;

o ACCC uses carbon fiber and glass composites which are favored by the latest commercial airliner manufacturers for superior performance;

o ACCC's elimination of steel core reduces induction heating that occurs with a conventional steel core;

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

o ACCC's composite core has self dampening properties that may reduce the need for dampeners and other anti-vibration devices;

o ACCC uses standard installation techniques and equipment with little need to retrain linesmen and reequip teams service vehicles;

o ACCC can easily be retrofitted on existing towers to upgrade energy throughput;

o ACCC allows transmission and distribution owners to replace lines easily, typically without modification to the poles and towers;

o ACCC can substitute for other cables that have greater tensioning on the older towers to delay the need to replace down-rated aging towers, helping in the management of infrastructure renovation programs;

o ACCC may eliminate the need to establish new rights of way that are costly, time consuming, and environmentally controversial, since ACCC offers increased throughput and enhanced safety without the necessity of constructing new lines.

Bare overhead electrical conductor is composed of conductive materials that must hang in the air; but since conductive materials are typically not high strength, the conductor portion of the cable is held in the air by a strong core. Traditional Aluminum Conductor Steel Reinforced, or ACSR, uses aluminum to conduct because aluminum conducts well and is light, with a steel core to reinforce the cable to hold it up. Traditional cable designers have increased the performance of their steel cored cables for the most part by increasing the strength of the core with special steels that could operate at higher temperatures and by increasing the quantity of aluminum by packing the wires closer together with trapezoidal shapes. The result is a steel cored cable that can handle more heat, but still has significant sag issues at higher temperatures and if the version has trapezoidal shaped aluminum wires the resulting cable will have greater weight for the same diameter cable and thus require structures with greater tension capability.

Other companiess that are trying to find solutions to the requirements of increased capacity more transmission and distribution have been developing alternatives such as new underground superconductor cables. The fundamental problem with these innovations, we believe, is that the costs are prohibitive and the results uncertain. Recent industry research has nonetheless focused significantly on superconductors, which require constant cooling to cryogenic temperatures. While superconductors perform with low transmission losses, their much higher price and increased maintenance constraints may make them suitable only for select underground lines in highly congested metropolitan centers. We do not believe that this technology will be used in overhead transmission or distribution systems in the foreseeable future.

The solution provided by ACCC comes about by going back to essentials: engineer the conductor to conduct more electricity at the lowest cost, engineer the core to support the cable without higher temperature sag, and reduce corrosion while minimizing all unnecessary side effects and problems. The result is the CTC composite core that supports more aluminum within the same comparable diameter cable, letting the aluminum carry the current while the high strength non-corrosive core holds up the cable with minimal sag.

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

The most widely used bare overhead conductor in the world today is the ACSR. The North American Electric Reliability Council predicts a demand increase for electricity in the U.S. at 19.5% between 2001 and 2010. According to the Edison Electric Institute bulletin titled "Expansion of the U.S. Transmission System is Long Overdue", there will be a requirement of up-to $56 billion in the U.S. transmission grid to maintain current levels of transmission reliability. Further the bulletin shows that the investment in transmission systems to maintain the year-2000 adequacy requires quadrupling. "Plunkett's Energy Industry Almanac 2005" confirms these same investment requirements.

During the period from 2000 to 2010, according to the US DOE, Energy Information Agency's "International Energy Outlook 2001", while the U.S. electrical consumption grows by 28%, the developing world consumption rate grows by over 60%. The majority of this will consist of entirely new systems with correspondingly high capital requirements for new line construction. The developing word consumption will then be almost 50% greater than that of the U.S. The total overhead line investments required to achieve these growth levels outside the U.S. may exceed 10 times that of the annual U.S. expenditure. Our goal is to replace ACSR cable with our ACCC cable by penetrating the portion of the market that most requires a solution to an overloaded transmission and distribution grid system.

In addition, the material properties of the composite core in our ACCC cable reduce the problem of conductor sag due to higher temperatures. The cable is therefore rated at an operating temperature of 180 degrees C and does not sag appreciably up to that temperature. This compares favorably with the normal operating temperature of standard ACSR which is 80 degrees celsius with a maximum temporary operating temperature of about 100 degrees celsius as compared to the equivalent in ACCC of 200 degrees celsius. The problem of line sag came into prominence at the time of the 2003 blackouts in the Northeastern United States. It appears that the problem originated with an overheating line sagging too close to a tree causing an electrical short that stopped the electricity transmission. This forced the electricity to immediately transfer to other lines, making them operate at a higher temperature until they too shut down. This resulted in the collapse of a major portion of the northeast electrical grid that resulted in many hours of blackout for the city of New York and other places within several states. ACCC does not sag appreciably with increased temperature, because, unlike a metal core, our composite core exhibits much lower thermal expansion properties. In practical terms, the ability to operate a cable at higher temperatures is an advantage in that it creates a much greater emergency reserve capacity.

Corrosion is another problem with the use of conventional transmission cables. Corrosion damages metals, reducing strength. Salt and forms of airpollution can result in corrosion of both the aluminum conductor and steel cores, including galvanic corrosion due to contact between two different metals. Composites do not have such problems, being engineered from non-metallic materials. The non-metallic core is a major factor in the reliability of our ACCC cable. Additionally, the ACCC core is not only resistant to corrosion and strong but also not brittle or fragile, like some metal matrix composites proposed in the market. Our ACCC core is wound around standard reels and handled in production and in the field by workers and linesmen who do not need to be concerned about snapping the composite core or shattering it with a sharp blow. Field demonstrations show that it comes off the reel easily and goes through standard pulleys, while being pulled to tension in the normal way. It can also cover much greater spans than other cables pulled to the same tension, since ACCC exhibits less sag.

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

The ability to substitute or replace ACSR and other cables with a stronger more conductive ACCC cable brings other practical advantages that may benefit the transmission owners, utility companies, and power producers. These advantages fall into two important categories relating to: (i) existing line renovation and refurbishment, making the existing asset function better, more efficiently and deliver more power with less capital-expenditure; and (ii) new line construction which could require fewer support structures since our cable has less sag.

We believe congestion can be relieved immediately because ACCC cable can be installed and tensioned identically to ACSR cable allowing it to replace existing overhead lines without structural modification of the supporting tower systems, new permissions and prohibitive delays, therefore allowing more power to be transmitted.

ACCC cable can be used to replace existing lines on towers that are older and cannot safely support the high levels of tensioning required. This is due to its limited thermal expansion, ACCC can be installed with less tensioning while meeting required sag and safety standards. This is important to utilities that are struggling with the need to replace their entire infrastructure by helping in the management of their capital expenditure planning.

The fundamental advantage in using ACCC cable to upgrade existing lines is the elimination of the need to construct new lines. It can eliminate the need to establish new rights of way. This is costly, time consuming, uncertain, controversial and may impact the environment.

SUMMARY OF EVENTS AND STATUS OF OUR PROGRESS FISCAL YEAR 2004

During the fiscal period ended on September 30, 2004 we have made considerable progress in our commercialization path culminating in the completion of product and production development for the ACCC cable and its necessary accessories. We are now operating a pilot commercial production successfully and are now planning the launch of full scale production of ACCC.

Pivotal in this progress was the organization of the business at the new facility in Irvine, California, the purchase of increasing numbers of production machines and the addition of new personnel and managers.

The most important external events of the period may be summarized under four major headings, as follows:

The first was the ongoing process of testing and demonstrations that continue to date. Throughout the period, testing has continued, initially as an essential part of refining product and production process design, and more recently to validate the ACCC product. Announcements of the publication of important test data regarding ACCC were made in the first quarter of fiscal 2004 and testing and trials have continued throughout the year to underline the initial findings made at that time. Contributions have been made by the University of Southern California and most recently the field installation at the Electrical Power Research Institute at a Haslet, Texas facility announced in September of this year.

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

In February 2003, we retained EPRI Solutions, Inc. to develop work procedures for the installation or our ACCC conductor on a test line located in Haslet, Texas, and to monitor and collect performance data on this installation for two years. Pursuant to the terms of the agreement, we agreed to pay EPRI a fixed fee upon the completion of specified milestones. The term of this agreement is from February 1, 2003 through January 1, 2008, unless EPRI's services are completed or the agreement is terminated earlier. We or EPRI may terminate the agreement at any time with prior written notice. The field installation of our ACCC conductor was completed pursuant to this agreement in September 2004.

In June 2003, we retained the University of Southern California to study properties of our fiber and resin composite core under various conditions, including the core characteristics in our connecting hardware. The university's composites team provides various analysis data and studies so that we can predict the characteristics of the core under various loading conditions and allow us to develop refinements to next generation designs. This agreement terminates on May 31, 2005, unless terminated by USC or us upon prior written notice.

The second was the announcement in May and July of the inclusion of the ACCC family of cables in the Power Line Systems' design software program, which is used by professionals in the electric utility industry. We believe that this software program provides engineers with the tools necessary to include our products in new power line project planning and design.

Third is the enabling breakthrough in our production plans created by the execution through our subsidiary CTC Cable Corporation of the Distribution and Purchase Agreements with General Cable Industries, Inc., principal U.S. operating subsidiary of General Cable Corporation, a leading company in the utility cable market, on October 2, 2004. General Cable produced the first ACCC cable in the last quarter of our fiscal year ending September 30, 2004 and September 30, 2003, and the relationship has become an important part of our North American growth strategy.

General Cable is an important manufacturer in the utility cable industry. We believe that the agreements:

(i) give us a firm basis to ensure that the ACCC cable will be produced when required;

(ii) give us significant openings with General Cable's preferred and regular customers;

(iii) allows us to reduce a number of planned marketing costs;

(iv) allows us to sell our product through General Cable;

(v) provide a certain assurance to the market regarding security of supply since General Cable is one of the world's largest cable manufacturers and has the capacity to meet anticipated customer demand for the product; and

(vi) gives further impetus to the marketing efforts already undertaken by raising the profile of our company and products.

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

As referenced in the Purchase Agreement, General Cable has been granted exclusive manufacturing rights to wrap, or apply aluminum strand around our ACCC composite core, providing a finished ACCC conductor cable to be installed and operated in the U.S. and Canada. The agreement terminates on December 31, 2007, unless terminated earlier in the event General Cable is unable to supply products or we are unable to accept delivery of products due to causes beyond our or General Cable's control. Pursuant to the terms of this agreement, we have agreed to purchase articles, materials, services or equipment from General Cable for the manufacture of ACCC conductor cable at prices no higher than prices that General Cable would provide to its best commercial customer, subject to General Cable's right to modify prices upon material increases in any of General Cable's raw material costs. General Cable has agreed to certify that its materials, equipment and services covered by the purchase orders comply with the utility cable industry standard specifications and manufacturing processes work as well as our specifications. It also warrants for a time period of 12 months after installation, excluding all other warrants, that the wrapped products sold under the purchase orders will meet government approved specifications in the U.S. or Canada and will comply with all specifications and standards agreed upon with CTC in writing. This warranty is not effective more than 20 months from the date of our invoice covering the products. Under the terms of this agreement, General Cable's liability is limited to replacement of any wire or cable that does not substantially meet the manufacturing specifications or fails during normal use within one year from the date of installation and such failure was caused by defects in material or workmanship at time of shipment. Our liability is limited to replacement of products within the warranty period that are defective due to failure of the core to meet applicable specifications or failure to perform as part of a finished product.

Under the Distribution Agreement, General Cable is appointed a non-exclusive distributor for the marketing and sale of all ACCC cable wrapped by General Cable that conform with applicable industry standards for the U.S. and Canadian markets only. Pursuant to the terms of the agreement, General Cable has agreed, at its expense, to assist CTC in promotional and marketing activities in the U.S. and Canada, coordinate its sales efforts with CTC and establish and maintain a place of business as necessary to provide customer support and marketing coverage in the U.S. and Canada. The agreement grants General Cable a license to use trademarks and trade names used by CTC for the term of the agreement. This agreement terminates on December 31, 2007 and automatically renews from year to year, unless either party gives prior written notice of non-renewal or earlier termination pursuant to the terms of the agreement. General Cable has the right to terminate the agreement at any time without cause upon 90-day prior written notice. General Cable or CTC may terminate the agreement upon uncured breach by the other party or in the event General Cable is unable to supply products or we are unable to accept delivery of products due to causes beyond our or General Cable's control. The agreement automatically terminates in the event of either party's bankruptcy or insolvency, or if performance is impossible or commercially impracticable.

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Finally, June 2004 brought us the announcement of the interest of FCI/Burndy in manufacturing the accessories necessary for our ACCC core. In November 2003, we entered into a joint development agreement with FCI SA, one of the world's largest cable hardware manufacturers, to develop and protype accessories for use on our ACCC conductor and to develop a global supply agreement for those developments. Joint inventions under the terms of the agreement are jointly owned by FCI and us, and prior written consent is required before a license may be granted to a third party for the joint inventions. FCI and CTC, at their sole expense, bear the costs of their respective obligations under the agreement. The term of the agreement is for the duration of the development project, which we will be completed and commercially available in fiscal 2005.

This fiscal year also saw the first commercial order for the ACCC cable for a new transmission line in Kingman, Kansas during the first quarter and the first completed commercial installation at Holland, Michigan during the last quarter pursuant to a purchase order in connection with our arrangement with General Cable. Pursuant to a letter agreement between us and the City of Kingman, Kansas, dated November 11, 2003, we agreed to install approximately 21 circuit miles of ACCC cable for pilot testing and provided services and hardware in this connection for an aggregate fee of $2.5 million. The term of this agreement is one year from the date of energization of the installed ACCC cable. During the one-year term, the City of Kingman will collect data to determine satisfactory performance. If our conductors fail to perform properly during this term, then the City of Kingman has the right to terminate the agreement and require us to pay for the removal of the conductors and purchase and install ACSR conductors. We are responsible to provide, maintain, and repair, at our cost, all ACCC conductors and hardware required for its installation or repair, equipment to monitor the testing requirements, and design data on the ACCC conductors and hardware being tested for the duration of the one-year term. We must also pay for compliance with applicable federal and state laws and permits required for this pilot test during the term. The City of Kingman is responsible, at its sole expense, to pay for labor costs associated with the initial installation of the ACCC conductors, obtain necessary permits for the installation of the ACCC conductor and collect data from our monitoring equipment for the one-year term. Although we cover the cost, at our sole expense, of the ACCC cable, the letter agreement provides the following compensation for our services and products in connection with the installation:

(i) an amount not to exceed $550,000 for engineering and construction services to design, engineer and supervise construction of the 21-mile transmission line, subject to the City of Kingman's right to award part of the contract to the lowest qualified bidder;

(ii) an amount not to exceed $740,000 for our composite poles, cross-arms, installation hardware and installation services determined by final engineering specifications in connection with the construction of a 21-mile transmission corridor;

(iii) an amount not to exceed $850,000 for cable installation services to supervise, manage and install 21-miles of ACCC transmission cable, subject to the City of Kingman's specifications; and

(iv) reserved funds not to exceed $535,000 for construction or installation of contingencies, including, but not limited to, tree trimmings or removals, unanticipated water or soil impediments, and unanticipated route changes required for pole installations, subject to final engineering.

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SALES AND DISTRIBUTION

During the process of sales and distribution of ACCC, we have identified two important phases: Market Trials and Accepted Usage. Essentially, sufficient testing and trials have already been accomplished to stimulate interest among utilities' engineers, but the industry is cautious. Field trials are usually desired to evaluate the product. This can be accomplished with ACCC running alone or in conjunction with other potential cables. We are ready to sell trial quantities of ACCC cable to customers almost immediately for field trials together with installation support and assistance. We anticipate receiving access to data and trial results for potential customers to better evaluate its ACCC product.

We use three principal strategies for the distribution of our products.

The first is direct sales of cable to utilities and distribution companies. Manufactured core is wrapped by General Cable under contract and sold to the utilities. These sales are arranged through field consultants and by our personnel. We participate at trade shows and use our contacts to enable it to present the advantages to decision makers at the utilities who might benefit from our products. It is anticipated that these contacts will develop into an arrangement whereby the utility will try our products in a test line; which in turn will lead to acceptance and further purchases.

The second is sales of core to cable manufacturing partners. In North America our contractual partner is General Cable. It is anticipated that General Cable will sell the ACCC products to its customers as part of the General Cable range of cables. This will lead to the sale of our cable, the essential ingredient in ACCC cable.

The third is using consultants or intermediaries who have relationships with governments, utilities, engineering companies, cable manufacturers and interested purchasers. We are able to provide such intermediaries with an interest in the sale of the products in return for sales into defined markets.

It is expected that the first two sales methods will be used extensively in the developed markets with a greater reliance on intermediaries and the third method of sales in certain other international markets where developing contacts with particular individuals or organizations is an important entry barrier or prerequisite to conducting successful business.

MANUFACTURING

CTC is now concentrating on the production of the composite core component of its ACCC cable and allowing specialist cable manufacturers to wrap and distribute the finished cable in their particular markets. Production for accessories has also been organized to ensure that hardware supply will match the cable sales.

The manufacture of the core uses a proprietary continuous process for manufacturing composites that have a cross-sectional shape. This process allows numerous glass and carbon filaments to be pre-tensioned, impregnated with high performance resin systems, and then rapidly cured as the product emerges through a heated die. The shape of the dies dictates the core configuration and different designs are utilized for different cable sizes. The proprietary resin formulations we use are highly resistant to temperature, impact, tensile and bending stresses, as well as to the harsh environmental conditions encountered in the field. The product is also designed to have a long life and a resistance to high energy electrical fields.

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At present the manufacture of the core is carried out at our facilities in
Irvine California. Although conceptual plans are underway to transfer production to a separate facility when the order volume reaches a critical mass, no such production facility has been identified. We can also manufacture using subcontractors if required.

The ACCC core is then delivered to the cable manufacturer, General Cable in the U.S. and Canada, for wrapping with aluminum. The core is shipped on round reels and is received at the cable wrapping facility in much the same way as traditional steel cores. Core is delivered in standard lengths to meet stranding limits. The core is then stranded or wrapped with fully annealed or heated aluminum wires drawn into trapezoidal shapes.

We plan to increase its capacity ahead of commercial orders to be in time for delivery.

Machinery is currently acquired under lease and we have lease line financing in place to fulfill further requirements.

Our principal raw materials in the production of the ACCC core are glass and carbon fibers, combined with specific polymer resins. Our cable manufacturers require raw aluminum rod materials usual in the production of bare overhead cable. Accessories require primarily high grade aluminum and special steels. The prices for these raw materials are subject to market variations. Glass and resins can be acquired from several sources, however the preferred supplier for the carbon is Toray Industries. While our preference will be to Toray, we are currently qualifying alternative suppliers' carbon material in our production path.

We are continuing the development of our new high-speed production equipment and anticipate that this will be completed in the coming year.

INTELLECTUAL PROPERTY

We are continuing to pursue patent protection for all aspects of our composite materials, products, and processing, including aspects of our product other than the core.

We filed the following patent applications:

(i) PCT Application Serial No. PCT/US03/12520 on April 23, 2003, and United States Continuation-In-Part Applications Serial Nos. 10/692304, filed October 23, 2003;

(ii) 10/691447, filed October 22, 2003; 10/690839, filed October 22, 2003,
     10/911072, filed August 4, 2004, PCT Applications Serial Nos.

PCT/US02/35199 FILED OCTOBER 22, 2004;

(iii) PCT/US04/35201, filed October 22, 2004; and Provisional Applications Serial Nos. 60/537302, filed January 16, 2004; and

(iv) 60/536164, filed January 13, 2004.

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We are in the process of formally assigning these pending patent applications to its wholly owned subsidiary, CTC Cable Corporation, a Nevada corporation, formed December 5, 2003. We have also filed corresponding patent applications in over 60 countries worldwide to preserve and protect our potential market opportunities. The inventors of record of all of our applications are Dr. Clem Hiel, Mr. George Korzeniowski, and Mr. David Bryant. Dr. Hiel is world-renowned in the field of composite materials engineering and design. Mr. Korzeniowski has a long and distinguished career dealing directly with design, building and operating processing equipment for composite products manufacturing. Mr. Bryant is our Vice President, Product and Production Development and has extensive experience with the design and production of novel composite products. Under consulting agreements with Mr. Korzeniowski and Composite Support & Solutions, Inc., of which Dr. Hiel is president, Mr. Korzeniowlski and Dr. Hiel have assigned their rights to all intellectual property regarding the subject matter of CTC to CTC. Mr. Bryant is employed by and is vice president of CTC. Under the terms of a consulting agreement with Mr. Bryant and CTC, Mr. Bryant has assigned his rights to all intellectual property regarding the subject matter of CTC to CTC. Our patent applications deal with novel composite materials, a range of materials for such composites, processing to produce composite materials, range of operating characteristics, and various products made from such composite materials. The primary products disclosed are electrical transmission conductors that substitute the related composite materials in place of standard steel reinforced cable. The composite materials are characterized by both chemistry and physical properties, and particular examples are included. Product characteristics such as ampacity, elevated operating temperatures, lower electrical resistance, light-weight, high strength composite fiber packing density, corrosion, stiffness, thermal expansion, toughness, fatigue life, creep resistance, wear resistance and fiber strength are addressed. Novel manufacturing processing techniques are also disclosed, which techniques are applicable to both the conductor applications as well as other composite based products. Numerous cross sectional cable designs are disclosed, as well as various methods and designs for splicing composite cables. Transmission systems incorporating our novel composite cables are also addressed.

Based on available information and after prior art searches by our patent strategists, we believe our pending patent applications provide the basis for us to, over time, be issued a number of separate and distinct patents. Our patent applications will continue to be supplemented with new information based on our prototype preparation and testing. Our patent applications specifically focus on materials and conductors conforming to industry specifications and requirements, as presently in place and as anticipated for the future.

We have also acquired licensing rights pursuant to a License Agreement dated February 6, 2003, between W. Brandt Goldsworthy & Associates, Inc., or WBGA, and the Company. The License Agreement grants us the exclusive use of any components in our ACCC products that include items contained in patent claims granted to WBGA by the U.S. Patent and Trademark Office, or USPTO. The License Agreement also provides us a broader non-exclusive license for any other pultruded composite core electrical cable designs characterized by WBGA as CRAC-1. The License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by us, provided WBGA is granted valid patent Claims by USPTO. To date no such claims have been granted, and the USPTO issued a final rejection of the patent application on October 18, 2004. WBGA or its

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assigns has a six-month period to respond to the final rejection or appeal the final rejection. We were notified that the rights to the License Agreement as Licensor were transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. Mr. Dombroski subsequently transferred his rights to the License Agreement to GIFT Technologies LP on April 13, 2004. The duration of the License Agreement is for the life of any patent granted to WBGA by USPTO for the specific technologies licensed herein.

We are currently pursuing patent protection for other composite based products and applications. These additional patent applications generally relate to composite-based towers and poles. We are currently preparing a number of additional patent applications and it is anticipated that these will be filed in the near future.

MARKETABILITY

The U.S. Department of Energy reported some years ago that much of the nation's electrical transmission and distribution infrastructure is rapidly becoming incapable of meeting the demands of our modern economy. This is the result of the increasing demand for the consumption of electricity. I which has more than doubled over the last 10 years, coupled with aging of the existing grid, which is in need of replacement and is prone to failure.

Utilities have been adding to their electrical generation capacity. In the most recent three years more generation capacity has been added than at any time since 1945. However, during the same period the investment in delivery systems for the new capacity, or the grid, has not significantly increased. This will have to be rectified if the new generation capacity is to be efficiently utilized. This translates into the necessity for a large increase in investment into the bare overhead cable conductor systems that make up the electrical grid. Our ACCC cable is a type of bare overhead cable conductor.

The currently available data projections for the size of the market for bare overhead conductor are conflicting, with different sources assigning widely different figures to the overall market size and to the markets for different countries. This is probably due to the fact that analysts can easily confirm the present size of the Grid and its required expansion but cannot adequately factor in two important considerations. The first of these is that it is often unclear how much of the existing grid must be replaced and how quickly. This information is often confidential and in all cases sensitive with its combination of considerations of safety, ecology and commercial impact. The second is that while new capacity is required on the grid it is often assumed that this will necessitate new lines. These are far from easy to arrange. Obtaining rights of way and permissions sometimes takes years and is of uncertain outcome.

Introduction of our products may help to alleviate some of these issues since ACCC enables providers to increase transmission capacity to handle expected load increases without resorting to the uncertainties of relying on the permits for and construction of new rights of way. More fundamentally, we believe that ACCC is a replacement for existing lines that requires less tensioning and can therefore be used on weaker towers.

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Our ACCC product targets an industry which is mature in most industrialized countries such as those in North America and Europe but developing in various other countries around the world, such as China and in South America.

COMPETITION

The primary competing product to our ACCC in North America and in most parts of the world is still traditional ACSR, a hundred year old technology. We believe that ACSR cannot satisfy a number of requirements facing the modern grid and distribution operator. Awareness of this issue has resulted in a number of companies with various alternative products coming forward. These may be summarized as follows:

o Widely used in Europe, certain cable manufacturers already produce variations of Aluminum Conductor Strength Steel, ACSS. This aluminum conductor is reinforced with higher strength steel alloys in the core that allow the use of trapezoidal shaped wires. When compared with equivalent sized ACSR cables, the trapezoidal ACSS cable is heavier and thus may require higher tensioning, potentially resulting in tower modifications. Variations of ACSS also exist in the shape of the aluminum stranding with both trapezoidal and `Z' shaped cables offering less wind noise than traditional ACSR.

o 3M Company reports that they have developed Aluminum Conductor Composite Reinforced, or ACCR, a conductor with a core composed of metal and ceramic matrix composite wires with diameters ranging from 0.073 inches, or 1.9 mm, to 0.114 inches, or 2.9 mm, that appears to be wrapped in a thin adhesive backed metal foil. 3M claims that their ACCR has increased ampacity over ACSR by 1.5 to 3 times at very high temperatures. Its price is reported to be seven to ten times higher than ACSR.. 3M Company literature also indicates that some modifications from the ACSR-norm in handling and installation procedures may be required since the ACCR core is reportedly brittle and may snap or shatter if handled incorrectly. 3M literature also notes that the conductivity of the aluminum is lower than the aluminum in conventional ACSR. 3M claims to have made commercial sales of the product.

o Korea Electric Power Corporation completed 24 overhead transmission line upgrade projects between 1994 and 1997 where they replaced existing conductors with higher ampacity conductors using existing towers and rights-of-way. They used the Super Thermal Resistant Aluminum Alloy Conductor with Invar Reinforcement, or STACIR, first introduced in 1994. The cable can operate to 210 degrees celsius with its ampacity approximately doubled. The cost of STACIR is estimated to be four to seven times higher than ACSR and has slightly increased line losses and weighs more than comparable sized ACSR. Limited market acceptance of this product has occurred, although we believe that it is mainly in Korea.

o A multi-sectioned cable known as the GAP cable has been introduced by Sumitomo. This conductor has been used by a number of companies internationally and has reportedly experienced mixed results in various applications. In particular it is noted that when fitting the conductor it must be first hung without significant tension to `relax' the cable, installation is difficult and expensive with more frequent, costly terminations of the conductor required. The term unreserved acceptance is defined as meaning the GAP cable design has not been accepted throughout the utility industry as a standard, cost effective replacement for existing cables. We believe that those companies using the GAP cable are actively seeking an alternative. Our belief is based on our discussions with EVE Transmission who developed the GAP design for the U.K. market and who has been unable to gain market acceptance beyond a demonstration site. We also believe that significant structural strengthening of towers is required for its use.

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o  Several companies are in the preliminary stages of developing superconducting technology in the form of liquid nitrogen-cooled superconductor power cables, which are capable of conducting with very low losses. The disadvantage is that the cost of such cables is expected to be up to fifty times the current price of conventional underground systems. It would, therefore, only be practical in specific short underground installations in densely populated downtown metropolitan areas. Overhead use is not presently anticipated.

We believe our ACCC product is superior to the ACSR product in that it allows greater ampacity, or electricity throughput on identically sized lines. Our ACCC product is lighter, resulting in the requirement of fewer electrical towers per mile of cable installed.

We believe our disadvantages to our competition consist primarily of two items. First, our ACCC cable is a new product that incorporates technology that, while proven in other industrial applications, has not been proven in the utility markets. The ACSR product we anticipate replacing has been in existence for 100 years, is familiar with utility management and utility engineers and is proven to work in real world conditions. Our product does not have this legacy in the utility markets. Second, our product is more expensive than the ACSR cable for the same sized cable. While we believe that installation of our product will result in cost savings and increased efficiency of electrical transmission that will offset the higher cost per foot of cable, we may not be able to convince the purchasers of the cable of this contention.

The term composite covers a wide variety of materials from cements to metal matrix composites, through carbon fiber and fiberglass. We are not the first entity to attempt to develop a composite core for a transmission cable, and cannot protect all conceivable composite cores by our patent applications.

We have also filed additional patent applications to address additional subject matter complementary to the information set forth in our original patent applications. This is intended to serve as an additional barrier to the development of competing composite products. A company interested in developing a competing product would be investing in composite core development knowing that there were additional patent applications claiming subject matter that may have been filed but not yet public.

We produce the composite core component of the ACCC cable. Any qualified cable manufacturer should be able to apply the annealed or heated aluminum to the outside of core to produce the finished product. Since we intend to enter into agreement with cable manufacturers that are willing to wrap the core to produce the ACCC final product, such manufacturers are not immediately our competitors, although other products they produce may compete with the ACCC. Our strategy is currently to make the production of ACCC available to cable manufacturers that have an expanding market and are willing to invest in bringing ACCC into their markets. In the United States market, however, we have signed an exclusive manufacturing agreement with General Cable that establishes General Cable as the only manufacturer of ACCC for the U.S and Canadian markets until late 2007. There are three principal manufacturers of traditional bare overhead conductors, which supply the United States market: Southwire Company, General Cable Corporation and Alcan Cable. Given the current exclusive manufacturing arrangement, General Cable's production of ACCC will be in competition with both of the other key producers in the market.

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Outside of the United States and Canadian markets, all the key manufacturers of
ACSR cable are the Company's potential partners. These include General Cable, Nexans, Lamifil, Pirelli Cable and De Angeli Prodotti in Europe; Condumex IUSA and CME in Mexico; Jaingsu Far East Group Company, Ltd., in China; Aberdare Cables in South Africa; and numerous others.

GOVERNMENT REGULATION

We are not aware of any specific government regulations governing the design and specifications of bare overhead conductors in the United States. We do not believe the manufacture of ACCC cable is subject to any specific government regulations other than those regulations that traditionally apply to manufacturing activities such as the Occupational Safety and Health Act of 1970.

Our intended operations are generally subject to various federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. We anticipate, and to date have had, no difficulty in meeting these standards.

Certain international markets may require government or type registration approvals from leading companies or public or semi private bodies or associations. It is our policy to examine these barriers to entry and to select markets which will be able to introduce its products in this initial phase without a significant, lengthy or costly registration or approval procedures.

RESEARCH AND DEVELOPMENT

We have spent considerable funds on research and development of our proprietary, patent pending ACCC and related electrical system component technologies to the point where the ACCC system is now commercially available. We continue to invest in the further development of this product with a view to speeding up and lowering the cost of production, as well as enhancing the product's properties and characteristics. We also anticipate the need to continue spending significant funds to protect the ACCC technologies.

In fiscal year 2004 we spent $3,258,055 on development costs; in fiscal year 2003 we spent $3,243,475 on development costs and $959,243 in fiscal year 2002.

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EMPLOYEES

As of August 16, 2005, we had 53 full time employees and use the services of consultants on a regular basis for a variety of tasks and responsibilities. Additional consultants are employed as required for specific tasks.

There are five senior corporate departments: Operations, Finance, Intellectual Property, Information Systems, and Investor Relations. These are directly overseen by the CEO. The Operations Department is the responsibility of the COO. In the Operations Department, the COO presides over three additional senior operations departments: Product & Production Development, Business Development & Sales, and Quality Assurance & Quality Control.

One senior manager, employed as a consultant, was appointed the corporate secretary with the task of improving the efficiency of our operations and preparing us for listing on an Exchange. He is also responsible for the European, Middle Eastern and African Markets and resides in the UK.

As of fiscal year end 2004, the CEO was the acting Chief Financial Officer in charge of the Finance Department. We also employ a Controller and Accounting Manager in the Finance Department.

As of year end, the COO was also our President in charge of the Business Development and Sales Department. Three senior corporate managers handle, respectively: Investor Relations, Quality Control and Assurance, and Product and Production Development. Information Systems and Intellectual Property Strategy are handled by outside consultants.

We employ 4 additional senior managers in its Product and Production Development Department. and a total additional staff of 25 complete the Product and Production Development Department and handle the current production of core and accessories. The Business Development and Sales department is comprised primarily of consultants with one senior field person and 2 field engineers responsible for sales.. There are 4 corporate administrative assistants, 2 logistics personnel, one security officer and one maintenance person. We also uses the services of part time employees as required.

To assist the COO in the performance of his duties we have appointed a senior manager to the Office of the COO.

We have entered into at-will and as needed consulting contracts with various marketing and business consultants and composite experts to provide us with the necessary technical skills which are required to execute our business plan and bring our products to market. Contracts also exist for legal, patent strategy and accounting services. Recruiting efforts will continue as we bring our products to market.

                             DESCRIPTION OF PROPERTY

We do not own any real estate. During the first quarter of fiscal year 2004, we rented office space in Irvine, California on a month to month basis at a rate of $4,600 per month and 8,000 square feet of manufacturing space on a month to month basis for $8,000 per month at a separate location. On January 1, 2004 we commenced leasing a combination manufacturing and office facility in Irvine, California with approximately 105,120 square feet, including 21,180 square feet in the office area with the remaining 83,940 manufacturing, storage and other areas. The lease is for seven years with the first cash payment beginning March 1, 2004 for $ 73,584 per month, since the rent for January and February of 2004 was paid by a grant of 140,160 restricted shares to the landlord, with a provision for no security deposit.

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We own 3,000 shares of Integrated Performance Systems, Inc. , a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                                LEGAL PROCEEDINGS

See our description in "Prospectus Summary" subtitled "Recent Developments" for further information regarding our bankruptcy filing.

J.P. TURNER & COMPANY, LLC V. COMPOSITE TECHNOLOGY CORP. (NASD ARBITRATION NUMBER 04-01114):

J.P. Turner & Company, L.L.C. ("J.P. Turner") initiated arbitration before the National Association of Securities Dealers in February 2004 alleging Composite Technology Corporation ("CTC") breached a finder's agreement by failing to pay certain fees to J.P. Turner. CTC disputes that any breach of the agreement took place and denies that J.P. Turner made any introduction of investors to CTC which directly led to financing. CTC has filed a counterclaim against J.P. Turner alleging claims of fraud against J.P. Turner arising out of misrepresentations made by J.P. Turner concerning an investment opportunity. J.P. Turner claimed $200,000 in monetary damages, a warrant to purchase shares of CTC common stock amounting to $200,000 at an exercise price equal to the closing bid on December 17, 2003, pre-judgment interest as of December 18, 2003, attorneys' fees and costs. CTC sought compensatory damages in an amount according to proof, punitive damages, and attorneys' fees and costs based upon its counterclaims. CTC filed its Statement of Answer and Counterclaims on May 17, 2004. The Arbitration took place on February 24-25, 2005 in Atlanta, Georgia before an NASD Arbitration Panel. On March 2, 2005, the Panel awarded J.P. Turner compensatory damages in the amount of $106,763.28, plus interest at the rate of 7% per annum from December 18, 2003 until the date of payment of the award, and $500 for one-half of the initial claim filing fee. The award was settled in its entirety by the payment of $100,000 on May 4, 2005.

COMPOSITE TECHNOLOGY CORPORATION V. ACQUVEST (OCSC CASE NO. 03 CC 12640): O

On October 16, 2003, CTC filed suit against Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox in Orange County Superior Court. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission and economic duress arising out of certain subscription and related agreements among the Company and the defendants. In connection with such agreements, CTC issued to Acquvest, Inc. and Patricia Manolis, in April 2003 and September 2003, a total of 150,000 units for a total purchase price of $375,000. Each unit consists of 10 shares of unregistered, restricted common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The agreements provide for the issuance of up to an additional 550,000 of such units for the same purchase price of $2.50 per unit, subject to certain conditions, and registration of share issuances under the Securities Act of 1933. The additional units have not been issued and the additional purchase consideration has not been paid. The parties disagree as to their respective rights and obligations with respect to the original issuances and such additional units. 10,000 units were also issued to Paul Koch for services in connection with such agreements, and a dispute has arisen as to his entitlement to those and additional units and warrants in connection with the agreements. CTC is seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against the defendants. CTC also seeks rescission of the pertinent agreements based on numerous grounds, including fraudulent inducement. By a letter to CTC's counsel dated September 8, 2004, Acquvest stated that it was waiving the contractual conditions to its purchase of an additional 400,000 units under its subscription agreement and was tendering $1,000,000, which was available on deposit, to CTC as payment for the units. Acquvest, Koch, and Manolis filed a Cross-Complaint on September 16, 2004, which they amended per stipulation on December 17, 2004. On April 14, 2005, CTC was served with notice that the Court granted defendants and cross-complainants' application for Writs of Attachment allowing for the attachment of CTC's assets totaling $2.55 million. The Court had denied two prior applications by defendants and cross-complainants for Writs of Attachment. CTC immediately filed a Notice of Appeal on April 14, 2005 and an Emergency Writ on April 18, 2005 with the California Courts of Appeal to challenge the Court's decision to grant the Writs of Attachment and to stay the Writs of Attachment. Additionally, CTC is working to arrange to post the bond to stay attachment of the entire amount subject to the Writs of Attachment. CTC believes that the Court committed reversible error by granting the Writs of Attachment and intend to vigorously seek to reversal of the order. Trial date was set for May 9, 2005, but was vacated as a result of the bankruptcy filing. The bankruptcy court has ordered that the trial be re-set in Orange County Superior Court. Trial date is now set for November 28, 2005.

ASCENDIANT CAPITAL GROUP, LLC V. COMPOSITE TECHNOLOGY CORPORATION (JAMS ARB. NO. 1200034701 AND OCSC CASE NOS. 03CC13314 & 03CC13531):

On November 4, 2003, Ascendiant Capital Group LLC, Mark Bergendahl, and Bradley Wilhite ("Plaintiffs") filed suit in Orange County Superior Court alleging causes of action against CTC and its CEO, Benton Wilcoxon, personally ("Defendants") for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement (the "Agreement") allegedly executed between CTC and Ascendiant. CTC denies the material allegations and, on November 10, 2003, CTC filed a case in Orange County Superior Court against Plaintiffs alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between Plaintiffs and Wilcoxon. CTC is seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against Plaintiffs. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before the Honorable Robert Thomas Ret. at JAMS - Orange County. The remaining claims and cross-claims not arising out of the Agreement are pending before the Honorable Kazuharu Makino of Orange County Superior Court. On May 28, 2004, CTC's demurrers to Plaintiffs' causes of action in the arbitration for specific performance, negligent misrepresentation and breach of covenant of good faith and fair dealing were sustained, with leave to amend, as well as CTC's motion to strike Plaintiff's claims for punitive damages. Plaintiffs subsequently filed an amended complaint. Judge Thomas has reserved ruling on Plaintiffs' demurrers and motion to strike in the arbitration pending the outcome of the ruling on Plaintiffs' demurrers and motions to strike filed with respect to CTC's cross-claim pending in the superior court. An order has issued in the Orange County Superior Court action exempting this case from various pre-trial deadlines and noting that he expects that the case will not proceed to trial within 24 months of the date of filing. On February 22, 2005, CTC and Wilcoxon filed a Demurrer to Plaintiffs' causes of action for breach of contract and alter ego liability. The court overruled the Demurrer on April 1, 2005 and set Trial in the State court action for November 7, 2005. The arbitration commenced on February 9, 2005. On or about August 10, 2005, the Company reached a settlement with the Plaintiffs. The preliminary terms of the settlement are the payment of $200,000 and the issuance of 650,000 shares of common stock. These preliminary terms, however, are not final will not become final until it is approved by the Bankruptcy Court. A motion for approval of the settlement is expected to be filed within 20 days and the hearing for approval of the settlement will be set based on the Court's calendar.

TARBOX V. KOCH (OCSC CASE NO. 04CC10345):

On October 13, 2004, Michael Tarbox ("Tarbox") filed an action in Orange County Superior Court (Case No. 04-CC-10345) against Paul Koch, Acquvest, CTC and Doe Defendants. Tarbox alleges that Koch made fraudulent transfers to Acquvest and the Doe defendants for the purpose of avoiding the debt owed to Tarbox. Tarbox alleges that CTC securities were intended to serve as security for a debt owed by Koch to Tarbox. Tarbox alleges that Defendants were not bona fide purchasers of the CTC securities since they were receiving such securities for the benefit of Tarbox. Tarbox further alleges that CTC breached an agreement to pay him a finder's fee in connection with investments made by Koch. Tarbox alleges that CTC's breach has caused him to suffer damages in excess of $750,000. On November 14, 2004, CTC filed a demurrer to the Complaint, and the other defendants also filed a demurrer. The Court granted leave to amend, and Tarbox then filed an amended Complaint. CTC just recently filed an Answer to the Tarbox's Amended Complaint. CTC recently filed an Answer to Tarbox's Amended Complaint. A demurrer filed by the other Defendants was granted on February 22, 2005, and Tarbox was again granted leave to amend. The case was subsequently stayed due to the Company's bankruptcy filing. On August 15, 2005, Bankruptcy Court approved the stipulations by the parties to lift the stay and have the case remanded back to Orange County Superior Court.

JEREMIAH O'KEEFFE VS. C. WILLIAM ARRINGTON AND COMPOSITE TECHNOLOGY CORPORATION:

On December 31, 2004, Jeremiah O'Keeffe ("Plaintiff") filed suit against C. William Arrington and Composite Technology Corporation ("Defendants") in the District Court of Dallas, Texas (Cause No. 04-13004-A). Plaintiff alleges causes of action for breach of agreement and quantum meruit, arising out of an alleged failure, based on a verbal agreement, to compensate Plaintiff for unspecified services provided to Defendants. Plaintiff seeks compensatory damages, including the transfer 5,500,000 shares of common stock, $22,880,000 in monetary damages, attorneys' fees, interest and costs. Defendants deny the claims and intend to vigorously defend against them. On February 7, 2005, Defendants removed the case to Federal Court (Case No. 3-05CV0257N). On February 14, 2005, Defendants filed a Motion to Dismiss for lack of jurisdiction, and on March 7, 2005, Plaintiff filed a Motion to Extend Time to File Response to the Motion to Dismiss and to Allow Discovery on the Jurisdiction Issue. On May 5, 2005, CTC filed a motion to transfer the case to the U.S. Bankruptcy Court in the Central District of California. Plaintiff dismissed CTC without prejudice on May 11, 2005. On June 13, 2005, Defendant C. William Arrington filed a Motion to Dismiss for Failure to Join CTC as a Party to the Action, and on June 29, 2005, Plaintiff filed a Motion for Leave to File First Amended Complaint. On July 19, 2005, the Court granted Plaintiff's Motion to Extend Time to Respond to the Motion to Dismiss, which is due on or before September 1, 2005, and granted Plaintiff's motion to conduct discovery of Defendants' contacts for the purposes of establishing personal jurisdiction over the Defendants. All other motions are pending in Federal Court.

DAVID S. SHIELDS V. COMPOSITE TECHNOLOGY CORPORATION:

On January 21, 2005, David S. Shields filed suit against CTC in Santa Clara Superior Court (Case No. 1-05-CV-034368) alleging CTC breached a subscription agreement by failing to issue the appropriate number of shares thereunder. CTC denies the claims and intends to vigorously defend against them. CTC filed an Answer and Cross-Complaint against Shields for Rescission and Declaratory Relief on April 18, 2005. The case has been removed to the U.S. Bankruptcy Court in the Central District of California. A status conference is set for January 10, 2006.

                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded OTC on the OTC Bulletin Board under the symbol "CPTC." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.



                                                     BID PRICE
                                                     ---------
FISCAL YEAR 2005:

            PERIOD                           HIGH                LOW
            ------                           ----                ---
   Quarter ended December 31, 2004         $   6.24           $   1.50
   Quarter ended March 31, 2005            $   5.23           $   2.37
   Quarter ended June 30, 2005             $   2.70           $   0.45

FISCAL YEAR 2004:

   Quarter ended September 30, 2004        $   1.92           $   0.95
   Quarter ended June 30, 2004             $   1.74           $   0.84
   Quarter ended March 31, 2004            $   2.14           $   1.02
   Quarter ended December 31, 2003         $   2.38           $   1.28

FISCAL YEAR 2003:

   Quarter ended September 30, 2003        $   2.67           $   0.49
   Quarter ended June 30, 2003             $   0.52           $   0.32
   Quarter ended March 31, 2003            $   0.61           $   0.16
   Quarter ended December 31, 2002         $   0.25           $   0.09


As of August 15, 2005, there were approximately 507 stockholders or record of our common stock. The number of registered stockholders excludes any estimate by us of the number of beneficial owners of common shares held in street name. On August 16, 2005, the closing sale price of our common stock on the OTC Bulletin Board was $2.26 per share.

EQUITY COMPENSATION PLAN INFORMATION

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan, or TTC PLAN. After the Plan of Reorganization between TTC and Eldorado, the predecessor of CTC. in November 2001, we suspended using the TTC Plan and converted the granted options to a new CTC plan. We established our 2002 Non-Qualified Stock Compensation Plan, or Plan, on February 27, 2002 with 9,000,000 shares approved and terminated the TTC Plan. The purpose of the Plan is to grant stock and stock options to purchase our common stock to our employees and key consultants. On February 17, 2003 by Written Consent in Lieu of Annual Meeting the Plan was approved and amended to include an additional 5,000,000 shares and declared effective on that date and approved the transfer of options granted to two Director/Officers under the TTC Plan to the Plan. The total amount of shares subject to the Plan was then increased from 14,000,000 shares to 29,000,000 by decision of the Shareholders dated October 28, 2004, subsequent to the September 30, 2004 fiscal year-end.

---------------------------- -------------------------- -------------------------- --------------------------
Plan Category                Number of securities to    Weighted-average           Number of securities
                             be issued upon exercise    exercise price of          remaining available for
                             of outstanding options,    outstanding options,       future issuance under
                             warrants and rights        warrants and rights        equity compensation
                             (a)                        (b)                        plans (excluding
                                                                                   securities reflected in
                                                                                   column (a))
                                                                                   (c)
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans                     7,167,936  $                    0.43                       0(1)
approved by security
holders
----------------------------  -------------------------  -------------------------  -------------------------
Equity compensation plans                     2,145,500  $                    1.24                          0
not approved by security
holders
----------------------------  -------------------------  -------------------------  -------------------------
Total                                         9,423,283  $                    0.43                  5,778,976
----------------------------  -------------------------  -------------------------  -------------------------

(1) Securities represent common shares issuable upon the exercise of the Company's 2002 Non-Qualified Stock Compensation Plan. At the shareholders meeting of the Company passed a motion on October 29, 2004 to increase the number of shares subject to the 2002 Non-Qualified Stock Compensation Plan by 15 million shares, or ("Stock Plan"). Once registered, this will bring the total number of shares registered under the plan to 29 million. The Company has already issued 11,265,868 shares of the Stock Plan to remunerate certain professional consultants. As at Fiscal 2004 Employees and professional consultants issued with options had exercised 2,607,220 options to acquire shares.

(2) Securities represent common shares issuable upon the exercise of Series' R, S, T, and U warrant series issued for services rendered prior to September 30, 2004. See Note 8 - Shareholders Equity, Warrants in our audited financial statements for fiscal year ended September 30, 2004 for additional disclosure.

STOCK COMPENSATION ISSUES

On February 27, 2002 we filed a registration statement on Form S-8 (Registration No. 333-83504) registering 9,000,000 shares of stock pursuant to our 2002 Non-Qualified Stock Compensation Plan, and such registration statement and prospectus are expressly incorporated by reference to this registration statement and prospectus. On October 24, 2002, our Board of Directors voted to amend the plan by increasing the number of shares of common stock authorized under the plan to 14,000,000, which was approved by a majority of our stockholders on February 17, 2003. Our intention to register these additional shares was noted in our definitive proxy filed with the Securities and ExchangeCommission on January 27, 2003.

Between March 18, 2003 and February 4, 2004, pursuant to the plan, we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants in satisfaction of bona fide services rendered and valued at an aggregate amount of $880,266. On February 5, 2004 it came to our attention that we and our counsel had inadvertently failed to file the Form S-8 registration statement registering the additional shares. All parties, including our management, the consultants and the subsequent purchasers assumed that the shares issued had been registered in accordance with the Securities Act of 1933, as amended.

It is possible that these issuances will not be deemed exempt from the registration or qualification requirements under federal or state securities laws. Accordingly, the shares purchased pursuant to these options and the options we granted may have been in violation of federal and state securities laws, and may be subject to rescission. If rescission is required, and all offerees accept the rescission offer, we could be required to make aggregate payments to holders of these shares and options. We may also be required to conduct a rescission offer in one or more states, and have not yet determinedthe extent of our liability in this event.

In addition, successful completion of our rescission offer may not terminate a purchaser's right to rescind a sale of securities that was not registered under the Securities Act or otherwise exempt from registration. Accordingly, should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act for the purchase price of these shares.

If it is determined that we are subject to these contingent liabilities, we believe that we have sufficient financial resources to fund required payments, if any are required, to holders of any shares or options entitled to receive, and who accept, our rescission offer. At this time, however, we are not aware of any claims for rescission against us. Please refer to our risk factor titled "WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENTPURCHASERS OF THESE SHARES" disclosure related thereto.

                             SELECTED FINANCIAL DATA

You should read the following selected financial data together with "Management's discussion and analysis of financial condition and results of operations" and our financial statements and related notes included elsewhere in this prospectus.

The statements of operations data for the years ended September 30, 2002, 2003 and 2004, and the balance sheet data at September 30, 2003 and 2004, are derived from our financial statements appearing elsewhere in this prospectus, which have been audited by Singer Lewak Greenbaum and Goldstein LLP, independent registered public accounting firm, with respect to fiscal years ended September 30, 2004 and 2003, and S.W. Hatfield, CPA for the fiscal year ended September 30, 2002. The statements of operations data for the period of March 28, 2001 (inception) through September 30, 2001 is derived from our financial statements that are not included in this prospectus. The statements of operations data for the nine months ended June 30, 2004 and 2005, and the balance sheet data at June 30, 2005, are derived from our unaudited financial statements included elsewhere in this prospectus. In management's opinion, these unaudited statements have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented. The historical results are not necessarily indicative of the results to be expected in any future period.


In $ except per share data      Year ended       9 months to      Year Ended September 30,              Nine Months Ended June 30,
                                December 31,      Sept 30,
                                2000*               2001*         2002         2003         2004**       2004**           2005
                                                                 Audited                                                Unaudited
                                                                                                      -----------------------------
Statement of Operations Data    (Reported as                                               Restated      Restated
                                 El Dorado
                                 Financial)

Net sales                            $   --         $   --           --           --       2,500,000            --         $46,485
Cost of Revenues                         --             --           --           --         314,548            --          30,894
                                         --             --           --           --         -------            --          ------
Gross Profit                             --             --           --           --       2,185,452            --          15,591
                                         --             --           --           --       ---------            --          ------
SG&A Expenses                           636        446,697    4,501,264    6,751,252      16,487,801     8,647,737      15,241,438
                                     ------      ---------   -----------  -----------    ------------   -----------    ------------
Operating income (loss)               $(636)     $(446,697)  (4,501,264)  (6,751,252)    (14,302,349)   (8,647,737)    (15,225,847)
                                     ------      ---------   -----------  -----------    ------------   -----------    ------------
Interest expense, net of                 --             --      (16,818)          --       (395,001)       (13,160)     (1,940,362)
Interest income
Other income (loss)                      --       (137,230)          --           --           9,476         3,280      (4,814,397)
                                     ------      ---------   -----------  -----------    ------------   -----------    ------------
Income/(loss) before Income
Taxes and cumulative effect
of change in accounting              $(636)     $ (583,927)  (4,518,082)  (6,751,252)    (14,687,874)   (8,657,717)    (21,990,082)
                                     ------     ----------  -----------  -----------    ------------   -----------    ------------
Provision for Taxes                      --             --           --           --              --            --              --
Income/(loss)before
cumulative effect of change
in accounting                        $(636)     $ (583,927)  (4,518,082)  (6,751,252)    (14,687,874)   (8,657,717)    (21,990,082)
                                     ------     ----------  -----------  -----------    ------------   -----------    ------------
Cumulative effect of change              --             --           --           --              --            --              --
in accounting
Net income (loss)                    $(636)     $ (583,927)  (4,518,082)  (6,751,252)    (14,687,874)   (8,657,717)    (21,990,082)
                                     ------     ----------  -----------  -----------    ------------   -----------    ------------
Preferred Stock Dividends                --             --        5,871       20,000              --            --              --
Net Loss Available to Common
Shareholders                         $(636)     $ (583,927)  (4,523,953)  (6,771,252)    (14,687,874)   (8,657,717)    (21,990,082)
                                     ------     ----------  -----------  -----------    ------------   -----------    ------------
Basic net income per common
stock (1)                              $nil         $(0.01)      $(0.07)      $(0.08)        $(0. 14)       $(0.09)         $(0.19)
                                     ------      ---------   -----------  -----------    ------------   -----------    ------------

* CTC was formed through a reverse merger with El Dorado Financial Group and considers March 28, 2001 to be the date of inception of CTC. Prior to the merger, El Dorado's fiscal year end was December 31. From January 1, 2001 to inception of CTC, there was no activity in El Dorado.

** Subsequent to the date of the initial 10KSB and 10QSB filings for the fiscal year 2004, the Company determined that $364,277 in compensation expense related to the modification of employee stock options had not been recorded for the entire fiscal year. For the nine months ended June 30, 2004, $347,518 was recorded under this error correction. The Company recorded the additional expense as a correction of an error and restated earnings for fiscal 2004. The impact on earnings per share was less than $0.01 per share for both the nine months ended June 30, 2004 and the fiscal year ended September 30, 2004.


                     At                            At September 30,                                At June 30,
                     December
                     31,      ----------------------------------------------------------------------------------------

In $                 2000         2001          2002             2003           2004           2004           2005
                                                       Audited                                       Unaudited
                                                                              Restated       Restated
Balance Sheet
Data
Cash and cash         $--   $     33,013    $     13,956       1,130,498   $  2,930,615   $    489,088    $  2,408,824
equivalents
Restricted Cash        --             --              --              --     10,010,060             --              --
Accounts               --             --              --              --      2,501,994             --         566,145
Receivable, net
of allowance
Inventory              --             --              --              --        788,799             --       1,329,230
Prepaid Expenses       --         33,359          96,571          79,036        378,052        494,713         578,483
Property and           --          6,166          20,608         200,733      1,253,123      1,221,060       2,693,524
Equipment, net of
accumulated
depreciation and
amortization
Other Assets           --        218,762         166,000           9,000        218,600        274,784         304,786
                    -----   ------------    ------------    ------------   ------------   ------------    ------------
Total Assets           --        291,300         297,135       1,419,267     18,081,243      2,479,645       7,880,992
                    =====   ============    ============    ============   ============   ============    ============

Liabilities and
Shareholders
Equity
(Deficiency)
Accounts Payable       --          9,625         969,837         466,443      1,841,535      1,403,081         764,672
and other accrued
liabilities
Accrued legal          --             --              --         145,600             --         71,581              --
settlement
Liabilities            --             --              --              --             --             --       1,618,520
subject to
compromise
Due to Affiliate       --             --              --              --             --         81,000         100,000
Accrued Interest       --             --           9,851              --             --             --         135,714
Payable
Accrued Payroll        --             --              --          61,252        122,621        142,013         158,083
Accrued Officer        --             --         275,928         255,619        264,561        292,953              --
Compensation
Accrued dividends      --          8,222          14,092          40,393             --             --              --
payable
Deferred Revenues      --             --              --              --        564,750        564,750       1,128,364
Deferred Gain on       --             --              --              --         49,569         55,765          22,581
Sale of Assets
Capital Leases         --             --              --              --        734,382        793,818         942,728
Payable
Convertible            --             --              --              --      8,901,106             --      15,000,000
Debentures
Stockholders           --        273,453        (972,573)        449,960      5,602,719       (925,316)    (11,989,670)
                    -----   ------------    ------------    ------------   ------------   ------------    ------------
Equity
Total                  --        291,300         297,135       1,419,267   $ 18,081,243      2,479,645       7,880,992
                    =====   ============    ============    ============   ============   ============    ============
Liabilities
and Shareholders
Equity

Supplemental
information
(unaudited)
Working capital        --   $     57,267    $ (1,159,181)   $    290,227   $ 13,514,702     (1,874,384)   $    562,647
(deficiency)
Total long-term        --             --              --              --   $  9,635,488        793,818      15,942,728
debts

SELECTED QUARTERLY FINANCIAL INFORMATION


                                                            December 31     March 31        June 30      September 30

Fiscal year ending September 30, 2003

Operating Revenue                                           $         --            --             --             --
Gross Profit                                                          --            --             --             --
Loss before income taxes and cumulative                         (632,509)   (1,378,242)      (934,064)    (3,806,437)
effect of accounting change
Net income (loss)                                               (635,809)   (1,383,242)      (934,064)    (3,818,137)
Basic and Diluted net loss per share                        $      (0.01)  $     (0.02)   $     (0.01)    $    (0.04

Fiscal year ending September 30, 2004
Operating Revenue                                           $         --            --             --      2,500,000
Gross Profit                                                          --            --             --      2,185,482
Loss before income taxes and cumulative                     $ (1,777,766)   (3,374,667)    (3,505,184)    (6,030,257)
effect of accounting change
Net income (loss)                                           $ (1,782,766)   (3,374,667)    (3,505,184)    (6,025,257)
Basic and Diluted net loss per share                        $      (0.02)  $     (0.03)   $     (0.03)    $    (0.06
Gross Profit                                                          --            --             --             --

Fiscal year ending September 30, 2005
Operating Revenue                                           $     46,485            --             --            n/a
Gross Profit                                                          --            --             --             --
Loss before income taxes and cumulative                     $ (5,677,750)   (4,439,709)   (11,872,623)           n/a
effect of accounting change
Net income (loss)                                           $ (5,677,750)   (4,439,709)   (11,872,623)           n/a
Basic and Diluted net loss per share                        $      (0.05)  $     (0.04)   $     (0.10)           n/a


Correction of an error:
Subsequent to the date of the original 10KSB filing on December 23, 2004, it was determined that $364,277 in additional compensation expense should have been recorded into fiscal 2004 due to modifications of employee stock option exercises pursuant to cashless exercises. The following table reconciles the amounts listed above to the original filing Fiscal year ending September 30, 2004 December 31, 2003 March 31, 2004 June 30, 2004 September 30, 2004

Correction of an error                                                --   $  (282,945)   $   (64,573)    $  (16,759)
Net loss, as originally reported                            $ (1,782,766)   (3,091,722)    (3,440,611)    (6,008,498)
Net income (loss) as revised                                $ (1,782,766)   (3,374,667)    (3,505,184)    (6,025,257)

Effect to basic and diluted net loss per                    $      (0.00)  $     (0.00)   $     (0.00)    $    (0.00)
share

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 21, 2003, the Board of Directors of Composite Technology Corporation (Company) terminated the independent certified accounting firm of S. W. Hatfield, CPA of Dallas, TX (SWHCPA) as the Company's independent auditors. The termination of SWHCPA was made by the Board of Directors, in consultation with SWHCPA, based on the anticipated growth of the Company's operations in excess of the capacities of SWHCPA in the foreseeable future.

No accountant's report on the financial statements for the fiscal years ended September 30, 2002 and September 30, 2001 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's fiscal years ended September 30, 2002 and 2001 and from October 1, 2002 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's fiscal years ended September 30, 2002 and 2001 and from October 1, 2002 to the date of the current report on Form 8-K, as filed with the SEC on October 27, 2003.

ENGAGEMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Our Board of Directors authorized the engagement of Singer Lewak Greenbaum & Goldstein LLP of Los Angeles, California (Singer), as its new independent auditors for the fiscal year ending September 30, 2003. During the Company's fiscal years ended September 30, 2002, and the subsequent interim periods through the date of the current report on Form 8-K, October 27, 2003, the Company did not consult with Singer regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. As of October 24, 2003, a formal engagement letter with Singer Lewak Greenbaum & Goldstein, LLP has been executed.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISKS

Our exposure to market risk relates primarily to our cash balances and the effect that changes in interest rates have on the interest earned on that portfolio. Our convertible debentures bear a fixed rate of interest.

As of June 30, 2005 we did not hold any derivative financial instruments for speculative or trading purposes. The primary objective of our investment activities is the preservation of principal while maximizing investment income and minimizing risk. As of June 30, 2005, we had $2.4 million in cash, cash equivalents and short-term investments that mature in twelve months or less. Due to the short duration of these financial instruments, we do not expect that a change in interest rates would result in any material loss to our investment portfolio.

                                   MANAGEMENT

The following table sets forth the names, ages, and positions of our directors and officers:



Name                                Age                       Position Held        Officer since          Director since
------------------------           -----            -----------------------       --------------        ----------------

Benton H Wilcoxon                    55             Chief Executive Officer                 2001                    2002
                                                     Chairman, Acting Chief
                                                          Financial Officer

C. William Arrington                 63                            Director                 2001                    2002
                                                    Chief Operating Officer
                                                              and President

Dominic J. Majendie                  42             Corporate Secretary and                 2004                     N/A
                                                       Vice President, EMEA


The two directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There are no family relationships among the foregoing directors and executive officers. None of the directors or executive officers has, during the past five years: (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding; (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and (d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The principal occupation and employment during the past five years, and other biographical information, for each of our directors and executive officers is as follows:

BENTON H WILCOXON, 55, has been our Chief Executive Officer since November 3, 2001 and Chairman of the Board and a Director since February 2002. Currently, he is also the acting Chief Financial Officer of CTC. He also is Chairman and Chief Executive Officer of the Company's 100% owned subsidiaries TTC, CCC, CWS and TPC. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits and served as a Director from 1998 until December 2003. Between 1998 and 2000 he was a consultant to Macallan & Callanish Ltd., regarding business in Russia and Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine.

C. WILLIAM ARRINGTON, 63, has been our President since November 3, 2001 and a Director since February 2002. He also is President and Chief Operating Officer of CTC's 100% owned subsidiaries TTC, CCC, CWS and TPC. Mr. Arrington has over forty years experience in the electrical energy industry, both generation and transmission. This work has been in the areas of fossil fuel, nuclear, hydroelectric, wind and solar generation. He has also worked extensively in the chemical, petrochemical, utility and infrastructure development fields both in the U.S. and abroad. Mr. Arrington has served in many capacities in DOE programs. Through the USAFI program, he has achieved several degrees including a PhD in electrical engineering and an MBA. He currently serves on the boards of a number of energy and technology related companies. Mr. Arrington has operated his own consulting firm for the past eight years. Throughout his career he has specialized in air and water pollution control, new materials, renewable energy sources, resource conservation and technology commercialization.

DOMINIC J. MAJENDIE, 42, was appointed Secretary in August 2004. He has held the position of Director of Operations for EMEA (Europe, Middle East and Africa) since October 2002. From October 2001 to September 2002, Mr. Majendie was the General Manager of Middle East Telecommunications Company FZ-LLC, Dubai UAE, with the responsibility for operations including VoIP telecommunications operations and tendering for telecommunications network construction. Mr. Majendie has worked in the senior management of new materials, technology, IT and telecommunications companies in North America, Europe, Ukraine, and the Middle East. From April 1999 to October 2001, Mr. Majendie served as the Chairman of the Supervisory Board of ZAT 'Telesystems of Ukraine,' where he was responsible for the reorganization of the business and the company as well as guiding strategic, marketing and business planning, and negotiations with investors, equipment suppliers and partners for the launch of a mobile and local access telecommunications network. He has a law degree from Geneva University, Switzerland.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

Mr. Wilcoxon timely filed Form 4s to report changes in his beneficial ownership during fiscal 2003 and had no changes to beneficial ownership in fiscal 2004. Mr. Arrington had no changes in his beneficial ownership during fiscal 2003 or fiscal 2004. Mr. Majendie failed to timely file a Form 3 within 10 days after he was elected an officer in August 2004. Mr. Majendie did not have any change in beneficial ownership after he was elected an officer in August 2004. Form 5s were not required to be filed under Rule 16a-3(f)(2) because all transactions otherwise required to be reported on Form 5 were reported before the due date of the Form 5.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of ethics will be provided to any person without charge, upon request. You may request a copy of this code of ethics to be sent as a pdf file to an e-mail address; if you do not have an e-mail address you may request a copy by sending such request to us at our principal office.

AUDIT COMMITTEE FINANCIAL EXPERT

No person serving as a director qualifies as an "audit committee financial expert," as defined by the Sarbanes Oxley Act of 2002 and the regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management. We rely on the assistance of others, such as independent contractor accountants, to help us with the preparation of our financial statements. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

PROCEDURES FOR NOMINATING DIRECTORS

There have been no material changes to the procedures by which our stockholders may recommend nominees to our board of directors during the fiscal year ended September 30, 2004 or since the last time we responded to Item 7(d)(2)(ii)(G) of
Schedule 14A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We currently do not have a compensation committee. Our board of directors as a whole performs the functions delegated to a compensation committee. Both of our directors are employees of the Company. No member of the board of directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

                             EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended September 30, 2004, 2003 and 2002. None of our executive officers received compensation in excess of $130,000 for the fiscal year ended September 30, 2004, and no officer received compensation in excess of $120,000 for the fiscal years 2003 or 20021, respectively. The following table summarizes all compensation received by our Chief Executive Officer, Chief Operating Officer/President, Corporate Secretary and Chief Financial Officer (former) in fiscal years 2004, 2003 and 2002.

                              Annual Compensation
                           --------------------------

                                                                   Other Annual
Name and                      Fiscal         Salary       Bonus    Compensation
Principal Position              Year            ($)         ($)             ($)
------------------              ----       --------       -----    ------------
Benton H Wilcoxon               2004       $120,000          --              --
Chief Executive                 2003       $120,000          --              --
Officer                         2002       $ 60,000          --              --

C. William Arrington            2004       $120,000          --              --
Chief Operating                 2003       $120,000          --              --
Officer and President           2002         60,000          --              --


Dominic J. Majendie             2004       $120,000          --          10,000
Vice-President, EMEA            2003              0(3)       --              --
                                2002              0          --              --

Brent N. Robbins (4)            2004       $ 65,000          --              --
Chief Financial                 2003       $ 30,000          --              --
Officer (former)


                             Long-Term Compensation
                        --------------------------------

                                 Awards Payouts
                               ------------------

                                 Stock     Underlying      LTIP        All Other
Name and                      Award(s)   Options/SARs   Payouts     Compensation
Principal Position                 ($)            ($)       (#)              ($)
------------------           ---------   ------------   -------     ------------

Benton H Wilcoxon (1)               --            --        --             --
Chief Executive                     --            --        --             --
Officer                             --       635,216        --             --

C. William Arrington (2)            --            --        --             --
Chief Operating                     --            --        --             --
Officer and President               --       635,216        --             --

Dominic J. Majendie (3)       $410,000            --        --             --
Vice-President, EMEA                --     1,000,000        --             --
                                    --             0        --             --

Brent N. Robbins (4)                 0            --        --             --
Chief Financial                     --       750,000        --             --
Officer (former)

(1) Benton H Wilcoxon was awarded an additional 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation.

(2) C. William Arrington was awarded an additional 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation.

(3) In August 2004, Dominic J. Majendie was awarded 250,000 shares of restricted stock in consideration for consulting services rendered during the fiscal year ended 2003. Compensation recorded in the financial statements for this stock issuance for the year ended September 30, 2003 was $0. The fair market value of the stock granted in 2004 on the date of issuance was $410,000 which is included in the statement of operations as officer compensation in the fiscal year ending September 30, 2004. As of September 30, 2004, the value of these shares was $375,000 based on a closing price of $1.50 per share of our common stock, as quoted on the OTC Bulletin Board. These shares are not subject to vesting. At this time, we do not intend to declare dividends on the shares.

(4) Brent Robbins' employment with the Company as the Chief Financial Officer ceased on January 30, 2004. His base salary was $120,000 per annum. At the time of termination, Mr. Robbins exercised 120,765 options and the remaining 629,235 options were cancelled.

OPTION GRANTS IN THE LAST FISCAL YEAR

There were no options granted to the Company's executive officers during fiscal year ending September 30, 2004.

Benton H Wilcoxon and C. William Arrington were each awarded an option to purchase 2 million options by decision of the Board of Directors dated August 13, 2003. This grant is subject to the approval by an independent committee established by the Board of Directors to consider compensation. The committee has not yet met to decide this issue. To date, no members have been appointed to the independent committee and no meetings have been held. Our board consists of two non-independent directors and it is actively seeking at least three independent directors. The options have not been included in the table above because they have not been approved by the independent committee yet and thus are not yet effective.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ENDED

SEPTEMBER 30, 2004 AND FY-END OPTION VALUES

The following table provides information on option exercises for our Chief Executive Officer and our other most highly compensated executive officers in the year ended September 30, 2004 and their option holdings as of September 30, 2004.The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the quoted closing price of $1.50 per share on the OTC Bulleting Board on September 30, 2004 as the estimated fair market value of our common stock in determining the value of unexercised options.

                                                               Number of Securities            Value of Unexercised
                                                              Underlying Unexercised          In-the-Money Options at
                       Shares Acquired                       Options at Fiscal Year-End         Fiscal Year-End ($)
Name                    Upon Exercise   Value Realized     (#) Exercisable/Unexercisable     Exercisable/Unexercisable
----                   ---------------  --------------    ------------------------------     -------------------------
Benton H Wilcoxon             --               --              381,129 / 254,087             $474,293.23 / $316,196.73
C. William Arrington          --               --              381,129 / 254,087             $474,293.23 / $316,196.73
Dominic J. Majendie           --               --              340,000 / 660,000             $414,459.32 / $804,538.68
Brent N. Robbins (1)        120,765          $156,995                      0 / 0                                 0 / 0

(1) Prior to his termination Mr. Brent N. Robbins held a total of 750,000 options, which were granted in Fiscal Year 2003. Of these options, 120,765 were exercised on January 29, 2004, at an exercise price of $0.53 per share, following the departure of Mr. Robbins and the remaining 629,235 were cancelled. We have used the quoted closing price of $1.83 per share on the OTC Bulleting Board on January 29, 2004 as the estimated fair market value of our common stock.

LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

We do not currently have any LTIP awards, and did not have any LTIP awards for any of the periods covered.

PENSION PLAN TABLE

We do not currently have any defined benefit, pension, or actuarial plans.

COMPENSATION OF DIRECTORS

Directors do not receive compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Except for the Employment Agreement with Mr. Dominic Majendie, dated October 1, 2003, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

Mr. Dominic Majendie was originally employed in October 2002 as Director of Operations, EMEA (Europe, Middle East, and Africa) of CTC, and he now occupies the position of Vice President, EMEA, under an employment agreement dated October 1, 2003, which expires on September 30, 2008. The essential terms of the employment agreement are as follows:

Mr. Majendie was initially entitled to annual base compensation of $120,000.00, which shall be increased at a minimum of 10% per year and an option to purchase up to 1,000,000 shares of common stock, vesting with respect to 85,000 shares each quarter was issued as of August 11, 2003.

CTC will reimburse Mr. Majendie for all reasonable business or travel expenses and office related expenses incurred in the performance of his duties, and provide him with a $150.00 per month telephone allowance and a company car in accordance with the guidelines set out by the Board of Directors from time to time, or an equivalent car allowance in cash.

In the event that CTC merges, sells a controlling interest, or sells a majority of its assets, CTC will pay Mr. Majendie 18 months salary.

In the event the agreement is terminated prior to its expiration for any reason, Mr. Majendie will be entitled to receive his then current base salary, any and all accrued, earned but unpaid bonuses or benefits described.

In the event that Mr. Majendie's employment is terminated due to his death, his beneficiary or beneficiaries shall be entitled to receive Mr. Majendie's then current Base Salary through 60 days after the date of his death.

The employment agreement provides for early termination in the case of Mr. Majendie's death, permanent incapacity for 6 months or more or for "Cause." Cause includes

(i) the commission of a criminal act involving fraud, embezzlement or breach of trust or other act which would prohibit him from holding his position under the rules of the Securities and Exchange Commission,

(ii) willful, knowing and malicious violation of written corporate policy or rules of the Company,

(iii) willful, knowing and malicious misuse, misappropriation, or disclosure of any of proprietary matters,

(iv) misappropriation, concealment, or conversion of any money or property of CTC,

(v) being under the habitual influence of intoxicating liquors or controlled substances while in the course of employment, (vi) intentional and non-trivial damage or destruction of property of CTC, (vii) reckless and wanton conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by CTC, (viii) the performance of duties in a habitually unsatisfactory manner after being repeatedly advised in writing by CTC of such unsatisfactory performance, or (ix) continued incapacity to perform his duties, unless waived by CTC.

The agreement also contains provisions relating to Mr. Majendie's obligation to maintain the confidentiality of CTC proprietary information.

                           RELATED PARTY TRANSACTIONS

We describe below transactions, during our last three fiscal years, to which we were a party or will be a party, in which:

o  the amounts involved exceeded or will exceed $60,000; and

o a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Between December 21, 2001 and February 11, 2002, Red Guard made five (5) short-term working capital loans to the Company aggregating $57,000. Each respective loan was for a term of six months and bore interest at ten and one half of a percent (10 1/2%) per annum. On September 30, 2002, the Company and Red Guard consummated a transaction whereby Red Guard exchanged 100.0% of the issued and outstanding Series "A" Preferred Stock; all accrued, but unpaid, dividends; certain short-term working capital loans; and all accrued, but unpaid, interest in return for certain of the Company's investment interests in other companies.

Prior to the consummation of the transactions contemplated by the Reorganization Agreement, Glenn Little was the controlling stockholder of the Company, owning 8,548,899 shares of Common Stock. On November 3, 2001, as part of the transactions contemplated by the Reorganization Agreement, he contributed, without consideration, 3,116,515 shares of Common Stock to the Company for cancellation. In addition, for his services in connection with the transaction, he was issued 185,000 shares of Common Stock.

In June 2004, Benton Wilcoxon made a short term non interest bearing loan to us of $81,000. This loan was repaid on August 9, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 15, 2005, determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act by (i) each person who is known by CTC to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of CTC, and
(iii) all directors and executive officers of CTC as a group. Unless otherwise indicated below, to the knowledge of CTC, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 2026 McGaw Avenue, Irvine California 92614. Also included are the shares held by all executive officers and directors as a group.

--------------------------------------------------------------------------------------------------------------------------
Title of Class                           Name and address                  Amount and nature              Percent of class
                                      of beneficial owner            of beneficial ownership
--------------------------------------------------------------------------------------------------------------------------
Common                                  Benton H Wilcoxon                         19,858,442 (1)                    17.04%
                                        2026 McGaw Avenue
                                          Irvine CA 92614
--------------------------------------------------------------------------------------------------------------------------
Common                               C. William Arrington                         20,631,641 (2)                    17.70%
                                        2026 McGaw Avenue
                                          Irvine CA 92614
--------------------------------------------------------------------------------------------------------------------------
Common                                Dominic J. Majendie                            675,000 (3)                        *%
                                           Dunston House,
                                        Dunston's Corner,
                                     Hemingstone, Ipswich
                                      Suffolk IP6 9QD, UK
--------------------------------------------------------------------------------------------------------------------------
                    All officers and directors as a group                         41,165,083                        35.20%
--------------------------------------------------------------------------------------------------------------------------

* less than 1%.

(1) Represents ownership after gifts to family members in 2002 of 439,200 shares; and gifts to family members and a research association totaling 240,000 shares in 2003; and gifts to family in early 2004 totaling 94,000 shares. Ownership of 19,477,312 shares is increased by 381,129 options that may be exercised within the next 60 days. The executive owns a total of 635,216 options to purchase shares of common stock and a further 2 million options have been granted subject to the approval of a Board Committee.

(2) Ownership of 20,250,512 shares is increased by 381,129 options that may be exercised within the next 60 days. The executive owns a total of 635,216 options to purchase shares of common stock and a further 2 million options have been granted subject to the approval of a Board Committee.

(3) Ownership of 250,000 shares is increased by 425,000 options that may be exercised within the next 60 days. The executive owns a total of 1,000,000 options to purchase shares of common stock

CHANGE OF CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is qualified in its entirety by our Articles of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

COMMON STOCK

Our charter authorizes us to issue up to 200,000,000 shares of common stock, par value $.001 per share. As of August 15, 2005, 116,173,082 shares of our common stock were issued and outstanding. Our common stock is traded on the OTC Bulletin Board under the symbol "CPTC."

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of common stock would be entitled to receive a pro rata share in any dividend available to holders of common stock. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

                                  LEGAL MATTERS

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered in this prospectus.

                                     EXPERTS

The consolidated financial statements of Composite Technology Corporation, a Nevada corporation, incorporated by reference into this prospectus, to the extent and for the periods indicated in their report, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accountants, and S.W. Hatfield, CPA, as indicated in their reports with respect thereto, respectively, and are incorporated by reference in this prospectus in reliance upon the authority of said firms as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our annual, quarterly and current reports, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available on the Company's website at www.compositetechcorp.com/invrel.htm when such reports are available on the U.S. Securities and Exchange website. You may read and copy materials that we have filed with the SEC at the following SEC public reference room:

                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's Internet Web site at http://www.sec.gov. The contents of these websites are not incorporated into this filing.

Our address is 2026 McGaw Avenue Irvine, California 92614 and our telephone number is (949) 428-8500.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of CTC To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of CTC to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm.....................F-1

Consolidated Balance Sheets.................................................F-3

Consolidated Statements of Operations.......................................F-4

Consolidated Statements of Changes in Stockholder's Equity .................F-5

Consolidated Statements of Cash Flows.......................................F-47

Notes to the Consolidated Financial Statements..............................F-49

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders Composite Technology Corporation Irvine, California

We have audited the consolidated balance sheet of Composite Technology Corporation and subsidiaries (a developmental stage company) as of September 30, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended September 30, 2004, and the period from March 28, 2001 (inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Composite Technology Corporation and subsidiaries (a developmental stage company) as of September 30, 2004, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 2004, and the period from March 28, 2001 (inception) to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

As described in Note 2 to the financial statements, the September 30, 2004 financial statements have been restated.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, the Company is involved in various litigation matters. The effect of such litigation on the Company's financial statements is indeterminable at this time.



                  /s/ Singer Lewak Greenbaum and Goldstein LLP
                  --------------------------------------------
                    SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP


Los Angeles, California
December 14, 2004, except for Note 2 as to which the date is April 8, 2005

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Composite Technology Corporation

We have audited the accompanying restated consolidated balance sheet of Composite Technology Corporation (a Nevada corporation) as of September 30, 2002 and the related restated consolidated statement of operations, statement of changes in shareholders' equity and restated consolidated statement of cash flows for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the restated consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Composite Technology Corporation and Subsidiary for the year ended September 30, 2002 and for the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has no viable operations or significant assets and was dependent upon external sources to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                         /s/ S. W. Hatfield, CPA
                                        --------------------------
                                        S. W. HATFIELD, CPA

Dallas, Texas
December 5, 2003

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      RESTATED, CONSOLIDATED BALANCE SHEETS
                    AS OF SEPTEMBER 31, 2002, 2003, AND 2004


                                     ASSETS
                                                                          Audited             Audited                Audited
                                                                         (Restated)                                 (Restated)
CURRENT ASSETS                                                      September 30, 2002    September 30, 2003    September 30, 2004
                                                                    ------------------    ------------------    ------------------
    Cash and cash equivalents                                       $           13,956    $        1,130,498    $        2,930,615
    Restricted cash (See Note 11)                                                   --                    --            10,010,060
    Accounts receivable                                                             --                    --             2,501,994
    Inventory                                                                       --                    --               788,799
    Prepaid expenses and other current assets                                   96,571                79,036               378,052
                                                                    ------------------    ------------------    ------------------
             Total current assets                                              110,527             1,209,534            16,609,520

PROPERTY AND EQUIPMENT, net                                                     20.608               200,733             1,253,123
OTHER ASSETS                                                                   166.000                 9,000               218,600
                                                                    ------------------    ------------------    ------------------
                                TOTAL ASSETS                                   297,135             1,419,267            18,081,243
                                                                    ==================    ==================    ==================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                         $          969,837    $         466,443     $        1,841,535
   Accrued interest payable                                                      9,851
   Accrued legal settlement                                                         --               145,600                    --
   Accrued payroll and related expenses                                             --                61,252               122,621
   Accrued dividends payable                                                    14,092                40,393
   Accrued officer compensation                                                275,928               255,619               264,561
   Deferred revenue                                                                 --                    --               564,750
   Deferred gain on sale of assets                                                  --                    --                49,569
   Lease obligations - current                                                      --                    --               251,782
                                                                    ------------------    ------------------    ------------------

            Total current liabilities                                        1,269,708               969,307             3,094,818
                                                                    ------------------    ------------------    ------------------
LONG TERM LIABILITIES
   Convertible notes payable, net
                              Of unamortized debt discount                          --                    --             8,901,106
   Lease obligation - long term                                                     --                    --               482,600

                                                                    ------------------    ------------------    ------------------
            Total long term liabilities                                             --                    --             9,383,706

                          Total liabilities                         $        1,269,708    $          969,307    $       12,478,434
                                                                    ------------------    ------------------    ------------------

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Series B Preferred Stock, $0.001 par value, 5,000,000 shares                      1                     1                    --
   authorized, 1,320, 1,000, and -0- issued and outstanding
   Common stock, &.001 par value
        200,000,000 shares authorized
        73,714,929; 102,012,815, and 110,841,320 shares issued                  73,715               102,013               110,841
        and outstanding
   Common Stock Committed                                                           --               194,375                    --
   Common Stock subscription receivable                                             --               (50,000)                   --
   Deferred compensation - stock options                                    (1,234,295)             (661,746)             (362,925)
   Additional paid-in capital                                                5,213,631            12,662,194            32,294,159
   Deficit accumulated during the development stage                         (5,025,625)          (11,796,877)          (26,439,356)
                                                                    ------------------    ------------------    ------------------

                          Total shareholders' equity                          (972,573)              449,960             5,602,719
                                                                    ------------------    ------------------    ------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $          297,135    $        1,419,267    $       18,081,243
                                                                    ==================    ==================    ==================


The accompanying notes are an integral part of these financial statements.

COMPOSITE TECHNOLOGY CORPORATION
AND SUBSIDIARIES
(DEVELOPMENT STAGE COMPANIES)

RESTATED, CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 20, 2004

                                                                                                                From March 28,
                                                                             For the Year Ended September 30,             2001
                                                                                                                (inception) to
                                                                2004              2003              2002         September 30,
                                                                                                                          2004
                                                             (restated)                          (restated)        (restated)
                                                           -------------     -------------     -------------     -------------
Service Revenues                                           $   2,500,000     $          --     $          --     $   2,500,000

Less: Cost of Services                                           314,548                --                --           314,548
                                                           -------------     -------------     -------------     -------------
Gross Margin                                                   2,185,452                --                --         2,185,452

OPERATING EXPENSES
      Officer compensation                                       845,000           270,000           264,900         1,439,900
      General and administrative                               3,717,583           867,543           352,024         5,038,286
      Legal, professional, and consulting                      6,790,568         1,453,930         2,921,725        11,360,223
      Research and development                                 3,258,055         3,243,475           959,243         7,460,473
      Sales and Marketing                                      1,723,557           897,735                --         2,621,292
      Depreciation                                               153,039            18,569             3,372           176,214
                                                           -------------     -------------     -------------     -------------
            Total operating expenses                          16,487,801         6,751,252         4,501,264        28,096,387
                                                           -------------     -------------     -------------     -------------
LOSS FROM OPERATIONS                                         (14,302,349)       (6,751,252)       (4,501,264)      (25,910,935)
                                                           -------------     -------------     -------------     -------------
OTHER INCOME/(EXPENSE)
      Interest expense                                          (408,898)               --           (16,818)         (414,564)
      Interest income                                             13,897                --                --            13,987
      Gain on sale of Assets                                       9,476                --                --             9,476
         Carrying value impairment adjustment on                      --                --                --          (137,230)
              Investment in other companies
                                                           -------------     -------------     -------------     -------------
            Total other income and expenses                     (385,525)               --           (16,818)         (528,421)
                                                           -------------     -------------     -------------     -------------

NET LOSS                                                   $ (14,687,874)    $  (6,751,252)    $  (4,518,082)    $ (26,439,356)

PREFERRED STOCK DIVIDENDS                                             --            20,000             5,871                --
                                                           -------------     -------------     -------------     -------------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                  $ (14,687,874)    $  (6,771,252)    $  (4,523,953)    $ (26,439,356)
                                                           =============     =============     =============     =============

BASIC AND DILUTED LOSS PER SHARE
      Loss per share                                       $       (0.14)    $       (0.08)    $       (0.07)
      Preferred stock dividend                                        --                --                --
                                                           -------------     -------------     -------------
PAGE
TOTAL BASIC AND DILUTED LOSS PER SHARE
   AVAILABLE TO COMMON SHAREHOLDERS                        $       (0.14)    $       (0.08)    $       (0.07)
                                                           =============     =============     =============

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING                   103,168,626        87,132,657        68,537,780
                                                           =============     =============     =============


The accompanying notes are an integral part of these financial statements.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                     Common        Common
                                              Stock                          Stock                       Stock        Stock
                                                                                                       Committed    Subscription
                                                                                                                     Receivable
                                      Shares           Amount       Shares            Amount

BALANCE, MARCH 28, 2001                   --         $    --       9,166,510          $ 9,167          $    --        $     --
(INCEPTION)

Recapitalization effect of                --              --      57,333,490           57,333               --              --
reverse acquisition
with Transmission
Technology Corp.
Issuance of Series A                     165              --              --               --               --              --
Preferred Stock in exchange
for investments in other
companies for a price of
$1,000 per share on
April12, 2001

Issuance of Series B                   1,000               1              --               --               --              --
Preferred Stock for cash of
at a price of $100 per
share on August 21, 2001
Preferred Stock Dividends                 --              --              --               --               --              --
Net Loss                                  --              --              --               --               --              --
                                     -------         -------      ----------          -------          -------       ---------

BALANCE, SEPTEMBER 30, 2001            1,165         $     1      66,500,000          $66,500          $    --       $      --
                                     -------         -------      ----------          -------          -------       ---------

Issuance of Series B                     320              --              --               --               --              --
Preferred Stock for cash at
a price of $100 per share
on October 11, 2001
Issuance of Common Stock on               --              --          42,500               42               --              --
December 4, 2001 to
purchase investments in
other companies valued at
$4.50 per share
Cancellation on January 7,                --              --         (79,402)             (79)              --              --
2002 of common stock issued
in October, 2001 and
included in the fiscal 2001
recapitalization, upon
termination of contract
Issuance of 100,000 options               --              --              --               --               --              --
to a non-employee on
February 20, 2002 valued at
the fair value of the
options granted
Issuance of 100,000 options               --              --              --               --               --              --
to a non-employee on
February 20, 2002 valued at
the fair value of the
options granted
Issuance of Common Stock on               --              --         250,000              250                               --
February 27, 2002 for cash
upon exercise of Options at
an exercise price of $0.40
per share
Issuance of 1,000,000                     --              --              --               --               --              --
options to a non-employee
on February 27, 2002 valued
at the fair value of the
options granted
Issuance of 1,000,000                     --              --              --               --               --              --
options to a non-employee
on February 27, 2002 valued
at the fair value of the
options granted
Issuance of Common Stock on               --              --         100,000              100               --              --
February 28, 2002 for
business and marketing
advisory services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --              --         100,000              100               --              --
February 28, 2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of 250,000 options               --              --              --               --               --              --
to a non-employee on March
12, 2002 valued at the fair
value of the options granted
Issuance of 1,000,000                     --              --              --               --               --              --
options to a non-employee
on March 12, 2002 valued at
the fair value of the
options granted
Issuance of Common Stock on               --              --         200,000              200               --              --
March 14, 2002 for business
and marketing advisory
services rendered, recorded
as Compensation expense at
the fair value of services
provided
Issuance of Common Stock on               --              --          75,000               75               --              --
March 14, 2002 for legal
advisory services rendered,
recorded as compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --              --         600,000              600               --              --
March 29, 2002 for
intellectual property &
product development
services rendered, recorded
as Compensation expense at
the fair value of services
provided
Issuance of 1,000,000                     --              --              --               --               --              --
options to a non-employee
on March 31, 2002 valued at
the fair value of the
options granted

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                       Deferred      Additional          Deficit             Total
                                     Compensation     Paid-In          Accumulated
                                     Stock Options    Capital          During the
                                                                     Development Stage

BALANCE, MARCH 28, 2001                $      --     $  2,001,570     $ (2,010,737)      $       --
(INCEPTION)

Recapitalization effect of                    --       (1,557,946)       2,010,737          510,124
reverse acquisition
with Transmission
Technology Corp.
Issuance of Series A                          --          165,000               --          165,000
Preferred Stock in exchange
for investments in other
companies for a price of
$1,000 per share on
April12, 2001

Issuance of Series B                          --           99,999               --          100,000
Preferred Stock for cash of
at a price of $100 per
share on August 21, 2001
Preferred Stock Dividends                     --               --           (8,222)          (8,222)
Net Loss                                      --               --         (493,450)        (493,450)
                                       ---------     ------------     ------------       ----------

BALANCE, SEPTEMBER 30, 2001            $      --     $    708,623     $   (501,672)      $  273,452
                                       ---------     ------------     ------------       ----------

Issuance of Series B                          --           32,000               --           32,000
Preferred Stock for cash at
a price of $100 per share
on October 11, 2001
Issuance of Common Stock on                   --          191,208               --          191,250
December 4, 2001 to
purchase investments in
other companies valued at
$4.50 per share
Cancellation on January 7,                    --         (299,921)              --         (300,000)
2002 of common stock issued
in October, 2001 and
included in the fiscal 2001
recapitalization, upon
termination of contract
Issuance of 100,000 options              (26,857)          26,857               --               --
to a non-employee on
February 20, 2002 valued at
the fair value of the
options granted
Issuance of 100,000 options              (24,800)          24,800               --               --
to a non-employee on
February 20, 2002 valued at
the fair value of the
options granted
Issuance of Common Stock on                   --           99,750               --          100,000
February 27, 2002 for cash
upon exercise of Options at
an exercise price of $0.40
per share
Issuance of 1,000,000                   (513,000)         513,000               --               --
options to a non-employee
on February 27, 2002 valued
at the fair value of the
options granted
Issuance of 1,000,000                   (393,000)         393,000               --               --
options to a non-employee
on February 27, 2002 valued
at the fair value of the
options granted
Issuance of Common Stock on                   --          184,900               --          185,000
February 28, 2002 for
business and marketing
advisory services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on                   --          184,900               --          185,000
February 28, 2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of 250,000 options              (11,125)          11,125               --               --
to a non-employee on March
12, 2002 valued at the fair
value of the options granted
Issuance of 1,000,000                    (44,500)          44,500               --               --
options to a non-employee
on March 12, 2002 valued at
the fair value of the
options granted
Issuance of Common Stock on                   --          179,800               --          180,000
March 14, 2002 for business
and marketing advisory
services rendered, recorded
as Compensation expense at
the fair value of services
provided
Issuance of Common Stock on                   --           67,425               --           67,500
March 14, 2002 for legal
advisory services rendered,
recorded as compensation
expense at the fair value
of services provided
Issuance of Common Stock on                   --          305,400               --          306,000
March 29, 2002 for
intellectual property &
product development
services rendered, recorded
as Compensation expense at
the fair value of services
provided
Issuance of 1,000,000                   (457,000)         457,000               --               --
options to a non-employee
on March 31, 2002 valued at
the fair value of the
options granted

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                     Common        Common
                                              Stock                          Stock                       Stock        Stock
                                                                                                       Committed    Subscription
                                                                                                                     Receivable
                                      Shares            Amount       Shares         Amount
Issuance of 750,000 options               --              --              --              --              --              --
to a non-employee on March
31,2002 valued at the fair
value of the options granted
Issuance of Common Stock on               --              --         100,000             100              --              --
April 10, 2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --              --         750,000             750              --              --
April 18, 2002 for cash
upon exercise of Options at
an exercise price of $0.40
per share
Issuance of Common Stock on               --              --       1,000,000           1,000              --              --
April 19, 2002 for business
and marketing advisory
services rendered, recorded
as Compensation expense at
the fair vlue of services
provided
Issuance of Common Stock on               --              --         120,000             120              --              --
April 19, 2002 for legal
advisory services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --              --          40,000              40              --              --
May 17, 2002 for financial
consulting services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --              --         100,000             100              --              --
May 29, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock                  --              --          83,333              83              --              --
net of offering costs at a
price of $0.30 per share on
June 4, 2002 less value of
warrants issued
Issuance of 83,333 warrants to            --              --              --              --              --              --
purchase common stock at an
exercise price of $0.50 per
share on June 4, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --              --         466,000             466              --              --
June 13, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock                  --              --         250,000             250              --              --
less value of warrants
issued, net of offering
costs at a price of
approximately $0.14 per
share on July 2, 2002
Issuance of 250,000 warrants to           --              --              --              --              --              --
purchase common stock at an
exercise price of $0.50 per
share on July 2, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --              --         100,000             100              --              --
July 9, 2002 for financial
consulting services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --              --          50,000              50              --              --
July 9, 2002 for corporate
public relations and
marketing services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --              --       1,000,000           1,000              --              --
July 15, 2002 for cash upon
exercise of Options at an
exercise Price of $0.08 per
share
Issuance of Common Stock on               --              --         200,000             200              --              --
July 15, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --              --         100,000             100              --              --
August 13,2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock                  --              --          65,790              66              --              --
less value of warrants
issued, net of offering
costs at a price of $0.38
per share on August 22, 2002
Issuance of 65,790 warrants to            --              --              --              --              --              --
purchase common stock at an
exercise price of $0.50 per
share on August 22, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --              --         200,000             200              --              --
August 27, 2002 for
intellectual property &
product development
services rendered, recorded
as Compensation expense at
the fair value of services
provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                     Deferred      Additional          Deficit           Total
                                   Compensation     Paid-In          Accumulated
                                   Stock Options    Capital          During the
                                                                   Development Stage
Issuance of 750,000 options         (349,500)         349,500              --              --
to a non-employee on March
31,2002 valued at the fair
value of the options granted
Issuance of Common Stock on               --           69,900              --          70,000
April 10, 2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --          299,250              --         300,000
April 18, 2002 for cash
upon exercise of Options at
an exercise price of $0.40
per share
Issuance of Common Stock on               --          389,000              --         390,000
April 19, 2002 for business
and marketing advisory
services rendered, recorded
as Compensation expense at
the fair vlue of services
provided
Issuance of Common Stock on               --           46,680              --          46,800
April 19, 2002 for legal
advisory services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --           15,960              --          16,000
May 17, 2002 for financial
consulting services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --           43,900              --          44,000
May 29, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock                  --           20,750              --          20,833
net of offering costs at a
price of $0.30 per share on
June 4, 2002 less value of
warrants issued
Issuance of 83,333 warrants to            --            4,167              --           4,167
purchase common stock at an
exercise price of $0.50 per
share on June 4, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --           88,074              --          88,540
June 13, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock                  --           23,250              --          23,500
less value of warrants
issued, net of offering
costs at a price of
approximately $0.14 per
share on July 2, 2002
Issuance of 250,000 warrants to           --           12,500              --          12,500
purchase common stock at an
exercise price of $0.50 per
share on July 2, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --           10,900              --          11,000
July 9, 2002 for financial
consulting services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --            5,450              --           5,500
July 9, 2002 for corporate
public relations and
marketing services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock on               --           79,000              --          80,000
July 15, 2002 for cash upon
exercise of Options at an
exercise Price of $0.08 per
share
Issuance of Common Stock on               --           27,800              --          28,000
July 15, 2002 for corporate
legal services rendered,
recorded as Compensation
expense at the fair value
of services provided
Issuance of Common Stock on               --           53,900              --          54,000
August 13,2002 for
corporate legal services
rendered, recorded as
Compensation expense at the
fair value of services
provided
Issuance of Common Stock                  --           21,644              --          21,710
less value of warrants
issued, net of offering
costs at a price of $0.38
per share on August 22, 2002
Issuance of 65,790 warrants to            --            3,290              --           3,290
purchase common stock at an
exercise price of $0.50 per
share on August 22, 2002 in
conjunction with common
share cash sale valued at
$0.05 per warrant
Issuance of Common Stock on               --           69,800              --          70,000
August 27, 2002 for
intellectual property &
product development
services rendered, recorded
as Compensation expense at
the fair value of services
provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED



                                                    Preferred                       Common                       Common
                                                      Stock                          Stock                        Stock
                                                                                                                Committed

                                             Shares           Amount         Shares             Amount
Issuance of Common Stock on                    --                --           50,000               50               --
August 27, 2002 to a financial
consultant for services
rendered, recorded as
Compensation expense at the fair
value of services provided
Issuance of Common Stock on                    --                --          200,000              200               --
August 27, 2002 for financial
consulting services rendered,
recorded as Compensation expense
at the fair value of services
provided
Issuance of Common Stock on                    --                --           18,868               19               --
August 27, 2002 for marketing
services rendered, recorded as
compensation expense at the fair
value of services provided
Issuance of 750,000 options to a               --                --               --               --               --
non-employee on August 27, 2002
valued at the fair value of the
options granted
Issuance of Common Stock on                    --                --          500,000              500               --
September 11, 2002 for
intellectual property & product
development services rendered,
recorded as compensation expense
at the fair value of services
provided
Issuance of Common Stock on                    --                --           17,543               18               --
September 26, 2002 for product
development services rendered,
recorded as compensation expense
at the fair value of services
provided
Issuance of 17,543 Warrants on                 --                --               --               --               --
September 26, 2002 for product
development services rendered,
recorded as compensation expense
and valued at fair value
Issuance of Common Shares, less                --                --          322,242              322               --
value of detachable warrants, in
exchange of forgiveness of notes
payable of $55,000 on September
26, 2002
Issuance of warrants to purchase               --                --               --               --               --
common stock at an exercise
price of $0.50 per share on
September 26, 2002 in
conjunction with shares issued
in exchange of forgiveness of
notes payable at a fair value of
$0.05 per warrant
Issuance of Common Shares, less                --                --          193,055              193               --
value of detachable warrants, in
exchange of forgiveness of
notes payable of $35,000 on
September 26, 2002

Issuance of warrants to purchase               --                --               --               --               --
common stock at an exercise
price of $0.50 per share on
September 26, 2002 in
conjunction with shares issued
in exchange of forgiveness of
notes payable at a fair value of
$0.05 per warrant
Recognition of deferred                        --                --               --               --               --
Compensation expense related to
stock options issued to non-
employees in fiscal 2002
Exchange of Preferred Stock and              (165)               --               --               --               --
Accrued Dividends for Investment
in other companies on September
30, 2002

Preferred Stock Dividends                      --                --               --               --               --
Net Loss                                       --                --               --               --               --
                                            -----            ------       ----------          -------          -------

BALANCE, SEPTEMBER 30, 2002                 1,320            $    1       73,714,929          $73,715          $    --
                                            -----            ------       ----------          -------          -------
Issuance of Common Shares for                  --                --          500,000              500               --
legal counsel on October 18,
2002 at the fair value of
services rendered
Issuance of Common Shares for                  --                --          700,000              700               --
product development and
intellectual property services
on October 18, 2002 at the fair
value of services rendered
Issuance of Common Shares for                  --                --        1,000,000            1,000               --
product development and
intellectual property services
on October 18, 2002 at the fair
value of services rendered
Issuance of Common Shares for                  --                --          250,000              250               --
legal counsel on October 31,
2002 at the fair value of
services rendered
Issuance of Common Shares for                  --                --          500,000              500               --
legal counsel on December 13,
2002 at the fair value of
services rendered
Issuance of Common Shares                      --                --           64,000               64               --
(Series A/B PPM) for cash at a
price of $0.18 per share on
December 20, 2002

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                               Common           Deferred      Additional        Deficit             Total
                                               Stock          Compensation     Paid-In         Accumulated
                                            Subscription      Stock Options    Capital         during the
                                             Receivable                                      Development Stage
Issuance of Common Stock on                       --               --            17,450                --            17,500
August 27, 2002 to a financial
consultant for services
rendered, recorded as
Compensation expense at the fair
value of services provided
Issuance of Common Stock on                       --               --            69,800                --            70,000
August 27, 2002 for financial
consulting services rendered,
recorded as Compensation expense
at the fair value of services
provided
Issuance of Common Stock on                       --               --             6,585                --             6,604
August 27, 2002 for marketing
services rendered, recorded as
compensation expense at the fair
value of services provided
Issuance of 750,000 options to a                  --         (282,750)          282,750               --                --
non-employee on August 27, 2002
valued at the fair value of the
options granted
Issuance of Common Stock on                       --               --           149,500                --           150,000
September 11, 2002 for
intellectual property & product
development services rendered,
recorded as compensation expense
at the fair value of services
provided
Issuance of Common Stock on                       --               --             4,017                --             4,035
September 26, 2002 for product
development services rendered,
recorded as compensation expense
at the fair value of services
provided
Issuance of 17,543 Warrants on                    --               --             3,859                --             3,859
September 26, 2002 for product
development services rendered,
recorded as compensation expense
and valued at fair value
Issuance of Common Shares, less                   --               --            38,566                --            38,888
value of detachable warrants, in
exchange of forgiveness of notes
payable of $55,000 on September
26, 2002
Issuance of warrants to purchase                  --               --            16,112                --            16,112
common stock at an exercise
price of $0.50 per share on
September 26, 2002 in
conjunction with shares issued
in exchange of forgiveness of
notes payable at a fair value of
$0.05 per warrant
Issuance of Common Shares, less                   --               --            25,154                --            25,347
value of detachable warrants, in
exchange of forgiveness of
notes payable of $35,000 on
September 26, 2002

Issuance of warrants to purchase                  --               --             9,653                --             9,653
common stock at an exercise
price of $0.50 per share on
September 26, 2002 in
conjunction with shares issued
in exchange of forgiveness of
notes payable at a fair value of
$0.05 per warrant
Recognition of deferred                           --          868,237                --                --           868,237
Compensation expense related to
stock options issued to non-
employees in fiscal 2002
Exchange of Preferred Stock and                   --               --          (169,098)               --          (169,098)
Accrued Dividends for Investment
in other companies on September
30, 2002

Preferred Stock Dividends                         --               --                --            (5,871)           (5,871)
Net Loss                                          --               --                --        (4,518,082)       (4,518,082)
                                            --------      -----------        ----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2002                 $     --      $(1,234,295)       $5,213,430       $(5,025,625)      $  (972,774)
                                            --------      -----------        ----------       -----------       -----------
Issuance of Common Shares for                     --               --            72,118                --            72,618
legal counsel on October 18,
2002 at the fair value of
services rendered
Issuance of Common Shares for                     --               --           128,075                --           128,775
product development and
intellectual property services
on October 18, 2002 at the fair
value of services rendered
Issuance of Common Shares for                     --               --           144,230                --           145,230
product development and
intellectual property services
on October 18, 2002 at the fair
value of services rendered
Issuance of Common Shares for                     --               --            36,059                --            36,309
legal counsel on October 31,
2002 at the fair value of
services rendered
Issuance of Common Shares for                     --               --            72,120                --            72,620
legal counsel on December 13,
2002 at the fair value of
services rendered
Issuance of Common Shares                         --               --            10,704                --            10,768
(Series A/B PPM) for cash at a
price of $0.18 per share on
December 20, 2002

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED



                                                  Preferred                       Common                   Common
                                                   Stock                          Stock                     Stock
                                                                                                          Committed

                                             Shares            Amount       Shares         Amount
Issuance of 64,000 Series                      --              --              --              --              --
A warrants in conjunction
with Series A/B PPM on
December 20, 2002 valued at
$0.01/warrant

Issuance of 32,000 Series                      --              --              --              --              --
B warrants in conjunction
with Series A/B PPM on
December 20, 2002 valued at
$0.01/warrant

Issuance of Common Shares                      --              --       1,162,500           1,163              --
Series E for cash at a
price of $0.10 per share on
December 20, 2002 less
value of Series E warrants
issued

Issuance of 1,162,500 Series                   --              --              --              --              --
E warrants in conjunction
with Series E PPM on
December 20, 2002 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                     Common         Deferred      Additional          Deficit         Total
                                     Stock        Compensation     Paid-In          Accumulated
                                   Subscription   Stock Options    Capital          During the
                                    Receivable                                    Development Stage
Issuance of 64,000 Series                  --              --             752              --             752
A warrants in conjunction
with Series A/B PPM on
December 20, 2002 valued at
$0.01/warrant

Issuance of 32,000 Series                  --              --              --              --              --
B warrants in conjunction
with Series A/B PPM on
December 20, 2002 valued at
$0.01/warrant

Issuance of Common Shares                  --              --          47,662              --          48,825
Series E for cash at a
price of $0.10 per share on
December 20, 2002 less
value of Series E warrants
issued

Issuance of 1,162,500 Series               --              --          67,425              --          67,425
E warrants in conjunction
with Series E PPM on
December 20, 2002 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                          Preferred                       Common                Common        Common
                                           Stock                          Stock                  Stock        Stock
                                                                                               Committed    Subscription
                                                                                                             Receivable
                                   Shares            Amount       Shares         Amount
Issuance of Common Shares              --            --             460,000           460            --            --
Series E for cash at a
price of $0.10 per share on
December 31, 2002 less
value of Series E warrants
issued
Issuance of 460,000 Series             --            --                  --            --            --            --
E warrants in conjunction
with Series E PPM on
December 31, 2002 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                      Deferred      Additional          Deficit           Total
                                    Compensation     Paid-In          Accumulated
                                    Stock Options    Capital          During the
                                                                    Development Stage
Issuance of Common Shares                 --        18,860                  --           19,320
Series E for cash at a
price of $0.10 per share on
December 31, 2002 less
value of Series E warrants
issued
Issuance of 460,000 Series                --        26,680                  --           26,680
E warrants in conjunction
with Series E PPM on
December 31, 2002 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                --              --         310,000             310              --              --
Series E for cash at a
price of $0.10 per share on
January 10, 2003 less value
of Series E warrants issued
Issuance of 310,000 Series               --              --              --              --              --              --
E warrants in conjunction
with Series E PPM on
January 10, 2003 valued at
$0.058 per warrant
Issuance of Common Shares                --              --         480,000             480              --              --
Series E for cash at a
price of $0.10 per share on
February 4, 2003 less value
of Series E warrants issued
Issuance of 480,000 Series E             --              --              --              --              --              --
warrants in conjunction
with Series E PPM on February
4, 2003 valued at $0.058
per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                      Deferred      Additional          Deficit           Total
                                    Compensation     Paid-In          Accumulated
                                    Stock Options    Capital          During the
                                                                   Development Stage
Issuance of Common Shares                    --          12,710              --          13,020
Series E for cash at a
price of $0.10 per share on
January 10, 2003 less value
of Series E warrants issued
Issuance of 150,000 Series                   --          17,980              --          17,980
E warrants in conjunction
with Series E PPM on
January 10, 2003 valued at
$0.058 per warrant
Issuance of Common Shares                    --          19,680              --          20,160
Series E for cash at a
price of $0.10 per share on
February 4, 2003 less value
of Series E warrants issued
Issuance of 50,000 Series E                  --          27,840              --          27,840
warrants in conjunction
with Series E PPM on
February 4, 2003 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                 --              --         300,000             300              --              --
on February 4, 2003 for
repayment of notes and
interest payable
Issuance of Common Shares                 --              --       1,500,000           1,500              --              --
in settlement of litigation
at a value of $0.25 per
share on February 11, 2003
Issuance of Common Shares                 --              --       2,000,000           2,000              --              --
Series H for cash at a
price of $0.175 per share
on February 13, 2003 less
value of Series H warrants
issued
Issuance of 2,000,000 of                  --              --              --              --              --              --
Series H warrants in
conjunction with Series H
PPM on February 13, 2003
valued at $0.103 per warrant
Issuance of Common Shares                 --              --         531,500             531              --              --
Series E for cash at a
price of $0.10 per share on
February 27, 2003 less
value of Series H warrants
issued
Issuance of 531,500 Series E              --              --              --              --              --              --
warrants in conjunction
with Series E PPM on
February 27,2003 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                     Deferred      Additional          Deficit           Total
                                   Compensation     Paid-In          Accumulated
                                   Stock Options    Capital          During the
                                                                  Development Stage
Issuance of Common Shares                    --          42,801              --          43,101
on February 4, 2003 for
repayment of notes and
interest payable
Issuance of Common Shares                    --          92,250              --          93,750
in settlement of litigation
at a value of $0.25 per
share on February 11, 2003
Issuance of Common Shares                    --         142,000              --         144,000
Series H for cash at a
price of $0.175 per share
on February 13, 2003 less
value of Series H warrants
issued
Issuance of 2,000,000 of                     --         206,000              --         206,000
Series H warrants in
conjunction with Series H
PPM on February 13, 2003
valued at $0.103 per warrant
Issuance of Common Shares                    --          21,792              --          22,323
Series E for cash at a
price of $0.10 per share on
February 27, 2003 less
value of Series H warrants
issued
Issuance of 22,500 Series E                  --          30,827              --          30,827
warrants in conjunction
with Series E PPM on
February 27,2003 valued at
$0.058 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                --              --         750,000             750              --              --
on February 27, 2003 for
offering costs related to
Series E placement at the
fair value of services
provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                        Deferred      Additional          Deficit           Total
                                      Compensation     Paid-In          Accumulated
                                      Stock Options    Capital          During the
                                                                     Development Stage
Issuance of Common Shares                      --         213,000              --         213,750
on February 27, 2003 for
offering costs related to
Series E placement at the
fair value of services
provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                 --              --       1,200,000            1200              --              --
for business consulting and
strategic marketing on
March 19, 2003 at the fair
value of services rendered
Issuance of Common Shares                 --              --          15,000              15              --              --
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                 --              --         275,000             275              --              --
for business confusing and
strategic marketing on
March 19, 2003 at the fair
value of services rendered
Issuance of Common Shares                 --              --         665,000             665              --              --
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                 --              --         266,000             266              --              --
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                 --              --         400,000             400              --              --
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                 --              --         300,000             300              --              --
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                 --              --         200,000             200              --              --
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                 --              --       1,000,000            1000              --              --
for product development and
intellectual property
services on March 19, 2003
at the fair value of
services rendered
Issuance of Common Shares                 --              --          10,000              10              --              --
Series E for cash at a
price of $0.10 per share on
March 26, 2003 less value
of Series E warrants issued,
Issuance of 10,000 Series E               --              --              --              --              --              --
warrants in conjunction
with Series E PPM on March
26, 2003 valued at $0.058
per warrant
Issuance of Common Shares                 --              --       1,465,500           1,466              --              --
Series H for cash at a
price of $0.25 per share on
March26, 2003 less value of
Series H warrants issued
Issuance of 1,465,500 of                  --              --              --              --              --              --
Series H warrants in
conjunction with Series H
PPM on March 26, 2003
valued at $0.103 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                     Deferred      Additional          Deficit           Total
                                   Compensation     Paid-In          Accumulated
                                   Stock Options    Capital          During the
                                                                  Development Stage
Issuance of Common Shares                    --         598,800              --         600,000
for business consulting and
strategic marketing on
March 19, 2003 at the fair
value of services rendered
Issuance of Common Shares                    --           2,985              --           3,000
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                    --          49,225              --          49,500
for business confusing and
strategic marketing on
March 19, 2003 at the fair
value of services rendered
Issuance of Common Shares                    --         251,858              --         252,523
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                    --          52,934              --          53,200
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                    --         151,600              --         152,000
for product development
consulting on March 19,
2003 at the fair value of
services rendered
Issuance of Common Shares                    --         144,936              --         145,236
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                    --          96,624              --          96,824
for legal counsel on March
19, 2003 at the fair value
of services rendered
Issuance of Common Shares                    --         483,120              --         484,120
for product development and
intellectual property
services on March 19, 2003
at the fair value of
services rendered
Issuance of Common Shares                    --             410              --             420
Series E for cash at a
price of $0.10 per share on
March 26, 2003 less value
of Series E warrants issued,
Issuance of 10,000 Series E                  --             580              --             580
warrants in conjunction
with Series E PPM on March
26, 2003 valued at $0.058
per warrant
Issuance of Common Shares                    --         213,963              --         215,429
Series H for cash at a
price of $0.25 per share on
March26, 2003 less value of
Series H warrants issued
Issuance of 33,000 of                        --         150,947              --         150,947
Series H warrants in
conjunction with Series H
PPM on March 26, 2003
valued at $0.103 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                                Preferred                       Common                  Common        Common
                                                 Stock                          Stock                    Stock        Stock
                                                                                                       Committed    Subscription
                                                                                                                    Receivable
                                         Shares            Amount       Shares         Amount
Issuance of 200,000 Series                     --              --              --              --              --              --
H warrants on March 26, 2003
for Series H Financing
Offering Costs valued at the
fair value of the warrants issued
Issuance of Common Shares                      --              --       1,000,000           1,000              --              --
Series I for cash at a
price of $0.25 per share on
April 17, 2003, net of
offering costs

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                     Deferred         Additional       Deficit           Total
                                   Compensation        Paid-In      Accumulated
                                   Stock Options       Capital      During the
                                                                  Development Stage
Issuance of 200,000 Series                    --          20,600              --          20,600
H warrants on March 26, 2003
for Series H Financing
Offering Costs valued at the
fair value of the warrants issued
Issuance of Common Shares                     --          33,000              --          34,000
Series I for cash at a
price of $0.25 per share on
April 17, 2003, net of
offering costs

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                       Preferred                       Common                  Common        Common
                                        Stock                          Stock                    Stock        Stock
                                                                                              Committed    Subscription
                                                                                                           Receivable
                                  Shares            Amount       Shares         Amount
Issuance of 1,000,000 of                --            --            --            --            --                --
Series I warrants in
conjunction with Series I
PPM on April 17, 2003
valued at $0.191 per warrant
Issuance of Common Shares               --            --       100,000           100            --                --
Series I on April 17. 2003
for offering costs
Issuance of 100,000 of                  --            --            --            --            --                --
Series I warrants in
conjunction with Series I
PPM Offering Costs
on April 17, 2003
valued at $0.191 per warrant
Issuance of Common Shares               --            --        15,900            16            --                --
for product development
consulting on April 17,
2003 at the fair value of
services provided
Issuance of Common Shares               --            --        12,000            12            --                --
for product development
consulting on April 17,
2003 at the fair value of
services provided
Issuance of 250,000 Series              --            --            --            --            --                --
l warrants on April 17,2003
for Product Development
Services provided valued at
the fair value of the
warrants issued
Issuance of 49,999 Series K             --            --            --            --            --                --
warrants on April 17, 2003
for settlement of
litigation valued at the
fair value of the warrants
issued
Issuance of Common Shares               --            --       166,670           167            --                --
Series 0 for cash at a
price of $0.30 per share on
August 11, 2003 less value
of Series H warrants issued
Issuance of 83,335 of                   --            --            --            --            --                --
Series 0 warrants in
conjunction with Series 0
PPM on August 11, 2003
valued at $0.263 per warrant
Issuance of Common Shares               --            --       236,171           236            --                --
for legal counsel on August
11, 2003 at the fair value
of services rendered
Issuance of Common Shares               --            --       500,000           500            --                --
Series N for cash at a
price of $0.25 per share on
August 13, 2003 less value
of Series N warrants issued
Issuance of 500,000 of                   --            --            --            --            --                --
Series N warrants in
conjunction with Series N
PPM on August13, 2003
valued at $0.258 per warrant
Issuance of Common Shares               --            --       400,000           400            --                --
for corporate marketing
consulting on August 20,
2003 at the fair value of
services provided
Issuance of Common Shares               --            --       300,000           300            --                --
for financial service
consulting on August 20,
2003 at the fair value of
services provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                     Deferred      Additional          Deficit           Total
                                   Compensation     Paid-In          Accumulated
                                   Stock Options    Capital          During the
                                                                  Development Stage
Issuance of 1,000,000 of                 --           191,000                --           191,000
Series I warrants in
conjunction with Series I
PPM on April 17, 2003
valued at $0.191 per warrant
Issuance of Common Shares                --             5,800                --             5,900
Series I on April 17. 2003
for offering costs
Issuance of 100,000 of                   --            19,100                --            19,100
Series I warrants in
conjunction with Series I
PPM on April 17, 2003
valued at $0.191 per warrant
Issuance of Common Shares                --             6,662                --             6,678
for product development
consulting on April 17,
2003 at the fair value of
services provided
Issuance of Common Shares                --             5,028                --             5,040
for product development
consulting on April 17,
2003 at the fair value of
services provided
Issuance of 250,000 Series               --            61,250                --            61,250
l warrants on April 17,2003
for Product Development
Services provided valued at
the fair value of the
warrants issued
Issuance of 49,999 Series K              --            11,750                --            11,750
warrants on April 17, 2003
for settlement of
litigation valued at the
fair value of the warrants
issued
Issuance of Common Shares                --            27,916                --            28,083
Series 0 for cash at a
price of $0.30 per share on
August 11, 2003 less value
of Series H warrants issued
Issuance of 83,335 of                    --            21,917                --            21,917
Series 0 warrants in
conjunction with Series 0
PPM on August 11, 2003
valued at $0.263 per warrant
Issuance of Common Shares                --            90,660                --            90,896
for legal counsel on August
11, 2003 at the fair value
of services rendered
Issuance of Common Shares                --                --                --               500
Series N for cash at a
price of $0.25 per share on
August 13, 2003 less value
of Series N warrants issued
Issuance of 500,000 of                    --          124,500                --           124,500
Series N warrants in
conjunction with Series N
PPM on August13, 2003
valued at $0258 per warrant
Issuance of Common Shares                --           660,096                --           660,496
for corporate marketing
consulting on August 20,
2003 at the fair value of
services provided
Issuance of Common Shares                --            67,792                --            68,092
for financial service
consulting on August 20,
2003 at the fair value of
services provided

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
valued at $1.212 per warrant
Issuance of Common Shares               --                --       3,325,000         3,325            --              --
Series P for cash at a
price of $0.40 per share on
September 1, 2003 less
value of Series P warrants
issued
Issuance of 665,000 of                  --                --              --            --            --              --
Series P warrants in
conjunction with Series P
PPM on September 1, 2003
valued at $1.212 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED


                                      Deferred      Additional          Deficit           Total
                                    Compensation     Paid-In          Accumulated
                                    Stock Options    Capital          During the
                                                                   Development Stage
Issuance of Common Shares                 --           520,695             --            524,020
Series P for cash at a
price of $0.40 per share on
September 1, 2003 less
value of Series P warrants
issued
Issuance of 665,000 of                    --           805,980              --           805,980
Series P warrants in
conjunction with Series P
PPM on September 1, 2003
valued at $1.212 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                --              --          88,462             88              --              --
for cash at a price of
$0.65 per share on
September 3, 2003
Issuance of Common Shares                --              --          27,778             28              --              --
for cash at a price of
$0.65 per share on
September 4, 2003

Issuance of Common Shares                --              --         195,000            195              --              --
for cash at a price of $1
per share on September 19,
2003

Offering costs paid in cash              --              --              --             --              --              --
Issuance of Common Shares                --              --         263,829            264              --              --
for legal counsel on
September 25, 2003 at the
fair value of services
rendered
Issuance of Common Shares                --              --          80,000             80              --              --
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                --              --         100,000            100              --              --
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                --              --          50,000             50              --              --
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                --              --          25,000             25              --              --
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                --              --         500,000            500              --              --
and detachable Series I
warrants for cash at a price of
$0.25 per share on September
30, 2003, less fair value of
warrants issued
Issuance of 500,000                      --              --              --             --              --              --
Series I warrants in
conjunction with Series I
PPM Subscription valued
at $0.191 per warrant
issued on September
30, 2003
Issuance of Common                       --              --       4,400,000          4,400              --        (259,600)
Shares and detachable
Series I warrants on
September 30, 2003
pursuant to a subscription
agreement
Issuance of 4,400,000                    --              --              --             --              --        (840,400)
Series I warrants in
conjunction with Series I
PPM Subscription valued
at $0.191 per warrant
issued on September
30, 2003
Common Stock
Committed for:
Cash purchase of Series P                --              --              --             --         100,000              --
PPM
Exercise of options                      --              --              --             --          15,000              --
Exercise of Series E                     --              --              --             --          79,375              --
warrants
Recognition of deferred                  --              --              --             --              --              --
Compensation expense
related to vesting stock
options issued to
non-employees in fiscal 2002
Subscription Receivable                  --              --              --             --              --         (50,000)

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                        Deferred      Additional          Deficit           Total
                                      Compensation     Paid-In          Accumulated
                                      Stock Options    Capital          During the
                                                                     Development Stage
Issuance of Common Shares                     --         57,412               --           57,500
for cash at a price of
$0.65 per share on
September 3, 2003
Issuance of Common Shares                     --         24,972               --           25,000
for cash at a price of
$0.65 per share on
September 4, 2003

Issuance of Common Shares                     --        194,805               --          195,000
for cash at a price of $1
per share on September 19,
2003

Offering costs paid in cash                   --       (251,350)              --         (251,350)
Issuance of Common Shares                     --        490,193               --          490,457
for legal counsel on
September 25, 2003 at the
fair value of services
rendered
Issuance of Common Shares                     --        153,520               --          153,600
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                     --        191,900               --          192,000
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                     --         95,950               --           96,000
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                     --         47,975               --           48,000
for product development
consulting on September 25,
2003 at the fair value of
services provided
Issuance of Common Shares                     --         29,000               --           29,500
and detachable Series I
warrants for cash at a price of
$0.25 per share on September
30, 2003, less fair value of
warrants issued
Issuance of 500,000                           --         95,500               --           95,500
Series I warrants in
conjunction with Series I
PPM Subscription valued
at $0.191 per warrant
issued on September
30, 2003
Issuance of Common                            --        255,200               --               --
Shares and detachable
Series I warrants on
September 30, 2003
pursuant to a subscription
agreement
Issuance of 4,400,000                          --        840,400               --               --
Series I warrants in
conjunction with Series I
PPM Subscription valued
at $0.191 per warrant
issued on September
30, 2003
Common Stock
Committed for:
Cash purchase of Series P                     --             --               --          100,000
PPM
Exercise of options                           --             --               --           15,000
Exercise of Series E                          --             --               --           79,375
warrants
Recognition of deferred                  572,549             --               --          572,549
Compensation expense
related to vesting stock
options issued to
non-employees in fiscal 2002
Subscription Receivable                       --             --               --          (50,000)

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Preferred Stock converted              (320)             --        207,576             208              --              --
to Common Stock on April
17, 2003

Preferred Stock Dividends                --              --             --              --              --              --
Net Loss                                 --              --             --              --              --              --
                                    -----------   -----------  -------------     -----------     -----------    -----------
BALANCE, SEPTEMBER 30, 2003           1,000            $  1    $ 102,012,815     $ 102,014       $  194,375     $(1,150,000)
                                    -----------   -----------  -------------     -----------     -----------    -----------
Cancellation on October 15,              --              --     (4,400,000)         (4,400)             --         259,600
2003 of Series I PPM Common
Shares previously issued
under Subscription
Receivable agreement
Cancellation on October 15,              --              --             --              --              --         840,400
2003 of 4,400,000 Series I
PPM warrants previously
issued under Subscription
Receivable agreement
Issuance of Common Shares                --              --        350,000             350              --              --
Series P for cash at a
price of $0.40 on October
20, 2003 less value of
Series H warrants issued
Issuance of 70,000 of                    --              --             --              --              --              --
Series P warrants in
conjunction with Series P
PPM on October 20, 2003
valued at $1.212 per warrant
Issuance of Common Shares                --              --         60,000              60         (15,000)             --
on November 10, 2003 for
exercises of options for
cash at price of $0.25 per
share
Issuance of Common Shares                --              --        200,000             200              --              --
on November 17, 2003 for
legal counsel valued at the
fair value of services
rendered
Issuance of Common Shares                --              --         89,360              88              --              --
for cash at a price of
$1.40 per share on November
18, 2003
Issuance of Common Shares                --              --        250,000             250         (39,400)             --
Series P for cash at a
price of $0.40 on December
1, 2003 less value of
Series P warrants Issued
Issuance of 50,000 of                    --              --             --              --         (60,600)             --
Series P warrants in
conjunction with Series P
PPM on December 1, 2003
valued al $1.212 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                        Deferred      Additional       Deficit          Total
                                      Compensation     Paid-In      Accumulated
                                     Stock Options    Capital        During the
                                                                    Development
                                                                       Stage
Preferred Stock converted                     --            (208)             --              --
to Common Stock on April
17, 2003

Preferred Stock Dividends                     --              --         (20,000)        (20,000)
Net Loss                                      --              --      (6,751,252)     (6,751,252)
                                       ---------     -----------    ------------        --------
BALANCE, SEPTEMBER 30, 2003            $(661,746)    $13,761,991    $(11,796,877)       $449,758
                                       ---------     -----------    ------------        --------
Cancellation on October 15,                   --        (255,200)             --              --
2003 of Series I PPM Common
Shares previously issued
under Subscription
Receivable agreement
Cancellation on October 15,                   --        (840,400)             --              --
2003 of 4,400,000 Series I
PPM warrants previously
issued under Subscription
Receivable agreement
Issuance of Common Shares                     --          54,810              --          55,160
Series P for cash at a
price of $0.40 on October
20, 2003 less value of
Series H warrants issued
Issuance of 70,000 of                         --          84,840              --          84,840
Series P warrants in
conjunction with Series P
PPM on October 20, 2003
valued at $1.212 per warrant
Issuance of Common Shares                     --          14,940              --              --
on November 10, 2003 for
exercises of options for
cash at price of $0.25 per
share
Issuance of Common Shares                     --         382,800              --         383,000
on November 17, 2003 for
legal counsel valued at the
fair value of services
rendered
Issuance of Common Shares                     --         125,016              --         125,104
for cash at a price of
$1.40 per share on November
18, 2003
Issuance of Common Shares                     --          39,150              --              --
Series P for cash at a
price of $0.40 on December
1, 2003 less value of
Series P warrants Issued
Issuance of 20,000 of                         --          60,600              --              --
Series P warrants in
conjunction with Series P
PPM on December 1, 2003
valued al $1.212 per warrant

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                          Preferred                       Common                   Common        Common
                                            Stock                          Stock                    Stock        Stock
                                                                                                  Committed    Subscription
                                                                                                               Receivable
                                    Shares            Amount       Shares         Amount
Issuance of Common Shares              --                  --      2,400,000         2,400            --            --
December Series for cash at
a price of $1.25 on
December 12, 2003 less
value of warrants issued
Issuance of 1,200,000 of               --                  --            --            --            --            --
December warrants in
conjunction with December
Series PPM on December 12,
2003 valued at $1.212 per
warrant
Issuance of Common Stock on            --                  --       140,160           140            --            --
December 22, 2003 in
exchange for facility rents
valued at fair market value
Issuance of Common Shares              --                  --       193,055           193            --            --
on December 23, 2003 for
exercises of Warrants for
cash at an exercise price
of $0.50 per share
Issuance of Common Shares              --                  --       272,500           272            --            --
on December 23, 2003 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                       Deferred      Additional          Deficit           Total
                                      Compensation     Paid-In          Accumulated
                                     Stock Options    Capital          During the
                                                                     Development Stage
Issuance of Common Shares                   --        1,543,200                  --         1,545,600
December Series for cash at
a price of $1.25 on
December 12, 2003 less
value of warrants issued
Issuance of 1,200,000 of                    --         1,454,400                  --        1,454,400
December warrants in
conjunction with December
Series PPM on December 12,
2003 valued at $1.212 per
warrant
Issuance of Common Stock on                 --          147,028                  --          147,168
December 22, 2003 in
exchange for facility rents
valued at fair market value
Issuance of Common Shares                   --           96,335                  --           96,528
on December 23, 2003 for
exercises of Warrants for
cash at an exercise price
of $0.50 per share
Issuance of Common Shares                   --           67,853                  --           68,125
on December 23, 2003 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                --              --          20,000              20              --              --
on December 23, 2003 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Fair value of 54,500 Series              --              --              --              --              --              --
R warrants issued on
December 23, 2003 to
compensate for early
exercise of Series E warrant
Fair value of 4,000 Series               --              --              --              --              --              --
R warrants issued on
December 23, 2003 to
compensate for early
exercise of Series H warrant
Cancellation of shares on                --              --         (34,000)            (34)             --              --
January 7, 2004 previously
issued as an exercise of
Series B warrants
Issuance of Common Shares                --              --          44,318              44              --              --
on January 14, 2004
pursuant to cashless
exercise of stock options
net of 5,682 shares
repurchased
Common shares issued in              (1,000)             (1)        107,631             107              --              --
exchange for Preferred B
stock on January 14, 2004
Issuance of Common Shares                --              --          30,238              31              --              --
on January 25, 2004 for
construction improvement
services valued at the fair
value of services rendered
Issuance of Common Shares                --              --          28,643              29              --              --
on January 25, 2004 for
construction improvement
services valued at the fair
value of services rendered
Issuance of Common Shares                --              --         120,765             121              --              --
on January 29, 2004
pursuant to stock option
vesting settlement
Issuance of Common Shares                --              --           8,849               9              --              --
on February 28, 2004
pursuant to cashless
exercise of stock options,
net of 5,651 shares
repurchased
Issuance of Common Shares                --              --         837,500             837         (76,875)             --
on March 17, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                      Deferred      Additional         Deficit         Total
                                    Compensation     Paid-In         Accumulated
                                    Stock Options    Capital         During the
                                                                  Development Stage
Issuance of Common Shares                   --          9,980              --         10,000
on December 23, 2003 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Fair value of 54,500 Series                 --         98,864              --         98,864
R warrants issued on
December 23, 2003 to
compensate for early
exercise of Series E warrant
exercise of Series H warrant
Fair value of 4,000 Series                  --          7,256              --          7,256
R warrants issued on
December 23, 2003 to
compensate for early
exercise of Series H warrant
Cancellation of shares on                   --         (6,086)             --         (6,120)
January 7, 2004 previously
issued as an exercise of
Series B warrants
Issuance of Common Shares                   --            (44)             --             --
on January 14, 2004
pursuant to cashless
exercise of stock options
net of 5,682 shares
repurchased
Common shares issued in                     --           (107)         45,395         45,394
exchange for Preferred B
stock on January 14, 2004
Issuance of Common Shares                   --         33,434              --         33,465
on January 25, 2004 for
construction improvement
services valued at the fair
value of services rendered
Issuance of Common Shares                   --         31,672              --         31,701
on January 25, 2004 for
construction improvement
services valued at the fair
value of services rendered
Issuance of Common Shares                   --           (121)             --             --
on January 29, 2004
pursuant to stock option
vesting settlement
Issuance of Common Shares                   --             (9)             --             --
on February 28, 2004
pursuant to cashless
exercise of stock options,
net of 5,651 shares
repurchased
Issuance of Common Shares                   --        208,538              --        132,500
on March 17, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

<CAPTION >
                                             Preferred                            Common                  Common
                                              Stock                               Stock                    Stock
                                                                                                         Committed
                                      Shares            Amount          Shares           Amount
Issuance of Common Shares                 --               --           40,000               40               --
on March 17, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                 --               --           50,000               50               --
On March 17, 2004 for
exercises of options for
cash at a price of $0.25
per share
Issuance of Common Shares                 --               --          150,000              150               --
for partial payment of
equipment purchased  on
March 17, 2004 at the fair
value of services rendered
Issuance of Common Shares                 --               --          120,000              120               --
on April 1, 2004 for
exercises of options for
cash at price of $0.25 per
share
Issuance of Common Shares                 --               --          250,000              250               --
on June 7, 2004 for legal
counsel valued at the fair
value of services rendered
Issuance of Common Shares                 --               --          250,000              250               --
for product development and
intellectual property
services on June 7, 2004 at
the fair value of services
rendered
Issuance of Common Shares                 --               --           54,400               54               --
on June 16, 2004 pursuant
to cashless exercise of
stock options, net of
20,600 shares repurchased
Issuance of Common Shares                 --               --        1,000,000            1,000               --
on June 24, 2004 for
exercises of Warrants for
cash at a price of $0.50
per share
Induced conversion of                     --               --               --               --               --
warrants exercised on June
24, 2004 related to
Securities Purchase
Agreement

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                            Common          Deferred      Additional          Deficit           Total
                                            Stock         Compensation     Paid-In          Accumulated
                                          Subscription    Stock Options    Capital          During the
                                          Receivable                                    Development Stage
Issuance of Common Shares                      --               --           19,960                --           20,000
on March 17, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                      --               --           12,450                --           12,500
On March 17, 2004 for
exercises of options for
cash at a price of $0.25
per share
Issuance of Common Shares                      --               --          236,850                --          237,000
for partial payment of
equipment purchased  on
March 17, 2004 at the fair
value of services rendered
Issuance of Common Shares                      --               --           29,880                --           30,000
on April 1, 2004 for
exercises of options for
cash at price of $0.25 per
share
Issuance of Common Shares                      --               --          337,250                --          337,500
on June 7, 2004 for legal
counsel valued at the fair
value of services rendered
Issuance of Common Shares                      --               --          337,250                --          337,500
for product development and
intellectual property
services on June 7, 2004 at
the fair value of services
rendered
Issuance of Common Shares                      --               --              (54)               --               --
on June 16, 2004 pursuant
to cashless exercise of
stock options, net of
20,600 shares repurchased
Issuance of Common Shares                      --               --          499,000                --          500,000
on June 24, 2004 for
exercises of Warrants for
cash at a price of $0.50
per share
Induced conversion of                          --               --        1,433,880                --        1,433,880
warrants exercised on June
24, 2004 related to
Securities Purchase
Agreement

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common                  Common        Common
                                              Stock                          Stock                    Stock        Stock
                                                                                                    Committed    Subscription
                                                                                                                 Receivable
                                      Shares            Amount       Shares         Amount
Issuance of Common Shares                --              --          40,000              40              --              --
for product development
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                --              --          30,000              30              --              --
for marketing and
advertising services on
July 16, 2004 at the fair
value of services rendered
Issuance of Common Shares                --              --         200,000             200              --              --
for business advisory
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                --              --         500,000             500              --              --
for marketing and PR
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                --              --          20,000              20              --              --
for legal advisory services
on July 16, 2004 at the
fair value of services
rendered
Issuance of 120,000                      --              --              --              --              --              --
warrants on July 16, 2004
for services related to
December 2003 offering
valued at the fair value of
the warrants granted
Issuance of Common Shares                --              --         575,000             575              --              --
on July 19, 2004 in
exchange for settlement of
litigation at market value
of $1 per share
Issuance of Common Shares                --              --         150,000             150              --              --
on July 20, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                --              --       2,000,000           2,000              --              --
on July 28, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                --              --          80,000              80              --              --
on August 3, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                --              --         147,500             148              --              --
on August 4, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                --              --         210,000             210              --              --
on August 10, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                --              --         600,000             600              --              --
on August 10, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                --              --         140,000             140              --              --
on August 11, 2004 for
exercises of options for
cash at a price of $0.25
per share
Issuance of Common Shares                --              --          50,000              50              --              --
on August 13, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                            Deferred      Additional            Deficit           Total
                                          Compensation     Paid-In            Accumulated
                                          Stock Options    Capital            During the
                                                                           Development Stage
Issuance of Common Shares                       --          39,960                  --              40,000
for product development
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                       --          29,970                  --              30,000
for marketing and
advertising services on
July 16, 2004 at the fair
value of services rendered
Issuance of Common Shares                       --         199,800                  --             200,000
for business advisory
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                       --         499,500                  --             500,000
for marketing and PR
services on July 16, 2004
at the fair value of
services rendered
Issuance of Common Shares                       --          19,980                  --              20,000
for legal advisory services
on July 16, 2004 at the
fair value of services
rendered
Issuance of 120,000                             --         153,207                  --             153,207
warrants on July 16, 2004
for services related to
December 2003 offering
valued at the fair value of
the warrants granted
Issuance of Common Shares                       --         574,425                  --             575,000
on July 19, 2004 in
exchange for settlement of
litigation at market value
of $1 per share
Issuance of Common Shares                       --          37,350                  --              37,500
on July 20, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                       --         998,000                  --           1,000,000
on July 28, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                       --          39,920                  --              40,000
on August 3, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                       --          48,602                  --              48,750
on August 4, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                       --          52,290                  --              52,500
on August 10, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                       --         299,400                  --             300,000
on August 10, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                       --          34,860                  --              35,000
on August 11, 2004 for
exercises of options for
cash at a price of $0.25
per share
Issuance of Common Shares                       --          12,450                  --              12,500
on August 13, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                                Preferred                       Common                       Common
                                                 Stock                          Stock                         Stock
                                                                                                            Committed

                                         Shares            Amount       Shares            Amount
Issuance of Common Shares                 --               --           35,000                35                --
on August 13, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of 1,726,973 $1.75               --               --               --                --                --
Debenture warrants pursuant
to the $15MM debenture
offering recorded as long
term debt discount
Issuance of 1,726,973 $1.82               --               --               --                --                --
Debenture warrants pursuant
to the $15MM debenture
offering recorded as long
term debt discount
Cancellation on August 19,                --               --         (150,000)             (150)               --
2004 of Common Shares
previously issued for
business consulting
services on March 17, 2004
Issuance of Common Shares                 --               --          380,000               380                --
on August 19, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                 --               --          430,000               430                --
On August 20, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                 --               --           40,000                40                --
on Aug 25, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                     Common         Deferred         Additional       Deficit              Total
                                     Stock        Compensation        Paid-In       Accumulated
                                   Subscription   Stock Options       Capital       During the
                                   Receivable                                    Development Stage
Issuance of Common Shares                  --               --           17,465               --           17,500
on August 13, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of 1,726,973 $1.75                --               --        3,231,972                --        3,231,972
Debenture warrants pursuant
to the $15MM debenture
offering recorded as long
term debt discount
Issuance of 1,726,973                      --               --        3,132,091                --        3,132,091
Debenture warrants pursuant
to the $15MM debenture
offering recorded as long
term debt discount
Cancellation on August 19,                 --               --         (236,850)               --         (237,000)
2004 of Common Shares
previously issued for
business consulting
services on March 17, 2004
Issuance of Common Shares                  --               --          189,620                --          190,000
on August 19, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                  --               --          214,750                --          215,000
On August 20, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                  --               --            9,960                --           10,000
on Aug 25, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                      Common                Common        Common
                                              Stock                         Stock                  Stock        Stock
                                                                                                 Committed    Subscription
                                                                                                               Receivable
                                      Shares           Amount       Shares         Amount
Issuance of Common Shares                 --             --         33,000             33             --             --
on August 25, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                 --             --         11,325             12             --             --
on August 25, 2004 pursuant
to cashless exercises
of16,667 Series K warrants
for $0.50 Per share net of
5,342 shares repurchased
Issuance of Common Shares                 --             --        250,000            250             --             --
for business and legal
consulting services on
August 27, 2004 at the fair
value of services rendered
Issuance of Common Shares                 --             --        100,000            100             --             --
on August 27, 2004 in
exchange for settlement of
litigation at market value
of $1.64 per share
Issuance of Common Shares                 --             --        114,373            114             --             --
for product development and
intellectual property
services on August 31, 2004
at the fair value of
services rendered
Issuance of 17,000 Series S               --             --             --             --             --             --
warrants on September 13,
2004 for public relations
services valued at the fair
value of the warrants
granted
Issuance of 115,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for public relations
services valued at the fair
value of the warrants
granted
Issuance of 150,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for services related
to marketing and business
advisory services valued at
the fair value of the
warrants granted
Issuance of 30,000 Series S               --             --             --             --             --             --
warrants on September 13,
2004 for services related
to settle an outstanding
dispute existing prior to
fiscal 2001 valued at the
fair value of the warrants
granted
Issuance of 115,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for radio advertising
and promotional services
valued at the fair value
of the warrants granted
Issuance of 250,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for services related
to intl sales and marketing
efforts valued al the fair
value of the warrants
granted
Issuance of 300,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for product marketing
and strategic growth
consulting valued at the
fair value of the
warrants granted
Issuance of 450,000 Series                --             --             --             --             --             --
S warrants on September 13,
2004 for services related
to business development and
marketing services at the
fair value of the warrants
granted
Issuance of 160,000 Series T              --             --             --             --             --             --
warrants on September 13,
2004 for services related
to capital lease financing
costs valued at the fair
value of the warrants granted
Issuance of 500,000 Series                --             --             --             --             --             --
U warrants of September 13,
2004 for services related
to debenture financing
costs valued at the fair
value of the warrants granted

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                          Deferred      Additional        Deficit         Total
                                        Compensation     Paid-In        Accumulated
                                        Stock Options    Capital        During the
                                                                       Development
                                                                          Stage
Issuance of Common Shares                      --         16,467              --         16,500
on August 25, 2004 for
exercises of Series H
Warrants for cash at an
exercise price of $0.50 per
share
Issuance of Common Shares                      --            (12)             --             --
on August 25, 2004 pursuant
to cashless exercises
of16,667 Series K warrants
for $0.50 Per share net of
5,342 shares repurchased
Issuance of Common Shares                      --        409,750              --        410,000
for business and legal
consulting services on
August 27, 2004 at the fair
value of services rendered
Issuance of Common Shares                      --        163,900              --        164,000
on August 27, 2004 in
exchange for settlement of
litigation at market value
of $1.64 per share
Issuance of Common Shares                      --        254,766              --        254,880
for product development and
intellectual property
services on August 31, 2004
at the fair value of
services rendered
Issuance of 17,000 Series S                    --         10,941              --         10,941
warrants on September 13,
2004 for public relations
services valued at the fair
value of the warrants
granted
Issuance of 115,000 Series                     --         74,011              --         74,011
S warrants on September 13,
2004 for public relations
services valued at the fair
value of the warrants
granted
Issuance of 150,000 Series                     --         96,536              --         96,536
S warrants on September 13,
2004 for services related
to marketing and business
advisory services valued at
the fair value of the
warrants granted
Issuance of 30,000 Series S                    --         19,307              --         19,307
warrants on September 13,
2004 for services related
to settle an outstanding
dispute existing prior to
fiscal 2001 valued at the
fair value of the warrants
granted
Issuance of 115,000 Series                     --         74,011              --         74,011
S warrants on September 13,
2004 for radio advertising
and promotional services
valued at the fair value
of the warrants granted
Issuance of 250,000 Series                     --        160,893              --        160,893
S warrants on September 13,
2004 for services related
to intl sales and marketing
efforts valued al the fair
value of the warrants
granted
Issuance of 300,000 Series                     --        193,071              --        193,071
S warrants on September 13,
2004 for product marketing
and strategic growth
consulting valued at the
fair value of the
warrants granted
Issuance of 450,000 Series                     --        289,605              --        289,605
S warrants on September 13,
2004 for services related
to business development and
marketing services at the
fair value of the warrants
granted
Issuance of 160,000 Series T                   --        105,915              --        105,915
warrants on September 13,
2004 for services related
to capital lease financing
costs valued at the fair
value of the warrants granted
Issuance of 500,000 Series                     --        615,012            --          615,012
U warrants of September 13,
2004 for services related
to debenture financing
costs valued at the fair
value of the warrants
granted

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                             Preferred                       Common         Common        Common
                                              Stock                          Stock           Stock         Stock
                                                                                           Committed    Subscription
                                                                                                         Receivable
                                      Shares        Amount       Shares       Amount
Issuance of Common Shares                --          --         120,000           120           --               --
on August 31, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                --          --          80,000            80           --               --
On September, 21 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                --          --           8,888             9           --               --
On September, 30, 2004
pursuant to cashless
exercise of stock options,
net of 11,112 shares
repurchased
Compensation Expense                     --          --              --            --           --               --
related to modification of
option terms
Recognition of deferred                  --          --              --            --           --               --
Compensation expense
related to vesting stock
options issued to
non-employees in fiscal
2002
Committed Stock Adjustment               --          --              --            --       (2,500)          50,000
Offering Costs paid in cash              --          --              --            --           --               --
Net Loss                                 --          --              --            --           --               --
                                     ---------    --------  -----------      ---------     -------           ------
BALANCE, SEPTEMBER 30, 2004              --       $  --     110,841,320      $110,841      $    --           $   --
                                     =========    ========  ===========      =========     =======           ======

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
            RESTATED, CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004 - RESTATED

                                       Deferred        Additional        Deficit            Total
                                     Compensation       Paid-In        Accumulated
                                     Stock Options      Capital        During the
                                                                      Development
                                                                          Stage
Issuance of Common Shares                      --           29,880               --           30,000
on August 31, 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                      --           19,920               --           20,000
On September, 21 2004 for
exercises of Series E
Warrants for cash at an
exercise price of $0.25 per
share
Issuance of Common Shares                      --               (9)              --               --
On September, 30, 2004
pursuant to cashless
exercise of stock options,
net of 11,112 shares
repurchased
Compensation Expense                           --          364,277               --          364,277
related to modification of
option terms
Recognition of deferred                   298,821               --               --           298,821
Compensation expense
related to vesting stock
options issued to
non-employees in fiscal
2002

Committed Stock Adjustment                     --           (9,800)              --           37,700
Offering Costs paid in cash                    --         (220,030)              --         (220,030)
Net Loss                                       --               --      (14,687,874)     (14,687,874)
                                         --------       ----------       ----------        ---------
BALANCE, SEPTEMBER 30, 2004             $(362,925)     $32,294,159      $26,439,356       $5,602,719
                                        =========      ===========      ===========       ==========

COMPOSITE TECHNOLOGY CORPORATION
AND SUBSIDIARIES
(DEVELOPMENT STAGE COMPANIES)

RESTATED, CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 20, 2004

                                                                           For the Year Ended September 30,              For the
                                                                                                                       Period from
                                                                                                                      March 28, 2001
                                                                                                                      (inception) to
                                                                                                                      September 30,
                                                                        2004                               2002            2004
                                                                      Restated           2003            Restated        Restated
                                                                    ------------     ------------     ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                      $(14,687,874)    $ (6,751,252)      (4,518,082)     (26,439,356)
      Adjustments to reconcile net loss to net cash used in
         operating activities
            Accretion of deferred gain on PP&E                            (9,476)              --               --           (9,476)
            Depreciation                                                 153,039           18,569            3,372          176,214
            Amortization of prepaid expenses originally paid
               with common stock                                         234,350           17,535           62,597          320,498
      Interest on fixed conversion features                              265,169               --               --          265,169
            Compensation expense related to modification of
               warrant exercise price                                  1,540,000               --               --        1,540,000
      Issuance of common stock for services                            2,725,215        4,082,614        1,563,263        8,634,294
      Issuance of common stock for legal settlement                      739,000           93,750               --          832,750
      Issuance of warrants for legal settlement                               --           11,750               --           11,750
      Compensation expense related to issuance of common
         stock at less than fair value                                        --               --          527,500          603,500
      Compensation expense related to fair value of stock
         options                                                         298,821          572,549          429,980        1,301,350
      Compensation expense related to modification of
         options and warrants due to cashless exercises                  364,277               --               --          364,277
      Carrying value impairment adjustment on
           Investments in other companies                                     --               --               --          137,230
      Issuance of warrants for services                                1,792,510           81,850               --        1,874,360
      (Increase) decrease in Assets
      Restricted Cash                                                (10,010,060)              --               --      (10,010,060)
      Inventory                                                         (788,799)              --               --         (788,799)
      Accounts receivable                                             (2,501,994)              --               --       (2,501,994)
      Prepaids                                                          (485,750)         157,000             (615)        (329,285)
      Other assets                                                      (209,600)              --               --         (209,600)
      Increase (decrease) in
      Accounts payable - trade                                         1,326,353         (497,093)         960,211        1,787,792
      Accrued legal settlement                                          (145,600)         145,600               --               --
      Accrued payroll and related expenses                                61,369           61,252               --          122,621
      Accrued interest payable                                                --            3,250            9,851           13,101
      Accrued officer compensation                                        38,870          (20,309)         246,000          264,561
      Deferred revenue                                                   564,750               --               --          564,750
                                                                    ------------     ------------     ------------     ------------
      Net cash used in operating activities                          (18,735,430)      (2,022,935)        (715,923)     (21,474,433)

CASH FLOWS FROM INVESTING ACTIVITIES

      Cash advanced by (to) officers, net                                     --               --           38,670               --
      Purchase of property and equipment                                (846,385)        (198,694)         (17,814)      (1,070,293)
      Proceeds from sale of property and equipment                       500,000               --               --          500,000
         Investment in other companies                                        --               --               --           40,000
                                                                    ------------     ------------     ------------     ------------

      Net cash provided by (used in) investing activities               (346,385)        (198,694)          20,856         (610,293)
                                                                    ------------     ------------     ------------     ------------

CASH FLOW FROM FINANCING ACTIVITIES
      Common stock subscription receivable                                50,000          (50,000)              --               --
      Offering costs                                                    (220,030)         (17,000)              --         (237,030)
      Proceeds from exercised of options                                  65,000           15,000               --          560,000
      Proceeds from issuance of convertible debenture                 15,000,000               --               --       15,000,000
      Proceeds from notes payable                                             --           30,000          223,000          253,000
      Payments on capital lease assets                                   (65,618)              --               --               --
      Proceeds from sale of preferred stock                                   --               --          132,000          132,000
      Proceeds from sales of common stock                              3,265,105        3,280,796          421,010        6,476,211
      Cash advanced by (to) officers, net                                (29,928)              --               --               --
      Proceeds from exercise of warrants                               2,817,403           79,375               --        2,896,778
                                                                    ------------     ------------     ------------     ------------

      Net cash provided by financing activities                       20,881,932        3,338,171          676,010       25,015,341
                                                                    ------------     ------------     ------------     ------------

      Net increase (decrease) in cash and cash equivalents          $  1,800,117     $  1,116,542          (19,057)       2,930,615


CASH AND CASH EQUIVANENTS, BEGINNING OF PERIOD                         1,130,498           13,956           33,013               --
                                                                    ------------     ------------     ------------     ------------

CASH AND CASH EQUIVANETNS, END OF PERIOD                            $  2,930,615     $  1,130,498           13,956        2,930,615
                                                                    ============     ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    INTEREST PAID                                                   $    408,898     $         --     $         --          409,048
                                                                    ============     ============     ============     ============


   The accompanying notes are an integral part of these financial statements

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES

                          (DEVELOPMENT STAGE COMPANIES)
                 RESTATED, CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

During the year ended September 30, 2004, the company completed the following:

o Converted the 1,000 shares of Series B 10% preferred stock of its subsidiary, Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, Company issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

o Issued 700,000 shares of free trading common stock registered pursuant to Form S-8 to two individuals for legal and intellectual property services, valued at $1.058 million.

o Issued 1,213,254 shares of restricted, unregistered common stock valued at $1,520,047 to four individuals and five entities for consulting services.

o Issued 2,087,000 warrants valued at $1,792,510 in exchange for financial business development, marketing, and product development consulting fees.

o Issued 58,500 warrants valued at $106,120 as an inducement for exercise of Series E and H warrants.

o Issued 3,453,946 warrants valued at $6,364,063 in conjunction with the $15 million debenture offering recorded as a discount to the debentures.

o Recorded $1,433,880 in expense related to the modification of the warrant exercise price for the December warrants exercised in June 2004.

o During the year ended September 30, 2004, 675,000 shares of common stock was issued, valued at $739,000 for legal settlements as shown in Note 7.

o In January 2004, 140,160 shares of common stock valued at $147,168 were issued in lieu of first 2 month's rent at new Irvine location.

o During the year ended September 30, 2004, 127,780 shares were issued under cashless exercise of options, $364,277 in compensation expense was recorded as a result of accounting for the options and warrants as a modification of option terms.

o During the year ended September 30, 2004, 11,325 shares were issued under cashless exercises of warrants.

o Fixed assets were acquired during the year ended September 30, 2004, for Capital Leases in the amount of $800,000.

During the year ended September 30, 2003, the Company completed the following:

o Converted $30,000 of short-term loans and accrued interest of $13,101 into 300,000 shares of common stock.

o Converted 320 shares of Series B convertible preferred stock into 207,576 shares of unregistered, restricted common stock.

o Issued 750,000 shares of unregistered, restricted common stock valued at $213,750 and warrants to purchase 200,000 shares of unregistered, restricted common stock valued at $20,600 for offering costs payment of equity placement

o Issued 9,053,900 shares of common stock valued at $4,316,964 and warrants to purchase 250,000 shares of unregistered, restricted common stock valued at $61,250 for payment of consulting services and fees.

o Issued 1,500,000 shares of common stock valued at $93,750 and warrants to purchase 50,000 shares of unregistered, restricted common stock valued at $11,750 for settlement of litigation.

During the year ended September 30, 2002, the Company completed the following:

o Exchanged 165 shares of preferred stock and accrued dividends valued at $169,098 for investments in other companies.

o Converted $90,000 of notes payable and accrued interest into 515,297 shares of common stock.

o Issued 4,337,411 shares of common stock valued at $1,995,479 for payment of consulting services and fees.

o Issued 42,500 shares of common stock valued at $191,450 for an investment in common stock of another entity.

o Issued 17,543 warrants valued at $3,859 in exchange for consulting services and fees.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Composite Technology Corporation ("CTC") was incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, CTC's Articles of Incorporation were amended to change the corporate name to Eldorado Financial Group, Inc., and CTC's capital structure was modified to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001, CTC's state of incorporation was changed from Florida to Nevada by means of a merger with and into Eldorado Financial Group, Inc., a Nevada corporation formed on June 25, 2001 solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation did not make any changes to the capital structure of CTC.

On November 3, 2001, CTC exchanged 60,000,000 shares of restricted, unregistered common stock for 100% of the issued and outstanding common stock of Transmission Technology Corporation ("TTC"), a privately-owned Nevada corporation incorporated on March 28, 2001. TTC was formed to own a license agreement related to patent-pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of CTC.

In November 2001, in conjunction with the acquisition of TTC, Eldorado Financial Group, Inc.'s name was changed to Composite Technology Corporation, and its Articles of Incorporation were amended to allow for the issuance of up to 5,000,000 shares of $0.001 par value preferred stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value common stock from the 100,000,000 shares previously authorized. CTC also changed its year end to September 30.

The acquisition of TTC by CTC effected a change in control and was accounted for as a reverse acquisition, whereby TTC is the accounting acquirer for financial statement purposes. Accordingly, the financial statements of CTC reflect the historical financial statements of TTC from its inception on March 28, 2001 and the operations of the Company (as defined in Note 4) subsequent to September 30, 2001.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada corporations: CTC Wind Systems Corporation ("WSC"), CTC Cable Corporation ("CCC"), and CTC Towers and Poles Corporation ("TPC").

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

NOTE 2 - RESTATEMENT AND RECLASSIFICATIONS

In May 2005, the Company determined that certain fiscal 2004 transactions with employee and settlements of former employee non-qualifying stock options that were exercised on a "cashless" basis were improperly recorded in fiscal 2004. For these transactions, both the exercise price and any payroll taxes owed by the employee or former employees were allowed to be paid for in shares of the stock exercised. Under FIN 44, such changes are considered to be modifications of the option grant and the transactions are required to be accounted for at the fair value of the stock issued on the date of the cashless exercise.

In May, 2005, the Company also reclassified certain consulting related expenses in the Statement of Operations for the fiscal year ended September 30, 2004.

In May, 2005, the Company reclassified certain amounts initially recorded as accrued legal settlement to accounts payable to more accurately reflect the operational nature of the balance.

Below is the effect on the Balance Sheet as of September 30, 2004 and the Statements of Operations for the fiscal years ended September 30, 2004 and 2003

Balance Sheet as of September 30, 2004

                                             As Originally      Restatement                    As
                                               Reported         Adjustment                  Restated
                                          ----------------- -----------------       -------------------
Accounts Payable                                 1,371,631           469,904     3           1,841,535

Accrued legal settlement                           469,904         (469,904)     3                  --

Total Current Liabilities                        3,094,818                                   3,094,818

Shareholders' Deficit
Additional paid-in capital                      31,929,882           364,277     1          32,294,159
                                          ----------------- -----------------       -------------------

 Deficit accumulated during the
   development stage                         (26,075,079)          (364,277)     1        (26,439,356)
                                          ----------------- -----------------       -------------------

                                          ----------------- -----------------       -------------------

 Total stockholders' equity                     5,602,719                 --                5,602,719
                                          ----------------- -----------------       -------------------


STATEMENT OF OPERATIONS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2004

                                             As Originally     Restatement                  As
                                               Reported        Adjustment                 Restated
                                          ----------------- -----------------       -------------------

Operating Expenses
Officer Compensation                               282,259           562,741     2             845,000

General and administrative                       5,519,506           266,529     1
                                                                 (2,068,452)     2           3,717,583
                                          ----------------- -----------------       -------------------

Legal, Professional, and consulting              3,360,267            13,750     1
                                                                   3,416,551     2           6,790,568
                                          ----------------- -----------------       -------------------

Research and Development                           114,959            68,000     1
                                                                   3,075,096     2           3,258,055
                                          ----------------- -----------------       -------------------

Sales and Marketing                                     --            15,998     1
                                                                   1,707,559     2           1,723,557
                                          ----------------- -----------------       -------------------

Depreciation                                       153,039               --                    153,039
                                          ----------------- -----------------       -------------------
Compensation expense related to
issuance of common stock - legal                 1,058,000       (1,058,000)     2                  --
                                          ----------------- -----------------       -------------------
Stock issued for legal settlement                  739,000         (739,000)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair
value of warrants - consultants                  1,792,510       (1,792,510)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to
issuance of common stock - consulting            1,265,165       (1,265,165)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair
value warrants                                   1,540,000       (1,540,000)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair
value of stock options legal                       128,250         (128,250)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair
value of stock options research and
development                                        170,570         (170,570)     2                  --
                                          ----------------- -----------------       -------------------
Total Operating Expenses                        16,123,524           364,277                16,487,801
                                          ----------------- -----------------       -------------------

                                          ----------------- -----------------       -------------------
 Net loss                                     (14,323,597)         (364,277)              (14,687,874)


STATEMENT OF OPERATIONS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2003

                                             As Originally     Restatement                  As
                                               Reported        Adjustment                Restated
                                          ----------------- -----------------       -------------------
Operating Expenses

Officer Compensation                               240,000            30,000     2             270,000

General and administrative                       1,213,190         (345,647)     2             867,543
                                          ----------------- -----------------       -------------------

Legal, Professional, and consulting              1,496,655          (42,725)     2           1,453,930
                                          ----------------- -----------------       -------------------

Research and Development                         3,210,289            33,186     2           3,243,475
                                          ----------------- -----------------       -------------------

Sales and Marketing                                     --           897,735     2             897,735
                                          ----------------- -----------------       -------------------

Compensation expense related to fair
value of stock options legal                       269,225         (269,225)     2                  --
                                          ----------------- -----------------       -------------------

Compensation expense related to fair
value of stock options research and
development                                        303,324         (303,324)     2                  --
                                          ----------------- -----------------       -------------------
Total Operating Expenses                         6,751,252                                   6,751,252
                                          ----------------- -----------------       -------------------

                                          ----------------- -----------------       -------------------
 Net loss                                      (6,751,252)                                 (6,751,252)

1) During fiscal 2004, the Company allowed the cashless exercise of non qualifying employee stock options by four former employees as part of the settlement of their option vesting and by one employee. A total of 280,265 shares were exercised between $0.25 per share and $1.00 per share. As a result of these transactions, the Company had initially recorded $64,005 in compensation expense. Under FIN 44, a cashless exercise where the exercise price is paid for by the stock being exercised is considered to be a modification of the option grant and the fair value of the transaction must be recorded as expense. For the 280,265 shares exercised, 237,220 shares of Common Stock of the Company were issued and additional compensation expense was recorded as follows: the fair value was determined using the difference between the closing market value of the Company's common stock on the date of each underlying transaction and the exercise price per share of the options exercised. For fiscal 2004, the total additional non-cash expense of $364,277 represents the fair value of the 280,265 shares, valued at $496,217 less the exercise cost of $65,935 and less the previously recorded expense of $64,005. The Company does not intend to allow for the cashless exercise of additional stock options in the future. The impact on the fiscal 2004 loss per share for this error correction was less than $0.01 per share on both a basic and fully diluted basis.

2) The Company has changed the classification of certain consulting expenses related to general and administrative, product development, and sales and marketing activities and the classification of misc. receivables. To be consistent with the current period presentation, certain operating expense balances for the fiscal year ended September 30, 2004 and September 30, 2003 were reclassified. No additional expense was recorded as a result of this reclassification.

3) In May, 2005, upon review of the balances originally presented as accrued legal settlement, it was determined that the descriptions of the balances were misleading. The $469,904 balance represents accrued legal fees related to financing activities, litigation and intellectual property legal activity expensed in fiscal 2004. No additional expense was recorded as a result of this reclassification.

Subsequent to the original filing date it was determined that the treatment of the deferred compensation charge related to stock options issued to consultants was incorrectly recorded. Originally, the entire charge was recorded to expense in fiscal 2002. The correct treatment is to defer the expense and record the charge to expense over the service life of the underlying options.

Certain expense items on the Statement of Operations were also reclassified to provide consistent treatment with expenses in fiscal years 2003 and 2004.

Below is the effect to the Balance Sheet as of September 30, 2002 and the Statement of Operations for the fiscal year ended September 30, 2002:



Balance Sheet, as of September 30, 2002


                                                                As Originally    Restatement            As
                                                                   Reported       Adjustment          Restated
                                                                 -----------     -----------        -----------

Deferred Compensation - fair value of vested options             $ 1,664,275     $(1,664,275)  1     $        --

Total Non- Current Liabilities                                     1,664,275      (1,664,275)                 --

 Shareholders' Deficit

                                                                 -----------     -----------        -----------
Additional paid-in capital                                         3,549,356       1,664,275   1       5,213,631
                                                                 -----------     -----------        -----------
Deferred Compensation - Stock options                                     --      (1,234,295)  2      (1,234,295)
 Deficit accumulated during the
                                                                 -----------     -----------        -----------
   development stage                                              (6,259,920)      1,234,295   2      (5,025,625)
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
 Total stockholders' equity                                      $(2,636,848)    $ 1,664,275         $ (972,573)
                                                                 -----------     -----------        -----------

Statement of Operations, fiscal year ended September 30, 2002

                                                                As Originally    Restatement            As
                                                                   Reported       Adjustment          Restated
                                                                 -----------     -----------        -----------
Operating Expenses
Officer Compensation                                             $   264,900    $        --         $   264,900


General and administrative                                           352,024              --            352,024

                                                                 -----------     -----------        -----------

Legal, Professional, and consulting                                2,923,488          (1,763)  3       2,921,725
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
Research and Development                                                  --         959,243   3        959,243

                                                                 -----------     -----------        -----------
Depreciation                                                           3,372              --              3,372
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
Interest expense                                                      16,818         (16,818)  3            --
Compensation expense related to issuance of common
  stock at less than fair value                                      527,500        (527,500)  3            --
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
Compensation expense related to fair value of vested
  stock options                                                    1,664,275      (1,234,295)  2
                                                                 -----------     -----------        -----------
                                                                                    (429,980)  3           --
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
Total Operating Expenses                                           5,752,377      (1,234,295)         4,501,264
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
Interest expense                                                          --          16,818             16,818
                                                                 -----------     -----------        -----------
Other income/expense                                                      --          16,818             16,818
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
 Net loss                                                        $(5,752,377)    $ 1,234,295        $(4,518,082)
                                                                 -----------     -----------        -----------

                                                                 -----------     -----------        -----------
 Net loss per Common Share                                       $     (0.08)    $      0.01        $     (0.07)

1. During 2002, the Company recorded $1,664,275 of deferred compensation - fair value of vested stock options as expense and as a long-term liability for the fair value of stock options issued to third parties for services rendered. The correct treatment is to record the deferred compensation to additional paid-in capital and charge off expense as the options vest or the services are rendered.

2. During 2002, the Company recorded the entire balance of the deferred compensation charge to expense. The correct expense relating to the options vesting should have been $429,980 which represents the total of the options vesting and/or services rendered. The remaining $1,234,295 should remain as of 9/30/02 to a deferred compensation contra-equity account to reflect the portion of the value of the stock options granted relating to services to be rendered over the period of the consultants' contracts from one to five years.

3. Certain reclassifications to the Statement of Operations for the year ended September 30, 2002 were made to provide presentation consistent with the Statements of Operations for the years ended September 30, 2003 and 2004.

NOTE 3 - GOING CONCERN

These financial statements have been prepared on a going concern basis. However, during the year ended September 30, 2004, the Company incurred a net loss of $(14,687,874) and negative cash flows from operations of $(18,735,430). In addition, the Company had an accumulated deficit of $(26,439,356) at September 30, 2004. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time.

Since inception, the Company has satisfied its capital needs primarily by issuing equity securities. With the introduction of its primary product into the market and following the results of the first evaluation sales, management now believes that it will generate significant revenues during fiscal 2005. In addition, subsequent to year end, the Company was able to get the restricted $10 million from the Debenture financing released and the Company believes that it now has sufficient operating capital to carry out its plans for the future. It is anticipated that the Company will begin generating sales in Fiscal year ending September 30, 2005 that combined with existing cash balances will be sufficient to cover its operating costs. Central to the Company's financial strategy for fiscal 2005 is the securing of sufficient lease financing to manage the ramp up of its core production and the organization of separate larger production facilities. As part of the preparation for this, subsequent to year end, the Company has already obtained approximately $1.4 million in lease financing commitments and has a firm offer for an additional $3 million in equipment lease financing. In May 2005, the Company received a purchase order totaling approximately $1,200,000. In June 2005, we received two orders totaling in combination an additional $1,200,000. Cash payments and potential revenues to the Company for these orders is estimated to be approximately $1.6 million. We anticipate the announcement of additional orders throughout the remainder of fiscal 2005 and beyond as our products gain market acceptance.

There is no guarantee that the product will be accepted or provide a marketable advantage and therefore no guarantee that the product will ever be profitable. In addition, management plans to ensure that sufficient capital will be available to provide for its capital needs with minimal borrowings and may issue equity securities to ensure that this is the case. However, there is no guarantee that the Company will be successful in obtaining sufficient capital through borrowings or selling equity securities. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to become a going concern.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries, TTC, CCC and TPC (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated consolidation.

BASIS OF PRESENTATION

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

RESTRICTED CASH

Restricted cash at September 30, 2004 consisted of $10,010,060 held in escrow pursuant to conditions of the $15,000,000 Debenture offering issued in August, 2004. See note 11. The restriction was removed in November, 2004 by the Debenture holders as a result of a renegotiation of the debenture agreement terms and the issuance of additional warrants to the Debenture holders and the cash was released to the Company.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over estimated useful lives of three to 10 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Management evaluates long-lived assets for impairment whenever even or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flow (undiscounted and without interest charges) from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents and accounts payable - trade. The carrying amounts for these financial instruments approximates fair value due to their short maturities.

COMPREHENSIVE INCOME

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

REORGANIZATION COSTS

CTC and TTC have adopted the provisions of American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," whereby all organization and initial costs incurred with the incorporation and initial capitalization of TTC, the costs associated with the reverse acquisition of TTC by CTC, and costs incurred by TTC related to the reverse acquisition transaction with CTC were charged to operations in the period the respective costs were incurred.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25.

The value assigned to stock issuance, stock options, and stock warrants granted to non-employees are accounted for in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which require that such costs be measured at the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or the date at which the counterparty's performance is complete.

Common stock issued to non-employees is valued at fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For compensation paid with registered stock, the fair value is considered to be the market value of the Common Stock, determined to be the closing price as quoted on the OTC bulletin board and which typically is also the fair value of the services provided to the Company. For compensation paid with unregistered stock, whenever possible the fair value of the services rendered is used to value the transaction. If the fair value of the services are not determinable, a discount to the company's closing market price is used based on the length of the restriction, the volatility of the stock and the size of the stock issuance as compared against the average selling volume of the stock on the OTC bulletin board.

Common stock options and warrants are valued using the modified
Black-Scholes-Merton option pricing model which requires making significant assumptions including: Expected life of the option or warrant is the initial life of the option or warrant. Expected Dividend are zero

For each of the fiscal years listed below, the following assumptions were used:

------------------------------ ------------------------- --------------
Fiscal year ending
September 30                   Risk free rate            Volatility
------------------------------ ------------------------- --------------
2002                           4.73%                     207.5
------------------------------ ------------------------- --------------
2003                           3.87%                     103.5
------------------------------ ------------------------- --------------
2004                           4.14%                     80.3
------------------------------ ------------------------- --------------

No options or warrants were granted for the fiscal period ending September 30, 2001 which would have required the use of an option pricing model.

The Company has not issued any warrants to non-employees with vesting provisions. For options issued to non-employees with vesting provisions, the fair value of the option as of the measurement date is recorded as deferred compensation expense and records the expense associated with the vesting options ratably over the vesting period. None of the Company's non-employee options contain market or performance conditions other than service to the Company during the vesting period and as such, the measurement date used by the company is the date the options were granted.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged to operations as incurred.

REVENUE RECOGNITION

Revenues are recognized based on guidance provided in the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements," as amended (SAB 104). Accordingly, our general revenue recognition policy is to recognize revenue when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured, and delivery has occurred or services have been rendered.

The Company derives, or seeks to derive revenues from two sources:

(1) Product revenue which includes revenue from the sale of composite core, wrapped composite core, and other electric utility related products.

(2) Consulting revenue, which includes engineering, product design, and service fees that we receive under customer agreements related to the installation and design of our product sale solutions.

In addition to the above general revenue recognition principles prescribed by SAB 104, our specific revenue recognition policies for each revenue source are more fully described below.

PRODUCT SALES. Product revenues are generally recognized when product shipment has been made and title has passed to the end user customer. Product revenues consist primarily of revenue from the sale of: (i) wrapped composite core to utilities either sold directly by the Company or through our distributor, ii) composite core sold to a cable wrapping partner not subject to a distributor agreement and where title passes to the partner, or iii) cable core hardware sold to utility companies. For most product sales, we expect that the terms of sales generally will not contain provisions that will obligate us to provide additional products or services after installation to end users.. We recognize revenue: (i) upon shipment when products are shipped FOB shipping point to end users or (ii) upon delivery at the end-user customer's location when products are shipped FOB destination. Currently, we do not anticipate recognizing revenues on products provided to distributors unless the title to the product has been transferred and no right of return exists.

CONSULTING REVENUE Consulting revenues are generally recognized as the consulting services are provided. We have entered into service contract agreements with electric utility and utility services companies that generally require us to provide engineering or design services, often in conjunction with current or future product sales. In return, we receive engineering service fees payable in cash. For multiple element contracts where there is no vendor specific objective evidence (VSOE) or third-party evidence that would allow the allocation of an arrangement fee amongst various pieces of a multi-element contract, fees received in advance of services provided are recorded as deferred revenues until additional operational experience or other vendor specific objective evidence becomes available, or until the contract is completed.

During its history, the Company has entered into revenue bearing contracts of a long term (greater than one year) duration. Due to a lack of operational history resulting in low reliability of estimates on interim rates of completion of such contracts, revenues associated with long term contracts are recognized on the completed-contract method of accounting. Under this method, billings and costs are accumulated during the period of installation, but no revenues are recorded before the completion of the work. Costs of revenues are capitalized and are recorded in other current assets. Provisions for estimated losses on uncompleted contracts are made at the time such losses are determined. Operating expenses, including indirect costs and administrative expenses, are charged as incurred to periodic income and not allocated to contract costs.

ACCOUNTS RECEIVABLE

The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management's evaluation of historical and current industry trends as well as history with individual customers. Although the Company expects to collect amounts due, actual collections may differ from estimated amounts.

INVENTORIES

Inventories are stated at lower of cost or market, with cost generally determined on a FIFO basis.

INCOME TAXES

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of September 30, 2004, the deferred tax assets related to the Company's net operating loss carry-forwards are fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may not have any net operating loss carry-forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                              2004        2003       2002
                                           ----------  ----------  ---------
Series B convertible preferred stock               --      80,000    105,600
Convertible Debentures, if converted        8,982,036          --         --
Options for common stock                    7,195,336   8,147,740  5,307,740
Warrants                                   13,081,681  17,047,624  2,796,290
                                           ----------  ----------  ---------
Total                                      24,259,053  25,275,364  8,209,030


CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company has a $2,500,000 account receivable from one entity relating to engineering services provided during fiscal 2004. In April, 2005, the Company received payment of $250,000 as a progress payment on this receivable and accepted payment terms for the remaining $2,250,000. Payments are to be made monthly with the remaining balance outstanding due and payable in July, 2005. The initial payment of $250,000 was returned in May 2005 for insufficient funds. No payments have been received to August 15, 2005. For the fiscal quarter ending June 30, 2005, the Company recorded a $2,500,000 bad debt reserve for this receivable.

MAJOR CUSTOMER

Revenues from one customer of Composite Technology Corporation represented all of the company's revenues for the fiscal year ended September 30, 2004.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2004 consisted of the following:


                Office furniture and equipment             $  215,513
                Leasehold Improvements                        350,693
                Manufacturing equipment                       803,387
                                                           ----------
                                                            1,369,593

                 Less accumulated depreciation                116,470
                                                           ----------

                TOTAL                                      $1,253,123
                                                           ==========


Depreciation expense was $153,039, $18,569, and $176,214 for the years ended September 30, 2004 and 2003 and the period from March 28, 2001 (inception) to September 30, 2004, respectively.

NOTE 6 - CONTRACT RIGHTS

On April 12, 2001, TTC issued 165 shares of restricted, unregistered Series A cumulative, convertible preferred stock to Red Guard Industries, Inc. ("Red Guard") to acquire the rights to negotiate to acquire the license from W.B.G., Inc. ("WBG") to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies. Red Guard was a related party as discussed further in Note 11. This transaction was valued at an agreed-upon amount of approximately $165,000.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

TTC entered into a technology license agreement with WBG on May 7, 2001 (the "License Agreement"). The License Agreement related to patent pending composite reinforced aluminum conductor technologies and all improvements and gave TTC an exclusive license to the technologies covered by the License Agreement. In the License Agreement, WBG represented and warranted to TTC that WBG had the right to enter into the License Agreement, including without limitation, the right to grant TTC the exclusive rights to the technologies covered by the License Agreement.

TTC agreed to pay royalties to WBG, initially at a maximum rate of 5% of Gross Revenues (as defined in the License Agreement) received by TTC from the sale of the technology products until sales of product have equaled the design capacity of the first commercial composite core production line. Design capacity will be defined as the pultruded composite core capacity stated on the specifications by the builder (WBG) as mutually agreed upon by TTC. The royalty will decline by 1% of Gross Revenues upon the addition of each new composite core production line until the fourth line is installed, whereupon WBG would receive a royalty of 2% of Gross Revenues received by TTC from the sale of the technology products.

In the event of any sub-license agreements, TTC will pay the same royalty to WBG as it would if it sold the products itself. WBG also agreed to provide TTC full disclosure of all current and future technologies covered by the License Agreement as well as disclosure of any interested parties in such technologies. TTC agreed to pay WBG to design, build, install and provide specifications, manuals, and training to complete commercial product equipment lines for the technologies, with the price and specifications to be mutually agreed upon. TTC would advance funds to WBG for each phase as required under a mutually agreed-upon budget and schedule. If WBG is unable to supply said additional commercial product lines, then TTC will have the right to produce same. No such requirement existed as of September 30, 2003.

The Company, TTC, and WBG (aka WBGA) were involved in litigation regarding the interpretation and enforcement of the License Agreement (see Note 7). The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between W. Brandt Goldsworthy & Associates, Inc. ("WBGA") and CTC. The new License Agreement (the "New License Agreement") supersedes the previous License Agreement. The New License Agreement grants CTC the exclusive license for use of any components in CTC's Aluminum Conductor Composite Core ("ACCC") products that include items contained in patent claims granted to WBGA by the United States Patent and Trademark Office (the "USPTO").

The New License Agreement also provides CTC a broader non-exclusive license for any other pultruded composite core electrical cable designs characterized by WBGA as CRAC-1. The New License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by CTC, provided WBGA is granted valid patent claims by the USPTO. As of September 30, 2003, no such claims have been granted by the USPTO. The Company has been notified that the rights to the New License Agreement as Licensor have been transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. The duration of the New License Agreement is for the life of any patent granted to WBGA by the USPTO for the specific technologies licensed therein.

NOTE 7 - INVESTMENTS IN OTHER COMPANIES

Investments in other companies at September 30, 2003 consisted of an investment in Integrated Performance Systems, Inc., which was valued at $1,000 and is included in other assets on the accompanying consolidated balance sheet.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

On April 12, 2001, the Company exchanged 15,086,000 equivalent post-acquisition shares of restricted, unregistered common stock with Red Guard for consideration for the rights to certain technologies and for various marketable and restricted securities in four unrelated entities described below. The investments received in the initial exchange transaction were valued using an agreed-upon valuation of approximately $137,750. Through September 30, 2002, upon evaluations in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," management recognized an aggregate permanent valuation impairment of $137,230 against these holdings.

Integrated Performance Systems, Inc. ("IPS") is a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications. The Company acquired an aggregate 3,000 shares of IPS in the April 12, 2001 transaction.

STL Group, Inc. ("STL") is a privately-owned company based in Cleveland, Ohio involved in manufacturing and distributing patented and FDA approved solid surgical implants and other surgical products. The Company acquired an aggregate 15,000 post-STL forward split shares of STL in the April 12, 2001 transaction.

TMA Ventures, LLC/MEMX, Inc. is a privately-owned company which was formed in 2000 to commercialize micro electro-mechanical systems "MEMS" technologies licensed by Sandia National Laboratories, specifically to make an all optical cross-connect microchip for optical switches. The Company acquired an aggregate 3,389 units in TMA Ventures, Inc., which convert on a one-for-one basis into shares in MEMX, Inc., in the April 12, 2001 transaction.

AMJ Logistics, Inc. ("AMJ") is a privately-owned software company based in Tucson, Arizona. AMJ's primary product is an open-architecture, event-driven, object-oriented integrated Electronic Data Interchange ("EDI") system providing transaction accountability for a complete audit trail for history and accurate tracing of costs.

During August 2001, the Company paid $10,000 in cash and issued 158,800 equivalent post-acquisition shares of restricted, unregistered common stock, valued at $4,500, to acquire approximately 72,665 shares of AMJ common stock under this option. These shares were included in the recapitalization effect of reverse acquisition with Transmission Technology Corp since they were issued prior to the date of the reverse acquisition.

On September 29, 2001, the Company made an advance of $30,000 cash to AMJ. On October 13, 2001, AMJ and the Company agreed to convert this $30,000 advance and an additional advance of $20,000 made on October 3, 2001, into 3,125 shares of AMJ's restricted, unregistered common stock. In December 2001, the Company and AMJ settled the outstanding balances on the purchase option agreement with the issuance of 42,500 shares of the Company's restricted, unregistered common stock to AMJ in exchange for 37,335 shares of restricted, unregistered AMJ common stock. This transaction was valued at approximately $191,450, which represented the fair value of the transaction. As a result of all AMJ transactions through December 31, 2001, the Company owned an aggregate of 114,125 shares of AMJ, including the initial 1,000 shares acquired in the April 12, 2001 transaction with a cost basis of $255,950. During fiscal year 2001, reflected in the reverse merger accounting, the Company recorded an impairment valuation of $101,094.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS which was valued at $1,000. Immediately prior to the exchange, the Company recognized an additional impairment valuation of $137,230 to write the remaining investments down to the value of the consideration exchanged. Accordingly, no additional gain or loss was recorded on this transaction.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASE

Until December 2003, the Company operated in leased offices, located in Irvine, California, on a month-to-month agreement at a rate of $4,600 per month and in a manufacturing facility, located in Irvine, California, on a month-to-month agreement at a rate of $8,000 per month. The Company leases office equipment with a minimum payment of $965 per month. Leases expire through December 2010.

Rent expense was $687,649, $140,035, and $876,028 for the years ended September 30, 2004 and 2003 and the period from March 28, 2001 (inception) to September 30, 2004, respectively.

In January 2004, the Company entered into a seven-year lease agreement for a combination manufacturing and office facility in Irvine, California for minimum monthly payments of $73,584. The Company paid for the first two month's rent by issuing 140,160 shares of its unregistered, restricted common stock valued at $147,168.

Future minimum operating lease payments under the new leases at September 30, 2004 were as follows:


                                              Operating Leases

                 Year Ending
                September 30,
                -------------

                2005                             $ 1,017,466
                2006                               1,055,309
                2007                               1,093,153
                2008                               1,130,996
                2009                               1,161,372
                Thereafter                         1,498,272
                                                 -----------

                TOTAL                            $ 6,956,568
                                                 ===========


In February 2004, the Company entered into an equipment lease with payments of $625 per month which includes 6.5% interest. The lease will terminate February 1, 2008.

In May 2004, the Company entered into a $500,000 sale leaseback of certain of its capital assets. Under the terms of the Master Lease Agreement the Company received $450,000 which was net of a 10% security deposit, and is to make payments of $16,441 per month for 36 months. At the end of the lease period, the Company has the right to renew the lease for an additional 12 months, terminate and return the equipment or purchase the equipment at the greater of fair market value subject to a minimum of 10% and a maximum of 20% of the capitalized cost. The company recognized a gain in the amount of $59,045 from this transaction and will defer the gain and recognize it as income over the period of the initial lease term.

In June 2004, the Company entered into a $300,000 equipment lease with the same company financing the sale leaseback, above. The Company received $131,421 which was net of a 10% security deposit ($30,000) and direct payment to one vendor ($126,750) and less advance payments. The Company is to make payments of $9,864 per month for 36 months. The terms, at the end of the lease, are the same as above sale leaseback.

Future minimum capital lease payments under the new leases at September 30, 2004 were as follows:

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004


                                                      Capital Leases

             Year Ending
            September 30,
            --------------

            2005                                         $ 323,161
            2006                                           323,161
            2007                                           201,502
            2008                                             3,128
            2009                                                --
            Thereafter                                          --
                                                        ----------
            Total payments                              $  850,952

            Less: Amounts representing interest           (116,570)
                                                        ----------
            Fair Value of Capital Leases                   734,382
                     Less current portion                 (251,782)
                                                        ----------
                      Non current portion                  482,600


Property and equipment under capital leases consisted of the following at September 30, 2004:


            Machinery and equipment                     $  826,379

            Accumulated depreciation                        85,155
                                                        ----------

            NET PROPERTY AND EQUIPMENT                  $  741,224
                                                        ==========


PROFESSIONAL SERVICES CONSULTING AGREEMENTS

The Company has entered into various consulting agreements for professional and product development services as follows:

o A contract with an unrelated partnership for legal services at a rate of $300 per hour, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. The Company is required to issue common stock in blocks of 100,000 shares to prepay for these legal services. This agreement commenced in January 2002 for a one-year term. This agreement also contained the granting of options to purchase up to 200,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.75 per share for 100,000 options and $2 per share for 100,000 options. The options vested on the grant date.

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $19,500 per month. This agreement commenced in January 2002 and expires in December 2006. This agreement, as amended, also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.31 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $25,000 per month. This agreement commenced in January 2002 and runs for an indefinite time period. This agreement also contained the granting of options to purchase up to 750,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

o The company has contracted with several consultants during the year ended September 30, 2004, most of which have no definite ending date. The Company has spent in excess of $488,000 on consultants who have assisted with financing, information technology and finance/accounting.

o Two individuals were contracted during the year to assist with Investor Relations. They have indefinite termination dates.

o In addition to the consultants mentioned above who have contributed to our product development, are four additional consultants contracted this year. The Company has paid them approximately $292,000 this year, and will continue with their contracts until the projects are completed.

o To assist with the Company's Marketing and Sales efforts the Company has contracted with several consultants. During fiscal 2004, the company paid in excess of $425,000 for these services.

PROFESSIONAL SERVICES AGREEMENTS

The Company has entered into various services agreements for professional and product development services as follows:

o A contract with an unrelated corporation for legal consulting services at a rate of $500,000 per year, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This agreement commenced in March 2002 and expires in March 2004. This agreement also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.10 per share. The options vest in pro-rata equal segments in April 2002, January 2003, and January 2004.

o A contract with an individual for consulting services for 1,000,000 shares of common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This contract commenced on January 2002 and expired in January 2003. This agreement also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.40 per share. The options vested on the grant date and have all been exercised as of September 30, 2002. Furthermore the Company is obligated to pay the individual a success fee equal to 10% on all equity capital raised by the individual. As of September 30, 2004, the Company did not have any obligation under the "success fee" portion of this agreement.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

o A consulting agreement with an unrelated entity for the procurement of qualified consultants to deliver capital financing on a "successful efforts" basis for a one-time fee of 400,000 shares of unregistered, restricted common stock as compensation for all consultants. Furthermore, the entity will also receive a commission of 10% in cash and 10% in equivalent warrants for common stock for successful funding through sources identified by this entity. No fees have been paid on this agreement through September 30, 2004.

o A finder's fee agreement for capital financing with an unrelated party was agreed to in August 2004. This entity was paid $717,500 in August 2004 and $307,500 in December 2004. The contract is complete as of December 22, 2004.

LITIGATION

TRANSMISSION TECHNOLOGY CORPORATION ("TTC"): TRANSMISSION TECHNOLOGY CORPORATION
V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC., ET AL CASE NO. 01-07118 WAS FILED IN AUGUST 15, 2001 BEFORE THE UNITED STATES DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA. THE PRINCIPAL PARTIES TO THE SUIT ARE TTC, C. WILLIAM ARRINGTON, CTC, WBGA, WBG, TOM SAWYER, AND COMPOSITE POWER CORPORATION.

TTC: Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al (Continued) On or about May 7, 2001, TTC, a wholly-owned subsidiary of CTC, entered into a written agreement with WBG granting TTC the exclusive license to all WBG teleconductor technologies, including Composite Reinforced Aluminum Conductor and Advanced Composite Reinforced Aluminum Conductor and any improvements by WBGA. The litigation concerns the interpretation and enforcement of the License Agreement. The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between WBGA and the Company. Accordingly, no accrual is recorded.

DR. CLEM HIEL ET AL. V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC., ET AL

Case No. 02CC05443 was filed on April 9, 2002 in the State of California for the County of Orange. It was transferred to and is pending before the Superior Court of the State of California for the County of Los Angeles. The principal parties are Dr. Clem Hiel, Dr. Alonso Rodriguez (both of whom are former employees of WBG, and/or WBGA and are currently consultants of CTC), WBGA, WBG and W. Brandt Goldsworthy. CTC has agreed to bear the expense of this proceeding because it affects two of CTC's consultants. These consultants are involved in the commercialization of CTC's novel aluminum conductor composite core cable. This matter was settled in February 2003. Accordingly, no accrual is recorded.

JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION, ET AL

Case No. SC-072087 was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties are Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. The case was settled in April 2003 for the issuance of 50,000 Series K warrants valued at $11,750 and cash of $210,000 which was paid in September 2004. Accordingly, no accrual is recorded.

TRANSMISSION TECHNOLOGY CORPORATION, ET AL V. TOM SAWYER

Case No. 02CC10972 was filed on June 21, 2002 in the Superior Court of the State of California for the County of Orange. It was transferred to the United States District Court, Central District of California after being allowed to be included in the action of TTC v. WBG/WBGA et al. The principal parties are TTC, CTC, Arrington, Wilcoxon, and Sawyer. The plaintiffs seek declaratory relief and an injunction against Sawyer, as well as damages arising from various tort causes of actions, including without limitation, tortuous interference with contract, fraud, legal malpractice, and breach of fiduciary duty. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003 along with the TTC:

Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al matter with the issuance of 1,500,000 shares of restricted, unregistered common stock valued at $93,750. Accordingly, no accrual is recorded.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTSCONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

TRANSMISSION TECHNOLOGY CORPORATION, ET AL. V. MICHAEL WINTERHALTER, ET AL

Case No. 02CC12539 was filed July 26, 2002 in the Superior Court of the State of California for the County of Orange. TTC/CTC filed suit against Winterhalter (a WBG employee or business associate) based on his campaign against TTC/CTC by contacting third parties and disparaging TTC/CTC and threatening third parties with lawsuits for dealing with TTC/CTC. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003. Accordingly, no accrual is recorded.

GARY COPE AND ROBERT NIKOLEY V. COMPOSITE TECHNOLOGY CORPORATION, ET AL

The Orange County Superior Court Case No. 03CC05636 was filed on December 24, 2002. Plaintiffs Cope and Nikoley allege causes of action for violations of California Labor Code, wrongful termination, unfair business practices, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation; defamation, declaratory relief, and an accounting arising out of various alleged salary and wrongful termination disputes. The principal parties are Cope, Nikoley, CTC, Wilcoxon, and Arrington. CTC denies the plaintiffs' material allegations. A settlement agreement and release was entered into as of June 30, 2004 by and between Robert Nikoley and CTC. In compliance with the Settlement Agreement, Nikoley was issued 575,000 shares of CTC common stock and $65,000 in attorney's fees. The stock was issued on July 19th and the payments were made in July 2004 and September 2004. The Cope settlement, dated August 16, 2004 was for 100,000 shares of CTC common stock and $10,000 cash. The stock was issued on August 27, 2004 and the certificates and check for $10,000 was forwarded to Cope's attorney on September 1, 2004. Accordingly, no accrual is recorded.

COMPOSITE TECHNOLOGY CORPORATION V. ACQUVEST, INC., PAUL KOCH, VICTORIA KOCH, PATRICIA MANOLIS, AND MICHAEL TARBOX

The Orange County Superior Court Case No.03-CC-12640 was filed on October 16, 2003. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission, and economic duress arising out of certain alleged subscription and investment agreements executed between CTC, Acquvest, Inc., and Patricia Manolis. Purported related "finder's fee" agreements are also at issue involving Paul Koch and Michael Tarbox. The Defendants deny CTC's material allegations, and Acquvest, Koch, and Manolis filed a Cross-Complaint on September 16, 2004. The parties stipulated to permit Cross-Complainants to amend the Cross-Complaint, which was filed on December 17, 2004. CTC expects to attack the Amended Cross-Complaint via demurrer. Trial date has been set for May 9, 2005, though CTC has moved to continue the trial to a later date. The hearing on that motion is currently set for January 7, 2005. Due to the uncertainty surrounding the outcome of this case, we cannot determine what, if any, outcome will have on the financial condition of the Company, its operations, or its liquidity. The Company has not recorded a liability relating to this case under SFAS 5 because we do not believe the likelihood of loss to be probable or reasonably estimable.

CTC contends that Acquvest materially breached the Acquvest Agreement in various ways, including by failing to provide the funding in the amounts and in the time frame Koch promised, and by breaching other representations and warranties Defendants made under the Agreement. These included promises that Acquvest would be a long-term investor, was not buying CTC's shares for re-sale, and that Acquvest was an "accredited investor." CTC also contends that Paul Koch fraudulently induced CTC into entering into all the agreements at issue in this lawsuit. Because of Defendants' breaches of the agreements, their fraud, illegality, and unclean hands, CTC is entitled to rescission of the agreements. CTC also contends that the "finder's fees" claimed by Koch are also void and unenforceable because Koch violated regulations of the Securities and Exchange Commission and other laws, including by acting as a broker-dealer without a license in setting up the deals with CTC. CTC also alleges that Koch got CTC to enter into another agreement, the Manolis Agreement, based on fraud. The other party to that agreement - in name - is Patricia Manolis ("Manolis"). Like the Acquvest Agreement, CTC only dealt with Paul Koch during the negotiations leading up to that agreement, which was signed in August 2003. No one at CTC ever spoke with or met Patricia Manolis, and indeed she appears to be just another front for Koch. CTC contends that Manolis breached this agreement among other ways by assigning her rights in the agreement to Paul Koch's wife. Because of this, CTC contends Manolis does not have standing to sue under the agreement. CTC also contends that Manolis breached warranties in the Manolis Agreement including promises that she would be a long-term investor, was not buying the shares for re-sale, and was an "accredited investor." Finally, CTC also contends that Acquvest, Paul Koch, and Manolis all breached their agreements by quickly selling off the stock they received from CTC, though they warranted they would not do so - making millions of dollars in profits in the process.

The litigants seek issuance of a total of 10,300,000 shares of common stock in exchange for $2,375,000 in cash and warrants to exercise 9,900,000 shares of common stock at $0.50 per share plus punitive damage. Assuming a market price per share of $1.40, issuance of these securities would result in a charge to earnings of $23,232,000 plus punitive damages and attorney fees, consisting of $12,045,000 for the common stock issued and $11,187,000 for the warrants issued, valued using the Black-Scholes option pricing model using a volatility of 84.2%, a risk free rate of 4.13%, and a life of 4 years. Any punitive damages or attorney fees are not estimable at this time. Under the terms of our bankruptcy reorganization plan, any cash awards related to this litigation would be payable in restricted common stock valued at the average of the previous 20 trading days.

ASCENDIANT CAPITAL GROUP, LLC, MARK BERGENDAHL, AND BRADLEY WILHITE V. COMPOSITE TECHNOLOGY CORPORATION AND BENTON H. WILCOXON

The Orange County Superior Court Case No. 03CC13314 was filed on November 4, 2003. Ascendiant, Bergendahl, and Wilhite allege causes of action against defendants for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement (the "Agreement") allegedly executed between CTC and Ascendiant.

CTC denies the material allegations, and on November 10, 2003, CTC filed a case in Orange County Superior Court against Ascendiant, Bergendahl, and Wilhite, alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between the plaintiffs and Wilcoxon. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC, and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before a neutral arbitrator at JAMS-Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending in Orange County Superior Court. An arbitration date has been set for February 8, 2005. The Company has not recorded a liability relating to this case under SFAS 5 because we do not believe the likelihood of loss to be probable or reasonably estimable.

The only written evidence of services performed by the Ascendiant Parties relates to raising capital for CTC - something which they were never able to do. While CTC offered the Ascendiant Parties a success fee from the proceeds of any capital raised, the Ascendiant Parties needed funds for their operations and requested that CTC issue them S-8 (free-trading) shares as up-front compensation. But the Ascendiant Parties faced legal impediments to obtaining S-8 shares because SEC rules and regulations (1) required the Ascendiant Parties to register as brokers in order to be compensated for providing capital raising services and (2) prohibited the issuance of S-8 shares for capital raising activities. In an effort to get around these rules and regulations, the Ascendiant Parties devised a clever scheme to have CTC execute an agreement for "business consulting services" that would provide for the issuance of one million S-8 shares and warrants. CTC expressed concern about the legality of the deal proposed by the Ascendiant Parties. The Ascendiant Parties assured CTC that this was "done all the time" and that the Ascendiant Parties' lawyers approved of the legality of the deal. In reliance upon representations by the Ascendiant Parties that CTC could modify or void the deal at any time following its review by CTC's counsel, CTC signed the Business Advisory and Consulting Services Agreement ("BACSA"). CTC subsequently voided the BACSA upon the advice of its then corporate counsel that the agreement was illegal. Regardless of the title of the agreement, the fact that S-8 shares would in truth be compensation for capital raising services violated SEC rules. The Ascendiant Parties reluctantly acknowledged the voiding of the deal by, among other things, dropping the subject completely in April 2002 following a blow up between the principals of CTC and Ascendiant. The documents produced by the Ascendiant Parties confirm this fact. A year later, however, apparently viewing the BACSA as a lottery ticket, the Ascendiant Parties suddenly claimed that during the previous year they had provided thousands of hours of a wide range of consulting services to CTC. No documents exist to support their claims. Rather, the only documents and communications between the parties reflect capital raising efforts - failed efforts.

The litigants seek the issuance of 1,000,000 shares of common stock and 1,000,000 options to purchase common shares as follows: 300,000 shares for $1.25/share, 400,000 shares for $1.50/share, and 300,000 shares for $1.75 per share. Assuming a market price per share of $1.40, issuance of these securities would result in a charge to earnings of $2,270,000 consisting of $1,400,000 for the common stock and $870,000 for the options. The options were valued using the Black-Scholes option pricing model using a volatility of 84.2%, a risk free rate of 4.13%, and a life of 4 years. The litigants also seek punitive damages and costs that are not estimable at this time. Under the terms of our bankruptcy reorganization plan, any cash awards related to this litigation would be payable in restricted common stock valued at the average of the previous 20 trading days.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

COMPOSITE TECHNOLOGY CORPORATION AND BENTON H. WILCOXON V. MICHAEL DEANGELO

The Orange County Superior Court Case No. 03CC13319 was filed on November 4, 2003. CTC alleges causes of action against DeAngelo for declaratory relief, economic duress, and fraudulent inducement arising out of a consulting services agreement executed by the parties on which CTC alleges DeAngelo failed to perform. DeAngelo denies CTC's material allegations and previously stated his intention to assert cross-claims against CTC. On December 23, 2003, CTC obtained a default in this case due to DeAngelo's failure to respond to the complaint. On February 23, 2004, a default judgment was entered against the defendant. Accordingly, the Company expects no financial impact resulting from this action.

J.P. TURNER & COMPANY, L.L.C. V. COMPOSITE TECHNOLOGY CORPORATION

J.P. Turner & Company, L.L.C. ("J.P. Turner") initiated an arbitration before the National Association of Securities Dealers in February 2004 alleging Composite Technology Corporation ("CTC") breached a finder's agreement by failing to pay certain fees to J.P. Turner. CTC disputes that any breach of the agreement took place and denies that J.P. Turner made any introductions of investors to CTC which directly lead to financing. CTC has filed a counterclaim against J.P. Turner alleging claims of fraud against J.P. Turner arising out of misrepresentations made by J.P. Turner concerning an investment opportunity. J.P. Turner seeks $200,000 in monetary damages, a warrant to purchase $200,000 common shares of CTC at an exercise price equal to the closing bid on December 17, 2003, pre-judgment interest as of December 18, 2003, reasonable attorneys' fees and costs. CTC seeks compensatory damages in an amount according to proof, punitive damages, and reasonable attorneys' fees and costs based upon its counterclaims. CTC filed its Statement of Answer and Counterclaims on May 17, 2004. The matter is presently set for hearing in February 2005. Additionally, Composite recently asked the panel of arbitrators assigned to the matter to change the location of the hearing from Georgia to California. The arbitrators denied the motion for change of venue and the hearing is scheduled to proceed in Georgia next year. This matter was settled per written agreement on May 3, 2005. CTC paid to JP Turner the sum of $100,000, which was recorded as litigation settlement expense in the quarter ended March 31, 2005 and paid in May 2005.

ADAM DEVONE V. COMPOSITE TECHNOLOGY CORPORATION, ET AL.

On September 10, 2004, Adam Devone filed a Complaint in Orange County Superior Court (Case No. 04-CC-09321) against Donner, Evan Wride and Global Research, Inc., Nutek, Inc., Zeta Centauri, Inc., Sherpa Financial & Investigations, Inc. and Multiplyingchurches.org, Inc. (collectively, the "Donner Parties") and CTC. Devone alleges a variety of claims against the Donner Parties based upon alleged contractual breaches and tortuous conduct related to a $200,000 loan made between Devone and the Donner Parties. CTC is only party to the last two causes of action for Imposition of Constructive Trust and Declaratory Relief. Devone seeks a constructive trust on any CTC shares or related proceeds obtained through the use of Devone's $200,000. Devone further seeks a judicial declaration that the CTC securities and proceeds derived therefrom are his property. As noted earlier, Devone is not presently seeking monetary damages or costs against CTC. On October 6, 2004, CTC filed a Motion for Order Discharging Liability asserting it should be discharged from the matter as it took no position with regard to the dispute between the parties. On October 8, 2004, CTC filed an Answer to the Complaint. The Motion for Order Discharging Liability is presently set to be heard on January 3, 2004. On October 20, 2004, Multiplyingchurches.org, Inc. ("MC Org") filed a Cross-Complaint against CTC, Adam Devone, Sheryl Lyn Devone (Plaintiff's wife) and Roes 1-100 alleging claims for breach of contract against CTC and Roes 51-100 and tortious interference with contract against Plaintiff, his wife and Roes 1-50. MC Org alleges that CTC breached a warrant agreement by failing to issue shares thereunder and seeks unspecified damages and an injunction compelling CTC to issue shares under the warrant agreement. CTC filed an Answer to MC Org's Cross-Complaint on November 19, 2004. On December 30, 2004, MC Org filed a request for dismissal of all claims against CTC pursuant to a settlement reached between MC Org and CTC. A settlement agreement was subsequently entered into by all parties to the lawsuit. A request for dismissal of the entire action with prejudice was filed. The terms of the settlement did not require CTC to pay any amounts or to issue any additional stock.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

MICHAEL TARBOX V. COMPOSITE TECHNOLOGY CORPORATION, ET AL.

Michael Tarbox ("Tarbox") filed this action on October 13, 2004 in Orange County Superior Court (Case No. 04-CC-10345) against Paul Koch, Acquvest, CTC and Doe Defendants. Tarbox alleges that Koch made fraudulent transfers to Acquvest and the Doe defendants for the purpose of avoiding the debt owed to Tarbox. Tarbox alleges that CTC securities were intended to serve as security for a debt owed by Koch to Tarbox. Tarbox alleges that Defendants were not bona fide purchasers of the CTC securities since they were receiving such securities for the benefit of Tarbox. Tarbox further alleges that CTC breached an agreement to pay him a finder's fee in connection with investments made by Koch. Tarbox alleges that CTC's breach has caused him to suffer damages in excess of $750,000. On November 9, 2004, CTC filed a Motion to Consolidate this action with the Acquvest action above (OCSC Case No. 03-CC-12640). The Motion to Consolidate is set for January 7, 2005. On November 14, 2004, CTC filed a demurrer to the Complaint. Tarbox agreed to amend the Complaint in response thereto. Due to the uncertainty surrounding the outcome of this case, we cannot determine what, if any, outcome will have on the financial condition of the Company, its operations, or its liquidity. The Company has not recorded a liability relating to this case under SFAS 5 because we do not believe the likelihood of loss to be probable or reasonably estimable. The claims of Tarbox are without merit as, among other defenses, (1) he entered into a written agreement with CTC releasing any claim to a finder's fee in connection with the transactions at issue; (2) he was acting as an unlicensed broker-dealer in connection with the transactions at issue; and (3) his complaint concedes that another party orally agreed to take on any purported obligation to pay a finder's fee to him in connection with the transactions at issue.

NOTE 9 - SHAREHOLDERS' EQUITY

A. PREFERRED STOCK

On April 12, 2001, TTC authorized 165 shares of Series A, 10% cumulative, convertible preferred stock (the "Series A Preferred Stock") issued at $1,000 per share. The Series A shareholders were entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($1,000 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends were payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001.

The Series A Shares are convertible into common stock at a negotiated conversion rate of $0.47 per effective post-acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series A Shares are callable at any time by TTC at a price of 102% of issuance value upon a 10-day advance written notice. These shares were issued on April 12, 2001 to Red Guard to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent pending composite reinforced aluminum conductor technologies. This transaction was valued at an agreed-upon amount of $165,000. On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other private companies including the STL Group, TMA Ventures, LLC/MEMX, and AMJ Logistics but excluding the investment in IPS. The value of the preferred stock received, and the notes, interest, and dividends payable forgiven by Red Guard equaled the carrying value of the investments on the transaction date. Accordingly, no gain or loss on the transaction was recorded.

On June 27, 2001, TTC authorized and allocated 2,000 shares of Series B, 10% cumulative, convertible preferred stock (the "Series B Stock"). The Series B Stock was issued at $100 per share. The Series B shareholders will be entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($100 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends are payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001. Any dividends on the Series B Stock that are not paid within 30 days after the date upon which payment thereof is due will bear interest at 10% per annum from such date until ultimately paid.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

The shares are convertible into common stock at a rate of $1.25 per effective post acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series B Stock is callable at a price of 109% at any time by TTC upon 10-days advance written notice. TTC sold 1,000 Series B Shares to Red Guard for cash proceeds of $100,000 on August 28, 2001 and 320 shares to an unrelated third party for cash proceeds of $32,000 on October 11, 2001.

In March, 2003, the the Company converted 320 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation and all unpaid dividends attributable to the Series B preferred shares into 207,576 shares of unregistered, restricted common stock based on the value of the original $32,000 subscription plus $4,533 in unpaid dividends. The conversion price was determined to be 40% of the fair market value of unrestricted, registered common shares on the date of conversion.

In January 2004, the Company converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock that were issued to one individual pursuant to a court order. In addition under the terms of the order, the Company was obliged to issue 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

B. COMMON STOCK

BUSINESS COMBINATION

On November 3, 2001, in connection with a business combination transaction, the Company's then controlling shareholder surrendered and canceled an aggregate 3,116,515 shares of common stock to the Company for no consideration. The effect of this transaction was to reduce the common stock account by the par value (approximately $3,117) and increase the additional paid-in capital account. This transaction reduced the issued and outstanding common stock to 6,050,000 shares.

On November 3, 2001, the Company executed an Agreement and Plan of Reorganization, whereby the Company issued an aggregate 60,000,000 shares of restricted, unregistered common stock to the shareholders of TTC in exchange for 100% of the issued and outstanding stock of TTC. TTC was incorporated as a Nevada corporation on March 28, 2001 to own a license agreement related to patent pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of the Company. This transaction, in conjunction with the stock issued on or before November 3, 2001 for services rendered resulted in a total of 66,500,000 Common shares issued and outstanding as of the effective date of the Business Combination.

SERVICES RENDERED

On November 3, 2001, the Company issued an aggregate 450,000 shares of restricted, unregistered common stock to four unrelated companies and/or individuals as compensation for various financial consulting services provided in the Agreement and Plan of Reorganization. This transaction was valued at approximately $90,000. Since there was not a liquid market for the Company's restricted common stock in November, 2001, the fair value of the services provided was utilized, as appropriate under SFAS 123 "Accounting for Stock Based Compensation," which approximates the "fair value" of the Company's common stock on the date of the transaction. Upon completion of the November 3, 2001 reverse acquisition transaction, the Company had an aggregate 66,500,000 shares of issued and outstanding common stock.

On October 30, 2001, TTC issued an aggregate 79,402 equivalent post-acquisition shares of restricted, unregistered common stock to its corporate law firm at an agreed-upon value of approximately $300,000 as a retainer for future legal services to be provided during a one-year period from October 30, 2001. The retainer shares vested against normal monthly billings from the law firm to the Company using the agreed-upon valuation of $3.78 per share, regardless of the open market price of the Company's common stock during the billing month.

If the aggregate market value of the 79,402 shares are worth less than $450,000 in the open market at the average mean of the bid and ask price for the shares during the one-month period just preceding the first anniversary of the retainer agreement (October 30, 2002), then the law firm will have 15 days to make a written election to either a) exercise a downward adjustment in the agreed-upon price of $3.78 to an amount of not less than $1.89 per share, which would cause the Company to issue up to an additional 79,402 equivalent post acquisition shares to the law firm, or b) put all 79,402 shares back to the Company and require payment in cash for the legal services provided during the initial term of the agreement.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

During January 2002, the Company and the law firm agreed to rescind this transaction, and the 79,402 shares were returned to the Company. All future transactions between the Company and the law firm will be conducted on a cash transaction basis.

From May, 2002 until September, 2002, the Company issued in aggregate 1,407,543 shares of the Company's restricted, unregistered common stock to three unrelated companies and two persons in exchange for legal, intellectual property, business strategy, and financial consulting services valued at the fair value of services provided totaling $496,535. One of the consultants was also issued 17,543 warrants valued at $3,859. The warrants were issued with an exercise price of $0.50 and expire on July 12, 2006 and were assigned a value of $0.05 per warrant using the Modified Black-Scholes-Merton option valuation model.

Between March, 2002 and September, 2002, the Company issued in aggregate 2,929,868 common shares registered under an S-8 filing to seven consultants providing legal, intellectual property, product development, and business strategy services valued at the fair value of services provided totaling $1,498,944 equal to the fair market value of the stock on the dates of issuance.

For the fiscal year ended September 30, 2003 the Company issued in aggregate 9,503,900 shares of common stock for consulting services. The Company recorded expenses totaling $ $4,082,614 and prepaid expenses totaling $234,350..

Included in the 9,503,900 shares issued were a total of 2,515,000 restricted, unregistered common shares representing consulting services valued at the fair value of services provided totaling $1,346,861. These restricted shares were issued as follows: During February 2003, the Company issued 750,000 shares of the Company's restricted, unregistered common stock to nineteen individuals and six unrelated companies for various consulting services relating to offering costs associated with the 2003 private placement financings. The shares were valued at the fair value of services provided totaling $213,750. In February 2003, the Company issued an aggregate 1,065,000 shares of the Company's restricted, unregistered common stock to two individuals, in payment of product development consulting services provided valued at the fair value of services provided totaling $404,523. During August 2003, the Company issued 700,000 shares of restricted, unregistered common stock to two entities in compensation for professional consulting services consisting of marketing, business development, and business strategy services valued at the fair value of services provided totaling $728,588.

Included in the 9,503,900 shares of common stock issued for consulting services in 2003 were a total of 6,988,900 shares of common shares registered under an S-8 filing were issued for services valued at the fair market value of the date of the stock issuance or in payment of balances due on services rendered totaling, in aggregate $2,970,103 as follows: From October, 2002 until September, 2003 the Company issued 2,250,000 common shares valued at $1,004,960, the fair market value on the date of issuance, were issued to two individuals for litigation and general corporate legal services rendered. From October, 2002 until March, 2003, the Company issued in aggregate 4,738,900 common shares valued at $ $1,965,143, the fair value at date of issuance were issued to three individuals for intellectual property and product research and development related consulting services. As of September 30, 2003, $234,350 relating to 120,800 of the 6,988,900 shares issued was recorded in prepaid expenses valued at the closing market price on September 30, 2003 of $1.94 per share.

For the fiscal year ended September 30, 2004 the Company issued in aggregate 1,913,354 shares of common stock for consulting services. The Company recorded expenses totaling $2,578,047 as follows:

During fiscal 2004, the Company issued in aggregate 1,213,354 shares of restricted, unregistered common stock in exchange for services valued at the fair value of serviced provided totaling $1,520,047 as follows: During January 2004 the Company issued 58,881 shares of restricted, unregistered common stock to two companies in compensation of professional construction services valued at the fair value of the services provided totaling $65,166. During March 2004 the Company issued 150,000 shares of restricted unregistered common stock in the name of one company in partial compensation of equipment purchased. During June, 2004 it was agreed by the Company and the entity that the entity would not accept the shares in lieu of partial payment and the 150,000 shares were cancelled. In July 2004 the Company issued 790,000 shares of restricted, unregistered common stock to two individuals and 3 companies in remuneration for and payment of debts relating to research, product development, marketing, business development, and business strategy services valued at the fair value of services provided totaling $790,000. During August 2004, the Company issued 364,373 shares of restricted, unregistered common stock to one officer and one consultant in remuneration for product development, intellectual property, marketing, and business advisory services services performed in fiscal 2003 and valued at the fair market value of the stock issued which equaled the fair value of services provided of $664,881.

During fiscal 2004, the Company issued in aggregate 700,000 shares registered under an S-8 registration statement to two individuals for legal, product development, and intellectual property services valued at the fair market value of the stock issued which equaled the fair value of services provided of $1,058,000, the fair market value on the date of the share issuances.

During December 2003, the Company issued 140,160 shares of restricted, unregistered common stock to the Company's landlord in lieu of 2 month's rent on a commercial facility valued at $147,168, the market value of the rents.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

INVESTMENTS IN OTHER COMPANIES

On December 4, 2001, the Company issued 42,500 shares of the Company's restricted, unregistered common stock in exchange for 37,335 shares of restricted, unregistered privately held AMJ common stock. This transaction was valued at $191,450, the fair value of the investment.

CONVERSION OF SHORT-TERM LOANS

In July and September 2002, the Company issued an aggregate 515,297 shares of the Company's restricted, unregistered common stock to two separate individuals, both of whom were existing shareholders of the Company, for conversion of short-term working capital. These transactions were valued at $90,000, which equaled the outstanding debt. Since there was not a liquid market for the Company's restricted common stock in 2004, the fair value of the debt forgiven was utilized, as appropriate under SFAS 123 "Accounting for Stock Based Compensation."

In February 2003, the Company issued an aggregate 300,000 shares of the Company's restricted, unregistered common stock to an individual, who was an existing shareholder of the Company, for conversion of $30,000 of a short-term working capital loan and $13,101 in accrued but unpaid interest. Since there was not a liquid market for the Company's restricted common stock in 2004, the fair value of the debt and unpaid interest forgiven was utilized, as appropriate under SFAS 123 "Accounting for Stock Based Compensation."

LEGAL SETTLEMENT

In February 2003, the Company issued 1,500,000 shares of restricted, unregistered common stock valued at $93,750, or $0.0625 per share, which represented a value consistent with the issuance of similar securities, namely the value of the restricted common stock issued in conjunction with the Series E and Series H private placements of $0.042 and $0.072 per share respectively, in connection with the settlement of the matter of Transmission Technology Corporation, et. al. v. Tom Sawyer See Note 8 for additional litigation disclosure.

During the year ended September 30, 2004, 675,000 shares of common stock was issued, valued at $739,000 for legal settlements related to Gary Cope and Robert Nikoley V.l Composite Technology Corporation, et. al litigation. See Note 8 for additional litigation disclosure. The common stock issued was valued at the market closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue.

CASH

From July 2002 until August, 2002, the Company issued an aggregate 399,123 shares of the Company's restricted, unregistered common stock to three separate persons in return for $86,000 in cash. Each of the shares issued carried a warrant to acquire an equal number of restricted, unregistered common stock at an exercise price of $0.50 that shall expire on July 12, 2006. At the date of issuance, the warrants were valued at approximately $0.05 per share and were recorded as paid in capital.

During December 2002, the Company sold an aggregate 6,400 Units, in conjunction with a Private Placement Memorandum, for gross proceeds of $11,520. Each Unit consisted of 10 shares of restricted, unregistered common stock, 10 Series A warrants, and five Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expired in December 2003.

Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expired on June 30, 2004. One of these investors rescinded his investment and his 34,000 shares and all the warrants were cancelled effective in fiscal 2004. The value of the warrants at the date of issuance was determined using the Modified Black-Scholes-Merton option pricing model at a combined total of $752.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

During the first and second quarters of fiscal 2003, under a Private Placement Memorandum ("Series E PPM"), the Company sold an aggregate 2,954,000 Units to 52 individuals and entities for gross proceeds of $295,400. Each Unit consists of one share of unregistered, restricted common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitled the holder to purchase a share of common stock at $0.25 per share and expired on December 1, 2004. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.058 per warrant and $171,332 was accounted for as Paid in Capital - Series E warrants.

During February and March 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 3,465,500 Units for gross proceeds of $716,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series H warrants has been declared effective and the Company's common stock closes at or above $0.50 for five consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.103 per warrant and $356,945 was accounted for as Paid in Capital - Series H warrants. The Company incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750.

During March through September 2003, pursuant to Private Placement Memoranda, or Series I PPM, we sold an aggregate 150,000 Units to one entity and one individual for cash proceeds of $350,000; an additional 10,000 Units were issued in compensation valued at $25,000 for the arrangement of the financing. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.191 per warrant and $305,600 was accounted for as Paid in Capital - Series I warrants for both the 1,500,000 warrants issued for cash and the 100,000 warrants issued for financing costs.. In the subscription agreement there was a conditional provision for the issue of up to an additional 550,000 Units to the entity and the individual, however, the proceeds in payment were never received; an additional 40,000 Units that were to be issued in connection with the perfection of the subscription were cancelled due to non-performance. The matter is now subject to litigation as discussed in Note 7 above under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. The 4,400,000 shares and 4,400,000 Series I warrants related to the 550,000 Units subscribed to under the conditional provision were issued by the transfer agent, were being held by the attorney handling the matter for us, and were cancelled in October 2003. The above 10,000 Units issued in compensation are themselves the subject of separate litigation that is preventing their exercise.

During August 2003, pursuant to Private Placement Memoranda, or Series O PPM, the Company sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and the Company's common stock closes at or above $0.90 for 10 consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.263 per warrant for a total of $21,917and was accounted for as Paid in Capital - Series O warrants.

During September 2003, pursuant to Private Placement Memoranda, or Series N PPM, the Company sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and the Company's common stock closes at or above $0.75 for 10 consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.258 per warrant and was accounted for as Paid in Capital - Series N warrants of $124,500 equal to the total consideration paid of $125,000 less the par value of the stock issued.

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500.

During September 2003, pursuant to Private Placement Memoranda, or Series P PPM, the Company sold an aggregate 332,500 Units for gross proceeds of $1,330,000. In the first quarter of fiscal 2004, the Company sold an aggregate of 60,000 Series P Units to 8 individuals for gross proceeds of $240,000Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $1.212 per warrant for a total of $805,908 for the fiscal 2003 issuance and $145,440 for the fiscal 2004 issuance and each was accounted for as Paid in Capital - Series P warrants.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

During November 2003, pursuant to a Private Placement Memoranda, we sold an aggregate of 89,360 restricted unregistered shares of common stock to 5 individuals at a price of $1.40 per share for gross proceeds of $125,104.

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000 ("December Offering"). The December Offering was subscribed by 5 investment funds. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days. The value of the December Offering warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $1.877 per warrant and the value of $2,252,400 was accounted for as Paid in Capital - December Offering Warrants.. In June 2004, the Company offered the warrant holders, for a limited period of time, the opportunity to exercise their warrants at a reduced strike price of $0.50. Pursuant to this offer, the Company issued 1,000,000 shares of the Company's unregistered, restricted common stock against receipt of $500,000. One holder of 200,000 warrants did not take advantage of this right. In connection with this offering, one professional company was issued with an additional 120,000 warrants on the same terms as the original offering. As a result of this transaction, we recorded additional Paid in Capital and Legal, Consulting, and Professional expenses of $1,433,880 resulting from the modification of the warrant terms. The 120,000 warrants issued to the professional services firm were valued using the Modified Black-Scholes-Merton option pricing model at $1.277 per warrant and $153,207 in additional Paid in Capital and Legal, Consulting, and Professional expenses were recorded.

RED GUARD OPTIONS

On July 12, 2001, TTC granted to Red Guard an option to purchase up to $500,000 of Series B, 10% cumulative, convertible preferred stock of TTC (the "TTC Series B Preferred") at $100 per share (the "Red Guard Option") and a warrant to purchase shares of TTC Common Stock that, on completion of the November 3, 2001 reverse acquisition transaction with CTC, enabled Red Guard to purchase up to 1,905,660 shares of CTC common stock at $1.26 per share (the "Red Guard Warrant") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

The Red Guard Option and Warrant were granted to Red Guard as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC, to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction. The Red Guard Option was exercisable at any time and expired on January 12, 2002. The Red Guard Warrant expires July 12, 2006.

On August 28, 2001, Red Guard exercised a portion of the Series B option and purchased an aggregate $100,000 of Series B Preferred from the Company. On October 11, 2001, Red Guard assigned an additional portion of this option to an unrelated individual who then exercised the option to purchase an aggregate $32,000 of Series B Preferred from the Company. The remaining portion of the Red Guard Option expired on January 12, 2002.

The following table summarizes all Red Guard Option activity from the grant date through September 30, 2004:


                                                                     Weighted
                                                                    Number of
                                                                     Average
                                                        Shares    Exercise Price
                                                     ----------   ------------
Outstanding, March 18 2001 (inception)                       --   $         --
             Granted                                      5,000   $       1.26
             Exercised                                   (1,000)  $       1.26

Outstanding, September 30, 2001                           4,000   $       1.26
             Granted                                       (320)  $       1.26
             Canceled/expired                            (3,680)  $       1.26

OUTSTANDING, SEPTEMBER 30, 2002, 2003 AND 2004               --   $         --
                                                     ==========   ============

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

STOCK OPTIONS

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan (the "TTC Plan"). The purpose of the TTC Plan was to grant options to purchase the Company's common stock to employees of the Company and any subsidiaries to attract and retain persons of ability and provide incentives for them to exert their best efforts on behalf of the Company. The TTC Plan was administered by either the Company's Board of Directors or a committee established and appointed by the Board of Directors. Under the TTC Plan, the Board had reserved 4,764,000 shares of common stock to support the underlying options which may be granted. As part of TTC's acquisition by CTC on November 3, 2001, the TTC Plan was terminated, and the options were converted into options to purchase shares of CTC's common stock pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan"). The number of shares reserved initially under the Stock Plan was 9,000,000. This number was increased to 14,000,000 on October 24, 2002.

The exercise price of the underlying shares will be determined by the Board of Directors; however, the exercise price may not be lower than 100% of the mean of the last reported bid and asked price of the Company's common stock as quoted on the NASDAQ Bulletin Board or any other exchange or organization. The term of each option will be established by the Board of Directors at the date of issue and may not exceed 10 years. The Plan automatically terminates on May 15, 2021 and no options under the Plan may be granted after May 15, 2011.

In June 2001, the TTC Board of Directors granted options to various officers and employees that, when converted to Stock Plan options, comprised an aggregate 1,357,740 to purchase an equivalent number of shares of CTC restricted, unregistered common stock. Under the Stock Plan these options were exercisable at a price of $0.35 and expire in June, 2011. On March 31, 2004, 87,308 of these options were cancelled. The remaining 1,270,432 options will expire December 31, 2011.

From February 20, 2002 to March 31, 2002, the Company granted an aggregate 5,200,000 options to six consulting professionals in consideration for legal, intellectual property, product development, business development and marketing services to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next five years from the grant date. The options were issued at exercise prices between $0.08 and $2.00 per share. These options expire at various dates between March 31, 2003 and December 31, 2011. On March 31, 2002, 2,000,000 of these options were exercised and on January 12, 2003, 250,000 were cancelled. Between September 2003 and August 2004, 1 of these consulting professionals has exercised a total of 320,000 options to acquire common shares of CTC.

On August 27, 2002, the Company granted 750,000 options to a consulting professional for product development services to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next one year from the grant date. The options were issued at an exercise price of $0.50 per share. The options vested as follows: 150,000 immediately upon issue and 150,000 per year on the grant anniversary date from April 1, 2003 through April 1, 2006. These options were cancelled March 31, 2003.

The Company recorded deferred compensation of $2,102,532 related to the options granted from February 20, 2002 to March 31, 2002 and the 750,000 options granted on August 27, 2002. The Company recorded compensation expense of $298,820, $572,549 and $868,237 during the years ended September 30, 2004, 2003 and 2002, respectively, for the value of the legal, consulting, and research and development services rendered during those years.

In February, 2003, 3 employees received an aggregate of 750,000 options to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 at an exercise price of $0.25. These options expire December 31, 2011 and vest at a rate of 150,000 per year. Since issuance, 2 of these employees have been granted cashless exercise of certain of these options at the market rate on the day of exercise, resulting in the cancellation of 215,682 of the options in payment for the exercise of 84,318 options to acquire common shares of CTC. See Restatement Footnote 2 Regarding the Modificiation of the Option Grants.

In July 2003, an employee received 250,000 options to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 at an exercise price of $0.25; 50,000 of these options were exercised in fiscal 2003 with the shares issued in fiscal 2004. These options expire December 31, 2011. The remaining options vest at a rate of 50,000 per year.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

In August 2003, 4 employees and a legal and business advisory consultant received an aggregate of 2,950,000 options to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 at an exercise price of $0.53. These options expire December 31, 2011. Since issuance, 3 of these employees have been granted cashless exercise of certain of these warrants at the market rate on the day of exercise, resulting in the cancellation of 730,986 of the options in payment for the exercise of 144,014 options to acquire common shares of CTC. The remaining options vest on a quarterly schedule.

In July 2004, 7 employees received an aggregate of 969,904 options to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 at an exercise price of $1.00. These options expire December 31, 2011. Since issuance, 1 of these employees has been granted cashless exercise of certain of these warrants at the market rate on the day of exercise, resulting in the cancellation of 391,112 of the options in payment for the exercise of 8,888 options to acquire common shares of CTC. These options vest at the rate of 10% each six months over 5 years commencing October 16, 2004.

Cashless exercises: During fiscal 2004, the Company allowed for the cashless exercise of 280,265 options at exercise prices of between $0.25 and $1.00 per share resulting in the issuance of 237,220 shares of common stock. Under the guidance issued by FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, a cashless exercise is considered to be a modification of option grant terms and requires that the intrinsic value of the settlement to be included as additional compensation expense. The cashless exercises in 2004 resulted in an additional $364,277 in compensation expense (see Footnote 2). The Company does not intend to allow for future cashless exercises of stock options.

The following table summarizes the Stock Plan stock option activity from the conversion of the Plan through September 30, 2004.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                    Weighted-
                                                                    Average
                                                  Number            Exercise
                                                 of Shares           Price
                                                ----------        -----------

Outstanding, March 18, 2001 (inception)                 --         $      --
       Granted under the Plan                    1,357,740         $    0.35(1)
                                                ----------

Outstanding, February, 2001 following

Registration of the Stock Plan                   1,357,740         $    0.35
       Granted                                   5,950,000         $    0.35
       Exercised                                (2,000,000)        $    0.24
                                                ----------

Outstanding, September 30, 2002                  5,307,740         $    0.39
       Granted                                   3,950,000         $    0.46
       Exercised                                  (110,000)        $    0.25
       Cancelled                                (1,000,000)        $    0.69
                                                ----------

Outstanding, September 30, 2003                  8,147,740         $    0.39
       Granted                                     969,904         $    1.00
       Exercised                                  (497,220)        $    0.11
       Cancelled                                (1,425,088)        $    0.30
                                                ----------

         OUTSTANDING, SEPTEMBER 30, 2004         7,195,336         $    0.43
                                                ==========

         EXERCISABLE, SEPTEMBER 30, 2004         3,277,258         $    0.37
                                                ==========


(1) The exercise price recorded is following the conversion of the Plan to the Stock Plan and the necessary adjustments.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

The weighted-average remaining contractual life of the options outstanding at September 30, 2004 was 7.3 years. The exercise prices of the options outstanding at September 30, 2004 ranged from $0.10 to $2.00, and information relating to these options is as follows:

                                                           Weighted-     Weighted-
                                             Weighted-     Average       Average
                                             Average       Exercise      Exercise
     Range of    Stock        Stock          Remaining     Price of      Price of
     Exercise    Options      Options        Contractual   Options       Options
     Prices      Outstanding  Exercisable    Life          Outstanding   Exercisable
     ------      -----------  -----------    -----------   -----------   -----------

$ 0.10 - 0.24     1,000,000     1,000,000    7.3 years     $ 0.10        $ 0.10
$ 0.25 - 0.49     3,350,432     1,542,258    7.3 years     $ 0.29        $ 0.30
$ 0.50 - 0.99     2,075,000       535,000    7.3 years     $ 0.53        $ 0.53
$ 1.00 - 1.49       569,904             0    7.3 years     $ 1.00        $ 1.00
$ 1.50 - 1.49             0             0    --            --            --
$ 1.75 - 2.00       200,000       200,000    7.3 years     $ 1.88        $ 1.88
                  ---------     ---------

                  7,195,336     3,277,858
                  =========     =========

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the years ended September 30, 2003 and 2002 would have been increased to the pro forma amounts indicated below:

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

                                                  2004                2003                2002
                                             --------------      --------------      --------------
Net loss
     As reported                             $  (14, 687,874)     $   (6,751,252)     $   (4,518,082)
     Add stock based employee
         compensation expense
         included in net income,
         net of tax                                      --                  --                  --
     Deduct total stock based employee
         compensation expense determined
         under fair value method for all
         awards, net of tax                        (642,594)            (73,520)                 --
                                             --------------      --------------      --------------

     PRO FORMA                               $  (15,330,468)     $   (6,824,772)     $   (4,518,082)
                                             ==============      ==============      ==============

 Earnings per common share
     Basic - as reported                     $        (0.14)     $        (0.08)     $        (0.07)
     Basic - pro forma                       $        (0.14)     $        (0.08)     $        (0.07)
     Diluted - as reported                   $        (0.14)     $        (0.08)     $        (0.07)
     Diluted pro forma                       $        (0.14)     $        (0.08)     $        (0.07)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Modified Black-Scholes-Merton option-pricing model with the following weighted-average assumptions for the year ended September 30, 2004: dividend yield of 0%, expected volatility of 80.3%, risk-free interest rate of 4.14%, and expected life of 7.3 years. All options granted during fiscal 2003 and 2004 were granted at the market price for common stock on the day of the grant decision. Stock options were not granted to employees or directors during the year ended September 30, 2002.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

During fiscal year 2004, the company issued a total of 237,220 common shares, net of 43,045 shares recalled, pursuant to the cashless exercise of stock options by employees of the company. Under the guidelines of FIN 44, the Company accounted for the cashless exercises as a modification of option grant and recorded a total of $364,277 of additional compensation charges recorded as compensation expense. The company does not intend to allow for future cashless exercises of stock options.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

WARRANTS

The Company issues warrants to purchase common shares of the Company either as compensation for consulting services provided or as additional incentive for investors who purchase unregistered, restricted common stock, as indicated in the sequence of Private Placements in fiscal 2003 and 2004. The value of warrants issued for compensation is accounted for as a non-cash expense to the Company at the fair value of the warrants issued. The value of warrants issued in conjunction with financing events is either a reduction in paid in capital for common issuances or as a discount for debt issuances. The Company values the warrants at fair value as calculated by using the Modified Black-Scholes-Merton option-pricing model. See Note 4 for the assumptions used to value warrants issued.

On July 12, 2001, TTC issued to Red Guard, as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction, a stock warrant to purchase 1,905,600 shares of TTC restricted, unregistered common stock at a price of $1.26 per share, in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. This warrant is exercisable at any time after its issuance and expires on June 12, 2006. Due to the uncertainty related to the ultimate exercise for purchase of any shares covered by this warrant, TTC did not assign any compensation expense upon the issuance of this warrant.

On October 18, 2001, the holder of the Warrant to purchase shares of the Company's common stock exercised 7,940 warrants and purchased 7,940 shares of restricted, unregistered common stock for $10,000 cash. These shares were included in the total Common shares recapitalized on November 3, 2001. The remaining warrants have been modified to be exercisable by the holder to purchase an equivalent number of unregistered Common shares of the Company. As of September 30, 2004, there were 1,897,660 warrants outstanding to purchase an equivalent number of the Company's Common shares at $1.26 per share.

From July 2002 until August, 2002, in conjunction with a series of private equity placements, the Company issued in aggregate 399,123 warrants to purchase shares of the Company's restricted, unregistered common at an exercise price of $0.50 that shall expire on July 12, 2006. At the date of issuance, the warrants were valued at $0.05 per share.

During December 2002, in conjunction with a Private Placement Memorandum, the Company issued warrants to purchase 64,000 Series A warrants, and 32,000 Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expired in December 2003. Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expired on June 30, 2004. The value of the warrants at the date of issuance was determined using the Modified Black-Scholes-Merton option pricing model at a combined total of $752. All warrants had been cancelled unexercised as of September 30, 2004.

During the first and second quarters of fiscal 2003, under a Private Placement Memorandum ("Series E PPM"), the Company issued an aggregate 2,954,000 Series E warrants to purchase one share of unregistered, restricted common stock. Each Series E warrant entitled the holder to purchase a share of common stock at $0.25 per share and expired on December 1, 2004. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.058 per warrant and $171,332 was accounted for as Paid in Capital - Series E warrants. As of September 30, 2004, 1,860,000 warrants had been exercised and 1,394,000 were exercisable and outstanding.

During February and March 2003, pursuant to Private Placement Memoranda, the Company issued an aggregate 3,465,500 Series H warrants to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series H warrants has been declared effective and the Company's common stock closes at or above $0.50 for five consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.103 per warrant and $356,945 was accounted for as Paid in Capital - Series H warrants. In conjunction with the Series H PPM, the Company issued 200,000 warrants, valued at $20,600 in payment of offering costs. All 3,665,500 warrants were called on July 19, 2004 resulting in the exercise of 3,660,500 warrants and the cancellation of 5,000 warrants.

During March through September 2003, pursuant to Private Placement Memoranda ("Series I PPM"), we issued an aggregate 6,000,000 Series I warrants. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.191 per warrant and $1,146,000 was accounted for as Paid in Capital
- Series I warrants Certain details of the Series I financing is currently under litigation as discussed in Note 7 above under Composite Technology Corporation
v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. The 4,400,000 warrants attached to the units were cancelled by the company in fiscal 2004 resulting in a reduction of paid-in-capital - Series I warrants of $840,400. All of the remaining 1,600,000 warrants were outstanding as of September 30, 2004.

During August 2003, pursuant to Private Placement Memoranda, ("Series O PPM"), the Company issued 83,335 Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and the Company's common stock closes at or above $0.90 for 10 consecutive days. The value of the warrants was determined using the Modified Black-Scholes-Merton option pricing model at a value of $0.263 per warrant for a total of $21,917 and was accounted for as Paid in Capital - Series O warrants. All of the Series O warrants were outstanding as of September 30, 2004.

During September 2003, pursuant to Private Placement Memoranda, ("Series N PPM"),the Company issued 500,000 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and the Company's common stock closes at or above $0.75 for 10 consecutive days. The value of the warrants was determined using the Black-ScholesModified Black-Sholes-Merton option pricing model at a value of $0.258 per warrant and was accounted for as Paid in Capital - Series N warrants of $124,500 equal to the total consideration paid of $125,000 less the par value of the stock issued. All of the Series N warrants were outstanding as of September 30, 2004.

In April 2003, the Company granted 49,999 Series K warrants valued at $11,750 using the Black-ScholesModified Black-Sholes-Merton option pricing model as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005. The Company recorded legal expense and Paid in Capital - Series K warrants for the $11,750. All of the Series K warrants were outstanding as of September 30, 2004. During fiscal 2004, 16,667 warrants were exercised. As of September 30, 2004, 33,332 Series K warrants were exercisable and outstanding.

In April 2003, the Company granted 250,000 Series L warrants valued at $61,250 using the Black-ScholesModified Black-Sholes-Merton option pricing model as payment for services rendered recorded as legal expense and Paid in Capital - Series L warrants. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2006. All of the Series L warrants were outstanding as of September 30, 2004.

In September 2003, 317,500 warrants were exercised at an exercise price of $0.25 per share for proceeds of $79,375. The Company issued the stock in fiscal 2004 and recorded the 2003 transactions as Committed Stock in 2003. No other warrants were exercised prior to September, 2003.

During September 2003, pursuant to Private Placement Memoranda, ("Series P PPM") the Company issued an aggregate 665,000 Series P warrants. In the first quarter of fiscal 2004, the Company issued an aggregate of 120,000 Series P warrants. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days. The value of the warrants was determined using the Black-ScholesModified Black-Sholes-Merton option pricing model at a value of $1.212 per warrant for a total of $805,908 for the fiscal 2003 issuance and $145,440 for the fiscal 2004 issuance and each was accounted for as Paid in Capital - Series P warrants. All 785,000 of the Series P warrants were outstanding as of September 30, 2004.

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 10, 2003, the holder would receive one Series R warrant to purchase 1 share of unregistered restricted common stock for every 5 Series E or H warrants exercised. Each Series R warrant entitles the holder to purchase one share of common stock at $1.95 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, the Company issued 58,500 Series R warrants to 13 individuals. The value of the Series R warrants was determined using the Black-ScholesModified Black-Sholes-Merton option pricing model at a value of $1.814 per warrant and was accounted for as Paid in Capital - Series R warrants and Legal, Consulting, and Professional expense in the amount of $106,120. All of the Series R warrants were outstanding as of September 30, 2004.

In December 2003, in conjunction with the December offering private placement, the Company issued 1,200,000 December Offering warrants to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days. The value of the December Offering warrants was determined using the Black-ScholesModified Black-Sholes-Merton option pricing model at a value of $1.877 per warrant and the value of $2,252,400 was accounted for as Paid in Capital - December Offering Warrants. In June 2004, the Company offered the warrant holders, for a limited period of time, the opportunity to exercise their warrants at a reduced strike price of $0.50. Pursuant to this offer, the Company issued 1,000,000 shares of the Company's unregistered, restricted common stock against receipt of $500,000. One holder of 200,000 warrants did not take advantage of this right. In connection with this offering, one professional company was issued with an additional 120,000 warrants on the same terms as the original offering. As a result of this transaction, we recorded additional Paid in Capital and Legal, Consulting, and Professional expenses of $1,433,880 resulting from the modification of the warrant terms. The 120,000 warrants issued to the professional services firm were valued using the Black-ScholesModified Black-Sholes-Merton option pricing model at $1.277 per warrant and $153,207 in additional Paid in Capital and Legal, Consulting, and Professional expenses were recorded. 320,000 December offering warrants with an exercise price of $2.04 were outstanding as of September 30, 2004.

In September 2004, the Company issued 1,427,000 Series S warrants valued at $918,376 using the Black-ScholesModified Black-Sholes-Merton option pricing model for payment of consulting services to 7 individuals and 2 entities and for settlement of certain disputes relating to such services. Each Series S warrant is exercisable at $1.00 per share for the purchase of restricted unregistered common stock. The warrants are callable at $1.00 per share and expire on July 17, 2007. The Company recognized $918,376 of compensation expense for services rendered. All of the Series S warrants were outstanding as of September 30, 2004.

In September 2004, the Company issued 160,000 Series T warrants for services rendered valued at $0.644 per warrant using the Modified Black-Sholes-Merton option pricing model in payment of services rendered relating to the capital lease transaction.. Each Series T warrant is exercisable at $1.00 per share for the purchase of restricted unregistered common stock. The warrants are non-callable and expire on July 17, 2008. The Company recognized $105,915 of compensation expense for services rendered. All of the Series T warrants were outstanding as of September 30, 2004.

In connection with the convertible debenture offering , the Company issued in August 2004, 1,726,973 "Debenture" warrants valued using the Modified Black-Scholes-Merton option pricing model at $3,220,972 and exercisable at $1.75 per share and 1,726,973 "Debenture" warrants valued at $3,143,091 and exercisable at $1.82 per share. Both are exercisable for the purchase of restricted unregistered common stock, are non-callable and expire August 17, 2008. Registration rights were attached to these warrants. The $6,364,063 value of the debenture warrants were recorded as a discount to the $15,000,000 Convertible Debt. SEE, NOTE 11.

In September 2004, the Company issued 500,000 Series U warrants for services rendered valued at $615,012 using the -Scholes option pricing model. The Series U warrant is exercisable at $1.82 per share for the purchase of restricted unregistered common stock. The warrants are callable and expire on August 18, 2008. The Company recognized $615,012 of compensation expense for services rendered related to the $15,000,000 Debenture financing.

During fiscal 2004, a total of 1,000,000 "December" offering warrants were exercised at an exercise price of $0.50 per warrant resulting in $500,000 in cash consideration paid to the company. A total of 1,860,000 "Series E" warrants were exercised at a price of $0.25 per warrant resulting in $477,500 in cash consideration paid to the company. A total of 3,665,500 "Series H" warrants were exercised at an exercise price of $0.50 per share resulting in cash consideration paid of $1,832,750. A total of 193,055 "Numbered" warrants were exercised at an exercise price of $0.50 per share resulting in consideration of $96,528 received by the Company.

During fiscal 2004, a total of 4,501,000 warrants were cancelled by the Company:
4,400,000 Series I warrants subject to litigation and valued at $0 per warrant due to no paid in capital assigned at issuance were cancelled, see note 8, 32,000 Series B warrants were rescinded by the investor, 64,000 Series A warrants expired, and 5,000 Series H warrants that were called were not exercised and were therefore cancelled by the company. The Company recorded a $2,500 Common stock adjustment to Paid in Capital and General and Administrative expense as a result of these cancellations.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

The following table presents warrant activity through September 30, 2004:

                                                                    Weighted-
                                                                     Average
                                                    Number          Exercise
                                                  of Shares           Price
                                                  ----------      -----------

 Outstanding, March 18, 2001 (inception)                  --      $        --
     Granted                                       1,905,600      $      1.26
                                                 -----------

Outstanding, September 30, 2001                    1,905,600      $      1.26
     Granted                                         848,630      $      0.50
     Exercised                                        (7,940)     $      1.26
                                                 -----------

 Outstanding, September 30, 2002                   2,796,290      $      1.06
     Granted                                      14,568,834      $      0.46
     Exercised                                      (267,500)     $      0.29
                                                 -----------

OUTSTANDING, SEPTEMBER 30, 2003                   17,398,457      $      0.55
     Granted                                       7,039,446      $      1.58
     Exercised                                    (6,735,222)     $      0.42
     Cancelled                                    (4,501,000)     $      0.49
                                                 -----------

OUTSTANDING, SEPTEMBER 30, 2004                   13,201,681      $      1.08
                                                 ===========

EXERCISABLE, SEPTEMBER 30, 2004                   13,201,681      $      1.08
                                                 ===========

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

NOTE 9 - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended September 30, 2004 and 2003 as follows:


                                                    2004            2003            2002
                                                 ----------     -----------     -----------
Statutory regular federal income benefit rate    (3,247,000)    $(2,001,500)     (1,995,000)
Change in valuation allowance                     2,256,000       2,337,700              --
State tax, net of federal benefit                  (421,000)       (342,300)             --
Other                                             1,412,000           6,100       1,955,000
                                                 ----------     -----------     -----------
TOTAL                                                    --     $        --     $        --
                                                 ==========     ===========     ===========

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of September 30, 2004 consisted of the following:

Deferred tax assets

          Net operating loss carry-forwards                 $ 4,737,000
          Warrants issued for services                          767,000
          Common Stock issued for services rendered             489,000
          Loan origination fees                                 454,000
          Common Stock issued for legal settlement              316,000
          Other                                                  12,000
          Less valuation allowance                           (6,775,000)
                                                            -----------

 NET DEFERRED TAX ASSETS                                    $        --
                                                            ===========

During the year ended September 30, 2004, the valuation allowance increased by $2,256,000. As of September 30, 2004, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $23,117,771 and $23,117,771, respectively. The net operating loss carry-forwards begin expiring in 2020 and 2010, respectively. The amount and availability of the net operating loss carry-forwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three-year, look-back period, whether there is a deemed more than a 50% change in control, the applicable long-term tax exempt bond rate, continuity of historical business, and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carry-forwards.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2004

NOTE 10 - RELATED PARTY TRANSACTIONS

Prior to the November 3, 2001 acquisition of TTC by CTC, TTC engaged in significant transactions involving both its preferred stock and its common stock of TTC with Red Guard, an entity in which a shareholder, officer, and director of TTC, and subsequently, of the Company, is also a shareholder and was an officer through December 2001. Key transactions involving this relationship included the issuance of the Series A and Series B Preferred Stock, the issuance of common stock to acquire various marketable and restricted securities in various unrelated entities, and to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS. See also Note 7.

A short term non interest bearing loan made by one of Company's Directors to the Company was repaid in July 2004.

NOTE 11 - CONVERTIBLE DEBENTURES

On August 17, 2004, CTC closed a financing transaction in which it sold 6% convertible debentures (the "Debentures") to select institutional accredited investors, in order to raise a total of $15,000,000. We received $5,000,000 upon closing and $10,000,000 was deposited into a Custodian Account to secure repayment of the Debentures. The Debentures will mature on August 17, 2007. The investors may convert the Debentures into our common stock for $1.67 per share (the "Conversion Price"). We may force conversion of all outstanding Debentures if the daily volume weighted average price of our common stock exceeds the Conversion Price by 150%. We may drawdown the $10,000,000 held in the Custodian Account on a monthly basis starting after the effective date of a Registration Statement registering the common stock issuable upon conversion Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004. The Monthly Redemption may only be paid by the issuance of our common stock to the investors priced at 93% of the volume weighted average price of our common stock at the time of such Monthly Redemption.

The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock, 50% of which are at an exercise price of $1.75 per share and the balance of which are at an exercise price of $1.82 per share. The warrants were valued using the Modified Black-Scholes-Merton option pricing model at an aggregate value of $6,364,063. The warrant value was recorded as Paid in capital and as a discount to the Convertible Debentures. The discount will be amortized to interest expense over the expected duration of the Convertible Debentures which are scheduled for repayment in August, 2007. No value was assigned to the convertible features of the debt offering. The Discount will be amortized ratably over the 36 month term of the debentures. From the date of issuance through September 30, 2004, a total of $265,169 was recorded to interest expense relating to this discount. The remaining balance will be amortized over the next 34 1/2 months at a rate of $176,782 per month for the duration of the Debentures.

On November 23, 2004, we reached an agreement with the four funds that purchased the Debentures to release the $10 million that was held in a custodian account. The $10 million was to be released periodically after the effectiveness of a registration statement filed by the Company on Form SB-2 pursuant to monthly optional redemptions. In consideration for such early release of the $10 million, each of the four funds was issued an additional warrant to purchase (in aggregate) 1,083,591 shares of our common stock with an exercise price of $3.23. The four funds also agreed to extend the deadlines for the filing of and effectiveness date of the registration statement. The additional warrants were valued using the Modified Black-Scholes-Merton option pricing model at $1.84 per warrant. The aggregate warrant value of $1,993,523 was recorded as Paid in Capital and Legal, Professional, and Consulting expense in Fiscal 2005.

NOTE 12 - SUBSEQUENT EVENTS

MANUFACTURING & DISTRIBUTION AGREEMENTS

Subsequent to year end September 30, 2004, CTC signed two "Manufacturing and Distribution Agreements" with General Cable Industries, Inc.

CONVERTIBLE DEBENTURES

Since year end and following negotiations with the institutional investors, the Company secured the release of the $10,000,000 which was originally placed in a Custodial Account. Refer to Note 3. A total of 1,083,592 additional warrants valued at $1,993,809 valued using the Modified Black-Scholes-Merton option pricing model were issued to the four institutional investors in conjunction with these negotiations. The funds were received on November 23, 2004.An additional amount of $307,500 was paid to Lane Capital upon release of the funds. Refer to Financial Considerations (MD&A).

LEASE COMMITMENTS

As part of the preparation for the ramp up of the Company's core production on November 23, 2004, the Company obtained approximately $1.4 million in lease financing commitments and has a firm offer for an additional $3 million in equipment lease financing.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES)

CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

CONTENTS



PAGE 1     CONDENSED, CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2005 (UNAUDITED)

PAGE 2 CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS FOR THREE MONTHS ENDED JUNE 3O, 2005 AND 2004 (UNAUDITED) AND FOR THE NINE MONTHS ENDED JUNE 30, 2004 AND 2005 (UNAUDITED) AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005 (UNAUDITED)

PAGE 3 CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED) AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005 (UNAUDITED)

PAGE 5 NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND 200 (UNAUDITED)

ITEM 1

                          PART 1 - FINANCIAL STATEMENTS
                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES)
                      CONDENSED, CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                                              June 30, 2005  September 30,
                                                              -------------  -------------
                                                                                 2004
                                                                                restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                     $   2,408,824  $   2,930,615
Restricted Cash                                                          --     10,010,060
Accounts receivable, net of reserve of $2,500,000 and $0            566,145      2,501,994
Inventory                                                         1,329,230        788,799
Prepaid expenses and other current assets                           578,483        378,052
                                                              -------------  -------------

Total current assets                                              4,882,682     16,609,520

PROPERTY AND EQUIPMENT, net                                       2,693,524      1,253,123
OTHER ASSETS                                                        304,786        218,600
                                                              -------------  -------------

TOTAL ASSETS                                                     $7,880,992    $18,081,243
                                                              =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable                                                   $764,672     $1,841,535
Accrued Interest                                                    135,714             --
Accrued Payroll                                                     158,083        122,621
Liabilities subject to compromise                                 1,618,520             --
Due to Affiliate                                                    100,000             --
Deferred revenue                                                  1,128,364        564,750
Accrued officer compensation                                             --        264,561
Deferred gain on sale of fixed assets                                22,581         49,569
Lease obligation - current                                          392,101        251,782
                                                              -------------  -------------

Total current liabilities                                         4,320,035      3,094,818
                                                              -------------  -------------

LONG TERM LIABILITIES
Convertible notes, net of unamortized debt  discount             15,000,000      8,901,106
Lease obligation - long-term                                        550,627        482,600
                                                              -------------  -------------

Total long-term liabilities                                      15,550,627      9,383,706
                                                              -------------  -------------

Total Liabilities                                                19,870,662     12,478,524
                                                              -------------  -------------

SHAREHOLDERS' EQUITY
Common stock, $.001 par value 200,000,000 shares authorized         115,639        110,841
115,639,749 shares issued and outstanding
Deferred compensation - stock options                             (137,100)      (362,925)
Additional paid-in capital                                       36,461,229     32,294,159
Deficit accumulated during the development stage               (48,429,438)   (26,439,356)
                                                              -------------  -------------

Total shareholder's equity (Deficit)                           (11,989,670)      5,602,719
                                                              -------------  -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $7,880,992    $18,081,243
                                                              =============  =============


   The accompanying notes are an integral part of these financial statements

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES)

   CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004(UNAUDITED) AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005 (UNAUDITED)

                                                                                                                  For the Period
                                                                                                                     from March
                                  Three Months         Three Months        Nine Months        Nine Months             28,2001
                                  ended June 30,       ended June 30,      ended June 30,     ended June 30,       (Inception) to
                                       2005                 2004                2005               2004             June 30, 2005
                                -------------------  -------------------  -----------------  -----------------    ------------------
                                   (unaudited)            Restated          (unaudited)          Restated
                                -------------------  -------------------  -----------------  -----------------    ------------------
                                                        (unaudited)                            (unaudited)           (unaudited)

Revenue:
     Product Sales              $               --   $               --   $         46,485   $             --     $          46,485
     Consulting Revenue                         --                   --                 --                 --             2,500,000
                                -------------------  -------------------  -----------------  -----------------    ------------------

Total Revenue                                   --                   --             46,485                 --             2,546,485

Cost of production sales sold                   --                   --             30,894                 --                30,894
Cost of consulting revenue                      --                   --                 --                 --               314,548
                                -------------------  -------------------  -----------------  -----------------    ------------------
Gross margin                                    --                   --             15,591                 --             2,201,043

OPERATING EXPENSES
Officer compensation                        60,000              116,923            186,838            302,258             1,626,738
General and administrative               3,191,177              739,501          4,574,014          2,308,137             9,611,300
Legal, professional, &                     857,514            1,778,528          5,021,930          2,600,781            16,382,152
consulting
Research and development                 1,806,087              644,983          4,025,487          2,623,968            11,485,960
Sales and Marketing                        287,974              185,585            793,216            751,423             3,414,508
Depreciation                               130,795               29,931            367,123             61,170               543,337
Reorganization Expense -                   272,830                   --            272,830                 --               272,830
Bankruptcy legal fees
                                -------------------  -------------------  -----------------  -----------------    ------------------

Total operating expenses                 6,606,377            3,495,451         15,241,438          8,647,737            43,336,825
                                -------------------  -------------------  -----------------  -----------------    ------------------

LOSS FROM OPERATIONS                   (6,606,377)          (3,495,451)       (15,225,847)        (8,647,737)          (41,135,782)
                                -------------------  -------------------  -----------------  -----------------    ------------------

OTHER INCOME /EXPENSE
Interest expense                         (459,150)             (14,728)        (1,993,939)           (14,875)           (2,408,503)
Interest income                             21,033                1,715             53,577              1,715                67,474
Gain on sale of assets                       3,841                3,280              8,097              3,280                17,573
Reorganization item - adjustment       (4,831,970)                   --        (4,831,970)                 --           (4,831,970)
to carrying value -
Convertible Debentures
Carrying value impairment
adjustment on investments in
other companies                                 --                   --                 --                 --             (138,230)
                                -------------------  -------------------  -----------------  -----------------    ------------------

Total other income/expense             (5,266,246)              (9,733)        (6,764,235)            (9,880)           (7,293,656)
                                -------------------  -------------------  -----------------  -----------------    ------------------

NET LOSS                             $(11,872,623)         $(3,505,184)      $(21,990,082)       $(8,657,764)         $(48,429,438)
                                ===================  ===================  =================  =================    ==================
BASIC AND DILUTED LOSS PER
SHARE                                      $(0.10)              $(0.03)            $(0.19)            $(0.09)
                                ===================  ===================  =================  =================

TOTAL BASIC AND DILUTED LOSS
PER SHARE AVAILABLE TO COMMON
SHAREHOLDERS                               $(0.10)              $(0.03)            $(0.19)            $(0.09)
                                ===================  ===================  =================  =================

WEIGHT-AVERAGE COMMON SHARES
OUTSTANDING                            114,555,791          102,948,012        113,532,412        101,499,604
                                ===================  ===================  =================  =================


   The accompanying notes are an integral part of these financial statements.

                        COMPOSITE TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES)
                CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005
                                   (UNAUDITED)

                                                                     For the Nine  For the Period
                                                    For the Nine       Months        from March
                                                    Months ending    ending June       28,2001
                                                       June 30,          30,       (Inception) to
                                                         2005           2004        June 30, 2005
                                                     (unaudited)      Restated        Restated
                                                                     (unaudited)     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                           $(21,990,082)    $(8,657,764)   $(48,429,438)
Adjustments to reconcile net loss to net cash
used in operating activities:
Accretion of deferred gain on PP&E                      (26,988)         (3,280)        (36,464)
Loss on sale of fixed assets                              6,870            --             6,870
Depreciation                                            367,123          61,170         543,337
Amortization of prepaid expenses originally                             325,199         218,993
paid with common stock
Interest on fixed conversion features                 1,266,924            --         1,532,093
Reserve for Uncollectible Accounts                    2,500,000            --         2,500,000
Issuance of common stock for services                   286,724         744,044       8,872,279
Issuance of common stock for legal                         --              --           832,750
settlements
Issuance of warrants for services                     2,079,523            --         3,953,883
Issuance of warrants for legal settlement                  --            11,750
Expense related to issuance of common stock                --            64,005         603,500
at less than fair value
Compensation expense related to fair value of           225,825       1,789,226       1,527,175
stock options
Compensation expense related to modification               --           350,945         364,277
of stock options
Compensation expense related to modification               --              --         1,540,000
of stock warrants
Carrying Value Adjustment to Convertible Debentures   4,831,970                       4,831,970
Carrying value impairment adjustment on                   1,000            --           138,230
investments in other companies
(Increase) decrease in Assets:
Restricted Cash                                      10,010,060            --              --
Accounts Receivable                                    (564,151)           --        (3,066,145)
Inventory                                              (528,557)           --        (1,317,356)
Prepaid Expenses                                       (218,189)       (476,492)       (239,690)
Capitalized construction costs                          (98,508)           --          (304,787)
Other assets                                            (59,795)           --          (269,395)
Increase (Decrease) in Liabilities
Accounts payable - trade                                231,872         927,268       2,081,424
Accrued legal settlement                                   --           (74,019)           --
Accrued interest payable                                225,000            --           225,000
Accrued payroll and related expenses                     77,341          80,761         199,962
Accrued officer compensation                             (8,942)         37,334         255,619
Due to Affiliate                                        100,000            --           100,000
Deferred revenue                                        563,614         564,750       1,128,364
                                                   ------------     -----------    ------------
Net cash provided by (used in) operating               (721,366)     (4,266,853)    (22,195,799)
activities

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment                   (1,362,510)       (719,172)     (2,432,803)
Proceeds from sale of assets                               --           500,000         500,000
Investments in other companies                             --              --           (40,000)
                                                   ------------     -----------    ------------
Net cash provided by (used in) investing             (1,362,510)       (219,172)     (1,972,803)
activities

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debentures           --              --        15,000,000
Proceeds from notes payable                                --            81,000         253,000
Payments on capital lease assets                       (243,537)         (6,212)       (309,155)
Proceeds from sale of preferred stock                      --              --           132,000

Proceeds from exercise of options                       295,000            --           855,000
Proceeds from exercise of warrants                    1,510,622         695,911       4,407,400
Common Stock Subscription Receivable                       --           (98,522)           --
Proceeds from sale of common stock                         --         3,392,468       6,476,211
Payment for costs associated with the sale of              --          (220,030)       (237,030)
                                                   ------------     -----------    ------------
common stock
Net cash provided by financing activities             1,562,085       3,844,615      26,577,426

Net increase/(decrease) in cash and cash               (521,791)       (641,410)      2,408,824
equivalents
CASH AND CASH EQUIVALENTS, BEGINNING OF  PERIOD       2,930,615       1,130,498            --
                                                   ------------     -----------    ------------

CASH AND CASH EQUIVALENTS, END OF  PERIOD          $  2,408,824     $   489,088    $  2,408,824
                                                   ============     ===========    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
INTEREST PAID                                      $    529,655            --      $    912,451
INCOME TAX PAID                                    $      1,600            --      $      1,600


   The accompanying notes are an integral part of these financial statements.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                CONDENSED, CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

SUPPLEMENTAL SCHEDULE FOR NON CASH FINANCING ACTIVITIES

During the first quarter of fiscal 2005, the Company approved for issuance 82,417 Series U warrants to two entities in connection with obtaining equipment lease financing for the Company. Each Series U warrant entitles the holder to purchase one share of unregistered, restricted common stock at $1.83 per share and expires on August 18, 2008. The Company may, subject to a 20 day notice, call the warrants if the common stock price is equal to or exceeds 200% of the exercise price. The Company valued the warrants using the modified Black-Scholes-Merton option pricing model with a risk free rate of 3.66%, a life of four years, a volatility of 73%, a 0% dividend rate, and a market price per share of $1.83. The Company recognized $85,714 of compensation expense for services rendered recorded in Legal, Consulting, and Professional Fees expense. The warrants have not been issued as of June 30, 2005.

During the first quarter of fiscal 2005, the Company issued 1,083,592 warrants in connection with obtaining an amendment to the Debenture held by Midsummer Investment, Ltd, Bristol Investment Fund, Ltd, Islandia L.P. and Omicron Master Trust. Each warrant entitles the holder to purchase one share of unregistered, restricted common stock at $3.23 per share and expires on November 19, 2008. The Company recognized $1,993,809 of compensation expense as a result of these transactions recorded in Legal, Consulting, and Professional Fees expense. The warrants were valued using the Modified Black Scholes Merton option pricing model with a risk free rate of 3.66%, a life of four years, a volatility of 73%, a 0% dividend rate and a market price of $3.23 per share.

During the second quarter of fiscal 2005, the Company issued 150,000 Common Shares valued at $2.77 per share and registered under the Company's Form S-8 to one consultant in payment of services related to intellectual property rights.

During the Nine Months ended June 30, 2005, 33,332 Series K warrants exercisable at $0.46 per warrant were exercised on a cashless exercise basis. The Company issued 28,352 Common Shares as a result of these transactions.

During the Nine Months ended June 30, 2005, 250,000 Series L warrants exercisable at $0.42 per warrant were exercised on a cashless exercise basis. The Company issued 229,000 Common Shares as a result of this transaction.

During the Nine Months ended June 30, 2005, the Company acquired fixed assets under a capital lease agreement in the amount of $451,883.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS,
Composite Technology Corporation, incorporated in Florida and reincorporated in Nevada, is an Irvine, CA based company providing advanced composite core conductor ("ACCC") cables for electric transmission and distribution lines. The Company operates under four wholly owned subsidiaries incorporated in the State of Nevada: CTC Wind Systems Corporation, CTC Cable Corporation, CTC Towers & Poles Corporation, and Transmission Technology Corporation. The Company's first product is high performance ACCC cable for electric transmission and distribution lines.

ACCC cable is commercially available in the United States and Canada through distribution and purchase agreements between General Cable Industries, Inc. and the Company's wholly owned subsidiary, CTC Cable Corporation and elsewhere worldwide directly from the Company.

On May 5, 2005, (Petition Date) Composite Technology Corporation filed a voluntary reorganization plan and disclosure statement under the provisions of Title 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California under case number SA 05-13107 JR. Its subsidiaries, including CTC Cable Corporation, CTC Wind Systems Corporation and CTC Towers and Poles Corporation, are not party to the Title 11 case. As of the Petition Date, multiple lawsuits were taxing the Company's managerial, operational and financial resources and threatened to divert management from their duties of running the business. One of these lawsuits also resulted in an attachment of more than $2.5 million of the Company's funds. The Company believes the bankruptcy filing was necessary to release cash for the operation of its business, to give it a reprieve from burdensome litigation so that management could focus on marketing and sales, and to establish a plan for treating the claims of various parties in interest fairly. The Company believes that having these lawsuits heard by the Bankruptcy Court as part of the reorganization will provide a fair and reasonable means of addressing each claim and affording the same treatment to each claim. If the lawsuits proceed in different jurisdictions there is a possibility of inconsistent judgments. Moreover, as a result of the Title 11 filing, attempts to collect, secure or enforce remedies with respect to most prepetition claims against the Company are subject to the automatic stay provisions of Section 362(a) of Title 11. Our disclosure statement was approved by the bankruptcy court on July 6, 2005 and a hearing for confirmation of our bankruptcy plan has been scheduled for September 8, 2005.

As a Debtor in Possession, CTC is authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as the pending litigation, are stayed and other contractual obligations against the Company may not be enforced. In addition, under the Bankruptcy Code, the Company may assume or reject executor contracts, including lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court, in accordance with the reorganization process. Absent an order of the Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders and approved by the Court.

Upon emergence from bankruptcy, the amounts reported in subsequent financial statements may materially change due to the restructuring of the Company's assets and liabilities as a result of the Plan of Reorganization and the application of the provisions of Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (SOP 90-7), with respect to reporting upon emergence from Chapter 11 (Fresh Start accounting). Changes in accounting principles required under generally accepted accounting principles within 12 months of emerging from bankruptcy are required to be adopted at the date of emergence. Additionally, the Company may choose to make changes in accounting policies and practices at that time. For all of these reasons, financial statements subsequent to emergence from Chapter 11 may not be comparable with those of prior periods.

The accompanying Consolidated; Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business and in accordance with SOP 90-7. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Balance Sheets and classified as Liabilities Subject to Compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current.

NOTE 2 - RESTATEMENT AND RECLASSIFICATIONS

In May 2005, the Company determined that certain fiscal 2004 transactions with employee and settlements of former employee non-qualifying stock options that were exercised on a "cashless" basis were improperly recorded. For these transactions, both the exercise price and any payroll taxes owed by the employee or former employees were allowed to be paid for in shares of the stock exercised. Under FIN 44, such changes are considered to be modifications of the option grant and the transactions are required to be accounted for at the fair value of the stock issued on the date of the cashless exercise.

In May, 2005, the Company also reclassified certain consulting related expenses in the Statement of Operations for the three and Nine Months ended June 30, 2005.

Below is the effect to the Statements of Operations for the three and Nine Months ended June 30, 2004:

Statement of Operations for Three months ended June 30, 2004


                                             As Originally     Restatement                    As
                                               Reported        Adjustment                  Restated
Operating Expenses
Officer Compensation                      $         86,923  $         30,000     2  $          116,923
                                          ----------------- -----------------       -------------------
General and administrative                       1,116,493         (376,992)     2             739,501
                                          ----------------- -----------------       -------------------
Legal, Professional, and consulting                321,179         1,457,349     2           1,778,528
                                          ----------------- -----------------       -------------------
Research and Development                           305,760           271,223     2
                                                                      68,000     1             644,983
                                          ----------------- -----------------       -------------------
Sales and Marketing                                                  185,585     2             185,585
                                          ----------------- -----------------       -------------------
Depreciation                                        29,931                --                    29,931
                                          ----------------- -----------------       -------------------
Compensation expense related to
modification of warrants                         1,540,000       (1,540,000)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair                40,325          (40,325)     2                  --
value of stock options research and
development
                                          ----------------- -----------------       -------------------
Total Operating Expenses                         3,440,611            54,840                 3,495,451
                                          ----------------- -----------------       -------------------

Gain/Loss on Asset sales                             3,280                --                     3,280
                                          ----------------- -----------------       -------------------
Interest Expense                                        --          (14,728)     2            (14,728)
                                          ----------------- -----------------       -------------------
Interest Income                                        147             1,568     2               1,715
                                          ----------------- -----------------       -------------------
                                Net loss  $    (3,437,184)  $       (68,000)        $      (3,505,184)
                                          ================= =================       ===================

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

STATEMENT OF OPERATIONS FOR NINE MONTHS ENDED JUNE 30, 2004

                                             As Originally     Restatement                  As
                                               Reported        Adjustment                Restated
                                          ----------------- -----------------       -------------------
Operating Expenses
Officer compensation                      $        272,258  $         30,000     2  $          302,258
                                          ----------------- -----------------       -------------------
General and administrative                       2,670,772           266,529     1
                                                                   (629,164)     2           2,308,137
                                          ----------------- -----------------       -------------------
Legal, Professional, and consulting              2,005,104            13,750     1
                                                                     581,927     2           2,600,781
                                          ----------------- -----------------       -------------------
Research and Development                         1,511,570            68,000     1
                                                                   1,044,398     2           2,623,968
                                          ----------------- -----------------       -------------------
Sales and Marketing                                     --             2,666     1
                                                                     748,757     2             751,423
                                          ----------------- -----------------       -------------------
Depreciation                                        61,170                --                    61,170
                                          ----------------- -----------------       -------------------
Compensation expense related to
modification of warrants                         1,540,000       (1,540,000)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair
value of stock options legal                       128,250         (128,250)     2                  --
                                          ----------------- -----------------       -------------------
Compensation expense related to fair               120,975         (120,975)     2                  --
value of stock options research and
development
                                          ----------------- -----------------       -------------------
Total Operating Expenses                         8,310,099           337,638                 8,647,737
                                          ----------------- -----------------       -------------------
Gain/Loss on Asset sales                             3,280                --                     3,280
                                          ----------------- -----------------       -------------------
Interest Expense                                        --          (14,875)     2            (14,875)
                                          ----------------- -----------------       -------------------
Interest Income                                         --             1,715     2               1,715
                                          ----------------- -----------------       -------------------
 Net loss                                 $    (8,306,819)  $      (350,798)        $      (8,657,617)
                                          ================= =================       ===================

1) During fiscal 2004, the Company allowed for the cashless exercise of non qualifying employee stock options to four former employees as part of the settlement of their option vesting and to one employee. A total of 280,265 shares were exercised between $0.25 per share and $1.00 per share. As a result of these transactions, the Company had initially recorded $64,005 in compensation expense. Under FIN 44, a cashless exercise where the exercise price is paid for by the stock being exercised is considered to be a modification of the option grant and the fair value of the transaction must be recorded as expense. For the 280,265 shares exercised, 237,220 shares of Common Stock of the Company were issued and additional compensation expense was recorded as follows: the fair value was determined using the difference between the closing market value of the Company's common stock on the date of each underlying transaction and the exercise price per share of the options exercised. For fiscal 2004, the total additional expense of $364,277 represents the fair value of the 280,265 shares, valued at $496,217 less the exercise cost of $65,935 and less the previously recorded expense of $64,005. For the three months ended June 30, 2004 one individual exercised 75,000 shares at an exercise price of between $0.25 and $0.53 per share resulting in additional compensation expense of $68,000. For the nine months ended June 30, 2004, four individuals exercised 260,265 options at an exercise price of between $0.25 and $0.53 per share resulting in additional compensation expense of $350,945. The impact per share due to the additional expense was less than $0.01 per share for both the three and nine months ended June 30, 2004 although due to rounding, this increased the loss per share from $0.08 to $0.09 for the nine months ended June 30, 2004. The Company does not intend to allow for the cashless exercise of additional stock options in the future.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

2) During the preparation of the quarterly filing for the period ending June 30, 2005, the Company changed classification of certain consulting expenses related to general and administrative, product development, and sales and marketing activities. To be consistent with the current period presentation, certain operating expense balances for the three and Nine Month periods ending June 30, 2005 were reclassified. No additional expense was recorded as a result of this reclassification and there was no impact on earnings per share.

NOTE 3 - GOING CONCERN
The Company has received a report from its independent auditors for the year ended September 30, 2004 that includes an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. These consolidated financial statements contemplate the ability to continue as such and do not include any adjustments that might result from this uncertainty.

Our principal sources of working capital have been private debt issuances and historically, the Company has issued registered stock and unregistered, restricted stock, stock options, and warrants in settlement of both operational and non-operational related liabilities and as a source of funds.

Commercial orders: We announced our initial commercial order of our ACCC cable under the General Cable agreement in May, 2005. From this initial commercial order through June, 2005 we have received cumulative confirmed orders for approximately $1.6 million of our ACCC cable and related ACCC hardware. During the next 12 months, we anticipate that our sales will increase and that our ACCC products will gain acceptance in the marketplace resulting in additional sales orders and positive cash flows from operations.

We believe our cash position as of June 30, 2005 of $2.4 million, in addition to approximately $500,000 of "in the money" warrants expiring in fiscal 2005, approximately $1,400,000 of "in the money" callable warrants, savings from the reduction in legal fees due to the bankruptcy filing, and expected cash flows from revenue orders may not be sufficient to fund operations for the next four calendar quarters. We anticipate that additional cash is needed to fund operations beyond October, 2005 and to the extent required the Company intends to continue the practice of issuing stock, debt or other financial instruments for cash or for payment of services until our cash flows from the sales of our primary products is sufficient to provide cash from operations or if we believe such a financing event would be a sound business strategy.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying unaudited consolidated financial statements of Composite Technology Corporation (the "Company" or "Composite Technology") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required for complete financial statements. Interim information is unaudited; however, in the opinion of the Company's management, the accompanying unaudited, consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation of the Company's interim financial information. These financial statements and notes should be read in conjunction with the audited financial statements of the Company included in the Company's Annual Report on Form 10-KSB/A for the year ended September 30, 2004 filed with the Securities and Exchange Commission on August 8, 2005.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

The results of operations for the interim period ended June 30, 2005 are not necessarily indicative of the operating results that may be reported for the fiscal year ending September 30, 2005 or for any other future period.

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

The Company filed a voluntary petition for Chapter 11 bankruptcy with the United States Bankruptcy Court for the Central District of California.

As discussed in Note 1, for financial reporting purposes, the consolidated financial statements have been prepared on a going concern basis. In addition, the debtor has applied the provisions of the AICPA SOP 90-7. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the Balance Sheet and classified as Liabilities Subject to Compromise, at the estimated amount of allowable claims. Liabilities not subject to settlement are classified as current or non-current. See also Note 8.

Restricted Cash
Restricted cash equivalents at September 30, 2004 consisted of $10,010,060 held in escrow pursuant to the conditions of the $15,000,000 Debenture offering issued in August, 2004. The restriction condition was released in November, 2004 by the Debenture holders as a result of a renegotiation and issuance of additional warrants to purchase shares of our Common Stock and the cash was released to the Company.

Revenue Recognition
Revenues are recognized based on guidance provided in the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements," as amended (SAB 104). Accordingly, our general revenue recognition policy is to recognize revenue when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured, and delivery has occurred or services have been rendered. The Company derives, or seeks to derive revenues from two sources:

(1) Product revenue which includes revenue from the sale of composite core, wrapped composite core, and other electric utility related products. (2) Consulting revenue, which includes engineering, product design, and service fees that we receive under customer agreements related to the installation and design of our product sale solutions.

In addition to the above general revenue recognition principles prescribed by SAB 104, our specific revenue recognition policies for each revenue source are more fully described below.

PRODUCT SALES. Product revenues are generally recognized when product shipment has been made and title has passed to the end user customer. Product revenues consist primarily of revenue from the sale of: (i) wrapped composite core to utilities either sold directly by the Company or through our distributor, ii) composite core sold to a cable wrapping partner not subject to a distributor agreement and where title passes to the partner, or iii) cable core hardware sold to utility companies. For most product sales, we expect that the terms of sales generally will not contain provisions that will obligate us to provide additional products or services after installation to end users. We recognize revenue: (i) upon shipment when products are shipped FOB shipping point or (ii) upon delivery at the customer's location when products are shipped FOB destination. Billings related to products shipped but not recognized as revenues are carried in deferred revenues on the balance sheet. Product costs associated with these deferred revenues are carried in inventory.

CONSULTING REVENUE Consulting revenues are generally recognized as the consulting services are provided. We have entered into service contract agreements with electric utility and utility services companies that generally require us to provide engineering or design services, often in conjunction with current or future product sales. In return, we receive engineering service fees payable in cash. For multiple element contracts where there is no vendor specific objective evidence (VSOE) that would allow the allocation of an arrangement fee amongst various pieces of a multi-element contract, fees received in advance of services provided are recorded as deferred revenues until additional operational experience or other vendor specific objective evidence becomes available, or until the contract is completed.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

During its history, the Company has entered into revenue bearing contracts of long term (greater than one year) duration. Due to a lack of operational history resulting in low reliability of estimates on interim rates of completion of such contracts, revenues associated with long term contracts are recognized on the completed-contract method of accounting. Under this method, billings and costs are accumulated during the period of installation, but no revenues are recorded before the completion of the work. Costs of revenues are capitalized and are recorded in other assets. Provisions for estimated losses on uncompleted contracts are made at the time such losses are determined. Operating expenses, including indirect costs and administrative expenses, are charged as incurred to periodic income and not allocated to contract costs.

Development Stage Enterprise
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception, have been considered as part of the Company's development stage activities.

Stock-Based Compensation
The Company accounts for Stock Based Compensation according to the guidelines of Staff Accounting Bulletin No. 107 which incorporates the interaction between Statement of Financial Accounting Standards Statement 123 and certain SEC rules and regulations. SFAS No. 123, "Accounting for Stock Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25. In December 2004, SFAS No. 123 was revised and eliminated the ability to account for share-based compensation transactions using the intrinsic value method under APB Opinion No. 25, effective the first interim or annual period beginning after June 15, 2005 for public companies. The effective date for the Company will be beginning fourth quarter of fiscal 2005.

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB No. 25, the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the Nine Months ended June 30, 2005 and 2004 would have been increased to the pro forma amounts indicated below:

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

                                     Three months end     Three months end        Nine Months end        Nine Months end
                                       June 30, 2005        June 30, 2004          June 30, 2005          June 30, 2004
                                     -----------------    ------------------    -------------------    -------------------
                                                               Restated                                      Restated
                                     -----------------    ------------------    -------------------    -------------------
Net loss, as reported                $     (11,872,623)   $       (3,505,184)   $       (21,990,082)   $        (8,647,884)
Deduct total stock based employee
compensation expense determined
under fair value method for all
awards, net of tax                   $        (376,026)   $         (161,978)   $        (1,112,657)   $          (323,957)
                                     -----------------    ------------------    -------------------    -------------------

Net loss, pro forma                  $      12,248,649    $       (3,667,162)   $       (23,102,739)   $        (8,971,841)
                                     -----------------    ------------------    -------------------    -------------------

Earnings per common share
Basic, as reported                   $           (0.10)   $            (0.04)   $             (0.19)   $             (0.09)
Basic, pro forma                     $           (0.11)   $            (0.04)   $             (0.20)   $             (0.09)
Diluted, as reported                 $           (0.10)   $            (0.04)   $             (0.19)   $             (0.09)
Diluted, pro forma                   $           (0.11)   $            (0.04)   $             (0.20)   $             (0.09)


Options granted to employees and warrants issued for services were valued at fair value using the Modified Black-Scholes Merton Option Pricing Model. Assumptions used were as follows:


                              Q1                          Q2                       Q3
----------------------------- --------------------------- ------------------------ -----------------------
Risk Free Rate                3.66%                       4.13%                    3.72%
----------------------------- --------------------------- ------------------------ -----------------------
Dividend Yield                0%                          0%                       0%
----------------------------- --------------------------- ------------------------ -----------------------
Volatility                    73%                         84%                      106%
----------------------------- --------------------------- ------------------------ -----------------------
Time to Maturity              Expected life of the        Expected life of the     Expected life of the
                              option or warrant           option or warrant        option or warrant
----------------------------- --------------------------- ------------------------ -----------------------

Principles of Consolidation
The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries (collectively, the "Company"). All inter-company accounts and transactions are eliminated in consolidation.

Research and Development Expenses
Research and development expenses are charged to operations as incurred.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

ACCOUNTS RECEIVABLE

The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management's evaluation of historical and current industry trends as well as history with individual customers. Although the Company expects to collect amounts due, actual collections may differ from estimated amounts. As of June 30, 2005 the Company had receivables totaling $3,066,145 from four companies. Of this amount, $566,145 are for product sales shipped during the quarter ending June 30, 2005. One receivable totaling $2,500,000 has been outstanding since September 30, 2004 and represents amounts due on a consulting contract that was completed on September 30, 2004. During the quarter ended March 31, 2005, the Company negotiated payment terms on the $2.5million receivable consisting of $250,000 due on April 30, 2005, $250,000 due on May 31, $250,000 due on June 30,
2005 and with the remaining $1,750,000 due by July 31, 2005. The Company received a check for $250,000 in April, 2005 and deposited this check on April 29, 2005 as a progress payment on the payment schedule. The check was returned for insufficient funds and subsequent attempts to collect on the initial payment have failed. The customer has also neglected to pay any additional funds on the repayment schedule and has not responded to a demand letter for payment. As a result, the Company now believes that the receivable is impaired and has recorded a reserve of $2,500,000 into General and Administrative expense during the quarter ending June 30, 2005. The Company intends to aggressively pursue collection of this receivable and any subsequent collections of funds will be recorded as an expense reduction in future quarters.

Inventory
Inventories consist of our wrapped and unwrapped manufactured composite core and related hardware products and raw materials used in the production of those products. Inventories are valued at the lower of cost or market under the FIFO method. Products manufactured internally are valued at standard cost which approximates replacement cost. Inventory consists primarily of the following:


                                       -------------      -------------
                                       June 30, 2005      September 31,
                                                               2004
                                       -------------      -------------

   Raw Materials                       $     181,874      $      55,718
   Finished Goods Available for Sale         786,099            733,081
   FG Inventory allocated for sale           361,257                 --
                                       -------------      -------------
   Total Inventory                     $   1,329,230      $     788,799
                                       =============      =============

Inventory allocated for sale has been shipped to third parties and is either held for distribution to end-user customers or is awaiting additional processing by our cable wrapping affiliate.

Related party transactions

During the quarter ended June 30, 2005, the Company received $100,000 in cash from one of its Directors as an advance payment for sublease rents on approximately 2,100 square feet of the Company's headquarters facility. The sublease agreement is for three years and terminates in 2008. The balance is shown as "due to affiliate" on the balance sheet. The Company recorded no income or expense related to this transaction during the quarter ended June 30, 2005.

Loss Per Share
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

The following common stock equivalents were excluded from the calculation of diluted loss per share for the Nine Months ended June 30, 2005 and 2004 since their effect would have been anti-dilutive:


                                                       June 30
                                             -----------------------------
                                                 2005            2004
                                             -------------    ------------

Convertible Debentures, if converted             8,982,036              --
Options for common stock                         6,167,936       6,765,398
Warrants                                        11,024,864      11,779,569
                                             -------------    ------------
Total                                           26,174,836      18,544,967
                                             =============    ============


CONCENTRATION OF CREDIT RISK:

As of June 30, 2005, the Company has receivables totaling $3,066,145 of which one customer accounts for $2,500,000 or 81.5% of the total and one customer accounts for $450,016 or 14.7% of the total. The $2,500,000 receivable has been determined to be impaired as of June 30, 2005 and a reserve for the entire receivable was recorded as of June 30, 2005. As of September 30, 2004, the company had a receivable from one customer for $2,500,000.

BUSINESS SEGMENTS

The Company organizes itself as one segment and conducts its operations in the United States.

The Company sells its products and technology to domestic and international customers. All revenues recognized to date have occurred in the United States.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

SFAS NO. 151
In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

SFAS NO. 152
In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

SFAS NO. 153
In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

SFAS No. 123(R)
In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accounting for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective for the Company as of the first interim period or fiscal year beginning after June 15, 2005, or beginning its fourth quarter of fiscal 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statement.

SFAS NO. 154
In May 2005, the FASB issued SFAS No. 154,"Accounting Changes and Error Corrections" SFAS 154 replaces APB Opinion No. 20, " Accounting Changes" and FASB Statement No. 3 , "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principles unless it is impractical to do so and limits the application of a change in accounting principle to the direct effects of the change. The Statement also requires that a change in depreciation, amortization, or depletion methods for long-lived nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and for changes in accounting estimates. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2005 consisted of the following:


           Manufacturing equipment                 $     2,487,275
           Office furniture equipment                      304,417
           Leasehold improvements                          392,297
                                                   ---------------
                                                         3,183,989
              Less accumulated depreciation               (490,465)
                                                   ---------------
                   TOTAL                           $     2,693,524
                                                   ---------------


Depreciation expense was $367,123, $61,170, and $543,337 for the Nine Months ended June 30, 2005 and 2004 and the period from March 28, 2001 (inception) to June 30, 2005, respectively.

NOTE 6 - COMMITMENT AND CONTINGENCIES

In November 2004, the Company committed to a $451,883 capital lease with a IFC Leasing. The lease was funded during the Nine Months ended June 30, 2005. The Company is obligated to pay total monthly lease payments of $14,197 for a total of 42 months and will have the option to purchase the equipment for fair market value, subject to a minimum of 10% and maximum of 20% of equipment cost. The Company allocated 12,362 Series U warrants as part of the lease terms which have not been issued as of June 30, 2005. (See Note 7- Common Stock).

As part of this capital lease, the Company entered into a $93,015 sale leaseback of one piece of manufacturing equipment. Under the terms of the Master Lease Agreement, the Company received $83,714, which was net of a 10% security deposit, and is to make payments of $2,896 per month for 42 months. At the end of the lease term, the Company has the right to renew the lease for an additional 12 months, terminate the lease and return the equipment or purchase the equipment at fair value, subject to a minimum of 10% and a maximum of 20% of the original capitalized cost. The Company recognized a loss in the amount of $15,656 from this transaction which will be applied against the deferred gain on sale of fixed assets that were leased back by the Company.

The Company has a $3 million commitment for equipment lease financing, subject to completing due diligence, from a financial institution. As of the date of the Company's bankruptcy filing on May 5, 2005, the Company had not provided the potential lender the due diligence materials requested and as such has not satisfied the due diligence requirement to date. Accordingly, the Company has not received a written agreement from the potential lender regarding the $3 million commitment. The Company anticipates that this $3 million equipment lease financing commitment will be rescinded by the lender. We anticipate that in the fiscal quarter ended September 30, 2005, we will cancel the 70,055 Series U Warrants to purchase 70,055 shares of common stock, exercisable at a per share price of $1.83, that were previously approved for issuance in the first fiscal quarter of 2005 but were not issued.

NOTE 7 - SHAREHOLDERS' EQUITY

A. COMMON STOCK

During the second quarter of fiscal 2005, the Company issued 150,000 Common Shares valued at $2.77 per share and registered under the Company's Form S-8 to one consultant in payment of services related to intellectual property strategies.

During the Nine Month period ending June 30, 2005 the Company issued a total of 257,352 shares of Common Stock pursuant to cashless warrant exercises and 2,921,077 shares of Common Stock pursuant to warrant exercises at prices between $0.25 and $2.04 per warrant for total cash proceeds of $1,510,622.

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

During the Nine Month period ending June 30, 2005, the Company issued a total of 1,480,000 shares of Common Stock pursuant to option exercises for cash at prices between $0.10 and $1.75 per share for total cash proceeds of $295,000.

B. STOCK OPTIONS
Stock Plan During the Nine Month period ending June 30, 2005 the Company granted to one employee 100,000 options to purchase an equivalent number of shares registered under the Company's 2002 Option Plan, at an exercise price of $1.68. These options were cancelled in February, 2005. During the Nine Month period ending June 30, 2005, the Company granted to two employees 175,000 options to purchase an equivalent number of shares registered under the Company's 2002 Option Plan, at an exercise price of $4.02. 100,000 of these options were cancelled in February, 2005. During the nine month period ending June 30, 2005 the Company granted to one employee 500,000 options to purchase an equivalent number of shares registered under the Company's 2002 Option Plan, at an exercise price of $0.90 per share.

During the Nine Months ended June 30, 2005, 1,000,000 options were exercised to purchase common stock for total cash consideration of $100,000, at $0.10 per share, 430,000 options were exercised to purchase common stock for total cash consideration of $107,500, at $0.25 per share, and 50,000 options were exercised to purchase common stock for total cash consideration of $87,500, at $1.75 per share.

The following table summarizes all Stock Plan activity through June 30, 2005.


                                                                Average
                                                   Number      Exercise
                                                  of Shares      Price
       Outstanding, March 18, 2001 (inception)         --      $    --
            Granted                               1,357,740    $   0.35

       Outstanding, September 30, 2001            1,357,740    $   0.35
            Granted                               5,950,000    $   0.35
            Exercised                            (2,000,000)   $   0.24

       Outstanding, September 30, 2002            5,307,740    $   0.39
            Granted                               3,950,000    $   0.46
            Exercised                              (110,000)   $   0.25
            Cancelled                            (1,000,000)   $   0.69

       Outstanding, September 30, 2003            8,147,740    $   0.36
            Granted                                 969,904    $   1.00
            Exercised                              (497,220)   $   0.11
            Cancelled                            (1,425,088)   $   0.30

       Outstanding, September 30, 2004            7,195,336    $   0.37
            Granted                                 775,000    $   1.71
            Exercised                            (1,480,000)   $   0.22
            Cancelled                              (322,400)   $   2.15
       OUTSTANDING, June 30, 2005                 6,167,936    $   0.59
                                                 ==========

       EXERCISABLE, June 30, 2005                 3,353,125    $   0.47
                                                 ==========

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

C. WARRANTS During the first quarter of fiscal 2005, the Company approved for issuance 82,417 Series U warrants to two entities in connection with obtaining equipment lease financing for the Company. Each Series U warrant entitles the holder to purchase one share of unregistered, restricted common stock at $1.83 per share and expires on August 18, 2008. The Company may, subject to a 20 day notice, call the warrants if the common stock price is equal to or exceeds 200% of the exercise price. The Company recognized $85,714 of compensation expense for services rendered. As of June 30, 2005, the warrants had not been issued. The compensation expense is recorded as other current liabilities in the June 30, 2005 balance sheet.

In addition, during the first quarter of fiscal 2005, the Company issued 1,083,592 warrants in connection with obtaining an amendment to the Convertible Debentures held by Midsummer Investment, Ltd, Bristol Investment Fund, Ltd, Islandia L.P. and Omicron Master Trust. Each warrant entitles the holder to purchase one share of unregistered, restricted common stock at $3.23 per share and expires on November 19, 2008. The Company recognized $1,993,809 of compensation expense as a result of this amendment transaction.

We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these securities. All of the recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

The warrants were valued using the Modified Black-Scholes Merton Option pricing model with a risk free rate of 3.66%, a life of 4 years, a volatility of 73%, and a 0% dividend rate, and a market price equal to the exercise price per share.

Cashless Exercises
During the Nine Months ended June 30, 2005, a total of 283,332 warrants were exercised on a cashless basis as follows. 33,332 Series K warrants exercisable at $0.46 per warrant were exercised by two individuals on a cashless exercise basis. The Company issued 28,352 Common Shares as a result of these transactions. During the Nine Months ended June 30, 2005, 250,000 Series L warrants exercisable at $0.42 per warrant were exercised on a cashless exercise basis by one individual. The Company issued 229,000 Common Shares as a result of this transaction.

Cash exercises:

The following table summarizes the warrant exercises for cash for the nine months ended June 30, 2005. Each warrant was exercised for cash for a like number of shares of common stock of the Company:


Warrant Series                 # of    Warrants       Cash        Exercise Price
                            exercises  exercised  consideration      per share

2002 Numbered warrants            2      572,242     $  286,121      $     0.50

Series E warrants                19    1,338,000     $  334,500      $     0.25

Series N warrants                 5      500,000     $  250,000      $     0.50

Series O warrants                 1       83,335     $   50,001      $     0.60

Series P warrants                12      227,500     $  182,000      $     0.80

2003 December Offering            1      200,000     $  408,000      $     2.04
                         ----------   ----------     ----------      ----------
Total                            40    2,921,077     $1,510,622      $     0.52

                         COMPOSIT TECHNOLOGY CORPORATION
                                ANS SUBSIDIARIES
                              DEBTOR IN POSSESSION
                          (DEVELOPMENT STAGE COMPANIES

                 NOTES TO CONSOLIDATED STATEMENST OF CASH FLOWS
          FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO JUNE 30, 2005

The following table summarizes all Warrant activity through June 30, 2005:


                                                  Number    Weighted-Average
                                                of Shares    Exercise Price

    Outstanding, March 18, 2001 (inception)          --            $    --
         Granted                                1,905,600          $   1.26

    Outstanding, September 30, 2001             1,905,600          $   1.26
         Granted                                  848,630          $   0.50
         Exercised                                 (7,940)         $   1.26
                                               ----------

    Outstanding, September 30, 2002             2,746,290          $   1.03
         Granted                               14,568,834          $   0.46
         Exercised                               (267,500)         $   0.29
                                               ----------

    Outstanding, September 30, 2003            17,398,457          $   0.55
         Granted                                7,359,446          $   1.58
         Exercised                             (6,785,222)         $   0.42
         Cancelled                             (4,821,000)         $   0.49
                                               ----------

    Outstanding, September 30, 2004            13,151,681          $   0.81
         Granted                                1,083,592          $   3.23
         Exercised                             (3,204,409)         $   0.51
         Cancelled                                 (6,000)         $   0.25
                                               ----------

    OUTSTANDING, June 30, 2005                 11,024,864          $   1.47
                                               ==========

    EXERCISABLE, June 30, 2005                 11,024,864          $   1.47
                                               ==========

NOTE 8 - BANKRUPTCY CLASSIFICATIONS AND ACTIVITIES.

As discussed in Note 1, for financial reporting purposes, the consolidated financial statements have been prepared on a going concern basis. In addition, the debtor has applied the provisions of the AICPA SOP 90-7. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the Balance Sheet and classified as Liabilities Subject to Compromise, at the estimated amount of allowable claims. Liabilities not subject to settlement are classified as current or non-current.

Liabilities classified on the balance sheet as Liabilities Subject to Compromise consist of the following amounts:


       Pre-petition Accounts Payable                $     1,050,735
       Accrued Officer Compensation                         255,619
       Accrued disputed balances                            181,000
       Accrued pre-petition interest payable                 89,286
       Accrued pre-petition employee benefits                41,880
                                                    ---------------
               TOTAL                                $     1,618,520

Under the provisions of our Plan of Reorganization, we anticipate payment of all non-disputed pre-petition liabilities at 100% after our Plan is confirmed. The initial plan confirmation hearing is September 8, 2005. We anticipate payment of disputed balances at the direction of the Bankruptcy Court after the Plan is confirmed and a dispute judgment is entered. Disputed balances represent the estimated probable and reasonably estimable balances due under the guidelines of SFAS 5.

During the quarter ending June 30, 2005, coinciding with the filing of our plan of reorganization, we determined that the allowed amount of liability relating to our $15MM Debenture offering of August, 2004 was $15,000,000. Prior to the filing of the plan, the carrying value of the Debentures was determined to be $10,168,030, representing a debt discount due to conversion features of the Convertible Debentures. Prior to the filing of the plan, we had been amortizing this discount to interest expense at approximately $176,780 per month. Under SOP 90-7, when the carrying value of a liability is not equal to the allowed value of the liability due to a debt discount or premium, the liability must be adjusted to the expected allowed value. As a result, we recorded an additional $4,831,970 in other expense in the quarter ending June 30, 2005, to adjust the carrying value of the Debentures to $15,000,000.

During the quarter ending June 30, 2005, we incurred $272,830 in bankruptcy related legal and professional fees. Under SOP 90-7, we are required to segregate these expenses in our income statement.

NOTE 9 - SUBSEQUENT EVENTS

On July 6, 2005 our disclosure statement related to our Chapter 11 Bankruptcy reorganization was approved by the bankruptcy court and a hearing for confirmation of our bankruptcy plan has been scheduled for September 8, 2005. This action means that the court has reviewed our disclosure statement and attached exhibits including a summary of the plan of reorganization and has determined that the disclosure statement contains adequate information for the parties in interest to make an informed vote on whether to accept the Chapter 11 plan. Approval of the disclosure statement does not mean that the Court is recommending approval of the plan of reorganization.

On July 20, 2005 , we completed shipment of our initial commercial product sale of our composite core product. Our core product was shipped to General Cable, our cable wrapping partner, for wrapping with aluminum for expected delivery of the ACCC cable to American Electric Power in August, 2005. The terms of the sale were under General Cable's standard purchase order terms with payment terms of net 30 days.

On July 5, 2005 the Company entered into an exclusive brokerage and risk management agreement with Brakke Schafritz Insurance Brokers to secure an insured original equipment (OEM) warranty and an insured extended warranty program for utility purchasers of the Company's ACCC product. The initial terms of this agreement is three years on the OEM warranty program and five years on the optional extended warranty program. The agreement automatically renews for one-year terms unless terminated by either party upon 90 day prior notice. The OEM premium rates vary by cable size but are approximately 4% of the selling price of ACCC conductor cable.

                        COMPOSITE TECHNOLOGY CORPORATION

                                   PROSPECTUS

                        25,268,761 SHARES OF COMMON STOCK

                                 August 19, 2005

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT TO MAKE YOUR INVESTMENT DECISION. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN GIVEN OR AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT, REGARDLESS OF THE TIME OF DELIVERY OF PROSPECTUS OR ANY SALE OF THE SHARES.